Exhibit 2.3

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STOCK PURCHASE AGREEMENT

by and among

NANT HEALTH, LLC

a Delaware limited liability company;

NAVINET, Inc.

a Delaware corporation; and

3BE HOLDINGS, LLC

a Delaware limited liability company.

Dated as of November 30, 2015

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

TABLE OF CONTENTS

ARTICLE I PURCHASE AND SALE OF THE SHARES	2

1.1 Agreement to Sell and Contribute Stock	2

1.2 Closing	2

1.3 Purchase Price; Closing Payment; Escrow	3

1.4 Purchase Price Adjustments	4

1.5 Earnout	7

1.6 Withholding Rights	11

ARTICLE II CLOSING DELIVERIES	12

2.1 Deliveries by the Seller and the Company	12

2.2 Deliveries by the Purchaser	13

ARTICLE III REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY	14

3.1 Organization, Good Standing, Qualification	15

3.2 Charter Documents; Books and Records	15

3.3 Capitalization	16

3.4 Authority; Binding Nature of Agreements	17

3.5 No Conflicts; Required Consents	18

3.6 Subsidiaries	18

3.7 Financial Statements	19

3.8 Absence of Material Undisclosed Liabilities	21

3.9 Absence of Changes	21

3.10 Accounts Receivable	23

3.11 Indebtedness	23

3.12 Material Contracts	24

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3.13 Intellectual Property	27

3.14 Employees and Consultants	33

3.15 Company Benefit Plans	36

3.16 Compliance with HIPAA and HITECH Act	41

3.17 Compliance with Laws	42

3.18 Governmental Approvals	42

3.19 Proceedings and Orders	43

3.20 Environmental Matters	43

3.21 Taxes	44

3.22 Insurance	48

3.23 Real Property; Leases	48

3.24 Personal Property	49

3.25 Customers	49

3.26 Bank Accounts	50

3.27 Transactions with Affiliates	50

3.28 Company Transaction Expenses	51

3.29 Brokers	51

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLER	52

4.1 Ownership of Purchased Shares; Members of Sellers	52

4.2 Authority; Validity of Contemplated Transactions	52

4.3 No Conflicts; Required Consents	53

4.4 Proceedings	53

4.5 Investment Representations	54

4.6 Brokers	55

4.7 Conduct Prior to Closing	56

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4.8 No Other Representations or Warranties	56

ARTICLE V REPRESENTATIONS AND WARRANTIES REGARDING THE PURCHASER	56

5.1 Organization and Good Standing	57

5.2 Authority; Binding Nature of Agreements	57

5.3 No Conflicts; Required Consents	57

5.4 Capitalization	58

5.5 Financial Statements	58

5.6 Brokers	59

5.7 Proceedings and Orders	59

5.8 Subsidiaries	60

5.9 Compliance with Laws	60

5.10 Transactions with Affiliates	60

5.11 Financial Ability	61

5.12 Solvency	61

5.13 Investment Representations	61

5.14 No Other Representations or Warranties	63

ARTICLE VI COVENANTS	63

6.1 Company’s Conduct of the Business Prior to Closing	63

6.2 Restrictions on the Company’s Conduct of the Business Prior to Closing	64

6.3 No Solicitation	66

6.4 Certain Notifications	67

6.5 Access to Information	68

6.6 Reasonable Best Efforts	68

6.7 Consents	69

6.8 Confidentiality	71

6.9 Public Announcements	72

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6.10 Books and Records	73

6.11 Cooperation	73

6.12 Company Benefit Plans	73

6.13 Parachute Payments	75

6.14 Treatment of Company Options	75

6.15 Severance Payments; Stay Bonuses	76

6.16 Non-Competition and Non-Solicitation Agreement	76

6.17 Release by Seller	80

6.18 Restrictions on the Purchaser	81

6.19 Updates to Schedules	82

6.20 Directors’ and Officers’ Indemnification and Insurance	83

ARTICLE VII CONDITIONS TO CLOSING	83

7.1 Conditions to the Purchaser’s Obligation to Close	83

7.2 Conditions to the Seller’s Obligation to Close	84

7.3 Conditions to Obligations of Each Party to Close	85

ARTICLE VIII TERMINATION	86

8.1 Circumstances for Termination	86

8.2 Effect of Termination	86

ARTICLE IX INDEMNIFICATION	87

9.1 Survival of Representations and Warranties	87

9.2 Indemnification by the Seller	87

9.3 Indemnification by the Purchaser and the Company	88

9.4 Procedures for Indemnification	89

9.5 Limitations on Indemnification	92

9.6 Remedies Exclusive	93

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.7 Nature of Indemnification Payments.	94

9.8 Guarantee by the Seller Members	94

ARTICLE X TAX MATTERS	94

10.1 Preparation and Filing of Tax Returns	94

10.2 Amended Returns; Tax Elections	95

10.3 Transfer Taxes	95

10.4 Straddle Period Allocations	96

10.5 Tax Certificates	96

10.6 Termination of Tax Sharing Agreements	96

10.7 Cooperation, Access to Information, and Record Retention	96

10.8 Purchaser Tax Acts	97

10.9 Control of Contests	98

10.10 Tax Refunds	99

ARTICLE XI MISCELLANEOUS PROVISIONS	99

11.1 Expenses	99

11.2 Interpretation.	99

11.3 Further Assurances	100

11.4 Notices	100

11.5 Entire Agreement	104

11.6 Modifications, Amendments and Waivers	104

11.7 Successors and Assigns	104

11.8 Governing Law	104

11.9 Jurisdiction	105

11.10 Waiver of Jury Trial	105

11.11 Counterparts	106

11.12 Severability	106

11.13 No Third-Party Beneficiaries	106

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EXHIBITS AND SCHEDULES

Exhibits

Exhibit A Defined Terms

Exhibit B-1 Form of Customer Agreement with Independence Blue Cross, LLC

Exhibit B-2 Form of Customer Agreement with Horizon Healthcare Services, Inc.

Exhibit B-3 Form of Customer Agreement with Highmark Ventures, Inc.

Exhibit C Form of Escrow Agreement

Exhibit D Net Working Capital Illustration

Exhibit E Form of New Nant LLC Agreement

Schedules

Schedule 1.3(b) Seller Members

Schedule 3.1(i) Company Jurisdiction; Qualified to do Business

Schedule 3.1(ii) Company Subsidiaries Jurisdiction; Qualified to do Business

Schedule 3.3(a) Holders of Capital Stock

Schedule 3.3(b) Capitalization; Holders of Company Options

Schedule 3.3(c) Other Rights

Schedule 3.5 Required Consents

Schedule 3.6 Company Subsidiaries

Schedule 3.9 Absence of Changes

Schedule 3.7(d) Accounts Payable

Schedule 3.11 Indebtedness

Schedule 3.12 Material Contracts

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Schedule 3.13 Intellectual Property

Schedule 3.13(a) Registered IP Assets

Schedule 3.13(e) Certain Agreements

Schedule 3.13(j) Open Source Technology

Schedule 3.13(k) Royalties

Schedule 3.14(b) Employees; Employee Matters

Schedule 3.14(f) Employees Terminated

Schedule 3.15(a) Company Benefit Plans

Schedule 3.15(m) Company Benefit Plans

Schedule 3.17 Compliance with Laws

Schedule 3.18(a) Governmental Approvals

Schedule 3.19 Proceedings and Orders

Schedule 3.21 Taxes

Schedule 3.21(d) Tax Returns

Schedule 3.22 Insurance

Schedule 3.23(b) Leases

Schedule 3.25(a) Customers

Schedule 3.25(b) Customers

Schedule 3.25(c) Customers

Schedule 3.26 Bank Accounts

Schedule 3.27 Transactions with Affiliates

Schedule 3.28 Company Transaction Expenses

Schedule 3.29 Brokers

Schedule 4.6 Brokers

Schedule 5.4(a) Equity of Purchaser

Schedule 6.1 Pre-Closing Covenants

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STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into this 30th day of November, 2015, by and between Nant Health, LLC, a Delaware limited liability company (the “Purchaser”), NaviNet, Inc., a Delaware corporation (the “Company”), and 3BE Holdings, LLC, a Delaware limited liability company (the “Seller”). Certain capitalized terms used in this Agreement are defined on Exhibit A hereto.

RECITALS

WHEREAS, the Company, together with the Company Subsidiaries, is engaged in the business of providing an online platform and software applications that connect healthcare providers with healthcare payors enabling real-time interactive communication (the “Business”).

WHEREAS, the Seller owns all of the shares of the issued and outstanding capital stock of the Company and would like to sell and/or contribute all such shares of capital stock to the Purchaser in exchange for consideration consisting of cash and the issuance of Nant Units, as more fully described herein.

WHEREAS, the Purchaser and the Seller intend that the portion of the Seller’s contribution of capital stock in the Company to the Purchaser pursuant to this Agreement in exchange for Nant Units issuable hereunder will constitute a tax-free contribution pursuant to Section 721(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

WHEREAS, the parties hereto desire to enter into this Agreement pursuant to which the Purchaser will acquire the Purchased Shares from the Seller upon the terms and subject to the conditions set forth herein.

WHEREAS, on even date herewith, the Purchaser and the Company entered into agreements amending certain terms of the existing customer agreement with each of the Seller Members or one of their Affiliates, including by extending the term of these existing customer agreements to at least five years from the Closing Date (such agreements, in the form attached as Exhibits B-1, B-2 and B-3 hereto, the “Customer Agreements”).

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WHEREAS, in addition to the consideration payable to the Seller at Closing, each of the Seller Members shall receive additional consideration after the Closing if earned in accordance with this Agreement (it being understood and agreed that each Seller Member’s right to receive any such additional consideration shall be based solely on the performance of such Seller Member and shall not be based in any respect on the performance of any other Seller Member).

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual representations, warranties, covenants and promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

ARTICLE I PURCHASE AND SALE OF THE SHARES

1.1 Agreement to Sell and Contribute Stock. For the consideration hereinafter provided and subject to the terms and conditions of this Agreement, at the Closing, the Seller shall sell, assign, transfer, convey, contribute and deliver to the Purchaser all of the shares of capital stock of the Company (the “Purchased Shares”), free and clear of all Encumbrances other than restrictions on transfer under applicable federal and state securities laws, and the Purchaser shall purchase and acquire from the Seller, the Purchased Shares. The transactions contemplated by this Agreement and the other Transaction Agreements are sometimes referred to herein as the “Transaction”.

1.2 Closing. The closing of the Transaction (the “Closing”) shall take place at the offices of the Purchaser, located at 9920 Jefferson Blvd., Culver City, CA 90232, at 10:00 A.M. on the later of January 1, 2016 or the fourth (4th) Business Day after the day on which all of the conditions to closing set forth in ARTICLE VII are satisfied or waived (other than conditions

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that are of the nature that they can only be satisfied at the Closing; provided that such conditions are in fact satisfied or waived at the Closing), or at such other date, time or place as the parties may agree in writing (the “Closing Date”).

1.3 Purchase Price; Closing Payment; Escrow.

(a) Purchase Price. The aggregate purchase price to be paid by the Purchaser to the Seller for the Purchased Shares (the “Purchase Price”) shall equal (i) One Hundred Ten Million Two Hundred Fifty Thousand Dollars ($110,250,000) (the “Cash Purchase Price”), plus (or minus) any Post-Closing Adjustment as finally calculated in accordance with Section 1.4, (ii) 15,513,726 Nant Units (“Unit Consideration”) and (iii) the Earnout Amount to the extent earned in accordance with Section 1.5. The Cash Purchase Price shall initially be calculated as of the Closing Date as contemplated by Section 1.3(b), and shall be adjusted in accordance with this Section 1.3 and Section 1.4.

(b) Closing Payment to the Seller; Issuance of Unit Consideration. At the Closing, the Purchaser shall (i) pay to the Seller an amount of cash equal to the Closing Payment; and (ii) issue to the Seller the Unit Consideration. The Closing Payment to be paid to the Seller at the Closing shall be paid by wire transfer of immediately available funds to U.S. bank accounts designated by the Seller no less than two (2) Business Days prior to the Closing. The Unit Consideration shall be issued to the Seller and immediately transferred by the Seller to each of the Seller Members in accordance with their proportionate ownership interests in the Seller as described on Schedule 1.3(b). Notwithstanding any other provision of this Agreement or the New Nant LLC Agreement to the contrary, such transfer by the Seller to each of the Seller Members shall be permitted.

(c) Escrow. As security for any Post-Closing Adjustment in favor of the Purchaser pursuant to Section 1.4 and the Seller’s indemnification obligations set forth in ARTICLE IX, at the Closing, the Purchaser shall deposit with the Escrow Agent cash in the

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amount equal to Six Million One Hundred Twenty-Five Thousand Dollars ($6,125,000) (the “Escrow Amount”) by wire transfer of immediately available funds to an account designated in writing by the Escrow Agent (the “Escrow Account”). The Escrow Amount shall be held and disbursed solely for the purposes of, and in accordance with, the terms hereof and that certain Escrow Agreement by and among the Purchaser, the Seller and the Escrow Agent in the form attached hereto as Exhibit C (the “Escrow Agreement”). In the event of a conflict between the Escrow Agreement and this Agreement, the terms of this Agreement shall govern as between the Purchaser and the Seller.

1.4 Purchase Price Adjustments.

(a) No later than three (3) Business Days prior to the Closing Date, the Company shall deliver to the Purchaser a statement (the “Preliminary Closing Statement”) setting forth a good faith estimate of the Net Working Capital of the Company and the Company Subsidiaries as of the Closing Date (the “Estimated Net Working Capital”), the Closing Cash of the Company and the Company Subsidiaries (the “Estimated Closing Cash”) and Indebtedness of the Company and the Company Subsidiaries as of the Closing Date (the “Estimated Indebtedness”), calculated in accordance with the definitions of “Net Working Capital”, “Closing Cash” and “Indebtedness”, respectively. The Seller shall provide the Buyer any and all work papers used in the preparation of the Preliminary Closing Statement. The Closing Payment shall be increased, dollar for dollar, by the amount by which the Estimated Net Working Capital is greater than negative Four Million Two Hundred Ninety Thousand Dollars (-$4,290,000) (the “Net Working Capital Target”) or shall be decreased, dollar for dollar, by the amount by which the Estimated Net Working Capital is less than the Net Working Capital Target (the difference, positive or negative, between the Estimated Net Working Capital and the Net Working Capital Target, the “Estimated Net Working Capital Adjustment Amount”). The Closing Payment shall be increased, dollar for dollar, by the amount of the Estimated Closing Cash.

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(b) As promptly as practicable, but in no event later than sixty (60) days following the Closing Date, the Purchaser shall cause the following to be prepared and delivered to the Seller (collectively, the “Final Closing Balance Sheet”): (i) an unaudited balance sheet of the Company as of the Closing Date prepared in accordance with GAAP using the same methods, practices, policies and principles (including classification and estimation methodologies) used by the Company and the Company Subsidiaries to prepare the Interim Financial Statements and without giving effect to the consummation of the Transaction; (ii) a statement based on such Final Closing Balance Sheet which sets forth in detail a calculation of the Net Working Capital of the Company and the Company Subsidiaries on the Closing Date, the Closing Cash of the Company and the Company Subsidiaries on the Closing Date and the Indebtedness of the Company and the Company Subsidiaries on the Closing Date; and (iii) the calculation of the Final Closing Purchase Price based thereon. The Purchaser shall provide the Seller any and all work papers used in the preparation of the Final Closing Balance Sheet. Except as set forth below, the Final Closing Balance Sheet and the accompanying Net Working Capital, Closing Cash and Indebtedness calculations shall be deemed to be and shall be final, binding and conclusive on the parties upon the earlier of (the “Final Resolution Date”): (i) the Seller’s delivery of a written notice to the Purchaser of its approval of the Final Closing Balance Sheet; (ii) the failure of the Seller to notify the Purchaser in writing of a dispute with the Final Closing Balance Sheet within thirty (30) days of the delivery of such documents to the Seller; (iii) the resolution of all disputes, pursuant to Section 1.4(c); and (iv) the resolution of all disputes, pursuant to Section 1.4(c), by the Independent Accounting Firm.

(c) The Seller may dispute any amounts reflected on the Final Closing Balance Sheet by delivery of a written notice to the Purchaser (the “Closing Balance Sheet Dispute Notice”). If the Seller delivers a Closing Balance Sheet Dispute Notice to the Purchaser, the Purchaser and the Seller shall attempt in good faith to reconcile the parties’ differences. If

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the Purchaser and the Seller are unable to reach a resolution within thirty (30) days after the delivery of the Closing Balance Sheet Dispute Notice, the Purchaser and the Seller shall submit their respective determinations and calculations and the items in dispute for resolution to an independent accounting firm mutually acceptable to the Purchaser and the Seller (the “Independent Accounting Firm”). The Independent Accounting Firm shall submit a report to the Purchaser and the Seller with a determination regarding the disputed items, within sixty (60) days after submission of the matter, and such report shall be final, binding and conclusive on the Purchaser and the Seller. The fees, costs and expenses of the Independent Accounting Firm shall be paid by the Purchaser and the Seller in the same proportion that the aggregate amount of such disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by each such party as finally determined by the Independent Accounting Firm bears to the total amount of such disputed items.

(d) The Cash Purchase Price shall be (i) increased or decreased on a dollar-for-dollar basis by the amount by which the actual Net Working Capital of the Company as of the Closing Date finally determined in accordance with Sections 1.4(b) and 1.4(c) (the “Final Net Working Capital”) is greater or less than the amount of the Estimated Net Working Capital determined in accordance with Section 1.4(a), (ii) increased or decreased on a dollar-for-dollar basis by the amount by which the actual Closing Cash of the Company finally determined in accordance with Sections 1.4 (b) and 1.4(c) (the “Final Closing Cash”) is greater or less than the amount of Estimated Closing Cash determined in accordance with Section 1.4(a), and (iii) increased or decreased on a dollar-for-dollar basis by the amount by which the actual Indebtedness of the Company finally determined in accordance with Sections 1.4 (b) and 1.4(c) (the “Final Indebtedness”) is greater or less than the amount of Estimated Indebtedness determined in accordance with Section 1.4(a). Any such adjustment to the Closing Payment after giving effect to the foregoing clauses (i) and (ii) shall be referred to as a “Post-Closing Adjustment”.

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(i) If the Final Closing Cash Purchase Price is greater than the Closing Payment, the Purchaser shall pay an aggregate amount of cash equal to the difference between the Final Closing Cash Purchase Price and the Closing Payment to the Seller by wire transfer of immediately available funds within five (5) Business Days of the Final Resolution Date.

(ii) If the Final Closing Cash Purchase Price is less than the Closing Payment, the Purchaser and the Seller shall execute and deliver to the Escrow Agent a joint written instruction directing the Escrow Agent to release to the Purchaser the amount by which the Final Closing Cash Purchase Price is less than the Closing Payment from the Escrow Amount within five (5) Business Days of the Final Resolution Date, and to the extent that there are insufficient funds in the Escrow Account to fully pay such amount, Seller shall pay the excess to the Purchaser by wire transfer of immediately available funds on such date.

(e) The Seller and its advisors (including accountants, lawyers and other representatives) shall be given full access at all reasonable times to (and shall be allowed to make copies of) the books and records of the Company and each Company Subsidiary and to any personnel of the Company and each Company Subsidiary reasonably requested by such Persons, in each case in connection with the determination of the Final Closing Cash Purchase Price or any dispute relating thereto as contemplated in Section 1.4. The rights of the Seller under this Agreement shall not be prejudiced by the failure of the Purchaser or the Company to comply with this Section 1.4(e).

(f) No adjustment to the Net Working Capital or Closing Cash pursuant to this Section 1.4 shall be considered a breach of any representation, warranty or other provision of this Agreement or any certificate or document delivered pursuant to this Agreement.

1.5 Earnout.

(a) In addition to the Final Closing Cash Purchase Price and the Unit

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Consideration, the Purchaser shall also pay or cause to be paid: (i) to IBC, if earned, the IBC First Year Earnout Amount and the IBC Second Year Earnout Amount; (ii) to Highmark, if earned, the Highmark First Year Earnout Amount and the Highmark Second Year Earnout Amount; and (iii) to Horizon, if earned, the Horizon First Year Earnout Amount and the Horizon Second Year Earnout Amount, in each case in accordance with this Section 1.5. Any payment of the IBC First Year Earnout Amount, the IBC Second Year Earnout Amount, the Highmark First Year Earnout Amount, the Highmark Second Year Earnout Amount, the Horizon First Year Earnout Amount or the Horizon Second Year Earnout Amount under this Section 1.5 shall be treated as an adjustment to the Purchase Price. For the avoidance of doubt, the obligation of the Purchaser to pay or cause to be paid each of the IBC First Year Earnout Amount, the IBC Second Year Earnout Amount, the Highmark First Year Earnout Amount, the Highmark Second Year Earnout Amount, the Horizon First Year Earnout Amount and/or the Horizon Second Year Earnout Amount pursuant to this Section 1.5 shall be a separate and independent obligation as between the Purchaser and each of IBC, Highmark and Horizon, as the case may be, and that the performance of any one Seller Member shall in no way affect any payment to be paid to any other Seller Member.

(b) On or prior to March 30, 2017, the Purchaser shall prepare in good faith, execute and deliver to the Seller and each of the Seller Members a certificate (the “Earnout Certificate”) containing the Purchaser’s good faith calculation of each of the IBC First Year Earnout Amount, the Highmark First Year Earnout Amount and the Horizon First Year Earnout Amount.

(c) On or prior to March 30, 2018, the Purchaser shall prepare in good faith, execute and deliver to the Seller and each of the Seller Members an Earnout Certificate containing the Purchaser’s good faith calculation of each of the IBC Second Year Earnout Amount, the Highmark Second Year Earnout Amount and the Horizon Second Year Earnout Amount.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(d) IBC may dispute the IBC First Year Earnout Amount and/or the IBC Second Year Earnout Amount. Highmark may dispute the Highmark First Year Earnout Amount or the Highmark Second Year Earnout Amount. Horizon may dispute the Horizon First Year Earnout Amount or the Horizon Second Year Earnout Amount. If a Seller Member disputes any such amounts, such Seller Member may deliver a dispute notice and the provisions of Section 1.4(c) shall apply mutatis mutandis.

(e) The amounts set forth on any Earnout Certificate (as finally determined in the event of any dispute) shall be paid out as follows: (i) The Purchaser shall promptly, and in any event within five (5) Business Days of the final determination of the IBC First Year Earnout Amount, pay to IBC the IBC First Year Earnout Amount, if any.

(ii) The Purchaser shall promptly, and in any event within five (5) Business Days of the final determination of the IBC Second Year Earnout Amount, pay to IBC the IBC Second Year Earnout Amount, if any.

(iii) The Purchaser shall promptly, and in any event within five (5) Business Days of the final determination of the Highmark First Year Earnout Amount, pay to Highmark the Highmark First Year Earnout Amount, if any.

(iv) The Purchaser shall promptly, and in any event within five (5) Business Days of the final determination of the Highmark Second Year Earnout Amount, pay to Highmark the Highmark Second Year Earnout Amount, if any.

(v) The Purchaser shall promptly, and in any event within five (5) Business Days of the final determination of the Horizon First Year Earnout Amount, pay to Horizon the Horizon First Year Earnout Amount, if any.

(vi) The Purchaser shall promptly, and in any event within five (5) Business Days of the final determination of the Horizon Second Year Earnout Amount, pay to Horizon the Horizon Second Year Earnout Amount, if any.

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(f) From the date that the Earnout Certificates are delivered by Purchaser for the First Year Earnout Amounts through the date that each of the IBC First Year Earnout Amount, the Highmark First Year Earnout Amount and the Horizon First Year Earnout Amount is finally determined pursuant to this Section 1.5, the Purchaser and the Company shall cause the Seller, each Seller Member and each of their respective accountants, lawyers and representatives to be given reasonable access at all reasonable times during normal business hours on prior notice to (and shall be allowed to make copies of, at such Person’s expense) the books and records of the Company and to any personnel of the Company reasonably requested by such Persons, in each case solely in connection with the determination of the IBC First Year Earnout Amount, the Highmark First Year Earnout Amount and/or the Horizon First Year Earnout Amount (as the case may be) and any related disputes.

(g) From the date that the Earnout Certificates are delivered by Purchaser for the First Year Earnout Amounts through the date that each of the IBC Second Year Earnout Amount, the Highmark Second Year Earnout Amount and the Horizon Second Year Earnout Amount is finally determined pursuant to this Section 1.5, the Purchaser and the Company shall cause the Seller, each Seller Member and each of their respective accountants, lawyers and representatives to be given reasonable access at all reasonable times during normal business hours on prior notice to (and shall be allowed to make copies of, at such Person’s expense) the books and records of the Company and to any personnel of the Company reasonably requested by such Persons, in each case solely in connection with the determination of the IBC Second Year Earnout Amount, the Highmark Second Year Earnout Amount and/or the Horizon Second Year Earnout Amount (as the case may be) and any related disputes.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(h) From the Closing Date through December 31, 2017, the parties hereby acknowledge and agree that the Purchaser has no obligation to operate itself or cause the Company to operate themselves in order to maximize the amount of any of the IBC First Year Earnout Amount, the IBC Second Year Earnout Amount, the Highmark First Year Earnout Amount, the Highmark Second Year Earnout Amount, the Horizon First Year Earnout Amount or the Horizon Second Year Earnout Amount; provided, that the Purchaser will not knowingly take or fail to take any action with the purpose of reducing the IBC First Year Earnout Amount, the IBC Second Year Earnout Amount, the Highmark First Year Earnout Amount, the Highmark Second Year Earnout Amount, the Horizon First Year Earnout Amount and/or the Horizon Second Year Earnout Amount.

(i) The parties hereto understand and agree that (x) the contingent rights to receive any payment hereunder shall not be represented by any form of certificate or other instrument, are not transferable, and do not constitute an equity or ownership interest in the Purchaser and (y) neither the Seller nor any of the Seller Members shall have any rights as an equityholder of the Purchaser as a result of the contingent right to receive the payments hereunder.

1.6 Withholding Rights. Each of the Purchaser, the Company, and any Affiliate thereof shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement such amounts as are required to be deducted and withheld under the Code or any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. It is understood and agreed that, unless there is a change in Legal Requirements, no deduction or withholding otherwise required by FIRPTA shall be required if the Seller delivers the FIRPTA Certificate and the IRS Notice pursuant to Section 2.1(e).

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE II

CLOSING DELIVERIES

2.1 Deliveries by the Seller and the Company. At or prior to the Closing, the Seller and/or the Company shall deliver or cause to be delivered to the Purchaser:

(a) Stock Certificates. A certificate or certificates representing the Purchased Shares duly endorsed in blank for transfer to the Purchaser or accompanied by stock powers duly executed in blank;

(b) Certificate of Representations and Warranties. A certificate executed on behalf of the Company by its President or Chief Executive Officer, certifying the matters in Section 7.1(a);

(c) Resignations. Evidence reasonably satisfactory to the Purchaser of the resignation of each of the directors in office immediately prior to the Closing as directors of the Company, effective as of the Closing;

(d) Release of Encumbrances. Evidence reasonably satisfactory to the Purchaser that all Encumbrances (other than Permitted Encumbrances) on assets of the Company shall have been released prior to the Closing or shall be released simultaneously with the Closing;

(e) FIRPTA Certificate. A certificate issued pursuant to and in compliance with Treasury Regulations Section 1.1445-2(c)(3) (the “FIRPTA Certificate”), certifying that the shares of capital stock in the Company are not U.S. real property interests within the meaning of Section 897 of the Code, and a notice to the IRS regarding the FIRPTA Certificate and in compliance with Treasury Regulations Section 1.897-2(h)(2) (the “IRS Notice”), together with written authorization for the Purchaser to deliver the IRS Notice to the IRS on behalf of the Seller upon the Closing;

(f) Escrow Agreement. The Escrow Agreement, duly executed by the Seller and the Escrow Agent;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(g) New Nant LLC Agreement. The New Nant LLC Agreement, duly executed by each of the Seller Members;

(h) Consents. Consents, in form and substance reasonably satisfactory to the Purchaser, with respect to the assignment of each of the Contracts listed and marked with an asterisk on Schedule 3.5) duly executed by the counter-party to each such Contract;

(i) Certificate of Good Standing. A certificate from the Secretary of State of Delaware as to the Company’s good standing;

(j) Secretary’s Certificate. A certificate duly executed by the Secretary of the Company, attaching correct and complete copies of the Company’s certificate of incorporation, bylaws and the resolutions of the Board of Directors of the Company authorizing this Agreement and the Transaction;

(k) Termination of Company Option Plan. Evidence reasonably acceptable to the Purchaser that the Company has terminated the Company Option Plan as of the Closing; and

(l) Preliminary Closing Statement. The Preliminary Closing Statement contemplated by Section 1.4(a).

2.2 Deliveries by the Purchaser. At or prior to the Closing, the Purchaser shall deliver or cause to be delivered to the Seller:

(a) Wire Transfers. Wire transfers to (i) the Seller of the Closing Payment to the account designated by the Seller prior to Closing and (ii) the Escrow Amount to the Escrow Agent to be held in escrow pursuant to the Escrow Agreement;

(b) Unit Consideration. The Nant Units issuable to the Seller as provided in Section 1.3(b);

(c) Certificate of Representations and Warranties. A certificate executed on behalf of the Purchaser by an authorized officer of the Purchaser, certifying the matters in Section 7.2(a);

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(d) Escrow Agreement. The Escrow Agreement, duly executed by the Purchaser and the Escrow Agent; and

(e) New Nant LLC Agreement. The New Nant LLC Agreement, duly executed by the Purchaser and each other member of the Purchaser required to make the New Nant LLC Agreement effective.

ARTICLE III

REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY

The Seller represents and warrants to the Purchaser that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III except to the extent such representations and warranties expressly speak as of an earlier date), except as specifically set forth in the disclosure schedule delivered by the Seller to the Purchaser on the date hereof (the “Seller’s Disclosure Schedule”). The Seller’s Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ARTICLE III. Information set forth on any section of the Seller’s Disclosure Schedule shall be deemed to qualify each Section of this Agreement to which such information is applicable (to the extent that such Section is qualified by reference to a Schedule). No information set forth on the Seller’s Disclosure Schedule shall be deemed to broaden in any way the scope of the representations and warranties of the Company or the Seller in this Agreement. The inclusion of an item on the Seller’s Disclosure Schedule is not evidence of the materiality of such item for purposes of this Agreement or otherwise, or that such item is a disclosure required under this Agreement. Any description of any agreement, document, instrument, plan, arrangement or other item set forth on the Seller’s Disclosure Schedule is a summary only and is qualified in its entirety by the terms of such agreement, document, instrument, plan, arrangement or item, copies of which have been

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

made available to the Purchaser. No disclosure in the Seller’s Disclosure Schedule relating to any possible breach or violation of any agreement, authorization or Legal Requirement shall be construed as an admission or indication that any such breach or violation exists or has actually occurred, or shall constitute an admission of liability to any third party.

3.1 Organization, Good Standing, Qualification. Schedule 3.1(i) sets forth the Company’s jurisdiction of organization and each state or other jurisdiction in which the Company is qualified to do business. Schedule 3.1(ii) sets forth the jurisdiction of organization and each state or other jurisdiction in which any Company Subsidiary is qualified to do business. The Company and each Company Subsidiary: (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business, the operation of its assets or the ownership or leasing of its properties requires such qualification, except jurisdictions where failure to so qualify would not reasonably be expected to result in a Material Adverse Effect on the Company; and (iii) has full corporate power and authority required to own, lease and operate its assets and to carry on its Business as now being conducted.

3.2 Charter Documents; Books and Records.

(a) The Company has made available to the Purchaser accurate, correct and complete copies of (i) the certificate of incorporation and bylaws of the Company and each Company Subsidiary, including all amendments thereto, as presently in effect; (ii) all stock records of the Company and each Company Subsidiary, including the Company’s and each Company Subsidiary’s stock ledger and copies of any stock certificates issued by the Company and any Company Subsidiary; and (iii) all books of account and other financial records of the Company and each Company Subsidiary.

(b) The minute books of the Company and each Company Subsidiary accurately and completely reflect all material corporate actions of such entities’ stockholders, Board of Directors and any committees.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c) The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws.

3.3 Capitalization.

(a) The authorized capital stock of the Company consists of 10,000,000 shares of common stock, $0.001 par value per share (the “Company Common Stock”). The Company has issued and outstanding 10,000,000 shares of Common Stock. Schedule 3.3(a) sets forth the name of each holder of capital stock of Company and their respective number and class of shares held by such holder. No other shares of capital stock are issued or outstanding. All of the Purchased Shares are beneficially owned and held of record by the Seller and have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all applicable securities laws and are free and clear of all Encumbrances other than restrictions on transfer under applicable federal and state securities laws.

(b) Except for the Company Option Plan and as set forth on Schedule 3.3(b), the Company has not ever adopted, sponsored or maintained any stock option plan or any other plan or agreement providing for equity compensation to any Person. The Company Option Plan has been duly authorized, approved and adopted by the Company Board and the Stockholders and is in full force and effect. The Company has reserved for issuance to employees of and consultants to the Company 1,444,044 shares of Company Common Stock under the Company Option Plan, of which options to purchase 1,145,164 shares of Company Common Stock have been granted and are outstanding (each, a “Company Option”). All outstanding Company Options have been offered, issued and delivered by the Company in all material respects in compliance with all applicable Legal Requirements, including federal and state securities Legal Requirements, and in compliance with the terms and conditions of the Company Option Plan.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Schedule 3.3(b) sets forth for each outstanding Company Option, the name of the holder of such option, the date of grant or issuance of such option, the number of shares of Company Common Stock subject to such option, the exercise price of such option, and the extent to which such option is vested as of the date of this Agreement and whether and to what extent the exercisability of such option will be accelerated and become exercisable as a result of the transactions contemplated by this Agreement, and whether such Company Option is or is not an incentive stock option as defined in Section 422 of the Code.

(c) Except for the Company Option Plan and the Company Options and as set forth on Schedule 3.3(b) and Schedule 3.3(c), there are no (i) outstanding preemptive rights, subscription, option, call, warrant or other rights of any kind or nature to acquire any securities of the Company; (ii) outstanding securities, instruments or obligations that are or may become convertible into or exchangeable for any securities of the Company; (iii) Contracts under which the Company is or may become obligated to sell, issue or otherwise dispose of or redeem, purchase or otherwise acquire any of its securities; or (iv) shareholder agreements, voting trusts or other agreements, arrangements or understandings that affect the exercise of voting or any other rights with respect to the capital stock of the Company.

3.4 Authority; Binding Nature of Agreements. The Company has all requisite corporate power and authority to execute and deliver this Agreement and all other Transaction Agreements to which the Company is a party and to carry out the provisions of this Agreement and the other Transaction Agreements to which the Company is a party. The execution, delivery and performance by the Company of this Agreement and the other Transaction Agreements to which the Company is a party have been approved by all requisite corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company. Each of this Agreement and the other Transaction Agreements to which the Company is a party constitutes, or upon execution and delivery, will constitute, the legal, valid and binding

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by general principles of equity.

3.5 No Conflicts; Required Consents. Except as set forth in Schedule 3.5, the execution, delivery and performance of this Agreement or any other Transaction Agreement by the Company do not and will not (with or without notice or lapse of time):

(a) (i) conflict with, violate or result in any breach of any of the provisions of the Company’s certificate of incorporation or bylaws; or (ii) materially conflict with, materially violate or result in any material breach of (A) any of the terms or requirements of any Governmental Approval held by the Company or any Company Subsidiary or any of their respective employees; or (B) any provision of any Material Contract;

(b) give any Governmental Authority or other Person the valid right to (i) prevent the consummation of or otherwise invalidate the Transaction; (ii) exercise any remedy or obtain any relief under any Legal Requirement or any Order to which the Company or any Company Subsidiary is subject; (iii) declare a default of, exercise any remedy under, accelerate the performance of, cancel, terminate, materially modify or receive any material payment under any Company Contract; or (iv) revoke, suspend or modify any Governmental Approval;

(c) result in the imposition or creation of any Encumbrance (other than any Permitted Encumbrance) upon or with respect to any assets of the Company or any Company Subsidiary; or

(d) except for applicable requirements, if any, under any Antitrust Law, require the Company or any Company Subsidiary to obtain any Consent or make or deliver any filing or notice to a Governmental Authority.

3.6 Subsidiaries. Schedule 3.6 sets forth for each Subsidiary of the Company (each a

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Company Subsidiary” and collectively, the “Company Subsidiaries”) (i) its name and jurisdiction of incorporation, (ii) the number of authorized shares for each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Company Subsidiary have been duly authorized and are validly issued, fully paid, and non-assessable. The Company or one or more Company Subsidiaries holds of record and owns beneficially all of the outstanding shares of each Company Subsidiary, free and clear of any Encumbrances (other than restrictions on transfer under applicable securities laws). There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company or any Company Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of Company Subsidiary or that could require any Company Subsidiary to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Company Subsidiary. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Company Subsidiary. Neither the Company nor any Company Subsidiary controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association that is not a Company Subsidiary. Neither the Company nor any Company Subsidiary owns or has any right to acquire, directly or indirectly, any outstanding capital stock of, or other equity interests in, any Person.

3.7 Financial Statements.

(a) The Company has previously made available to the Purchaser the following financial statements (collectively, the “Financial Statements”): (i) the audited

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

consolidated balance sheets, and the related statements of operations, changes in stockholders’ equity, and cash flows, of the Seller, the Company and the Company Subsidiaries as of and for the fiscal years ended December 31, 2013 and 2014, together with the notes thereto; and (ii) the unaudited consolidated balance sheets, and the related unaudited statements of operations, changes in stockholder’s equity, and cash flows, of the Seller, the Company and the Company Subsidiaries (the “Interim Financial Statements”) as of and for the ten months ended October 31, 2015 (the “Interim Balance Sheet Date”).

(b) All of the Financial Statements (i) are true, accurate and complete in all material respects; (ii) are consistent with the books and records of the Company and the Company Subsidiaries; (ii) present fairly in all material respects the financial condition of the Company and the Company Subsidiaries as of the respective dates thereof and the results of operations, changes in stockholder’s equity and cash flows of the Company and the Company Subsidiaries for the periods covered thereby; and (iii) have been prepared in accordance with GAAP, applied on a consistent basis throughout the periods covered; provided, however, that the Interim Financial Statements are subject to year-end adjustments (which will not be material individually or in the aggregate) and do not contain all of the footnotes required by GAAP. The Company has made available to the Purchaser copies of all letters from the Company’s auditors delivered to the Company during the past thirty-six (36) months together with copies of all responses thereto.

(c) To the Company’s Knowledge, there have been no instances of fraud, whether or not material, which occurred during any period covered by the Financial Statements which would impact the Financial Statements.

(d) Schedule 3.7(d) sets forth an accurate, correct and complete breakdown and aging of each of the Company’s accounts payable (including to all of its suppliers) as of November 30, 2015.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.8 Absence of Material Undisclosed Liabilities. Neither the Company nor any Company Subsidiary has any Liabilities that would be required to be included on a balance sheet prepared in accordance with GAAP other than (i) those set forth in the balance sheet included in the Interim Financial Statements; (ii) those incurred in the ordinary course of business and not required to be set forth in the balance sheet included in the Interim Financial Statements under GAAP; and (iii) those incurred in the ordinary course of business since the date of the balance sheet included in the Interim Financial Statements which are not individually or in the aggregate material in nature.

3.9 Absence of Changes. Except as set forth on Schedule 3.9, since the Interim Balance Sheet Date, (i) the Company and the Company Subsidiaries have conducted the Business in the ordinary course of business and (ii) no event or circumstance has occurred that could reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth on Schedule 3.9, without limiting the generality of the foregoing, since the Interim Balance Sheet Date, neither the Company nor any Company Subsidiary has:

(a) any material change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Interim Financial Statements, except changes in the ordinary course of business;

(b) any material change in the contingent obligations of the Company by way of guarantee, endorsement, indemnity, warranty or otherwise;

(c) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company as such business is presently conducted;

(d) entered into any Contracts that would be considered Material Contracts hereunder, except in the ordinary course of business;

(e) any waiver by the Company of a material right or of a material debt owed to it;

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(f) any material change or amendment to a Material Contract;

(g) declared, authorized or paid any dividends on, made any other distributions with respect to, or redeemed, repurchased or otherwise acquired any shares of the Company Common Stock;

(h) issued, sold, contracted to issue or sell, pledged, disposed of, granted, encumbered, spilt, reclassified or authorized the issuance, sale, pledge, disposition, grant, split, reclassification or encumbrance of (1) any shares of Company Common Stock or equity or similar interest in any Company Subsidiary or (2) any options, warrants, convertible securities or other rights of any kind to acquire any shares of such Company Common Stock or equity or similar interest in any Company Subsidiary;

(i) purchased, leased, licensed or otherwise acquired any assets, except for assets acquired by the Company or any Company Subsidiary in the ordinary course of business;

(j) made any capital expenditure in excess of $500,000 individually or in the aggregate;

(k) incurred any Indebtedness that will not be paid off at the Closing;

(l) provided any credit, loan, advance, guaranty, endorsement, indemnity, warranty or mortgage to any Person, including any of the customers, stockholders, officers, employees or directors of the Company, other than those made in the ordinary course of business;

(m) materially changed its credit practices, accounting methods or practices or standards used to maintain its books, accounts or business records;

(n) hired any employee who is entitled to receive base compensation in excess of $150,000 per year; terminated any officer or key employee of the Company; increased the annual level of compensation of any senior employee except for regular, scheduled

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

compensation increases in the ordinary course of business; established or adopted any Employee Benefit Plan; or granted any bonuses, benefits or other forms of direct or indirect compensation to any employee, officer, director or consultant other than in the ordinary course of business;

(o) made any severance payments to any employee, officer or director or entered into any Contracts that contemplate such severance payments, except payments made pursuant to Contracts in effect as of the date of this Agreement and listed in Schedule 3.14(b);

(p) made, amended, or revoked any election relating to Taxes; adopted or changed any accounting method relating to Taxes; filed any amendment to any Tax Return; entered into any Tax sharing, allocation, indemnity or similar agreement; entered into any closing agreement; settled or compromised any claim or assessment relating to Taxes; consented to any extension or waiver of the limitations period applicable to any Taxes or Tax Returns; or

(q) agreed to or entered into any Contract to take any of the actions described in clauses (a) through (p) above.

3.10 Accounts Receivable. The Accounts Receivable (i) are valid and legally binding obligations of the account debtor enforceable in accordance with its terms, free and clear of all Encumbrances (other than Permitted Encumbrances) and not subject to setoffs, adverse claims, counterclaims, assessments, defaults, prepayments, defenses, and conditions precedent and (ii) with respect to Accounts Receivable with respect to the Seller Members, are fully collectible and will be collected within ninety (90) days.

3.11 Indebtedness.

(a) Schedule 3.11 lists all Indebtedness of the Company or any Company Subsidiary, setting forth as to each item the principal amount outstanding, the per annum interest rate and the maturity date. All such Indebtedness is reflected on the Financial Statements and the Company is not in breach (or has received written notice of breach or default) or default under any of the terms or conditions set forth in any loan document or other document or instrument related thereto. Except as disclosed in Schedule 3.11, the Company has no Liabilities or Indebtedness owing to the Seller or any Affiliate of the Seller.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b) At Closing, neither the Company nor any Company Subsidiary shall have any Indebtedness, including that listed in Schedule 3.11 (other than the Indebtedness marked with an asterisk on Schedule 3.11).

3.12 Material Contracts.

(a) Schedule 3.12 sets forth an accurate, correct and complete list (specifying the applicable subsection of this Section 3.12(a) to which such disclosure applies) of all Contracts to which the Company or any Company Subsidiary is a party (“Company Contracts”) to which any of the descriptions set forth below may apply (the “Material Contracts”):

(i) Contracts relating to profit sharing, stock option, employee stock purchase or other plans or arrangements providing for deferred or other compensation (including any bonuses or other remuneration and whether in cash or otherwise), to employees, former employees or consultants, or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other agreement with any labor union, or severance agreements, programs, policies or arrangements;

(ii) Contract for the employment by the Company or any Company Subsidiary of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis involving annual compensation in excess of $100,000 or Contracts relating to loans by the Company or any Company Subsidiary to officers, directors, shareholders or Affiliates of the Company or any Company Subsidiary;

(iii) Contract or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing an Encumbrance (other than a Permitted Encumbrance) on any material asset or group of assets of the Company or any Company Subsidiary;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iv) Contracts under which the Company or any Company Subsidiary is lessee of or holds or operates any personal property owned by any other Person, except for any lease of personal property under which the aggregate annual rental payments do not exceed $100,000;

(v) Contracts under which the Company or any Company Subsidiary is lessor or that permits any third party to hold or operate any property, real or personal, owned or controlled by the Company or any Company Subsidiary;

(vi) Contract or group of related Contracts with the same party or group of affiliated parties the performance of which involves a stated obligation in the aggregate in excess of $250,000 annually;

(vii) Contracts that constitute a license or sublicense to which the Company or any Company Subsidiary is authorized to use any third party Intellectual Property that is material to the Business, excluding generally commercially available, off-the-shelf software programs;

(viii) Contracts that constitute a license or sublicense pursuant to which any third party is authorized to use any Company IP Asset that is material to the Business which involved payments in the aggregate in excess of $100,000 for the year ended December 31, 2014 or the ten months ended October 31, 2015;

(ix) Contracts relating to the research, development, clinical trial, manufacture, marketing or co-promotion of, or collaboration with respect to, any Company Product;

(x) Contracts with a term of more than six months which are not terminable by the Company upon less than 90 days’ notice without penalty and involved consideration in excess of $100,000 for the year ended December 31, 2014 or the ten months ended October 31, 2015;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(xi) Contracts prohibiting the Company or any of its Affiliates from freely engaging in any business or competing anywhere in the world by way of any geographic limitation, non-competition, non-solicitation, no-hire, exclusivity or “most favored nation” provision;

(xii) any Contract with any of the customers of the Company or any Company Subsidiary required to be disclosed pursuant to Section 3.25 (including the Customer Contracts); and

(xiii) any amendment, supplement or modification (whether written or oral) of any of the foregoing.

(b) Except as set forth on Schedule 3.12, the Company has made available to the Purchaser accurate, correct and complete copies of all Material Contracts, including all amendments, supplements, modifications and waivers thereof. Except as set forth on Schedule 3.12, all Material Contracts are in writing. All Material Contracts are in writing.

(c) Each Material Contract is currently valid and in full force and effect, and is enforceable by the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by general principles of equity.

(d) The Company is not in material breach or material default, and no party has notified the Company that it is in material breach or material default, under any Material Contract. No event has occurred, and no circumstance or condition exists, that would reasonably be expected to (with or without notice or lapse of time) (a) result in a material violation or material breach by the Company of any of the provisions of any Material Contract; (b) give any Person (other than the Company) the right to declare a default or exercise any remedy under any Material Contract; (c) give any Person (other than the Company) the right to accelerate the maturity or performance of any Material Contract or to cancel, terminate or materially modify

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

any Material Contract; or (d) to the Knowledge of the Company, otherwise have a Material Adverse Effect on the Company in connection with any Material Contract. The Company has not waived any of its material rights under any Material Contract. To the Knowledge of the Company, no party to any Material Contract other than the Company is in material breach or material default under such Material Contract.

(e) The performance of the Material Contracts will not result in any violation of or failure by the Company or any Company Subsidiary to comply in all material respects with any Legal Requirement.

3.13 Intellectual Property. Except as set forth on Schedule 3.13:

(a) Schedule 3.13(a) sets forth an accurate and complete list of all Patents, registered Trademarks, pending applications for registrations of any Trademarks, including ITU Applications, unregistered Trademarks, registered Copyrights, and pending applications for registration of Copyrights, owned or filed by or on behalf of the Company or any Company Subsidiary (“Registered IP Assets”). Schedule 3.13(a) specifies as to each the nature of such item, lists the jurisdictions in which each such item has been issued or registered or in which any such application for such issuance and registration has been filed, and indicates any applicable registration or application number.

(b) All necessary registration, maintenance and renewal fees in connection with the Registered IP Assets have been paid and all necessary documents and certificates in connection with such Registered IP Assets have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered IP Assets. To the maximum extent provided for by, and in accordance with, applicable Legal Requirements, the Company or a Company Subsidiary has recorded in a timely manner each such assignment of a Registered IP Asset assigned to the Company or any Company Subsidiary with the relevant governmental authority, including the United States Patent and Trademark Office, the U.S. Copyright Office or their respective counterparts in any relevant foreign jurisdiction, as the case may be.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c) The Company has no Knowledge (i) of any facts, circumstances, or information that would (x) render any of the Company IP Assets invalid or unenforceable; (y) adversely affect any pending application for any of the Registered IP Assets; or (z) would adversely affect, limit, restrict, impair, or impede the ability of the Company to use and practice the Company IP Assets upon and after the Closing on an exclusive basis, to conduct the Business in the manner in which the Business is currently being conducted by the Company and the Company Subsidiaries; or (ii) that any Company IP Assets are involved in any interference, reexamination, cancellation, or opposition proceeding, or any other currently pending or threatened Proceeding challenging the ownership, use, validity, or enforceability of, any Company IP Assets. The Registered IP Assets are valid, subsisting, in full force and effect, have not been abandoned or passed into the public domain, and were prosecuted in good faith.

(d) The Company and the Company Subsidiaries have taken reasonable steps sufficient to safeguard and maintain the secrecy and confidentiality of and its proprietary rights in all of the Company IP Assets not otherwise protected by patents, patent applications, or copyright or trademark law. The Company has no Knowledge of any misappropriation or unauthorized disclosure of any Trade Secret or confidential or proprietary information related to the Company, any Company Subsidiary or the Business or breach of obligations of confidentiality with respect to such. No present or former employee of the Company or any Company Subsidiary has any right, title or interest, directly or indirectly, in whole or in part, in any Company IP Assets, including by virtue of any Moral Right or right with respect to publicity, privacy, name or identity.

(e) Schedule 3.13(e) sets forth a complete and accurate list of all Company Contracts (i) granting any Intellectual Property License, (ii) containing a covenant not to

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

compete or otherwise limiting the Company’s or any Company Subsidiary’s ability to (x) exploit fully any of the Company IP Assets or (y) conduct the Business in any market or geographical area or with any Person, or (iii) under which the Company or any Company Subsidiary has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability, or provide a right of rescission, with respect to the infringement, unauthorized use or disclosure, or misappropriation by the Company, any Company Subsidiary or other Person of the Intellectual Property Rights of any Person other than the Company. None of the parties to any such Contract is in breach thereof, and there is no dispute under any such Contract regarding the scope of such Contract, or performance under such Contract, including with respect to any payments to be made or received by the Company or any Company Subsidiary thereunder. No Contract grants to or authorizes the retention of any joint ownership interest or exclusive license of, or other exclusive right with respect to, any of the Company IP Assets by any Person.

(f) The Company is the sole and exclusive owner of all right, title and interest in and to all of the Registered IP Assets, and each of the other Copyrights in any works of authorship prepared by or for the Company or any Company Subsidiary that resulted from or arose out of any work performed by or on behalf of the Company or any Company Subsidiary or by any employee, officer, consultant or individual independent contractor of any of them which are Company IP Assets. Each of the Company IP Assets is either (i) solely and exclusively owned by the Company or a Company Subsidiary and has not been exclusively licensed to any other Person, or (ii) is duly and validly licensed to the Company or a Company Subsidiary for use and practice in the manner in which it is being used and practiced in the conduct of the Business by the Company and the Company Subsidiaries.

(g) Neither the execution, delivery, and performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with, result in a

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

breach of or default under, modify, accelerate, or terminate, or give rise to a right to modify, accelerate, or terminate, any Intellectual Property License, (ii) will cause the forfeiture or termination or give rise to a right of forfeiture or termination of or result in any loss of, or the diminishment in value of, any Company IP Assets, including by in any way impairing the right of the Company or any Company Subsidiary to use or practice or bring any action for the infringement, unauthorized use or disclosure, or misappropriation of any Company IP Assets, (iii) result in (x) the Company or any Company Subsidiary granting to any Person any right to, or with respect to, any of the Intellectual Property Rights owned by, or licensed to, the Company, any Company Subsidiary, Purchaser or any of their respective Affiliates; (y) the Company, any Company Subsidiary, Purchaser or any of their respective Affiliates being bound by, or subject to, any non-compete or other restriction on the operation or scope of its businesses, including the Business; or (z) the Company, or any Company Subsidiary, Purchaser or any of their respective Affiliates being obligated to pay any royalties or other amounts to any Person. No Company IP Assets that are owned or purported to be owned by the Company are subject to any pending, or to the Knowledge of the Company, threatened Proceeding, Order, stipulation or Contract that restricts in any manner the use, transfer or licensing thereof by the Company or any Company Subsidiary or that may affect the validity, use or enforceability of such Company IP Assets.

(h) To the Knowledge of the Company, the conduct of the Business in the manner in which the Business is currently being conducted by Company and the Company Subsidiaries, including but not limited to the design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of products (including any currently under development) and services in connection with the Business, does not constitute infringement, unauthorized use or disclosure, or misappropriation of any Intellectual Property Rights of any Person (including any Moral Right or Publicity Right) and neither the Company nor any Company Subsidiary has received written notice from any Person claiming that such

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

operation or any Company Product in connection with the Business infringes, uses or discloses without authorization, or misappropriates any Intellectual Property Rights of any Person (including any Moral Right or Publicity Right), invites the taking of a license, authorization, covenant not to sue or the like under any Intellectual Property Rights, or defames or libels any Person or constitutes unfair competition or trade practices under the laws of any jurisdiction. Neither the Company nor any Company Subsidiary is party to any pending or, to the Knowledge of the Company, threatened Proceeding which involves a claim of infringement, unauthorized use or disclosure, or misappropriation with respect to any Intellectual Property Rights.

(i) The Company IP Assets owned by or licensed to the Company include all of the Intellectual Property Rights and Technology that are necessary to the conduct of the Business in the manner in which the Business is currently being conducted by Company or any Company Subsidiary.

(j) Schedule 3.13(j) sets forth a complete and accurate list of all Open Source Technology incorporated in any Company IP Asset. Since the adoption of the Company’s Open Source Policy, the Company has been and is in compliance in all material respects with such policy, which such policy has been previously made available to the Purchaser. No Open Source Technology has been used by the Company in a manner that does, will or would reasonably be expected to, require that any Company IP Asset that the Company distributes to customers or Company IP Assets related to products under development that the Company intends to distribute to customers, if distributed to a customer, (i) be disclosed or distributed in source code form; or (ii) be licensed or provided to the customer on a royalty-free basis or in a manner that would allow such customer to modify, make derivative works based on, decompile, disassemble, reverse engineer or otherwise access the source code of, any such Company IP Asset.

(k) Except with respect to licenses of commercial off-the-shelf software or under a license listed in Schedule 3.13(k), neither the Company nor any Company Subsidiary is

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

required, obligated, or under any liability whatsoever, to make any payments by way of royalties, fees or otherwise to any owner, licensor of, or other claimant to any Company IP Assets, or other Person, with respect to the use or practice thereof or in connection with the conduct of the Business in the manner in which the Business is currently being conducted by the Company and the Company Subsidiaries.

(l) To the Knowledge of the Company, no Person is infringing, using or disclosing without authorization, or misappropriating any Company IP Assets owned by or exclusively licensed to the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary has made any such claims against any Person with respect to the misappropriation or infringement of any Company IP Assets, and neither the Company nor any Company Subsidiary has invited any Person to take a license, authorization, covenant not to sue or the like with respect to any Company IP Assets.

(m) The Company and the Company Subsidiaries have complied in all material respects with all applicable Legal Requirements and with their respective published privacy policies relating to privacy and data security, including with respect to the collection, use, disclosure and transfer of Personally Identifiable Information. The Company and the Company Subsidiaries use commercially reasonable technical and organizational measures to protect Personally Identifiable Information against unauthorized access, disclosure, use, modification or other misuse or misappropriation. Since the Reference Date, there have been no material unauthorized or accidental accesses, acquisitions, disclosures, intrusions or breaches of security of Personally Identifiable Information maintained by or on behalf of the Company or any Company Subsidiary, nor any material written complaints, notices to, or claims asserted by any person or entity (including any Governmental Authority) regarding the collection, use, transmission, disclosure or sharing of Personally Identifiable Information by the Company or any Company Subsidiary.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.14 Employees and Consultants.

(a) All employees of the Company and the Company Subsidiaries are employed on an at-will basis, which means that their employment can be terminated at any time, with or without notice, for any reason or no reason at all. No employee of the Company or any Company Subsidiary has been granted the right to continued employment by the Company, any Company Subsidiary or any successors of the foregoing. The Company has not received notice that any officer, director or senior management personnel of the Company or the Company Subsidiaries (collectively, the “Workers”) intends to terminate his or her employment or other relationship with the Company.

(b) Schedule 3.14(b) sets forth an accurate and complete list of all (i) employees of the Company and the Company Subsidiaries, including each employee’s name, title or position, present annual compensation (including bonuses, commissions and deferred compensation), accrued and unused paid vacation and other paid leave, years of service, interests in any incentive compensation plan, vested and unvested equity interests, and estimated entitlements to receive supplementary retirement benefits or allowances (whether pursuant to a contractual obligation or otherwise), (ii) individuals who are currently performing services for the Company or a Company Subsidiary who are classified as independent contractors, including the respective compensation of each consultant or independent contractor, and (iii) any employees or independent contractors of an Affiliate of the Company that perform services for the Company or a Company Subsidiary. Schedule 3.14(b) sets forth all (i) bonuses, retention payments, severance payments, termination pay, equity interests, and other compensation or benefits of any kind (whether pursuant to an oral or written agreement or understanding, statute, or otherwise) paid to, accrued with respect to, any present or former Worker since the Interim Balance Sheet Date; (ii) increases in any employee’s wage or salary since the Interim Balance Sheet Date or (iii) increases or changes in any other benefits or insurance provided to any

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

employees since the Interim Balance Sheet Date. Schedule 3.14(b) contains an accurate and complete list all plans, programs, policies, letters, agreements, Contracts, and other arrangements or understandings between the Company or any Company Subsidiary and any Workers under which the Company or a Company Subsidiary may be obligated to provide to any Worker retention payments, Stay Bonuses, severance or any other compensation or benefits as a result of the transaction contemplated by this Agreement or upon termination of employment or any other relationship with the Company or any Company Subsidiary. The amount of Stay Bonuses payable to Workers in connection with the Closing does not exceed $750,000.

(c) Neither the Company nor any Company Subsidiary is or ever has been a party to or otherwise bound by any collective bargaining or other agreements with any labor union or labor organization and no such agreement is presently being negotiated. To the Knowledge of the Company, there are no campaigns being conducted to solicit cards from employees of the Company or any Company Subsidiary to authorize representation by any labor union or labor organization. There has never been any slowdown, work stoppage, lockout, strike, or other labor dispute or union organizing activity, or any similar activity or dispute, affecting the Company or any of its Workers while performing services for the Company or any Company Subsidiary. There is not now pending, and to the Knowledge of the Company no Person has threatened to commence, any such slowdown, work stoppage, lockout, strike, or other labor dispute or union organizing activity or any similar activity or dispute, nor has any event occurred, nor does any condition or circumstance exist, that likely would directly or indirectly give rise to or provide a basis for the commencement of any such slowdown, work stoppage, lockout, strike, or other labor dispute or union organizing activity or any similar activity or dispute.

(d) There are no pending, or to the Knowledge of the Company, threatened administrative proceedings or formal complaints of discrimination (including discrimination

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

based upon sex, age, marital status, race, national origin, sexual orientation, disability or veteran status) before the Equal Employment Opportunity Commission, the National Labor Relations Board, the U.S. Department of Labor, the U.S. Occupational Health and Safety Administration, the Workers Compensation Appeals Board, or any other Governmental Authority against the Company pertaining to any Worker.

(e) The Company and the Company Subsidiaries have materially complied with all Legal Requirements related to the terms and conditions of employment or retention of its Workers, including but not limited to wages and other compensation, overtime requirements, classification of employees and independent contractors under federal and state laws, hours of work, leaves of absence, equal opportunity, immigration, occupational health and safety, workers’ compensation, and the payment of social security and other Taxes.

(f) The Company and the Company Subsidiaries are in compliance in all material respects with the Worker Readjustment and Notification Act (the “WARN Act”) (29 USC §2101) and any applicable state laws or other Legal Requirements regarding redundancies, reductions in force, mass layoffs, and plant closings, including all obligations to promptly and correctly furnish all notices required to be given thereunder in connection with any redundancy, reduction in force, mass layoff, or plant closing to affected employees, representatives, any state dislocated worker unit and local government officials, or any other Governmental Authority. No reduction in the notification period under the WARN Act is being relied upon by the Company. Schedule 3.14(f) sets forth an accurate, correct and complete list of all employees terminated (except with cause, by voluntarily departure or by normal retirement), laid off or subjected to a reduction of more than 50% in hours or work during the two full calendar months and the partial month preceding this representation and warranty.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.15 Company Benefit Plans.

(a) Schedule 3.15(a) contains a true, correct and complete list of each pension, profit-sharing, savings, retirement, employment, collective bargaining, consulting, severance pay, termination, executive compensation, incentive compensation, deferred compensation, bonus, stock purchase, stock option, phantom stock or other equity-based compensation, change-in-control, retention, salary continuation, vacation, sick leave, disability, death benefit, group insurance, hospitalization, medical, dental, life (including all individual life insurance policies as to which the Company or any of its subsidiaries is the owner, the beneficiary or both), Code Section 125 “cafeteria” or “flexible” benefit, employee loan, educational assistance or material fringe benefit plan, program, policy, practice, Contract or arrangement, whether written or oral, formal or informal, and including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, and any other material employee benefit plan, program, policy, practice, agreement, or arrangement, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise) (i) under which any current or former employee, director, consultant or independent contractor of the Company or any Company Subsidiary has any present or future right to benefits and (ii) that is maintained, sponsored or contributed to by the Company or any Company Subsidiary, or which the Company or any Company Subsidiary has any obligation to maintain, sponsor or contribute, or (iii) with respect to which the Company or any Company Subsidiary has any direct or indirect liability, whether contingent or otherwise, including by reason of being treated as a single employer with any other entity under Section 414 of the Code or Section 4001 of ERISA and the regulations thereunder (each such entity, an “ERISA Affiliate” and each plan described in this Section 3.16(a), a “Company Benefit Plan”).

(b) The Company has provided to the Purchaser with respect to each applicable Company Benefit Plan correct and complete copies of: (i) a copy of the annual report (if required under ERISA) with respect to each such Company Benefit Plan for the last three (3) years (including all schedules and attachments); (ii) a copy of the summary plan description,

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

together with each summary of material modification required under ERISA with respect to such Company Benefit Plan; (iii) a true and complete copy of each written Company Benefit Plan (including all amendments not incorporated into the documentation for each such plan); (iv) all trust agreements, insurance contracts, and similar instruments with respect to each funded or insured Company Benefit Plan; and (v) copies of all nondiscrimination and top-heavy testing reports for the last three (3) plan years with respect to each Company Benefit Plan that is subject to nondiscrimination and/or top-heavy testing.

(c) No Company Benefit Plan is, and neither the Company nor any ERISA Affiliate currently maintains, contributes to or participates in or has any obligation to maintain, contribute to or otherwise participate in, or have any liability or other obligation whether accrued, absolute, contingent or otherwise) under, any (i) “multiemployer plan” (within the meaning of Section 3(37) of ERISA), (ii) “multiple employer plan” (within the meaning of Section 413(c) of the Code), (iii) “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA), or (iv) plan that is subject to the provisions of Title IV of ERISA or Section 412 of the Code. No Company Benefit Plan is maintained through a human resources and benefits outsourcing entity, professional employer organization, or other similar vendor or provider.

(d) Neither the Company nor any ERISA Affiliate has ever sponsored, maintained, administered, contributed to, had any obligation to contribute to, or incurred any other liability under or with respect to any Company Benefit Plan which provides health, life or other coverage for former directors, officers or employees (or any spouse or former spouse or other dependent thereof), other than benefits required by Section 4980B of the Code, Part 6 of Title I of ERISA, or similar provisions of state law.

(e) Each Company Benefit Plan (and each related trust, insurance contract or fund) has been maintained, funded and administered in accordance with its governing

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

instruments and all applicable laws including ERISA and the Code. All payments by the Company or any Company Subsidiary required by any Company Benefit Plan, by any collective bargaining agreement or by applicable law (including all employee and employer contributions, insurance premiums, or intercompany charges) have been timely made. All unpaid amounts attributable to any such Company Benefit Plan for any period prior to the Closing Date have been or will be accrued on the Financial Statements in accordance with GAAP and, except to the extent of such accruals, the Company has no material liability arising out of or in connection with the form or operation of the Company Benefit Plans or benefits accrued thereunder on or prior to the Closing Date.

(f) Each Company Benefit Plan intended to qualify under Section 401(a) of the Code has either received a favorable determination letter, or is entitled to rely upon a favorable opinion letter, from the IRS with respect to such Company Benefit Plan as to its qualified status under the Code, and, to the Knowledge of the Company, nothing has occurred that could reasonably be expected to adversely affect such determination or opinion. All amendments required to maintain each such Company Benefit Plan’s compliance with applicable law, including the Economic Growth and Tax Relief Reconciliation Act of 2001 and subsequent legislation or administrative requirements which have subsequently become effective through the date hereof, have been timely adopted and implemented. No Company Benefit Plan currently holds or within the past five years has held securities of the Company or any Company Subsidiary.

(g) All reports, forms and other documents required to be filed with any government authority or furnished to employees with respect to any Company Benefit Plan (including summary plan descriptions, Forms 5500 and summary annual reports) have been timely filed or furnished and are accurate in all material respects.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(h) Each Company Benefit Plan, employment agreement, or other contract, plan, program, agreement, or arrangement that is a “nonqualified deferred compensation plan” (within the meaning of Section 409A(d)(1) of the Code) has been operated in good faith compliance with Section 409A of the Code, the Treasury regulations thereunder, and any administrative guidance relating thereto; and no additional tax under Section 409A(a)(1)(B) of the Code has been or is reasonably expected to be incurred by a participant in any such Company Benefit Plan. Neither the Company nor any Company Subsidiary is a party to, or otherwise obligated under, any Contract, agreement, plan or arrangement that provides for the gross-up of taxes imposed by Section 409A(a)(1)(B) of the Code.

(i) With respect to each applicable Company Benefit Plan, (i) no non-exempt “prohibited transaction,” within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred; (ii) there are no actions, suits or claims pending, or, to the Knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any such Company Benefit Plan or fiduciary thereto or against the assets of any such Company Benefit Plan; (iii) there are no audits, inquiries or proceedings pending or, to the Knowledge of the Company, threatened by any governmental authority with respect to any Company Benefit Plan; and (iv) there has been no breach of fiduciary duty (including violations under Part 4 of Title I of ERISA) which has resulted or could reasonably be expected to result in liability to the Company, any Company Subsidiary, or any of their respective employees.

(j) Benefits under each Company Benefit Plan that is an “employee welfare benefit plan” (within the meaning of Section 3(1) of ERISA, with the exception of any medical expense reimbursement arrangements subject to Sections 105 and 125 of the Code) are provided exclusively through insurance contracts or policies issued by an insurance company, health maintenance organization, or similar organization unrelated to the Company or any Company Subsidiary, the premiums for which are paid directly by the Company or a Company Subsidiary from its general assets or partly from its general assets and partly from contributions by its employees. No insurance policy or contract relating to any such Company Benefit Plan requires or permits retroactive increase in premiums or payments due thereunder.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(k) Except as described on Schedule 3.14(b), the consummation of the transactions contemplated by this Agreement will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under any Company Benefit Plan, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, or any other material liability for the Company, any Company Subsidiary or Purchaser. Except as described on Schedule 3.14(b), neither the consummation of the transactions contemplated by this Agreement nor any termination of the employment of any of the Company’s or any Company Subsidiary’s employees will result in or give rise to (i) any obligation to make any severance, retention, termination, change of control, or other payments to present or former employees of the Company or any Company Subsidiary or (ii) the acceleration of any other rights or benefits to any present or former employee or consultant of the Company or any Company Subsidiary, whether pursuant to an oral or written agreement or understanding, statute, or otherwise. Neither the Company nor any Company Subsidiary has become obligated to make, or will as a result of any event connected directly or indirectly with any transaction contemplated herein become obligated to make, any “excess parachute payment” as defined in Section 280G of the Code (without regard to Subsection (b)(4) thereof) nor any payment that would not be deductible by reason of Sections 404 or 162(m) of the Code. There is no written or unwritten Contract, plan, arrangement, or other agreement by which the Company or any of its subsidiaries are bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(l) Each Company Benefit Plan can be amended, terminated or otherwise discontinued after the Closing Date in accordance with its terms, without liability to Company, any Company Subsidiary, or the Purchaser (except for benefits protected under Section 411(d) of the Code or Section 204(g) of ERISA and other than ordinary administration expenses typically incurred in a termination event). None of the Company Benefit Plans will be subject to any surrender fees, deferred sales charges, commissions, or other fees upon termination other than the normal and reasonable administrative fees associated with their amendment, transfer or termination.

(m) Except as described on Schedule 3.14(m), neither the Company nor any ERISA Affiliate sponsors, maintains or contributes to, or is obligated to contribute to, any material employment, severance or similar contract or arrangement (whether or not written) or any material plan, policy, fund, program or arrangement or contract, including multiemployer plan, retirement savings, superannuation, pension, severance, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation and any other employee benefit plan, agreement, program, policy or other arrangement that is maintained outside the United States primarily for the benefit of Persons substantially all of whom are “nonresident aliens” within the meaning of Section 4(b)(4) of ERISA.

3.16 Compliance with HIPAA and HITECH Act. With respect to the Health Insurance Portability and Accountability Act of 1996, as amended (“HIPAA”) and other similar laws in foreign jurisdictions (to the extent applicable), the Company has in place plans, policies and/or procedures, including written manuals and executed business associate agreements to the extent required by and designed to comply with the applicable provisions of the Standards for Privacy of Individually Identifiable Health Information and the Security Standards for the Protection of Electronic Protected Health Information promulgated pursuant to HIPAA, and as amended by the Health Information Technology for Economic and Clinical Health Act (“HITECH Act”), and any applicable state laws relating to patient privacy and/or the security,

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

use or disclosure of health care records and any foreign Legal Requirements relating to patient privacy and/or the security, use or disclosure of health care records (to the extent applicable). Except for such matters as would not reasonably be expected to have a Material Adverse Effect on the Company, the Company within the one-year period prior to the date of this Agreement (a) has not violated or breached any of its obligations under the HITECH Act, and no written claim has been made that the Seller has violated or breached the HITECH Act; and (b) has not been required to notify any of its covered entities, individuals whose health care records are affected, any media or regulatory agencies, including the Department of Health and Human Services or any foreign equivalent, of any such breach or any adverse security incident, as those terms are defined respectively under the HITECH Act and/or HIPAA.

3.17 Compliance with Laws. The Company and the Company Subsidiaries are, and at all times since their inception have been, in compliance in all material respects with each Legal Requirement that is applicable to such Entity or any of their respective properties, assets, operations or businesses, and no event has occurred, and no condition or circumstance exists, that would (with or without notice or lapse of time) constitute, or result directly or indirectly in, a default under, a breach or violation of, or a failure comply with, any such Legal Requirement.

Except as set forth on Schedule 3.17, neither the Company nor any Company Subsidiary has received any written notice from any third party regarding any actual, alleged or potential violation of any Legal Requirement that has not been resolved.

3.18 Governmental Approvals.

(a) The Company and the Company Subsidiaries have all material Governmental Approvals that are necessary or appropriate in connection with the ownership and use of their respective properties or assets or their operation of their respective businesses. The Company and the Company Subsidiaries have made all material filings with, and given all material notifications to, all Government Authorities as required by all applicable Legal

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Requirements. Schedule 3.18(a) contains an accurate, correct and complete list of each such Governmental Approval, filing or notification. Each such Governmental Approval, filing and notification is valid and in full force and effect, and there is not pending or, to the Knowledge of the Company, threatened any Proceeding which would reasonably be expected to result in the suspension, termination, revocation, cancellation, material limitation or material impairment of any such Governmental Approval, filing or notification.

(b) The Company has made available to the Purchaser accurate and complete copies of all of the Governmental Approvals, filings and notifications identified in Schedule 3.18(a), including all renewals thereof and all amendments thereto.

3.19 Proceedings and Orders.

(a) Except as set forth on Schedule 3.19, there is no Proceeding pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary, any of their respective properties, assets, operations or businesses, or their rights relating thereto. The Company has made available to the Purchaser true, accurate and complete copies of all material pleadings, material correspondence and other material documents relating to any such Proceeding. No insurance company has asserted in writing that any such Proceeding is not covered by the applicable policy related thereto.

(b) Neither the Company, the Company Subsidiaries, their respective officers, directors, agents or employees, nor any of their respective properties, assets, operations or businesses, nor any of their respective rights relating to any of the foregoing, is subject to any Order.

3.20 Environmental Matters. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company (a) the Company is and has been in compliance with all Environmental Laws; (b) there has been no release or to the Company’s Knowledge threatened release of any pollutant, contaminant or toxic

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

or hazardous material, substance or waste, or petroleum or any fraction thereof, (each a “Hazardous Substance”) on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; and (c) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws. For purposes of this Section 3.20, “Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

3.21 Taxes. Except as set forth on Schedule 3.21:

(a) Each of the Company and the Company Subsidiaries has timely filed (or has had timely filed on its behalf) with the appropriate taxing authorities all Tax Returns required to be filed. All such Tax Returns are true, complete and correct in all material respects. Neither the Company nor any of the Company Subsidiaries has requested or obtained any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

(b) All Taxes of the Company and the Company Subsidiaries (whether or not shown on any Tax Return) that are due and payable have been timely paid in full. The amount of the Company and the Company Subsidiaries’ liability for unpaid Taxes for all taxable periods ending on or before the Interim Balance Sheet Date does not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) reflected on the balance sheet included in the Interim Financial Statements. The amount of the Company and the Company Subsidiaries’ liability for unpaid Taxes for all taxable periods ending on or before the Closing Date will not, in the aggregate, exceed the amount of the current

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

liability accruals for Taxes (excluding reserves for deferred Taxes) reflected on the balance sheet included in the Interim Financial Statements, as adjusted for operations and transactions in the ordinary course of business since the Interim Balance Sheet Date in accordance with past custom and practice. Each of the Company and the Company Subsidiaries has withheld and paid over (or set aside for payment when due) all Taxes required to have been withheld and paid over, and complied in all material respects with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, independent contractor, shareholder, creditor or other third party. There are no liens for Taxes on any asset of the Company or any of the Company Subsidiaries, other than for Taxes not yet due and payable.

(c) Each of the Company and the Company Subsidiaries has provided to the Purchaser true and complete copies of (i) its income or franchise (whether federal, state, local or foreign) Tax Returns for taxable periods beginning on or after January 1, 2010, (ii) audit reports, examination reports, and statements of deficiencies relating to Taxes received by it since inception, (iii) rulings it received from, and closing or other agreements it entered into with, taxing authorities that are currently in effect; and (iv) its material Tax elections that are currently in effect. No claim has ever been made by a taxing authority in a jurisdiction where neither the Company nor any of the Company Subsidiaries files Tax Returns that the Company or any of the Company Subsidiaries is or may be required to pay Taxes or file Tax Returns in that jurisdiction. Neither the Company nor any of the Company Subsidiaries does business in or derives income from any state, local, territorial or foreign taxing jurisdiction other than those for which all Tax Returns have been made available to the Purchaser. Neither the Company nor any of the Company Subsidiaries (i) has a “permanent establishment” in any foreign country, as defined in any applicable Tax treaty between the United States and such foreign country, or (ii) has otherwise taken steps or conducted business operations that have exposed, or will expose, it to the taxing jurisdiction of a foreign country.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(d) All deficiencies and proposed adjustments with respect to Taxes of the Company or any of the Company Subsidiaries have been resolved, and no other deficiencies or proposed adjustments are expected to be asserted or made. Schedule 3.21(d) lists all Tax Returns of the Company or any of the Company Subsidiaries for taxable periods beginning on or after January 1, 2010 that have been audited. No audits, examinations, investigations, claims, requests for information, ruling requests, or other proceedings with respect to Taxes or Tax Returns of the Company or any of the Company Subsidiaries are currently in process, pending or, to the Knowledge of the Company, threatened (either in writing or, to the Company’s Knowledge, orally). No issue has been raised by any taxing authority (either in writing or, to the Company’s Knowledge, orally) with respect to Taxes of the Company or any of the Company Subsidiaries in any prior proceeding which, by application of the same or similar principles, could reasonably be expected to result in the assertion of any claim for Taxes against the Company or any of the Company Subsidiaries for any other taxable period. No waiver or extension of any statute of limitations with respect to Taxes or Tax Returns of the Company or any of the Company Subsidiaries is currently in effect or has been requested.

(e) Neither the Company nor any of the Company Subsidiaries has agreed, or is required, to make any adjustment under Section 481(a) of the Code (or any similar provision of state, local or foreign law) by reason of a change in accounting method or otherwise. Neither the Company nor any of the Company Subsidiaries will be required to include in any taxable period (or portion thereof) beginning after the Closing Date an amount of taxable income attributable to income that accrued but was not recognized in any taxable period (or portion thereof) beginning on or before the Closing Date, including but not limited to any deferred income resulting from (i) any method of accounting employed (including the long-term contract method), or (ii) the use of the installment method pursuant to Section 453 of the Code.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(f) Neither the Company nor any of the Company Subsidiaries is or has ever been a member of an affiliated group filing consolidated, combined or unitary returns within the meaning of section 1504(a) of the Code (or any similar provision of state, local or foreign law), other than a group of which Company is the common parent. Neither the Company nor any of the Company Subsidiaries is liable for, or is required to make any contribution with respect to, Taxes of any other person (other than the Company and the Company Subsidiaries) by reason of Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Neither the Company nor any of the Company Subsidiaries is or has been a party to any Tax sharing, allocation, indemnity or similar agreement (other than an agreement the primary purposes of which are not related to Taxes). There is not currently in effect any power of attorney granted by the Company or any of the Company Subsidiaries relating to Taxes.

(g) Neither the Company nor any of the Company Subsidiaries is, or has been during the applicable period specified in Section 897(c)(1)(A)(ii)of the Code, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code. Neither the Company nor any of the Company Subsidiaries has been either a “distributing corporation” or a “controlled corporation” in a distribution qualifying or intended to qualify under Section 355 of the Code. Neither the Company nor any of the Company Subsidiaries is a party to any “safe harbor lease” within the meaning of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. Neither the Company nor any of the Company Subsidiaries (i) is a party to any joint venture, partnership or other agreement or arrangement which is properly treated as a partnership for U.S. federal income tax purposes, or (ii) owns an interest in any entity that is treated as a disregarded entity for U.S. federal income tax purposes. Neither the Company nor any of the Company Subsidiaries has been a beneficiary of, participated in, or been a

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“material advisor” (as defined in the Code) with respect to any “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(1) (or any other transaction requiring disclosure under a similar provision of state, local or foreign law). Each of the Company and the Company Subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code. Except as set forth on Schedule 3.21, there is currently no limitation on the use of Tax attributes of the Company or any of the Company Subsidiaries under Sections 269, 382, 383, 384 or 1502 of the Code (or any similar provision of state, local or foreign law).

3.22 Insurance. Schedule 3.22 sets forth an accurate and complete list of all insurance policies, self-insurance arrangements and fidelity bonds, currently in effect, that insure the Company or any Company Subsidiary (collectively, the “Insurance Policies”). The Company has made available to the Purchaser true, correct and complete copies of all Insurance Policies. Each Insurance Policy is valid, binding, and in full force and effect.

3.23 Real Property; Leases.

(a) None of the real property used or occupied by the Company, in each case, together with all buildout, fixtures and improvements created thereon (“Company Real Property”), is owned by the Company, nor has the Company ever owned any real property. All of the Company Real Property is leased or subleased by the Company.

(b) Schedule 3.23(b) sets forth all leases, subleases and other agreements pursuant to which the Company derives its rights in the Company Real Property (the “Leases”), including, with respect to each such Lease, the identity of the landlord or sublandlord, the addresses, the date of such Lease and each amendment thereto, and the aggregate annual rent.

(c) The Leases are valid, binding and enforceable in accordance with their respective terms in all material respects, and there does not exist under any such Lease any material default by the Company or, to the Company’s Knowledge, by any other Person, or any

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

event that, with or without notice or lapse of time or both, would constitute a material default by the Company or, to the Company’s Knowledge, by any other Person. The Company has made available to the Purchaser complete copies of all Leases, including all amendments and agreements related thereto, and the Leases constitute the entire agreement between the Company and each landlord or sublandlord with respect to the Company Real Property. All rent and other charges currently due and payable under the Leases have been paid, except for liabilities reflected or reserved against in the Company Financial Statements.

(d) The Company is the holder of the tenant’s interest under the Leases and has not assigned the Leases or subleased all or any portion of the premises leased thereunder. The Company has not made any material alterations, additions or improvements to the premises leased under the Leases that are required to be removed (or of which any landlord or sublandlord could reasonably require removal) at the termination of the applicable Lease term.

3.24 Personal Property. The Company and the Company Subsidiaries have good and marketable title to the tangible personal property owned by them, and have legal right to use all other tangible personal property used by them pursuant to the terms of Contracts governing the possession or use of such tangible personal property, other than those disposed of in the ordinary course of business since the date of the Interim Balance Sheet Date, in each case free and clear of all Encumbrances (other than Permitted Encumbrances). Such items of tangible personal property are in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which they are presently used.

3.25 Customers.

(a) Schedule 3.25(a) sets forth an accurate, correct and complete list of the 10 largest customers of the Business, determined on the basis of sales revenues, for each of the calendar years ended December 31, 2013 and December 31, 2014 and the ten month period ended October 31, 2015 and sets forth the revenues received from each such customer during the applicable period.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b) Except as set forth on Schedule 3.25(b), neither the Company nor any Company Subsidiary has entered into any Contract under which the Company or any Company Subsidiary or any of their respective Affiliates is restricted from conducting business with any class of customers, in any geographic area, during any period of time or in any segment of the market. There is no purchase commitment requiring the Company or any Company Subsidiary to purchase the entire output of a supplier.

(c) Except as set forth on Schedule 3.25(c), none of the Company nor any Company Subsidiary has received any written notice that any current customer required to be listed on Schedule 3.25(a) intends to cease dealing with the Company or any Company Subsidiary, or otherwise materially reduce the volume of business transacted by such Person with the Company or any Company Subsidiary.

3.26 Bank Accounts. Schedule 3.26 lists (i) the name and location of each bank or other institution in which the Company or any Company Subsidiary has any deposit account or safe deposit box and all account numbers and (ii) an accurate and complete list of all certificates of deposit, debt, equity and other investments owned, beneficially or of record, by the Company or any Company Subsidiary (collectively, the “Investments”).

3.27 Transactions with Affiliates. No Affiliate of the Company (a) owns, directly or indirectly, any debt, equity or other interest in any Entity with which the Company, any Company Subsidiary or the Seller is affiliated, has a business relationship or competes other than Affiliates that own less than one percent (1%) of the issued and outstanding capital stock of a publicly-traded Entity; (b) is indebted to the Company, any Company Subsidiary or the Seller, nor is the Company or any Company Subsidiary indebted (or committed to make loans or extend or guarantee credit) to any Affiliate of the Company other than with respect to any of the Company’s obligations to pay accrued salaries, reimbursable expenses or other standard

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

employee benefits; (c) has any direct or indirect interest in any asset, property or other right used in the conduct of or otherwise related to the Business; (d) has any claim or right against the Company, any Company Subsidiary or the Seller, and no event has occurred, and no condition or circumstance exists, that would (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Affiliate against the Company, any Company Subsidiary or the Seller; (e) is a party to any Company Contract or has had any direct or indirect interest in, any Company Contract, transaction or business dealing of any nature involving the Company, any Company Subsidiary or the Seller; or (f) received from or furnished to the Company or any Company Subsidiary any goods or services (with or without consideration).

3.28 Company Transaction Expenses. Except as set forth on Schedule 3.28, there are no fees, costs, commissions or expenses (including fees, costs and expenses of legal counsel, accountants, investment bankers, brokers or other representatives and consultants and appraisal fees, costs and expenses), special bonuses, severance or other similar items of compensation (discretionary or otherwise) incurred or reasonably expected to be incurred by the Company, the Company Subsidiaries or the Sellers in connection with transactions contemplated by this Agreement, the performance of their obligations hereunder and the consummation of the transactions contemplated hereby or payable to any employee of the Company or any Company Subsidiary in connection with or arising out of the transactions contemplated hereby (collectively, the “Company Transaction Expenses”); provided, however, that the Stay Bonuses shall not be considered Company Transaction Expenses. For the avoidance of doubt, all Company Transaction Expenses (except for any Transfer Taxes, which shall be governed by Section 10.3) shall be either paid by the Company prior to the Closing Date or offset the amount of the Closing Payment.

3.29 Brokers. Except as set forth on Schedule 3.29, neither the Company nor any Company Subsidiary has retained any broker or finder or incurred any liability or obligation for any brokerage fees, commissions or finder’s fees with respect to this Agreement or the Transaction.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller (and to the extent provided in Section 4.5, each Seller Member) represents and warrants to the Purchaser that the statements contained in this ARTICLE IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ARTICLE IV except to the extent such representations and warranties expressly speak as of an earlier date).

4.1 Ownership of Purchased Shares; Members of Sellers. The Seller is the record and beneficial owner of all right, title and interest, in and to all of the Purchased Shares, free and clear of all Encumbrances other than transfer restrictions under applicable federal and state securities laws. The Seller Members are the only equity owners of the Seller with the percentage ownership described on Schedule 1.3(b).

4.2 Authority; Validity of Contemplated Transactions. The Seller has all requisite power and authority to execute and deliver this Agreement and all other Transaction Agreements to which the Seller is a party and to carry out the provisions of this Agreement and the other Transaction Agreements. The execution, delivery and performance by the Seller of this Agreement and the other Transaction Agreements to which the Seller is a party have been approved by all requisite action on the part of the Seller. This Agreement has been duly and validly executed and delivered by the Seller. Each of this Agreement and the other Transaction Agreements to which the Seller is a party constitutes, or upon execution and delivery, will

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

constitute, the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by general principles of equity.

4.3 No Conflicts; Required Consents. The execution, delivery and performance of this Agreement or any other Transaction Agreement by the Seller does not and will not (with or without notice or lapse of time):

(a) conflict with, violate or result in any breach of (i) any of the provisions of the Seller’s certificate of formation or limited liability company agreement, (ii) any of the terms or requirements of any Governmental Approval held by the Seller; or (iii) any provision of any Contract to which the Seller is a party, except, with respect to clauses (ii) and (iii), conflicts, violations and breaches that would not reasonably be expected to prevent or materially delay the consummation of the Transaction;

(b) give any Governmental Authority or other Person the right to (i) challenge the Transaction; (ii) exercise any remedy or obtain any relief under any Legal Requirement or any Order to which the Seller is subject; (iii) declare a material default of, exercise any remedy under, accelerate the performance of, cancel, terminate, materially modify or receive any material payment under any Contract to which the Seller is a party; or (iv) revoke, suspend or materially modify any Governmental Approval;

(c) result in the imposition or creation of any Encumbrance upon or with respect to the Purchased Shares or any assets of the Company; or

(d) except for applicable requirements, if any, under any Antitrust Law, require the Seller to obtain any Consent or make or deliver any filing or notice to a Governmental Authority.

4.4 Proceedings. There are no Proceedings pending or, to the knowledge of the

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Seller, threatened against or affecting the Seller or any of its Affiliates (a) challenging or seeking to restrain, delay or prohibit the Transaction or (b) preventing the Seller from performing its obligations under this Agreement or any Transaction Documents to which it is a party.

4.5 Investment Representations. The Seller and each Seller Member severally and not jointly hereby represents and warrants to the Purchaser as follows:

(a) Each Seller Member is acquiring the Nant Units issuable pursuant to this Agreement for investment for such Seller Member’s own account only, not as a nominee or agent, and not with a view to, or for resale in connection with, any “distribution” of any part thereof within the meaning of the Securities Act. Such Seller Member has no present intention of selling, granting any participation in, or otherwise distributing any Nant Units. Such Seller Member hereby represents and warrants to the Purchaser that the entire legal and beneficial interest of the Nant Units to be issued to such Seller Member in connection with this Agreement will be held for such Seller Member’s account only, and neither in whole or in part for any other person. Such Seller Member further hereby represents and warrants to the Purchaser that such Seller Member has no present contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any Nant Units to be issued to the Seller in connection herewith.

(b) The Seller and such Seller Member are “accredited investors” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

(c) The Seller and such Seller Member acknowledge that the Seller and such Seller Member are sophisticated and have such knowledge and experience in financial and business matters that the Seller and such Seller Member are capable of evaluating the merits and risks of the Transaction. The Seller and such Seller Member acknowledge that the Seller and such Seller Member has had adequate time and opportunity to review this Agreement and the other Transaction Agreements to which the Seller is a party and all other documents requested by the Seller with the Seller’s own legal counsel, tax and financial advisor. The Seller is relying solely on such counsel and advisors for legal, tax and investment advice with respect to the Transaction.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(d) The Seller and such Seller Member understand and hereby acknowledge that the issuance of Nant Units in connection herewith is being effected by Nant without registration under the Securities Act on the basis of the fact that the issuance of the Nant Units is exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to an exemption therefrom under Section 4(a)(2) of the Securities Act and in reliance upon Regulation D, promulgated thereunder, and that the Purchaser’s reliance upon such exemption is predicated upon, among other things, the representations and warranties of the Seller and the Seller Members to the Purchaser set forth herein.

(e) The Seller and such Seller Member understand and hereby acknowledge that (i) the Nants Units to be issued to such Seller Member in connection herewith have not been registered under the Securities Act, (ii) such Nants Units must be held indefinitely unless subsequently registered under the Securities Act or an exemption from the registration and prospectus delivery requirements of the Securities Act is available with respect to any sale or other disposition of such Nant Units, and (iii) Nant is not under any obligation to register such Nant Units to be issued to such Seller Member at any time.

(f) Any certificates evidencing Nant Units to be issued to such Seller Member shall bear any legend required pursuant to any state, local or foreign laws governing such Nant Units.

(g) Such Seller Member acknowledges that the Nant Units are subject to transfer restrictions as set forth in the New Nant LLC Agreement.

4.6 Brokers. Except as set forth on Schedule 4.6, the Seller has not retained any broker or finder or incurred any Liability or obligation for any brokerage fees, commissions or finder’s fees with respect to this Agreement or the Transaction.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.7 Conduct Prior to Closing. The Seller agrees that between the date of this Agreement and the Closing, unless the Purchaser shall otherwise consent in writing (which the Purchaser may refuse to do in its sole and absolute discretion) or except as expressly contemplated by this Agreement, the Seller shall not sell, dispose of, mortgage, pledge or otherwise transfer or encumber any interest in any of the Purchased Shares held by the Seller.

4.8 No Other Representations or Warranties. The Seller agrees (on behalf of itself and the other Seller Parties) that none of the Purchaser, any of its Subsidiaries, any Representatives of the foregoing or any of their respective Affiliates, members, managers, equityholders, directors, officers, employees, representatives or advisors have made and shall not be deemed to have made, nor has the Seller or any of Seller Member relied on, any representation, warranty, covenant or agreement, express or implied, with respect to the Purchaser, its business or the Transaction or the completeness or accuracy of any information made available to any Seller Party, other than those representations, warranties, covenants and agreements explicitly set forth in this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES REGARDING THE PURCHASER

The Purchaser represents and warrants to the Company and the Seller that the statements contained in this ARTICLE V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ARTICLE V except to the extent such representations and warranties expressly speak as of an earlier date), except as specifically set forth in the disclosure schedule delivered by the Purchaser to the Company on the date hereof (the “Purchaser’s Disclosure Schedule”). The Purchaser’s Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ARTICLE V.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.1 Organization and Good Standing. The Purchaser is a limited liability duly organized, validly existing and in good standing under the laws of Delaware.

5.2 Authority; Binding Nature of Agreements. The Purchaser has all requisite power and authority to execute and deliver this Agreement and all other Transaction Agreements to which it is a party and to carry out the provisions of this Agreement and the other Transaction Agreements. The execution, delivery and performance by the Purchaser of this Agreement and the other Transaction Agreements to which the Purchaser is a party have been approved by all requisite action on the part of the Purchaser. This Agreement has been duly and validly executed and delivered by the Purchaser. Each of this Agreement and the other Transaction Agreements to which the Purchaser is a Party constitutes, or upon execution and delivery, will constitute, the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles related to or limiting creditors’ rights generally and by general principles of equity.

5.3 No Conflicts; Required Consents. The execution, delivery and performance of this Agreement or any other Transaction Agreement by the Purchaser do not and will not (with or without notice or lapse of time):

(a) conflict with, violate or result in any breach of (i) any of the provisions of the Nant LLC Agreement; (ii) any of the terms or requirements of any Governmental Approval held by the Purchaser or any of its employees or that otherwise relates to the Purchaser’s business; or (iii) any provision of a Contract to which the Purchaser is a party, except, with respect to clauses (ii) and (iii), conflicts, violations and breaches that would not reasonably be expected to prevent or materially delay the consummation of the Transaction;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b) give any Governmental Authority or other Person the right to (i) prevent the consummation of or otherwise invalidate the Transaction; (ii) exercise any remedy or obtain any relief under any Legal Requirement or any Order to which the Purchaser or any of its assets is subject; or (iii) declare a material default of, exercise any remedy under, accelerate the performance of, cancel, terminate or materially modify any Contract to which the Purchaser is a party; or

(c) except for applicable requirements, if any, under any Antitrust Law, require the Purchaser to obtain any Consent or make or deliver any filing or notice to a Governmental Authority.

5.4 Capitalization.

(a) Schedule 5.4(a) sets forth the equity of the Purchaser. All of such Nant Units have been duly authorized and validly issued have been issued in full compliance with all applicable securities laws and other applicable Legal Requirements. The Unit Consideration value of $3.3841 per unit is the same per unit price of units sold in the Purchaser’s most recent third party equity financing.

(b) Except as set forth in the Nant LLC Agreement, other than (i) under the Nant Health Profit Interests Plan or (ii) as otherwise contemplated under this Agreement, there were no (A) outstanding preemptive rights, subscription, option, call, warrant or other rights of any kind or nature to acquire any securities of the Purchaser; (B) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any securities of the Purchaser; (C) Contracts under which the Purchaser is or may become obligated to sell, issue or otherwise dispose of or redeem, purchase or otherwise acquire any its securities; or (D) shareholder agreements, voting trusts or other agreement, arrangement or understanding that may affect the exercise of voting or any other rights with respect to the capital interests of the Purchaser.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.5 Financial Statements. The Purchaser has made available to the Seller an audited, consolidated and combined balance sheet and statement of members’ equity as of December 31, 2013 and 2014 and an audited, consolidated and combined statements of operations and cash flow for the fiscal years ended December 31, 2013 and 2014, together with an unaudited consolidated and combined balance sheet as of June 30, 2015 and an unaudited, consolidated and combined statements of operations and cash flow for the six (6) months then ended (collectively, the “Purchaser Financial Statements”). The Purchaser Financial Statements were prepared in accordance with GAAP, consistently applied, during the periods involved; provided, however, that the Purchaser Financial Statements as of and for the six (6) month period ended June 30, 2015 are subject to year-end adjustments (which will not be material individually or in the aggregate). The Purchaser Financial Statements were prepared in accordance with the books and records of the Purchaser and fairly present in all material respects the consolidated financial position and operating results and cash flows of the Purchaser and its Subsidiaries as of the dates thereof, and for the periods, indicated therein.

5.6 Brokers. The Purchaser has not retained any broker or finder or incurred any liability or obligation for any brokerage fees, commissions or finder’s fees with respect to this Agreement or the Transaction.

5.7 Proceedings and Orders.

(a) There is no material Proceeding pending or, to the knowledge of the Purchaser, threatened against the Purchaser, any of its properties, assets, operations or businesses, or their rights relating thereto. The Purchaser has made available to the Seller true, accurate and complete copies of all material pleadings, material correspondence, material documents or summaries relating to any such Proceeding.

(b) Neither the Purchaser, any of its Subsidiaries or their respective officers, directors, agents or employees, nor any of their respective properties, assets, operations or businesses, nor any of their respective rights relating to any of the foregoing, is subject to any Order.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.8 Subsidiaries. Each Subsidiary of the Purchaser (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to conduct business and is in good standing under the laws of each jurisdiction in which the nature of its business, the operation of its assets or the ownership or leasing of its properties requires such qualification, except where the failure to so qualify would not result in a material adverse effect on the business and assets of such Subsidiary; and (iii) has full power and authority required to own, lease and operate its assets and to carry on its business as now being conducted. All of the issued and outstanding shares of capital stock of each Subsidiary of the Purchaser have been duly authorized and are validly issued, fully paid and non-assessable.

5.9 Compliance with Laws. The Purchaser and its Subsidiaries are in compliance in all material respects with each Legal Requirement that is applicable to such Entity or any of their respective properties, assets, operations or businesses, and to the knowledge of Purchaser, no event has occurred, and no condition or circumstance exists, that would (with or without notice or lapse of time) constitute, or result directly or indirectly in, a default under, a breach or violation of, or a failure comply with, any such material Legal Requirement. Neither the Purchaser nor any of its Subsidiaries has received any written notice from any third party regarding any actual, alleged or potential violation of any Legal Requirement that has not been resolved.

5.10 Transactions with Affiliates. Except as set forth on Schedule 5.10, (a) the Purchaser is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees (including with respect to scope and amount); (b) to the knowledge of

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

the Purchaser, none of the Purchaser’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Purchaser; and (c) to the knowledge of the Purchaser, none of the Purchaser’s officers, directors or employees, or any members of their immediate families, or any Affiliate of the foregoing, have any material financial interest in any material contract of the Purchaser.

5.11 Financial Ability. The Purchaser has, or will have as of the Closing, the financial capability to consummate the Transaction, and the Purchaser understands that the Purchaser’s obligations hereunder are not in any way contingent or otherwise subject to (a) the consummation of any financing arrangements or obtaining any financing or (b) the availability of any financing to the Purchaser or any of its Affiliates.

5.12 Solvency. Both before and after giving effect to the Transaction: (i) the fair value of the consolidated assets of the Purchaser and its Subsidiaries (taken as a whole), exceed their respective liabilities and (ii) the Purchaser and its Subsidiaries will be able to pay their respective liabilities as they mature or otherwise become due.

5.13 Investment Representations.

(a) The Purchaser is acquiring the Purchased Shares issuable pursuant to this Agreement for investment for the Purchaser’s own account only, not as a nominee or agent, and not with a view to, or for resale in connection with, any “distribution” of any part thereof within the meaning of the Securities Act. The Purchaser has no present intention of selling, granting any participation in, or otherwise distributing any Purchased Shares. The Purchaser hereby represents and warrants to the Seller that the entire legal and beneficial interest of the Purchased Shares to be issued to the Purchaser in connection with this Agreement will be held for the Purchaser’s account only, and neither in whole or in part for any other person. The Purchaser further hereby represents and warrants to the Seller that the Purchaser has no present contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participation to such person or to any third person, with respect to any Purchased Shares to be issued to the Purchaser in connection herewith.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(b) The Purchaser is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

(c) The Purchaser acknowledges that the Purchaser is sophisticated and has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the Transaction. The Purchaser acknowledges that the Purchaser has had adequate time and opportunity to review this Agreement and the other Transaction Agreements to which the Purchaser is a party and all other documents requested by the Purchaser with the Purchaser’s own legal counsel, tax and financial advisor. The Purchaser is relying solely on such counsel and advisors for legal, tax and investment advice with respect to the Transaction.

(d) The Purchaser understands and hereby acknowledges that the issuance of Purchased Shares in connection herewith is being effected by the Purchaser without registration under the Securities Act on the basis of the fact that the issuance of the Purchased Shares is exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to an exemption therefrom under Section 4(a)(2) of the Securities Act and in reliance upon Regulation D, promulgated thereunder, and that the Purchaser’s reliance upon such exemption is predicated upon, among other things, the representations and warranties of the Purchaser to the Seller set forth herein.

(e) The Purchaser understands and hereby acknowledges that (i) the Purchased Shares to be issued to the Purchaser in connection herewith have not been registered under the Securities Act and (ii) such Purchased Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from the registration and prospectus delivery requirements of the Securities Act is available with respect to any sale or other disposition of such Purchased Shares.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(f) Any certificates evidencing Purchased Shares to be issued to the Purchaser shall bear any legend required pursuant to any state, local or foreign laws governing such Purchased Shares.

5.14 No Other Representations or Warranties. The Purchaser agrees (on behalf of itself and the other Purchaser Parties) that none of the Seller, the Seller Members, the Company, the Company Subsidiaries, any Representatives of the foregoing or any of their respective Affiliates, members, managers, equityholders, directors, officers, employees, representatives or advisors have made and shall not be deemed to have made, nor has the Purchaser or any of its Affiliates relied on, any representation, warranty, covenant or agreement, express or implied, with respect to the Company, the Company Subsidiaries, the Seller, the Seller Members, their business or the Transaction or the completeness or accuracy of any information made available to any Purchaser Party, other than those representations, warranties, covenants and agreements explicitly set forth in this Agreement.

ARTICLE VI

COVENANTS

6.1 Company’s Conduct of the Business Prior to Closing. Except as set forth on Schedule 6.1, from and after the date hereof and prior to the Closing Date or the earlier termination of this Agreement, except with the prior written consent of the Purchaser, the Company shall, and shall cause the Company Subsidiaries to:

(a) Conduct the Business in the ordinary course of business;

(b) Use commercially reasonable efforts to pay all of its Liabilities and Taxes when due, subject to good faith disputes over such Liabilities or Taxes;

(c) Maintain insurance coverage in amounts adequate to cover the reasonably anticipated risks of the Company; and

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(d) Use commercially reasonable efforts to maintain good relationships with employees, licensors, licensees, suppliers, contractors, distributors, customers, and others having business dealings with the Company.

6.2 Restrictions on the Company’s Conduct of the Business Prior to Closing.

Except as set forth in Schedule 6.1, from and after the date hereof and prior to the Closing Date or the earlier termination of this Agreement, except with the prior written consent of the Purchaser, the Company shall not, and the Company shall cause the Company Subsidiaries not to:

(a) Acquire by merging or consolidating with, or by purchasing any material portion of the equity securities of or all or substantially all of the assets of, or by any other manner, any business or any Entity;

(b) Sell, transfer, lease, license, assign, option or otherwise encumber any of its assets (including any Company IP Assets), except in the ordinary course of business;

(c) Take any action outside the ordinary course of business with respect to the customers, suppliers or distributors of the Company or any Company Subsidiary, including providing promotions, coupons, discounts or price increases outside the ordinary course consistent with past practice;

(d) Enter into, violate, terminate or amend any Contracts that would be considered Material Contracts, except in the ordinary course of business;

(e) Commence any Proceeding other than for (i) the routine collection of Accounts Receivable or (ii) injunctive relief on the grounds that the Company or any Company Subsidiary has suffered immediate and irreparable harm not compensable in money damages;

(f) Declare, authorize or pay any dividends on, make any other distributions with respect to, or redeem, repurchase or otherwise acquire any of its capital stock;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(g) Issue, sell, contract to issue or sell, pledge, dispose of, grant, encumber, split, reclassify or authorize the issuance, sale, pledge, disposition, grant, split, reclassification or encumbrance of (1) any shares of Company Common Stock or equity or similar interest in any Company Subsidiary or (2) any options, warrants, convertible securities or other rights of any kind to acquire any shares of such Company Common Stock or equity or similar interest in any Company Subsidiary;

(h) Purchase, lease, license or otherwise acquire any assets, except for assets acquired by the Company or any Company Subsidiary in the ordinary course of business;

(i) Make any capital expenditure in excess of $500,000, individually or in the aggregate;

(j) Incur any Indebtedness that will not be paid off at or prior to the Closing;

(k) Provide any credit, loan, advance, guaranty, endorsement, indemnity, warranty or mortgage to any Person, including any of the customers, stockholders, officers, employees or directors of the Company, other than those made in the ordinary course of business;

(l) Materially change its credit practices, accounting methods or practices or standards used to maintain its books, accounts or business records;

(m) Amend its certificate of incorporation or bylaws or similar charter documents;

(n) Hire any senior management personnel other than in the ordinary course of business; terminate any officer or senior management personnel of the Company; increase the annual level of compensation of any existing employee except for regular, scheduled compensation increases in the ordinary course of business; establish or adopt any Employee Benefit Plan; or grant any bonuses, benefits or other forms of direct or indirect compensation to any employee, officer, director or consultant other than in the ordinary course of business and other than bonuses, benefits or compensation fully paid by the Company prior to the Closing;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(o) Make any severance payments to any employee, officer or director, except payments made pursuant to written agreements outstanding as of the date of this Agreement and listed in Schedule 3.14(b);

(p) Make, amend, or revoke any election relating to Taxes; adopt or change any accounting method relating to Taxes; file any amendment to any Tax Return; enter into any Tax sharing, allocation, indemnity or similar agreement; enter into any closing agreement; settle or compromise any claim or assessment relating to Taxes; consent to any extension or waiver of the limitations period applicable to any Taxes or Tax Returns; or

(q) Enter into any Contract or agree, in writing or otherwise, to take any of the actions described in Section 6.2(a) through (p) above.

6.3 No Solicitation. Until the earlier of (a) the Closing and (b) the termination of this Agreement pursuant to its terms, the Seller and the Company shall not, and they shall cause the Company’s Representatives and the Seller’s Representatives not to, directly or indirectly, (i) initiate, solicit or encourage any inquiries concerning the sale of the Company (whether by way of merger, purchase of capital shares, purchase of assets or otherwise) (a “Competing Transaction”); or (ii) hold any discussions or enter into any agreements with, or provide any information or respond to, any third party concerning a proposed Competing Transaction or cooperate in any way with, agree to, assist or participate in, solicit, facilitate or encourage any effort or attempt by any third party to do or seek any of the foregoing. If at any time prior to the earlier of (x) the Closing and (y) the termination of this Agreement pursuant to its terms, the Seller or the Company is approached in any manner by a third party concerning a Competing Transaction (a “Competing Party”), the Seller shall promptly inform the Purchaser regarding such contact and furnish Purchaser with a copy of any inquiry or proposal, or, if not in writing, a description of the material terms thereof, including the name of such Competing Party.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.4 Certain Notifications.

(a) From the date of this Agreement until the Closing or the earlier termination of this Agreement, the Company shall promptly notify the Purchaser in writing regarding any:

(i) Circumstance or event that could reasonably be expected to have a Material Adverse Effect on the Company;

(ii) Fact, circumstance, event, or action by the Company (i) which, if known on the date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement; or (ii) the existence, occurrence, or taking of which would result in the representations and warranties of the Company or the Seller contained in this Agreement not being true and correct at Closing such that the condition to Closing set forth in Section 7.1(a) cannot be satisfied;

(iii) Breach of any covenant or obligation of the Company or the Seller hereunder; and

(iv) Circumstance or event which will result in, or would reasonably be expected to result in, the failure of the Seller or the Company to satisfy any of the conditions to Closing set forth in ARTICLE VII.

(b) From the date of this Agreement until the Closing or the earlier termination of this Agreement, the Purchaser shall promptly notify the Seller in writing regarding any:

(i) Circumstance or event that could reasonably be expected to have a Material Adverse Effect on the Purchaser;

(ii) Fact, circumstance, event, or action by the Purchaser (i) which, if known on the date of this Agreement, would have been required to be disclosed in or pursuant to this Agreement; or (ii) the existence, occurrence, or taking of which would result in the representations and warranties of the Purchaser contained in this Agreement not being true and correct at Closing such that the condition to Closing set forth in Section 7.2(a) cannot be satisfied;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iii) Breach of any covenant or obligation of the Purchaser hereunder; and

(iv) Circumstance or event which will result in, or would reasonably be expected to result in, the failure of the Purchaser to satisfy any of the conditions to Closing set forth in ARTICLE VII.

6.5 Access to Information. From the date of this Agreement until the Closing or earlier termination of this Agreement, the Company shall (i) permit the Purchaser and its Representatives (including any financing sources of the Purchaser and their legal counsel, accountants and other representative) to have reasonable access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company and the Company Subsidiaries, to all premises, properties, personnel, Persons having business relationships with the Company (including suppliers, licensees, customers and distributors), books, records (including Tax records), Contracts, and documents of or pertaining to the Company; (ii) furnish the Purchaser and/or the Purchaser’s Representative with all financial, operating and other data and information related to the Company (including copies thereof), as the Purchaser may reasonably request; and (iii) otherwise cooperate and assist, to the extent reasonably requested by the Purchaser, with the Purchaser’s investigation of the Company. No information or knowledge obtained in any investigation pursuant to this Section 6.5 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Transaction.

6.6 Reasonable Best Efforts. From the date of this Agreement until the Closing or earlier termination of this Agreement, each of the Company, the Seller and the Purchaser shall use their respective reasonable best efforts to cause to be fulfilled and satisfied all of the other party’s conditions to Closing set forth in ARTICLE VII.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.7 Consents.

(a) The Company shall use its commercially reasonable efforts to obtain all Consents that are listed on Schedule 3.5 and marked with an asterisk.

(b) The Company and the Purchaser shall file the notification report, and all other documents to be filed in connection therewith, required by the HSR Act and the notification rules promulgated thereunder with the United States Federal Trade Commission and the United States Department of Justice, as well as any other filings required under the Antitrust Laws of any other jurisdiction, as soon as practicable following the date hereof, but in any event within five Business Days following the date hereof with respect to filings required under the HSR Act (the date on which such filing is made, the “Original Filing Date”) and ten Business Days for any filings required under any other Antitrust Law. The Purchaser shall pay directly to the applicable Government Antitrust Entity the applicable filing fee required in connection with any HSR notification or other antitrust filing required in connection with the Transaction (“HSR Filing Fee”). The Company and the Purchaser shall respond promptly to any request for information that may be issued by any Government Antitrust Entity. Subject to the terms and conditions herein, the Purchaser and the Company shall use commercially reasonable efforts to cause the waiting periods under the HSR Act and the Antitrust Laws of any other jurisdiction, as applicable, to terminate or expire at the earliest possible date after the Original Filing Date. For purposes of this Agreement, “Antitrust Laws” shall mean the HSR Act and any other federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade. Without limiting the generality of the Company’s undertakings pursuant to this Section 6.7(b), the Company shall, in each case with the consent of the Purchaser:

(i) the Company shall use its commercially reasonable efforts to cooperate with the Purchaser’s efforts pursuant to Section 6.7(c); and

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(ii) take promptly, in the event that such an injunction or order has been issued in such a Proceeding, any and all steps, including the appeal thereof or the posting of a bond, necessary to vacate, modify or suspend such injunction or order so as to permit such consummation on a schedule as close as possible to that contemplated by this Agreement.

(c) The parties hereto shall use their commercially reasonable efforts to prevent the entry in a Proceeding brought under any Antitrust Law by a Government Authority with jurisdiction over the enforcement of any applicable Antitrust Laws (“Government Antitrust Entity”) or any other party of any permanent or preliminary injunction or other order that would make consummation the Transaction in accordance with the terms of this Agreement unlawful or that would prevent or delay such consummation; provided that, the Purchaser and its counsel shall be responsible for all discussions with any Government Antitrust Entity (after consultation with the Company and its counsel) to the maximum extent permitted by Legal Requirement and except as required by any Government Antitrust Entity.

(d) Subject to applicable Legal Requirements and subject to all applicable privileges, including the attorney-client privilege, the Purchaser and the Company will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto relating to proceedings under the HSR Act or any other Antitrust Law, and shall promptly inform the other of any oral communication with, and provide copies of written communications with, any Governmental Antitrust Entity regarding any such filings or this transaction.

(e) Notwithstanding anything to the contrary in this Section 6.7 or elsewhere in this Agreement, the Purchaser shall not be required to agree to (i) material concessions in connection with the Company’s obtainment of any Consents, including any divestiture or other

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

disposition of any of its or its Affiliates’ assets or other structural or conduct remedy, or (ii) incur any material Liability or obligation of any kind. No party hereto shall be required to pursue antitrust approval under the HSR Act for a period of more than 150 days following the Original Filing Date, and the Purchaser shall thereafter, in its sole discretion, be entitled to terminate this Agreement pursuant to Section 8.1(e).

6.8 Confidentiality.

(a) Each party hereto agrees that, for a period of five years from and after Closing, it will not, and will use reasonable efforts to ensure that its Affiliates will not, through any action or inaction, use (except as contemplated by this Agreement), or disclose to any other Person, any Confidential Information relating to the other party (it being understood that following Closing this Section 6.8 shall apply to the use or disclosure of the Company’s Confidential Information by the Seller and after Closing shall not apply with respect to the use or disclosure of the Confidential Information of the Company by the Purchaser); provided, however, that the foregoing prohibitions shall not apply to (i) disclosures that are required by any Legal Requirement (including any rule or regulation of the SEC or of a stock exchange which may require such disclosure) or by a Governmental Authority; (ii) information that is ascertainable or obtained from public or published information or is otherwise publicly known through no wrongful act of the using or disclosing party; (iii) information received from a Person not known to the using or disclosing party to be under an obligation to keep such information confidential; (iv) information independently developed by the using or disclosing party without use of the other party’s information; (v) information that was known by the disclosing party before receipt from the other party; and (vi) information disclosed to or filed with any Person for the purpose of obtaining consents to, or the financing of, the transactions contemplated by this Agreement. Notwithstanding anything herein to the contrary, each party to this Agreement may (without prior notification to, or approval or consent by, any other party) disclose to taxing

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

authorities and/or to such party’s representatives with a contractual or other duty to maintain such information in confidence (including outside counsel and advisors) any confidential or non-public information that is required to be disclosed in connection with such party’s tax filings, reports, claims, audits, or litigation.

(b) Notwithstanding Subsection (a) above, in the event a party is required to disclose Confidential Information of another party (in such event, such party is a “Nondisclosing Party,” and the party required to disclose is the “Disclosing Party”) pursuant to any Legal Requirement, and would otherwise be prohibited from doing so under this Section 6.8, the Disclosing Party shall: (i) promptly notify the Nondisclosing Party of the existence, terms and circumstances surrounding such requirement; (ii) consult with the Nondisclosing Party on the advisability of taking legally available steps to resist or narrow such request; and (iii) if disclosure of such Confidential Information is required, furnish only that portion of the Confidential Information which the Disclosing Party is legally compelled to disclose and advise the Nondisclosing Party reasonably in advance of such disclosure so that the Nondisclosing Party may seek an appropriate protective order or other reliable assurance that confidential treatment will be accorded such Confidential Information. The Disclosing Party shall not oppose actions by the Nondisclosing Party to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded such Confidential Information.

6.9 Public Announcements. None of the Purchaser, the Seller nor the Company shall make any public announcements with respect to this Agreement or the transactions contemplated hereby without the prior written consent, in the case of the Seller or the Company, of the Purchaser, and in the case of the Purchaser, of the Seller, unless required by any Legal Requirement or judicial process (in which case notification shall be given to the other parties hereto prior to such disclosure). Notwithstanding the foregoing, after the Closing, the Purchaser may make a public announcement with respect to this Agreement and the Transactions contemplated hereby provided that Purchaser provides prior notice to the Seller and offers the Seller the opportunity to review and comment on the form of such announcement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.10 Books and Records.

(a) At the Closing, the Company shall deliver or cause to be delivered to the Purchaser all original documents, books and records relating to the Company and the Company Subsidiaries and any other assets of the Company and the Company Subsidiaries that will not automatically transfer and be effectively delivered at the Company’s premises when ownership of the Company is transferred at Closing.

(b) After the Closing, the Seller and its accountants, lawyers and representatives shall be entitled at all reasonable times upon reasonable notice during normal business hours to have access to and, at their expense, to make copies of the books and records and other information of the Company or the Company Subsidiaries for any purpose relating to the preparation of Tax Returns.

6.11 Cooperation. After the Closing, upon the request of the Purchaser, the Seller shall execute and deliver such further documents and instruments of conveyance, transfer or assignment as may reasonably be requested by the Purchaser to effect or record the transfer to, and vesting in the Purchaser, of the Seller’s right, title and interest in and to the Purchased Shares, free and clear of all Encumbrances other than restrictions on transfer pursuant to, in accordance with the terms of this Agreement.

6.12 Company Benefit Plans.

(a) Effective immediately prior to the Closing and if directed by the Purchaser at least 5 days in advance of Closing, the Company will terminate any and all Company Benefit Plans intended to qualify as a qualified cash or

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deferred arrangement under Section 401(k) of the Code and effective immediately prior to the Closing, no Employee shall have any right to contribute any amounts to any Company Benefit Plan intended to qualify as a qualified cash or deferred arrangement under Section 401(k) of the Code. At the request of the Purchaser, the Company will provide the Purchaser with evidence that such Company Benefit Plans have been terminated effective immediately prior to the Closing pursuant to resolutions duly adopted by the Company Board. In addition, at the request of the Purchaser, the Company will terminate any and all other Company Benefit Plans, including any group health, dental, severance, separation or salary continuation plans, programs or arrangements, effective either immediately prior to the Closing or thereafter as specified by the Purchaser and, at the request of the Purchaser, the Company will provide the Purchaser with evidence that such Company Benefit Plans have been so terminated pursuant to resolutions duly adopted by the Company Board. The Company also shall take such other actions in furtherance of terminating such Company Benefit Plans as the Purchaser may reasonably require.

(b) To the maximum extent permitted by law, for the purposes of any of the employee benefit and compensation plans, programs, policies and arrangements of the Company and the Company Subsidiaries after the Closing (the “Purchaser’s Plans”) for which eligibility or vesting of benefits depends on length of service, and for any benefit for which the amount or level of benefits depends on length of service, the Purchaser, the Company and each Company Subsidiary shall give (or cause to be given) to each employee full credit for past service with the Company and the Company Subsidiaries as of and through the Closing Date under the Company Benefit Plans (“Prior Service”). In addition, and without limiting the generality of the foregoing, each employee (i) shall be given credit for Prior Service for purposes of eligibility to participate, satisfaction of any waiting periods, evidence of insurability requirements, or the application of any pre-existing condition limitations, and (ii) shall be given credit for amounts paid under a corresponding Company Benefit Plan during the same period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Purchaser’s Plans.

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6.13 Parachute Payments. Prior to the Closing, the Company and the Seller shall solicit shareholder approval under Section 280G(b)(5) of the Code of any payments or benefits that could be considered “excess parachute payments” within the meaning of Section 280G of the Code and shall request that all “disqualified individuals” within the meaning of Section 280G of the Code subject all benefits and payments that could be considered “excess parachute payments” to the shareholder approval requirements of Section 280G(b)(5) of the Code, as contemplated in the Treasury Regulations promulgated thereunder. The Company further agrees that whether or not its shareholders approve any such excess parachute payments, neither the Purchaser nor the Company shall have any responsibility or liability with respect to any excise taxes owed by the recipients of any such payments.

6.14 Treatment of Company Options.

(a) Promptly after the date of this Agreement, the Company shall deliver proper notice to each holder of a Company Option pursuant to the Company Option Plan informing such holder of the effect of the Transaction on the Company Options.

(b) Prior to the Closing Date, the Company shall take all action necessary to (i) terminate the Company Option Plan, (ii) settle the value of each outstanding Company Option in cash effective as of the Closing for the Aggregate In-The Money Amount and (iii) cause all Company Options to be cancelled effective as of the Closing. For purposes of this Section 6.14(b), the “Aggregate In-The-Money Amount” for each holder of Company Options will be determined by multiplying the number of shares subject to the Company Options held by such holder by the amount that the per share value of the Company Common Stock based on the Cash Purchase Price and the Unit Consideration as reasonably determined by the Company and agreed to by the Purchaser exceeds the exercise price of the Company Options held by such holder; provided, however, if a holder holds more than one Company Option with different exercise prices, then for purposes of calculating such holder’s Aggregate In-The-Money Amount, each

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Company Option held by such holder shall be calculated separately with such holder’s Aggregate In-The-Money Amount being the sum of any positive values resulting therefrom. The aggregate amount paid to holders of Company Option Holders under this Section 6.14(b) (“Aggregate Option Settlement Amount”) shall be subject to any amount required to be deducted and withheld under the Code or any other applicable Legal Requirement. The Aggregate Option Settlement Amount shall be paid out of, and shall reduce, the Cash Purchase Price.

6.15 Severance Payments; Stay Bonuses.

(a) Any severance amounts that are payable to Workers under any Company Contract in effect as of the Closing on or prior to the first (1st ) anniversary of the Closing (“Severance Payments”) shall be the obligation of the Seller. To the extent that any Severance Payments are paid by one of the Purchaser Parties, such Purchaser Party shall be entitled to be indemnified by the Seller pursuant to Section 9.2(a)(v) from the Escrow Amount.

(b) Stay Bonuses payable as a result of the Transaction contemplated by this Agreement in amount up to but not exceeding $750,000 shall be the obligation of the Purchaser (“Contemplated Stay Bonuses”) and the amount of any Stay Bonuses authorized prior to the Closing that exceed $750,000 shall be the obligation of the Seller (“Excess Stay Bonuses”). To the extent that any Excess Stay Bonuses Payments are paid by one of the Purchaser Parties, such Purchaser Party shall be entitled to be indemnified by the Seller pursuant to Section 9.2(a)(v). To the extent that any Contemplated Stay Bonuses are paid by one of the Seller Parties, such Seller Party shall be entitled to be indemnified by the Seller pursuant to Section 9.3(a)(iii).

6.16 Non-Competition and Non-Solicitation Agreement.

(a) For the period commencing on the Closing Date and ending on the date that is four (4) years following the Closing Date (the “Noncompetition Period”), neither the Seller, any Seller Member nor any of their Affiliates shall, directly or indirectly, anywhere in the

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world, sell any products or services that are functionally substantially the same to the products and services sold by the Company on or prior to the Closing Date in connection with the NaviNet Existing Business. “NaviNet Existing Business” means the business of providing hosted software application services that function together as a portal to facilitate and support the transfer of the following content (but not creation of the content itself) by and between healthcare plans and their respective network of healthcare providers: information related to eligibility and benefits, reimbursement, claims status, authorizations and referrals, in each case as they pertain to the healthcare plan’s members.

(b) During the Noncompetition Period, neither the Seller, any Seller Member nor any of their Affiliates shall, directly or indirectly, whether through a third Person or otherwise, recruit, solicit, induce, invite or otherwise retain or encourage any Person who is employed by the Purchaser or the Company to accept employment with or enter into a consulting or other business relationship with any Person other than the Purchaser, the Company or their respective Affiliates, or terminate any such relationship with the Purchaser, the Company or their respective affiliates. Notwithstanding the foregoing, nothing herein shall prohibit or restrict (i) general advertising for applicants for a position or relationship (so long as such advertising does not specifically target Persons who are employed by the Purchaser or the Company), or (ii) engaging a recruiting firm to search for and screen prospects for a position or relationship (so long as such recruiting firm is instructed to not seek Persons who are employed by the Purchaser or the Company).

(c) During the Noncompetition Period, neither the Seller, any Seller Member nor any of their Affiliates shall, for its own account or for the account of any other Person, call upon any Person that has purchased any Company Products and services for the purpose of soliciting or selling products or services in competition with the NaviNet Existing Business. During the Noncompetition Period, neither the Seller nor any Seller Member shall induce any

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current customer, supplier or vendor of the Company, the Purchaser or any of their respective Affiliates or any Person who was a customer, supplier or vendor of the Company, the Purchaser or any of their respective Affiliates during the immediately preceding one year period to cease doing business in whole or in part with, or otherwise interfere with the business of, the Company, the Purchaser or any of their respective Affiliates.

(d) The covenants contained in Subsections (a)-(c) shall be construed as a series of separate covenants, one for each county, city, state and country throughout the world. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in Subsections (a)-(c). If, in any Proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section 6.16 are deemed to exceed the time, geographic or other scope limitations permitted by applicable Legal Requirement, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable Legal Requirements.

(e) The Seller and each Seller Member acknowledge that (i) the goodwill associated with Company and customer relationships prior to Closing are an integral component of the value of the Company to the Purchaser and are reflected in the payments to Seller from the Purchaser contemplated by this Agreement and (ii) the covenants set forth in this Section 6.16 are necessary to preserve the value of the Company, including their goodwill and customer relationships, for the Purchaser following Closing. The Seller and the Seller Member also acknowledge that the limitations of time, geographic scope and scope of activity agreed to in this Agreement are reasonable.

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(f) The Seller and each Seller Member acknowledge and agree that money damages would not be a sufficient remedy for any breach of this Section 6.16 by the Seller and that the Purchaser shall therefore be entitled to seek equitable relief, including an injunction or specific performance, as a remedy for any such breach without being required to post bond or other security and in addition to, and without having to prove the adequacy of, other remedies at law. Such remedies shall not be deemed to be the exclusive remedies for a breach of this Section 6.16 but shall be in addition to all other remedies available at law or equity, subject to the provisions of Section 9.6.

(g) Notwithstanding any provision of this Agreement to the contrary, in the event that any of the Seller Members terminates such Seller Member’s Customer Agreement “for cause” (as defined in the applicable Customer Agreement), nothing in this Section 6.16 shall prohibit such Seller Member or its Affiliates from entering into a commercial agreement with a competitor of the Company for the provision of services to such Seller Member or, to the extent required by the commercial agreement with such competitor, the investment by any such Seller Member or its Affiliates in any such competitor in connection therewith.

(h) Notwithstanding any provision of this Agreement to the contrary, it is understood and agreed that nothing in this Section 6.16 shall restrict or prohibit the Seller, any Seller Member or any Affiliate of any Seller Member from: (i) developing solutions for internal use by such Seller Member or its Affiliates; (ii) using internally, marketing or selling products and services that were used internally, marketed or sold by such Seller Member or its Affiliates prior to the date of this Agreement; or (iii) providing products or services (or integrating with any products or services) which compete with the products or services of the Company on behalf of a customer that asks, without prompting from such Seller Member or Affiliate, for such Seller Member or Affiliate to provide such competing products or services (or integrate with such products or services) (it being understood that, in the event that any Seller Member or Affiliate provides any such competing products or services (or integrates with any such competing

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products and services), that such Seller Member or Affiliate shall use commercially reasonable efforts to provide notice to the Purchaser or the Company of such provision of competing services (or integration with competing services) to the extent permitted by Legal Requirements and contractual obligations).

(i) The covenants of the Seller Members (and their respective Affiliates) in this Section 6.16 are several and not joint.

6.17 Release by Seller. In consideration for the Purchase Price and as a condition of entering into this Agreement and effective as of the Closing, the Seller on its behalf and that of its members, managers, employees, agents, successors, and assigns (collectively, the “Releasing Parties”) release, acquit, and forever discharge the Company, the Company Subsidiaries and their respective present or former officers, directors, employees, agents, successors, assigns, managers, predecessors, attorneys, accountants, investment bankers, and representatives acting in such capacity (collectively, the “Released Parties”) from, and waive to the maximum extent permitted by law, any and all claims, liabilities, demands, and causes of action, known or unknown, fixed or contingent, that such Releasing Parties has or may claim against any of the Released Parties as a result of the Seller’s relationship with the Company (whether as shareholder, officer, director or otherwise) including but not limited to the Seller’s right to equity in the Company (the “Release”), other than (a) any rights under this Agreement, any other Transaction Agreement or any other agreement that may continue in effect after the Closing in accordance with its terms, (b) any rights of directors and officers of the Company to indemnification and exculpation pursuant to the organizational documents of such Person, (c) any rights pursuant to any directors and officers insurance policy and (d) any rights to accrued but unpaid compensation and benefits. In making this waiver, the Seller acknowledges that the Seller may hereafter discover facts in addition to or different from those which it now believes to be true with respect to the subject matter released herein, but agrees that it has taken that

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possibility into account in reaching this Agreement and as to which it expressly assumes the risk. Each Releasing Party understands and acknowledges that if, notwithstanding his or her waiver of claims as described above, he or she should nonetheless proceed to make such claims, the court hearing such claims may hold him liable for the damages and costs, including attorney’s fees, incurred by the Released Parties in defending such claims. This Release does not apply to any rights or claims that relate to facts or circumstances arising after the Closing. The Seller acknowledges that this Release does not constitute an admission of liability or wrongdoing on the part of the Released Parties, but that it is done in connection with the purchase by the Purchaser of the Purchased Shares, and the Released Parties expressly deny any liability or wrongdoing.

6.18 Restrictions on the Purchaser. From and after the date hereof and prior to the Closing Date or the earlier termination of this Agreement, except with the prior written consent of the Seller, the Purchaser shall not:

(a) Declare, authorize or pay any dividends on, make any other distributions with respect to, or redeem, repurchase or otherwise acquire any of its equity securities;

(b) Issue, sell, contract to issue or sell, pledge, dispose of, grant, encumber, split, reclassify or authorize the issuance, sale, pledge, disposition, grant, split, reclassification or encumbrance of (1) any Nant Units or (2) any options, warrants, convertible securities or other rights of any kind to acquire any shares of such Nant Units;

(c) Enter into any transaction outside the ordinary course of business with any of its Affiliates;

(d) Amend its certificate of formation or Nant LLC Agreement (other than the adoption of the New Nant LLC Agreement) or convert to a corporation; or

(e) Enter into any Contract or agree, in writing or otherwise, to take any of the actions described in Section 6.18(a) through (d) above.

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6.19 Updates to Schedules.

(a) The Seller shall have the right to supplement the Seller’s Disclosure Schedule to this Agreement at least ten (10) Business Days prior to the Closing to reflect any and all events, circumstances or changes that arise after the date of this Agreement by delivery to the Purchaser of one or more supplements (each, a “Disclosure Supplement”).

(b) If the representations and warranties of the Company or the Seller contained in this Agreement would be true and correct at Closing such that the condition to Closing set forth in Section 7.1(a) could be satisfied without including any matter set forth in a Disclosure Supplement (a “New Matter”), the applicable Schedule(s) shall be deemed amended and supplemented by all information set forth in such Disclosure Supplement, each of the representations and warranties made in this Agreement shall be deemed qualified by the Disclosure Supplements, and no Purchaser Party shall make any claim in respect of the information disclosed in the Disclosure Supplements.

(c) If the representations and warranties of the Company or the Seller contained in this Agreement would not be true and correct at Closing such that the condition to Closing set forth in Section 7.1(a) cannot be satisfied without the disclosure of the New Matter, the Purchaser shall have the right under Section 8.1(d) to either (i) terminate this Agreement by written notice to the Company within five (5) Business Days after receipt of the Disclosure Supplement that includes the New Matter, or (ii) to consummate the Transaction. If the Purchaser elects to consummate the Transaction, the applicable Schedule(s) shall be deemed amended and supplemented by all information set forth in such Disclosure Supplement, each of the representations and warranties made in this Agreement shall be deemed qualified by the Disclosure Supplements, and no Purchaser Party shall make any claim in respect of the information disclosed in the Disclosure Supplements.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.20 Directors’ and Officers’ Indemnification and Insurance.

(a) The Purchaser shall, or shall cause the Company to, maintain the Company’s and the Company Subsidiaries’ existing directors’ and officers’ liability insurance or purchase a so-called “tail” for such directors’ and officers’ liability insurance, in each case covering Persons who are currently covered by such insurance (“Indemnified Persons”) on terms no less favorable than those in effect on the date hereof for a period of at least six years after the Closing. The Purchaser shall not, and shall cause the Company not to, amend the exculpation or indemnification provisions of the Company’s existing organizational documents in a manner that materially and adversely affects any Indemnified Person.

(b) The provisions of this Section 6.20 are intended to be for the benefit of, and enforceable by, each Indemnified Person and such Indemnified Person’s estate, heirs and representatives, and nothing herein shall affect any indemnification rights that any Indemnified Person or such Indemnified Person’s estate, heirs and representatives may have under the organizational documents of the Company or the Company Subsidiaries, any Legal Requirement, any contract or otherwise.

ARTICLE VII

CONDITIONS TO CLOSING

7.1 Conditions to the Purchaser’s Obligation to Close. The obligations of the Purchaser to consummate the Transaction shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Purchaser in writing:

(a) Representations, Warranties and Covenants. (1) The representations and warranties made by the Company and the Seller in Section 3.3 (Capitalization), Section 3.4 (Authority; Binding Nature of Agreements), and by the Seller in Section 4.1 (Ownership of Purchased Shares) and Section 4.2 (Authority; Validity of Contemplated Transactions) in this Agreement shall be true and correct in all respects and (2) all of the other representations and

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warranties made by the Company and the Seller in this Agreement and the Transaction Agreements and qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, in each case, on the Closing Date with the same force and effect as if this Agreement had been executed on and as of the Closing Date. The Company and the Sellers shall have duly performed all of the agreements and covenants and satisfied all of the conditions to be performed or complied with by them on or prior to the Closing Date (including agreements of Sellers to cause the Company to take or refrain from taking certain actions).

(b) Documents. The Seller shall have delivered to the Purchaser all of the documents and agreements set forth in Section 2.1.

(c) No Proceedings. Since the date of this Agreement, no Proceeding shall have been commenced or threatened against the Purchaser, or against any Representative of the Purchaser (a) involving any challenge to, or seeking Damages or other relief in connection with, the Transaction; or (b) that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on or otherwise interfering with the Transaction.

7.2 Conditions to the Seller’s Obligation to Close. The obligations of the Seller to consummate the Transaction shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Seller in writing:

(a) Representations, Warranties and Covenants. (1) The representations and warranties made by the Purchaser in Section 5.2 (Authority; Binding Nature of Agreements) and Section 5.4 (Capitalization) in this Agreement shall be true and correct in all respects and (2) all of the other representations and warranties made by the Purchaser in this Agreement and the Transaction Agreements and qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on the Closing Date with the same force and effect as if this Agreement had been executed on and as of the Closing Date. Purchaser shall have duly performed all of the agreements and covenants and satisfied all of the conditions to be performed or complied with Purchaser on or prior to the Closing Date.

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(b) Deliveries. The Purchaser shall have delivered to the Seller all of the documents, agreements and funds set forth in Section 2.2.

7.3 Conditions to Obligations of Each Party to Close. The respective obligations of each party to this Agreement to consummate the Transaction shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following condition(s), any of which may be waived by the Purchaser or the Seller, as applicable, in writing:

(a) No Legal Impediments to Closing. There shall not be in effect any Order issued by any Governmental Authority preventing the consummation of the Transaction, seeking any Damages as a result of the Transaction, or otherwise affecting the right or ability of the Purchaser to own, operate or control the Business, nor shall any Proceeding be pending that seeks any of the foregoing. There shall not be any Legal Requirement prohibiting the Seller from selling or the Purchaser from owning, operating or controlling the Business or that makes this Agreement or the consummation of the Transaction illegal.

(b) HSR Act. The waiting periods (and any extensions thereof) under the HSR Act and any other filings required under any other applicable Antitrust Law shall have expired or been terminated and all filings required to be made prior to the Closing Date with, and all consents, approvals, permits and authorizations required to be obtained prior to the Closing Date from Governmental Authorities in connection with the execution and delivery of this Agreement and the consummation of the Transaction will have been made or obtained (as the case may be).

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ARTICLE VIII

TERMINATION

8.1 Circumstances for Termination. At any time prior to the Closing, this Agreement may be terminated by written notice:

(a) by the mutual written consent of the Purchaser and the Seller;

(b) by either the Purchaser or the Seller if (i) the non-terminating party is in material breach of any material provision of this Agreement and such breach shall not have been cured within ten (10) days of receipt by such party of written notice from the terminating party of such breach; and (ii) the terminating party is not, on the date of termination, in material breach of any material provision of this Agreement;

(c) by either the Purchaser or the Seller if (i) the Closing has not occurred on or prior to May 31, 2016 (the “Outside Closing Date”) for any reason; and (ii) the terminating party is not, on the date of termination, in material breach of any material provision of this Agreement;

(d) by either the Purchaser or the Seller if (i) satisfaction of a closing condition of the terminating party in ARTICLE VII is impossible; and (ii) the terminating party is not, on the date of termination, in material breach of any material provision of this Agreement; and

(e) by the Purchaser, if the Purchaser shall have elected to terminate this Agreement pursuant to the last sentence of Section 6.7(e).

8.2 Effect of Termination. If this Agreement is terminated in accordance with Section 8.1, all obligations of the parties hereunder shall terminate, except for the obligations set forth in this Article VIII and Article XI; provided, however, that nothing herein shall relieve any party from liability for any willful and knowing breach of any of its representations or warranties or any breach of its covenants or agreements set forth in this Agreement.

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ARTICLE IX

INDEMNIFICATION

9.1 Survival of Representations and Warranties. All representations and warranties in this Agreement shall survive the Closing and remain in full force and effect for a period ending on the first (1st ) anniversary of the Closing Date; provided, however, that (a) all representations and warranties of the Company contained in Section 3.1 (Organization, Good Standing, Qualification), Section 3.3 (Capitalization), Section 3.4 (Authority, Binding Nature of Agreements), all representations and warranties of the Seller in Section 4.1 (Ownership of Purchased Shares), and all representations and warranties of the Purchaser in Section 5.2 (Authority; Binding Nature of Agreements) and Section 5.4 (Capitalization) shall survive the Closing and continue in full force and effect indefinitely and (b) the representations and warranties set forth in Section 3.21 (Taxes) shall survive the Closing and remain in full force and effect until thirty (30) days after the expiration of the applicable statute of limitations (the representations and warranties set forth in the foregoing clauses (a) and (b) collectively, the “Specified Reps”).

9.2 Indemnification by the Seller.

(a) Subject to the limitations set forth in this ARTICLE IX, the Seller shall indemnify, defend and hold harmless the Purchaser and its Affiliates (including the Company following the Closing) (collectively, “Purchaser Parties”) from any and all Damages arising out of or resulting from:

(i) any breach of a representation or warranty of the Seller or the Company contained in this Agreement (without taking into account any “materiality”, “material adverse effect” or similar qualifiers included therein);

(ii) any breach of any covenant of Seller, the Seller Members or the Company contained in this Agreement that is required to be performed after the Closing; provided that no Seller Member shall be required to indemnify, defend or hold harmless any Purchaser Party under this Section 9.2(a)(ii) for any breach of any covenant by any other Seller Member;

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(iii) any Indebtedness of the Company and the Company Subsidiaries that remains outstanding after the Closing Date to the extent such Indebtedness was not included in the calculation of the Final Closing Cash Purchase Price;

(iv) any Pre-Closing Taxes; or

(v) any Severance Payment or any Excess Stay Bonus.

(b) Materiality standards or qualifications in any representation, warranty or covenant shall only be taken into account in determining whether a breach of such representation, warranty or covenant exists, and shall not be taken into account in determining the amount of any Damages with respect to such breach.

(c) Since following the Closing, the Company will be owned by the Purchaser, the parties to this Agreement agree that any recovery by the Purchaser after Closing pursuant to this ARTICLE IX shall be against the Seller, who will have no right of reimbursement, contribution or other recovery against the Company.

(d) The representations, warranties, covenants and obligations of the Seller and the Company, and the rights and remedies that may be exercised by the Purchaser Parties based on such representations, warranties, covenants and obligations, will not be limited or affected by any investigation conducted by the Purchaser or any Purchaser Representative with respect to, or any knowledge acquired (or capable of being acquired) by Purchaser or any Purchaser Representative at any time, whether before or after the execution and delivery of this Agreement or the Closing, with respect to, the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver by the Purchaser of any provision of this Agreement will not affect or limit the provisions of this ARTICLE IX.

9.3 Indemnification by the Purchaser and the Company.

(a) Subject to the limitations set forth in this ARTICLE IX, the Purchaser and the Seller shall, jointly and severally, indemnify, defend and hold harmless the Seller, its

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Affiliates and its Representatives (collectively, “Seller Parties”) from any and all Damages arising out of or resulting from:

(i) any breach of a representation or warranty of the Purchaser contained in this Agreement;

(ii) any breach of any covenant of the Purchaser or the Company contained in this Agreement that is required to be performed after the Closing; or

(iii) any Contemplated Stay Bonus.

(b) The representations, warranties, covenants and obligations of the Purchaser and the Company, and the rights and remedies that may be exercised by the Seller Parties based on such representations, warranties, covenants and obligations, will not be limited or affected by any investigation conducted by the Seller or any Seller Representative. The waiver by the Seller of any provision of this Agreement will not affect or limit the provisions of this ARTICLE IX.

9.4 Procedures for Indemnification.

(a) Notice. Promptly after the appropriate management personnel of any Purchaser Party entitled to indemnification hereunder (an “Indemnified Party”) (i) become aware of circumstances that have resulted in, or which are reasonably likely to result in, Damages for which the Indemnified Party intends to seek indemnification for or (ii) receive written notice of any third-party demand, claim or circumstances which, with the lapse of time, the giving of notice or both, are reasonably likely to give rise to a claim or the commencement (or threatened commencement) of any Proceeding that may result in Damages for which the Indemnified Party may be indemnified hereunder (an “Asserted Liability”), the Indemnified Party shall give written notice thereof (a “Claims Notice”) to any other party or parties obligated to provide indemnification hereunder (an “Indemnifying Party”). The Claims Notice shall describe the Damages or the Asserted Liability in reasonable detail to the extent known, and

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shall indicate the amount (estimated, if necessary and if reasonably capable of estimation) of the Damages that has been or that may be suffered by the Indemnified Party. The Claims Notice may be amended on one or more occasions with respect to the amount of the Asserted Liability or the Damages at any time prior to final resolution of the obligation to indemnify relating to the Asserted Liability or the Damages. If a Claims Notice is not provided promptly as required by this Section 9.4, the Indemnified Party nonetheless shall be entitled to indemnification or reimbursement by the Indemnifying Party except to the extent the Indemnifying Party has been prejudiced by such late receipt of a Claims Notice.

(b) Opportunity to Contest. The Indemnifying Party may, provided that it has acknowledged its responsibility to indemnify with respect to an Asserted Liability subject to the limitations of this Article IX, elect to compromise or contest, at its own expense and with counsel of its choice reasonably acceptable to the Indemnified Party, such Asserted Liability; provided, that the Indemnifying Party shall not have the right to assume or continue the defense of any Asserted Liability if (i) in the reasonable opinion of the Indemnified Party, counsel for the Indemnifying Party could not adequately represent the interests of the Indemnified Party because its interests could be in conflict with those of the Indemnifying Party; (ii) such Proceeding is reasonably likely to have a material adverse effect on any other matter beyond the scope or limits of the indemnification obligation of the Indemnifying Party; or (iii) the Indemnifying Party shall not have assumed and diligently continued the defense of the Proceeding in a reasonably timely fashion In addition, if the Indemnifying Party has assumed the defense of a Proceeding, the Indemnifying Party shall take all reasonably necessary steps to defend the relevant Asserted Liability to conclusion or settlement, keep the Indemnified Party informed of the progress of any such Asserted Liability, permit the Indemnified Party at its own expense to participate in such defense and provide the Indemnified Party with reasonable access to all reasonably relevant information and documentation relating to the Asserted Liability and the Indemnifying Party’s

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defense thereof. If the Indemnifying Party elects to compromise or contest such Asserted Liability, it shall notify the Indemnified Party of its intent to do so by sending a notice to the Indemnified Party; and, in any such event, the Indemnified Party shall reasonably cooperate, at the expense of the Indemnifying Party, in the compromise or contest of such Asserted Liability. If the Indemnifying Party elects not to compromise or contest the Asserted Liability, fails to notify, in a timely manner, the Indemnified Party of its election as herein provided or contests its obligation to indemnify under this Agreement with respect to such Asserted Liability, the Indemnified Party shall have the right to pay, compromise or contest such Asserted Liability on behalf of and for the account and risk of the Indemnifying Party, subject in all cases to the limitations set forth in this ARTICLE IX. Anything in this Section 9.4(b) to the contrary notwithstanding, (i) the Indemnified Party shall have the right, at its own cost and for its own account, to compromise or contest any Asserted Liability, (ii) the Indemnifying Party shall not, without the Indemnified Party’s written consent, settle or compromise any Asserted Liability for Taxes, and (iii) the Indemnifying Party shall not, without the Indemnified Party’s written consent, settle or compromise any Asserted Liability not for Taxes or consent to entry of any judgment with respect to such Asserted Liability which does not include an unconditional term releasing the Indemnified Party and its Affiliates from all Liability in respect of such Asserted Liability. In any event, the Indemnified Party and the Indemnifying Party may participate, at their own expense, in the contest of an Asserted Liability. The Indemnifying Party and the Indemnified Party shall reasonably cooperate with each other as to all Asserted Liabilities (at the expense of the Indemnifying Party), shall make available to each other, as reasonably requested, all information, records, and documents reasonably related to all Asserted Liabilities and shall preserve all such information, records, and documents until the termination of any Asserted Liability. The Indemnifying Party and the Indemnified Party also shall make available to each other, as reasonably requested (and at the reasonable expense of Indemnifying Party), their

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respective personnel, agents, and other representatives who are responsible for preparing or maintaining information, records, or other documents, or who may have particular knowledge with respect to any Asserted Liability.

9.5 Limitations on Indemnification.

(a) No amount shall be payable by the Seller to any Indemnified Party pursuant to Section 9.2(a)(i) nor by the Purchaser to any Indemnified Party pursuant to Section 9.3(a)(i) unless (in each case other than with respect to Damages related to breach of a Specified Rep) (i) the amount of Damages related to any individual item exceeds $50,000 (provided that such items shall be aggregated for the purposes of determining whether the Deductible has been reached); and (ii) the aggregate amount of Damages indemnifiable by such Indemnifying Party under Section 9.2(a)(i) or Section 9.3(a)(i), as applicable, (in each case other than with respect to Damages related to breach of a Specified Rep) exceeds an amount (the “Deductible”) equal to $300,000, at which point the Indemnifying Party shall become liable for only those Damages in excess of such Deductible.

(b) Notwithstanding anything to the contrary contained in this Agreement, the maximum amount of aggregate indemnifiable Damages which may be recovered from an Indemnifying Party under Section 9.2(a)(i) or Section 9.3(a)(i) (in each case other than with respect to Damages related to breach of a Specified Rep) shall be an amount equal to $17,500,000 (“Indemnification Cap”).

(c) The Escrow Amount shall be held as security to secure the Seller’s indemnification obligations under ARTICLE IX and may be used as source to satisfy any Damages which an Indemnified Party is entitled to indemnification in accordance with the provisions of this ARTICLE IX, as provided in Section 1.3(c)

(d) The limitations set forth in subsections (a), (b) and (c) of this Section 9.5 shall not apply to any indemnification obligation (x) arising out of, relating to or resulting from fraud with respect to the representations and warranties of the Company and the Seller in this Agreement; or (y) arising out of, relating to or resulting from a breach of any of the Specified Reps.

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(e) The Seller shall not be liable for any Damages to the extent there has been a corresponding reduction in the calculation of Net Working Capital.

(f) No Indemnifying Party shall be liable for any Damages in excess of the Purchase Price, and no Indemnified Party shall be entitled to recover Damages hereunder (including with respect to the Specified Reps not otherwise limited pursuant to clause (b) above) in an amount greater than the Purchase Price.

(g) Notwithstanding anything in this Agreement to the contrary, the Seller shall not have any liability with respect to any Taxes imposed on or payable by the Company or any of the Company Subsidiaries for taxable periods (and portions thereof) beginning after the Closing Date (determined, with respect to taxable periods that include but do not end on the Closing Date, pursuant to Section 10.4 (Straddle Period Allocations)), except Taxes arising as a result of a breach of Section 3.21(e) or Section 3.21(f).

9.6 Remedies Exclusive. All representations and warranties set forth in this Agreement are contractual in nature only and subject to the sole and exclusive remedies set forth herein. The remedies provided in this ARTICLE IX, Section 1.4, Section 6.16(f), and ARTICLE X shall be the sole and exclusive remedies of the Purchaser Parties and the Seller Parties and their heirs, successors and permitted assigns after the Closing with respect to this Agreement and the Transaction, including any breach or non-performance of any representation, warranty, covenant or agreement contained herein. Following the Closing, no Purchaser Party or Seller Party shall bring any claim with respect to this Agreement or the Transaction, whether in contract, tort or otherwise, other than (a) a claim of fraud with respect to a breach of the representations and warranties contained in this Agreement, (b) an indemnification claim made

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by the Purchaser on behalf of the Purchaser Parties in accordance with Section 9.2 or (c) an indemnification claim made by the Seller on behalf of the Seller Parties in accordance with Section 9.3; provided, that any party may seek equitable relief, including the remedies of specific performance and injunction, with respect to the breach of any covenant or agreement to be performed after the Closing, including under Section 6.16(f). The provisions of this Section 9.6 constitute an integral part of the consideration given by the Purchaser pursuant to this Agreement and were specifically bargained for and reflected in the total amount of the Purchase Price payable in connection with the Transaction.

9.7 Nature of Indemnification Payments. Any indemnification payment made by the Seller pursuant to this ARTICLE IX shall be deemed by the parties as an adjustment to the Purchase Price.

9.8 Guarantee by the Seller Members. Subject to all limitations on indemnification and recovery set forth in this ARTICLE IX, the payment by the Seller of its indemnification obligation under this ARTICLE IX shall be guaranteed by each Seller Member, severally and not jointly in accordance with their proportionate ownership interest in the Seller; provided, however, in no event shall any Seller Member be liable for more than its pro rata share of any Damages (except with respect to Damages recoverable pursuant to Section 9.2(a)(ii) that arise out of or relate to a breach by such Seller Member of any post-closing covenant of such Seller Member specifically, in which such Seller Member shall be liable for the entire amount of such Damages).

ARTICLE X

TAX MATTERS

10.1 Preparation and Filing of Tax Returns. The Purchaser shall prepare (or cause to be prepared) and file (or cause to be filed) each Tax Return required to be filed by the Company or any of the Company Subsidiaries after the Closing Date for any taxable period

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beginning before the Closing Date. Except as otherwise required by law, all Tax Returns to be prepared pursuant to this Section 10.1 shall be prepared in a manner consistent with the past practice of the Company and the Company Subsidiaries. Such Tax Returns shall be provided to the Seller at least thirty (30) days prior to the due date for filing such return (or, if required to be filed within thirty (30) days of the Closing Date, as soon as possible following the Closing Date); and the Seller shall have the right to review and consent to such Tax Return, which consent shall not be unreasonably withheld, conditioned or delayed. The failure of the Seller to propose any changes to any such Tax Return within fifteen (15) days of receipt thereof shall constitute consent. The Seller shall pay to the Purchaser, on or before the due date thereof, the amount of Taxes shown as due on such Tax Returns that are payable by the Seller (taking into account indemnification obligations hereunder).

10.2 Amended Returns; Tax Elections. Except consistently with a resolved Contest conducted pursuant to Section 10.9, the Seller may not amend (or permit the amendment of) a Tax Return of the Company or any of the Company Subsidiaries, or make, amend or revoke (or permit the making, amendment, or revocation of) any Tax election of the Company or any of the Company Subsidiaries, in each case, with respect to a taxable period beginning before the Closing Date without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed.

10.3 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration, value-added and other similar Taxes and fees (“Transfer Taxes”) incurred in connection with the transactions contemplated by this Agreement shall be paid by the Seller when due. Except as otherwise required by applicable Tax law, the Company shall, at its own expense, prepare and file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes, and provide the Seller and the Purchaser with a copy thereof. If required by applicable Tax law, the Seller and the Purchaser shall, and shall cause their Affiliates to, join in the execution of any such Tax Returns and other documentation.

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10.4 Straddle Period Allocations. For purposes of this Agreement, Taxes of the Company or any of the Company Subsidiaries incurred with respect to a taxable period that includes but does not end on the Closing Date, shall be allocated to the portion of the taxable period ending on the Closing Date (i) except as provided in (ii) and (iii) below, to the extent feasible, on a specific identification basis, according to the date of the event or transaction giving rise to the Tax, and (ii) except as provided in (iii) below, with respect to periodically assessed ad valorem Taxes and Taxes not otherwise feasibly allocable to specific transactions or events, in proportion to the number of days in such taxable period occurring through the Closing Date compared to the total number of days in such taxable period, and (iii) in the case of any Tax based upon or related to income or receipts, in an amount equal to the Tax which would be payable if the relevant taxable period ended on the Closing Date.

10.5 Tax Certificates. On or before the Closing Date, to the extent requested in writing by the Purchaser, the Seller shall provide the Purchaser with any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax liability of the Company or any of the Company Subsidiaries.

10.6 Termination of Tax Sharing Agreements. All Tax sharing, allocation, indemnity or similar agreements with respect to or involving the Company or any of the Company Subsidiaries shall be terminated as of the Closing Date and, after the Closing Date, neither the Company nor any of the Company Subsidiaries shall be bound thereby or have any liability thereunder.

10.7 Cooperation, Access to Information, and Record Retention. If any of the Purchaser or the Seller receives any notice of a pending or threatened Tax assessment, adjustment, audit, litigation or other proceeding relating to the Company or any of the Company

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Subsidiaries, which may give rise to a liability of another party hereto (including but not limited to indemnification obligations hereunder), (i) the first party shall promptly notify such other party within ten (10) Business Days of receiving such notice, and (ii) both parties shall keep each other informed on a regular basis regarding the status thereof. The Purchaser and the Seller shall cooperate, and cause their representatives and Affiliates to cooperate, to the extent reasonably requested by any other party hereto in connection with the preparation and filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes of the Company or any of the Company Subsidiaries. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such Tax Return, audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company, the Company Subsidiaries, the Purchaser, and the Seller shall (i) retain all books and records with respect to Taxes and Tax Returns of the Company and the Company Subsidiaries for any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified, any extensions thereof) with respect thereto, (ii) abide by all record retention agreements entered into with any taxing authority, and (iii) give the other parties hereto reasonable written notice prior to transferring, destroying or discarding any such books and records and, if another party so requests, allow such party to take possession of such books and records.

10.8 Purchaser Tax Acts. From and after the Closing Date, except consistently with a Contest conducted pursuant to Section 10.9, none of Purchaser and its Affiliates (including the Company and the Company Subsidiaries following the Closing) will (a) amend or modify a Tax Return of Company or any

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Company Subsidiaries for any Pre-Closing Tax Period or taxable period that includes but does not end on the Closing Date, (b) take any action that would extend the applicable statute of limitations for any Taxes or Tax Return of the Company or any Company Subsidiaries for any Pre-Closing Tax Period or taxable period that includes but does not end on the Closing Date, (c) file, amend or revoke any Tax election of Company or any Company Subsidiaries, including any election on IRS Form 8832 or otherwise to change the tax status of any entity, in each case, for a Pre-Closing Tax Period or a taxable period that includes but does not end on the Closing Date, (d) file a private letter ruling or other similar request with a taxing authority with respect to Taxes or Tax Returns of the Company or any Company Subsidiaries for a Pre-Closing Tax Period or taxable period that includes but does not end on the Closing Date, (e) surrender any right to claim a refund of Taxes relating to the Company or any Company Subsidiaries relating to any Pre-Closing Tax Period or taxable period that includes but does not end on the Closing Date, or (f) make a voluntary disclosure to a taxing authority with respect to any Tax or Tax Returns of the Company or any Company Subsidiaries for any Pre-Closing Tax Period or taxable period that includes but does not end on the Closing Date, in each case, without the prior written consent of the Seller, which consent shall not be unreasonably withheld, conditioned or delayed.

10.9 Control of Contests. After the Closing Date, except as set forth in the next sentence, the Purchaser shall control the conduct, through counsel of its own choosing, of any audit, examination, litigation, or other proceeding with respect to Taxes (each, a “Contest”) involving any asserted Tax liability or refund with respect to the Company or any Company Subsidiaries. In the case of a Contest after the Closing Date that relates solely to Pre-Closing Tax Periods, the Purchaser shall control the conduct of such Contest, using counsel reasonably satisfactory to the Seller, but the Seller shall have the right to participate in such Contest at its own expense and the Purchaser shall not settle, compromise and/or concede any portion of such Contest without the written consent of the Seller, which consent shall not be unreasonably withheld, conditioned or delayed. In the event of any conflict between the provisions of this Section 10.9 and the provisions of Section 9.4, the provisions of this Section 10.9 shall control.

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10.10 Tax Refunds. All Tax refunds and overpayments relating to taxable periods or any portion thereof ending on the Closing Date, whether received in cash or applied to a subsequent taxable period, shall be solely for the benefit of the Seller, and the Purchaser shall cause the same to be paid promptly to the Seller. Any such payment to the Seller shall be treated as an adjustment to the Purchase Price.

ARTICLE XI

MISCELLANEOUS PROVISIONS

11.1 Expenses. Except as otherwise provided in Section 3.28 (Company Transaction Expenses), Section 6.7(b) (HSR Filing Fee) and Section 10.3 (Transfer Taxes), whether or not the Transaction is consummated, each party shall pay its own fees, costs and expenses in connection with this Agreement and the Transaction (including the fees, costs and expenses of its advisers, accountants and legal counsel).

11.2 Interpretation. No party to this Agreement shall be considered the draftsperson, and this Agreement and the Transaction Agreements have been reviewed, negotiated and accepted by all parties and their attorneys, and any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement or any of the Transaction Agreements. Unless the context shall otherwise require, words using the singular or plural number shall also include the plural or singular number, respectively. The words “include,” “includes” and “including” herein or in any Transaction Agreement shall be deemed to be followed by the phrase “without limitation,” and the word “or” shall include the meaning “either or both.” Unless the context shall otherwise require, any reference herein or in any Transaction Agreement to any agreement or other instrument or statute or regulation is to such agreement, instrument, statute or regulation as amended and supplemented from time to time (and, in the case of a statute or regulation, to any successor provision). Unless the context otherwise provides, all pronouns used herein shall be

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deemed to refer to the masculine, feminine or neuter gender as the context requires. All references in this Agreement or any Transaction Agreement to “Section,” “Subsection” or “Article” (or similar references) shall be deemed to be references to a section, subsection or article of the agreement in which they occur unless the context otherwise requires. The table of contents and the captions and other headings contained in this Agreement or any Transaction Agreement as to the contents of particular articles, sections, paragraphs or other subdivisions contained herein or therein have been included for convenience of reference only and shall not, in any way, be construed as part of this Agreement or as limitations on the scope of the particular articles, sections, paragraphs or other subdivisions to which they refer and shall not affect the interpretation or meaning of this Agreement or any Transaction Agreement.

11.3 Further Assurances. Each party agrees (a) to furnish upon request to each other party such further information, (b) to execute and deliver to each other party such other documents, and (c) to do such other acts and things, all as another party may reasonably request for the purpose of consummating the Transaction.

11.4 Notices.

(a) All notices, requests, demands and other communications hereunder shall be either (i) delivered in person, (ii) sent by overnight courier service or other express commercial delivery service, (iii) sent by facsimile with confirmation of receipt or (iv) sent by electronic mail and, in each case, addressed as follows:

If to the Purchaser, or following the Closing, the Company:

Nant Health, LLC

9920 Jefferson Blvd.

Culver City, CA 90232

Attention: David Sachs

Facsimile: (310) 853-7401

Email: dsachs@nantworks.com

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with copies to (which shall not constitute notice):

Nant Health, LLC

9920 Jefferson Blvd.

Culver City, CA 90232

Attention: General Counsel

Facsimile: (310) 853-7401

Email: ckim@nantworks.com

If to Seller:

c/o Independence Blue Cross, LLC

1901 Market Street

Philadelphia, PA 19103

Attn: Richard Neeson, EVP and President

Expanding Markets

Facsimile: (215) 657-3436

Email: richard.neeson@ibx.com

and

c/o Highmark Ventures, Inc.

120 Fifth Avenue, Suite 3128

Pittsburgh, PA 15222

Attn: Deborah Rice

Facsimile: (412) 544-8054

Email: deborah.rice@highmark.com

and

c/o Horizon Blue Cross Blue Shield of New Jersey

Three Penn Plaza East – PP 16-A

Newark, NJ 07105

Attn: Douglas Blackwell, SVP & CIO

Facsimile: (973) 466-4320

Email: douglas_blackwell@horizonblue.com

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with copies to (which shall not constitute notice):

Choate, Hall & Stewart, LLP

Two International Place

Boston, MA 02110

Attention: David Brown, Esq.

Facsimile: (617) 248-4000

Email: dbrown@choate.com

and

Horizon Blue Cross Blue Shield of New Jersey

Three Penn Plaza East – PP-16

Newark, NJ 07105

Attention: General Counsel

Facsimile: (973) 466-4320

Email: linda_willett@horizonblue.com

and

Independence Blue Cross, LLC

1901 Market Street

Philadelphia, PA 19103

Attention: Thomas Hutton, SVP, General Counsel

& Corporate Secretary

Facsimile: (215) 241-3824

Email: Thomas.hutton@ibx.com

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If to Company prior to the Closing:

NaviNet, Inc.

179 Lincoln Street

Boston, MA 02111

Attention: Frank Ingari

Facsimile: (617) 715-7800

Email: fingari@navinet.net

with copies to (which shall not constitute notice):

NaviNet, Inc.

179 Lincoln Street

Boston, MA 02111

Attention: Carrie Moser

Facsimile: (617) 715-7800

Email: cmoser@navinet.net

and

Choate, Hall & Stewart, LLP

Two International Place

Boston, MA 02110

Attention: David Brown, Esq.

Facsimile: (617) 248-4000

Email: dbrown@choate.com

(b) All notices, requests, instructions or documents given to any party in accordance with this Section 11.4 shall be deemed to have been given on the date of mailing or transmission, whether delivered by hand, by overnight courier service or by electronic mail, or by facsimile, with confirmation of receipt on such date.

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(c) Any party hereto may change its address specified for notices herein by designating a new address by notice given in accordance with this Section 11.4.

11.5 Entire Agreement. This Agreement, the schedules, the exhibits and the Transaction Agreements constitute the entire agreement between the parties relating to the subject matter hereof and thereof and supersede all prior oral and written understandings, all contemporaneous oral negotiations and discussions, and all other writings and agreements relating to the subject matter of this Agreement.

11.6 Modifications, Amendments and Waivers. This Agreement and any Transaction Agreements cannot be amended or changed nor any performance, term, or condition waived in whole or in part, except by a writing signed by the party against whom enforcement of the amendment, change or waiver is sought. No delay or failure on the part of any party in exercising any rights hereunder, and no partial or single exercise thereof, will constitute a waiver of such rights or of any other rights hereunder.

11.7 Successors and Assigns. This Agreement cannot be assigned by any party without the prior written consent of the other parties hereto and any assignment in violation of this Section 11.7 shall be null and void; provided that the Purchaser may assign this Agreement and any Transaction Agreement (i) to Affiliates of the Purchaser or (ii) following Closing, in connection with any merger, sale of the Purchaser’s assets or similar corporate transaction, including a sale or transfer of the Company, its assets, or a significant portion thereof; provided, that in case of any assignment of this Agreement or any Transaction Agreement, the assignor shall not be released from any of its obligations hereunder without the consent of each of the other parties hereto.

11.8 Governing Law. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Delaware or any similar successor provision, without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties.

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11.9 Jurisdiction. The parties agree that any dispute or disagreement which may arise under or pursuant to this Agreement or the Transaction Agreements or the transactions contemplated hereby or thereby shall be enforceable against the parties hereto in the state or federal courts located in New Castle County, Delaware. For such purpose, the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts, and agree that all claims in respect of this Agreement and the Transaction Agreements may be heard and determined in such courts. The parties hereto hereby irrevocably agree that a judgment of any of the courts specified above in any action or proceeding relating to this Agreement or to any of the Transaction Agreements referred to herein may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

11.10 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT OR ANY TRANSACTION AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY. EACH PARTY (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.10.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

11.11 Counterparts. This Agreement may be executed in any number of counterparts which may be delivered by facsimile, each of which shall be deemed to be an original, but all of which counterparts shall together constitute one and the same instrument.

11.12 Severability. Should any one or more of the provisions of this Agreement be determined to be invalid, illegal or unenforceable, such invalid, illegal or unenforceable provisions shall be deemed severed herefrom, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. The parties shall negotiate in good faith to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as practicable to that of the invalid, illegal or unenforceable provisions.

11.13 No Third-Party Beneficiaries. The Seller Members are intended third-party beneficiaries of Section 1.5. The Indemnified Persons referenced in Section 6.20 of this Agreement are intended third-party beneficiaries of the covenants, agreements, representations and warranties in such Section. Except as otherwise expressly set forth in this Agreement, the terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors and permitted assigns, and the parties do not intend to confer third-party beneficiary rights upon any other Person.

[Signatures Follow On a Separate Page]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by their respective officers thereunto duly authorized all as of the date first written above.

“Purchaser”

Nant Health. LLC

By:	/s/ Patrick Soon-Shiong
Name:	Patrick Soon-Shiong
Title:	Chairman & CEO

“The Company”

NaviNet, Inc.

By:	/s/ Frank Ingari
Name:	Frank Ingari
Title:	President and CEO

“Seller”

3BE Holdings, LLC
By:	/s/ I. Steven Udvarhelyi, M.D.
Name:	I. Steven Udvarhelyi, M.D.
Title:	Chairman

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

The Seller Members are parties to this Agreement for purposes of Section 1.5, Section 6.16 and Section 9.8 only.

Highmark Ventures, Inc.

By:	/s/ Deborah Rice-Johnson
Name:	Deborah Rice-Johnson
Title:	President, Highmark Health Plan

Independence Blue Cross, LLC

By:	/s/ Alan Krigstein
Name:	Alan Krigstein
Title:	Chief Financial Officer

Horizon Healthcare Services, Inc.

By:	/s/ Douglas E. Blackwell
Name:	Douglas E. Blackwell
Title:	SVP-CIO

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT A

CERTAIN DEFINITIONS

“Accounts Receivable” shall mean and include all accounts receivable of the Company and any Company Subsidiary, determined in accordance with GAAP consistent with past practices, and, to the extent consistent with GAAP using the same methods, practices, policies and principles (including classification and estimation methodologies) used by the Company and the Company Subsidiaries to prepare the Interim Financial Statements and without giving effect to the consummation of the Transaction.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, for the avoidance of doubt excluding any minority investment and any joint venture of which such Person does not have a majority interest.

“Aggregate In-The-Money Amount” shall have the meaning specified in Section 6.14(b).

“Aggregate Option Settlement Amount” shall have the meaning specified in Section 6.14(b).

“Agreement” shall mean the Stock Purchase Agreement to which this Exhibit A is attached (including the Seller’s Disclosure Schedule and all other schedules and exhibits attached hereto), as it may be amended from time to time.

“Antitrust Law” shall have the meaning specified in Section 6.7(b).

“Asserted Liability” shall have the meaning specified in Section 9.4(a).

“Business” shall have the meaning set forth in the Recitals.

“Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking and savings and loan institutions are authorized or required by law to be closed in California.

“Cash Purchase Price” shall have the meaning specified in Section 1.3(a).

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Claims Notice” shall have the meaning set forth in Section 9.4(a).

“Closing” shall have the meaning specified in Section 1.2.

“Closing Balance Sheet Dispute Notice” shall have the meaning specified in Section 1.4(c).

“Closing Cash” means, as of the Closing, the consolidated cash, cash equivalents, marketable securities and deposits of the Company and the Company Subsidiaries, as calculated in accordance with GAAP consistent with past practices, and, to the extent consistent with GAAP using the same methods, practices, policies and principles (including classification and estimation methodologies) used by the Company and the Company Subsidiaries to prepare the Interim Financial Statements and without giving effect to the consummation of the Transaction.

“Closing Date” shall have the meaning specified in Section 1.2.

“Closing Payment” means an aggregate amount of cash equal to (i) the Cash Purchase Price, (ii) plus (or minus) the Estimated Net Working Capital Adjustment Amount (as calculated pursuant to Section 1.4(a)), (iii) minus the Escrow Amount, (iv) minus any Indebtedness of the Company and the Company Subsidiaries, (v) minus the unpaid Company Transaction Expenses, (vi) minus the Aggregate Option Settlement Amount and (vii) plus the Estimated Closing Cash (as calculated pursuant to Section 1.4(a)).

“Code” shall have the meaning specified in the Recitals.

“Company” shall mean NaviNet, a Delaware corporation.

“Company Benefit Plans” shall have the meaning specified in Section 3.15(a).

“Company Common Stock” shall have the meaning specified in Section 3.3(a).

“Company Contracts” shall have the meaning specified in Section 3.12(a).

“Company IP Assets” shall mean all Intellectual Property Rights and Technology that the Company or any Company Subsidiary owns or has a license to, excluding licenses from customers that only allow the Company or any Company Subsidiary to provide Company Products and services to such customers.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Company Option” shall mean options to purchase shares of the Company’s capital stock.

“Company Option Plan” shall mean the NaviNet, Inc. 2012 Equity Incentive Plan.

“Company Products” shall mean all products and services manufactured, made, designed, maintained, supported, developed, sold, licensed, marketed, or otherwise distributed or provided (or planned or envisioned to be manufactured, made, designed, maintained, supported, developed, sold, licensed, marketed, or otherwise distributed or provided) by or for the Company or any Company Subsidiary (including all versions and releases thereof, whether already distributed or provided, under development, planned or conceived, or otherwise), together with any related materials, information or data, including, without limitation, the names, numbers (e.g., part numbers) and packaging associated with such products and services.

“Company Real Property” shall have the meaning specified in Section 3.23(a).

“Company Subsidiaries” shall have the meaning specified in Section 3.6.

“Company Transaction Expenses” shall have the meaning specified in Section 3.28.

“Competing Party” shall have the meaning specified in Section 6.3.

“Competing Transaction” shall have the meaning specified in Section 6.3.

“Confidential Information” shall mean all Trade Secrets and other confidential and/or proprietary information of a Person, including information derived from reports, investigations, research, work in progress, codes, marketing and sales programs, manufacturing processes, financial projections, cost summaries, pricing formula, contract analyses, financial information, projections, confidential filings with any state or federal agency, and all other confidential concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of such Person by its employees, officers, directors, agents, Representatives, or consultants.

“Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Approval).

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Contemplated Stay Bonuses” shall have the meaning specified in Section 6.15(b).

“Contest” shall have the meaning specified in Section 10.9.

“Contract” shall mean any legally binding agreement, contract, consensual obligation, promise, understanding, arrangement, commitment or undertaking of any nature (whether written or oral and whether express or implied).

“Customer Agreements” shall have the meaning specified in the Recitals.

“Damages” shall mean liabilities, losses, damages, Taxes, debts, obligations, claims, costs or expenses, interest, awards, judgments, settlements, orders, fines and penalties (including reasonable attorneys’ fees, costs and expenses), whether or not involving a third-party claim, but excluding all punitive damages (except punitive damages actually payable to a third-party pursuant to a third-party claim).

“Deductible” shall have the meaning specified in Section 9.5(a).

“Disclosing Party” shall have the meaning specified in Section 6.8(b).

“Disclosure Supplement” shall have the meaning specified in Section 6.18(a).

“Earnout Amount” shall mean Twelve Million Two Hundred Fifty Thousand Dollars ($12,250,000).

“Earnout Certificate” shall have the meaning specified in Section 1.5(b).

“Employee Benefit Plan” shall have the meaning specified in Section 3(3) of ERISA.

“Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust or company (including any limited liability company or joint stock company).

“Environmental Laws” shall have the meaning specified in Section 3.20.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall have the meaning specified in Section 3.15(a).

“Escrow Account” shall have the meaning specified in Section 1.3(c).

“Escrow Agent” shall mean BNY Mellon, National Association.

“Escrow Agreement” shall have the meaning specified in Section 1.3(c).

“Escrow Amount” shall have the meaning specified in Section 1.3(c).

“Estimated Closing Cash” shall have the meaning specified in Section 1.4(a).

“Estimated Net Working Capital” shall have the meaning specified in Section 1.4(a).

“Estimated Net Working Capital Adjustment Amount” shall have the meaning specified in Section 1.4(a).

“Excess Stay Bonuses” shall have the meaning specified in Section 6.15(b).

“Final Closing Balance Sheet” shall have the meaning specified in Section 1.4(b).

“Final Closing Cash” shall have the meaning specified in Section 1.4(d).

“Final Closing Cash Purchase Price” shall mean the Closing Payment after giving effect to the Post-Closing Adjustment, as finally determined pursuant to Section 1.4(d).

“Final Net Working Capital” shall have the meaning specified in Section 1.4(d).

“Final Resolution Date” shall have the meaning specified in Section 1.4(b).

“Financial Statements” shall have the meaning specified in Section 3.7(a).

“FIRPTA Certificate” shall have the meaning specified in Section 2.1(e).

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“First Year Earnout Amount” shall mean 50% of the Earnout Amount (i.e. $6,125,000).

“GAAP” means U.S. generally accepted accounting principles in effect on the date on which they are to be applied pursuant to this Agreement, applied consistently throughout the relevant periods.

“Government Antitrust Entity” shall have the meaning specified in Section 6.7(c).

“Governmental Approval” shall mean any: (a) permit, license, certificate, concession, approval, consent, ratification, permission, clearance, confirmation, exemption, waiver, franchise, certification, designation, rating, registration, variance, qualification, accreditation or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Authority.

“Governmental Authority” shall mean any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multinational organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

“Hazardous Substance” shall have the meaning specified in Section 3.20.

“Highmark” shall mean Highmark Ventures Inc.

“Highmark First Year Earnout Amount” shall mean:

(i) if the Highmark First Year Earnout Revenue equals or exceeds the Highmark First Year Incremental Revenue Target, the amount equal to the Highmark Ownership Percentage of the First Year Earnout Amount;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(ii) if the Highmark First Year Earnout Revenue is less than the Highmark First Year Incremental Revenue Target and greater than 50% of the Highmark First Year Incremental Revenue Target, the amount equal to the Highmark Ownership Percentage of the First Year Earnout Amount multiplied by a fraction, the numerator of which is the Highmark First Year Earnout Revenue and the denominator of which is the Highmark First Year Incremental Revenue Target; or

(iii) if the Highmark First Year Earnout Revenue is less than 50% of the Highmark First Year Incremental Revenue Target, $0.

“Highmark First Year Earnout Revenue” shall mean the consolidated revenue received by the Company and its Subsidiaries received from Highmark and its Affiliates during the year ended December 31, 2016 in excess of projected portal subscription revenue of $9,972,000.

“Highmark First Year Incremental Revenue Target” shall mean $693,000.

“Highmark Makeup Amount” shall mean the amount that the Highmark First Year Earnout Amount would have been if the excess of the Highmark Second Year Earnout Revenue over the Highmark Second Year Incremental Revenue Target would have been included in the Highmark First Year Earnout Revenue for purposes of the calculation of the Highmark First Year Earnout Amount minus the amount of the Highmark First Year Earnout Amount previously paid.

“Highmark Ownership Percentage” shall mean 30.80%; provided, however, that the Seller may adjust the Highmark Ownership Percentage prior to the Closing upon written notice to the Purchaser; provided further that, as a result of any such adjustment, the sum of the Highmark Ownership Percentage, the Horizon Ownership Percentage and the IBC Ownership Percentage shall not exceed 100%.

“Highmark Second Year Earnout Amount” shall mean:

(i) if the Highmark Second Year Earnout Revenue equals or exceeds the Highmark

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Second Year Incremental Revenue Target, the amount equal to the sum of the Highmark Makeup Amount (if any) and the Highmark Ownership Percentage of the Second Year Earnout Amount;

(ii) if the Highmark Second Year Earnout Revenue is less than the Highmark Second Year Incremental Revenue Target and greater than 50% of the Highmark Second Year Incremental Revenue Target, the amount equal to the Highmark Ownership Percentage of the Second Year Earnout Amount multiplied by a fraction, the numerator of which is the Highmark Second Year Earnout Revenue and the denominator of which is the Highmark Second Year Incremental Revenue Target; or

(iii) if the Highmark Second Year Earnout Revenue is less than 50% of the Highmark Second Year Incremental Revenue Target, $0.

“Highmark Second Year Earnout Revenue” shall mean the consolidated revenue of the Company and its Subsidiaries received from Highmark and its Affiliates during the year ended December 31, 2017 in excess of projected portal subscription revenue of $10,178,000.

“Highmark Second Year Incremental Revenue Target” shall mean $2,772,000.

“HIPAA” shall have the meaning specified in Section 3.16.

“HITECH Act” shall have the meaning specified in Section 3.16.

“Horizon” shall mean Horizon Healthcare Services, Inc.

“Horizon First Year Earnout Amount” shall mean:

(i) if the Horizon First Year Earnout Revenue equals or exceeds the Horizon First Year Incremental Revenue Target, the amount equal to the Horizon Ownership Percentage of the First Year Earnout Amount;

(ii) if the Horizon First Year Earnout Revenue is less than the Horizon First Year Incremental Revenue Target and greater than 50% of the Horizon First Year

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Incremental Revenue Target, the amount equal to the Horizon Ownership Percentage of the First Year Earnout Amount multiplied by a fraction, the numerator of which is the Horizon First Year Earnout Revenue and the denominator of which is the Horizon First Year Incremental Revenue Target; or

(iii) if the Horizon First Year Earnout Revenue is less than 50% of the Horizon First Year Incremental Revenue Target, $0.

“Horizon First Year Earnout Revenue” shall mean the consolidated revenue of the Company and its Subsidiaries received from Horizon and its Affiliates during the year ended December 31, 2016 in excess of projected portal subscription revenue of $5,670,000.

“Horizon First Year Incremental Revenue Target” shall mean $969,000.

“Horizon Makeup Amount” shall mean the amount that the Horizon First Year Earnout Amount would have been if the excess of the Horizon Second Year Earnout Revenue over the Horizon Second Year Incremental Revenue Target would have been included in the Horizon First Year Earnout Revenue for purposes of the calculation of the Horizon First Year Earnout Amount minus the amount of the Horizon First Year Earnout Amount previously paid.

“Horizon Ownership Percentage” shall mean 28.75%; provided, however, that the Seller may adjust the Horizon Ownership Percentage prior to the Closing upon written notice to the Purchaser; provided further that, as a result of any such adjustment, the sum of the Highmark Ownership Percentage, the Horizon Ownership Percentage and the IBC Ownership Percentage shall not exceed 100%.

“Horizon Second Year Earnout Amount” shall mean:

(i) if the Horizon Second Year Earnout Revenue equals or exceeds the Horizon Second Year Incremental Revenue Target, the amount equal to the sum of the Horizon Makeup Amount (if any) and the Horizon Ownership Percentage of the Second Year Earnout Amount;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(ii) if the Horizon Second Year Earnout Revenue is less than the Horizon Second Year Incremental Revenue Target and greater than 50% of the Horizon Second Year Incremental Revenue Target, the amount equal to the Horizon Ownership Percentage of the Second Year Earnout Amount multiplied by a fraction, the numerator of which is the Horizon Second Year Earnout Revenue and the denominator of which is the Horizon Second Year Incremental Revenue Target; or

(iii) if the Horizon Second Year Earnout Revenue is less than 50% of the Horizon Second Year Incremental Revenue Target, $0.

“Horizon Second Year Earnout Revenue” shall mean the consolidated revenue of the Company and its Subsidiaries received from Horizon and its Affiliates during the year ended December 31, 2017 in excess of projected portal subscription revenue of $5,994,000.

“Horizon Second Year Incremental Revenue Target” shall mean $2,424,000.

“HSR Act” means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“HSR Filing Fee” shall have the meaning specified in Section 6.7(b).

“IBC” shall mean Independence Blue Cross, LLC.

“IBC First Year Earnout Amount” shall mean:

(i) if the IBC First Year Earnout Revenue equals or exceeds the IBC First Year Incremental Revenue Target, the amount equal to the IBC Ownership Percentage of the First Year Earnout Amount;

(ii) if the IBC First Year Earnout Revenue is less than the IBC First Year Incremental Revenue Target and greater than 50% of the IBC First Year Incremental Revenue Target, the amount equal to the IBC Ownership Percentage of the First Year Earnout Amount multiplied by a fraction, the numerator of which is the IBC First Year Earnout Revenue and the denominator of which is the IBC First Year Incremental Revenue Target; or

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(iii) if the IBC First Year Earnout Revenue is less than 50% of the IBC First Year Incremental Revenue Target, $0.

“IBC First Year Earnout Revenue” shall mean the consolidated revenue of the Company and its Subsidiaries received from IBC and its Affiliates during the year ended December 31, 2016 in excess of projected portal subscription revenue of $7,666,000.

“IBC First Year Incremental Revenue Target” shall mean $1,165,000.

“IBC Makeup Amount” shall mean the amount that the IBC First Year Earnout Amount would have been if the excess of the IBC Second Year Earnout Revenue over the IBC Second Year Incremental Revenue Target would have been included in the IBC First Year Earnout Revenue for purposes of the calculation of the IBC First Year Earnout Amount minus the amount of the IBC First Year Earnout Amount previously paid.

“IBC Ownership Percentage” shall mean 40.45%; provided, however, that the Seller may adjust the IBC Ownership Percentage prior to the Closing upon written notice to the Purchaser; provided further that, as a result of any such adjustment, the sum of the Highmark Ownership Percentage, the Horizon Ownership Percentage and the IBC Ownership Percentage shall not exceed 100%.

“IBC Second Year Earnout Amount” shall mean:

(i) if the IBC Second Year Earnout Revenue equals or exceeds the IBC Second Year Incremental Revenue Target, the amount equal to the sum of the IBC Makeup Amount (if any) and the IBC Ownership Percentage of the Second Year Earnout Amount;

(ii) if the IBC Second Year Earnout Revenue is less than the IBC Second Year Incremental Revenue Target and greater than 50% of the IBC Second Year Incremental Revenue Target, the amount equal to the IBC Ownership Percentage

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

of the Second Year Earnout Amount multiplied by a fraction, the numerator of which is the IBC Second Year Earnout Revenue and the denominator of which is the IBC Second Year Incremental Revenue Target; or

(iii) if the IBC Second Year Earnout Revenue is less than 50% of the IBC Second Year Incremental Revenue Target, $0.

“IBC Second Year Earnout Revenue” shall mean the consolidated revenue of the Company and its Subsidiaries received from IBC and its Affiliates during the year ended December 31, 2017 in excess of projected portal subscription revenue of $7,729,000.

“IBC Second Year Incremental Revenue Target” shall mean $1,311,000.

“Indebtedness” means, with respect to any Person at any date, without duplication: (i) all outstanding payment obligations of such Person for borrowed money or in respect of loans or advances; (ii) all outstanding payment obligations of such Person evidenced by bonds, debentures, notes or other debt instruments; (iii) all outstanding payment obligations in respect drawn letters of credit and bankers’ acceptances or similar credit transactions, issued for the account of such Person; (iv) all lease obligations of such Person under leases that are required to be treated as capital leases pursuant to GAAP and all current and non-current deferred rent; (v) all interest rate protection agreements of such Person (valued on a market quotation basis); (vi) all guarantees of such Person in connection with any of the foregoing; (vii) any debt-like obligation or financing-type arrangement in respect of the deferred purchase price of property with respect to which such Person is liable, contingently or otherwise, as obligor or otherwise (excluding accounts payable and other current liabilities incurred in the ordinary course of business); (viii) all earn-out obligations of such Person; (ix) any accrued interest, prepayment premiums or penalties or other costs or expenses related to any of the foregoing; and (x) all obligations of any other Person of the type referred to in clauses (i) through (ix) which are secured by any Encumbrance on any property or assets of such Person. In no event will

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Indebtedness include (A) any liability included within the definition of Net Working Capital, (B) any intercompany indebtedness among the Company and the Company Subsidiaries or (C) any indebtedness arranged by the Purchaser or any of its Affiliates.

“Indemnification Cap” shall have the meaning specified in Section 9.5(b).

“Indemnified Party” shall have the meaning specified in Section 9.4(a).

“Indemnified Person” shall have the meaning specified in Section 6.20(a).

“Indemnifying Party” shall have the meaning specified in Section 9.4(a).

“Independent Accounting Firm” shall have the meaning specified in Section 1.4(c).

“Insurance Policies” shall have the meaning specified in Section 3.22.

“Intellectual Property Licenses” shall mean (i) other than grants that result in less than $10,000 per year in revenue to the Company or the Company Subsidiaries individually, any grant to a Person of any right or authorization to use or practice or any covenant not to sue under or release from any claim of damages for infringement, unauthorized use or disclosure, or misappropriation of any Company IP Assets, and (ii) other than off-the-shelf licenses of software that is generally commercially available, any grant to the Company of any right or authorization to use or practice or any covenant not to sue under or release from any claim of damages for infringement, unauthorized use or disclosure, or misappropriation of any Person’s Intellectual Property Rights or Technology which is necessary, useful, or otherwise related to the Business.

“Intellectual Property Rights” shall mean all right, title, and interest arising from or in respect of any of the following, whether protected, created or arising under the laws of the United States or any other jurisdiction: (i) all Patents, (ii) all Trademarks, (iii) all Copyrights, (iv) any Trade Secrets; and all rights, benefits, privileges, causes of action, and remedies relating to any of the foregoing, whether before or hereafter accrued, including the exclusive rights to apply for and maintain all registrations, renewals, and extensions, to sue for all past, present, and future infringements, unauthorized uses or disclosures, or misappropriations of any rights relating thereto, and to settle and retain proceeds from any such actions, and all contractual and other entitlements to royalties and other payments for the use or practice thereof.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Interim Balance Sheet Date” shall have the meaning specified in Section 3.7(a).

“Interim Financial Statements” shall have the meaning specified in Section 3.7(a).

“Investments” shall have the meaning specified in Section 3.26.

“IRS” means the Internal Revenue Service.

“IRS Notice” shall have the meaning specified in Section 2.1(e).

“ITU Application” shall mean any intent-to-use trademark application with respect to any Company IP Asset that is pending at any time between the date of the Agreement and the Closing.

“Knowledge of the Company” or “the Company’s Knowledge” shall mean actual knowledge of Frank Ingari, Sean Bridgeo, Mark Dudman, Chuck Digati or Steven Rotman, in each case, as applicable, after reasonable inquiry within the Company, including reasonable inquiry of each of his or her direct reports.

“Leases” shall have the meaning specified in Section 3.23(b).

“Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, Order, edict, decree, proclamation, treaty, convention, rule, regulation, permit, ruling, directive, pronouncement, requirement (licensing or otherwise), specification, determination, decision, opinion or interpretation that is, has been or may in the future be issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority, in each case, that has the force of law.

“Liability” shall mean any debt, obligation, duty, liability or Tax of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such

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debt, obligation, duty, liability or Tax would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

“Material Adverse Effect” means, with respect to any Person, a material adverse effect on the financial condition, properties, assets, Liabilities, business, operations, or results of operations of such Person; provided, that in no event shall any of the following be taken into account in the determination of whether a Material Adverse Effect has occurred: (i) any change in any Legal Requirement or any interpretation thereof or GAAP; (ii) any change resulting from conditions affecting any of the industries in which such Person operates or from changes in general business, financial, political, capital market or economic conditions (including any change resulting from any force majeure, hostilities, war or military or terrorist attack); (iii) any change resulting from the announcement or pendency of the Transaction or attributable to the fact that the Purchaser or any of its Affiliates is the prospective owner of the Purchased Shares; (iv) any event, condition or other matter disclosed on a Schedule to this Agreement; (v) any change resulting from any action by such Person contemplated by this Agreement; (vi) the failure of such Person to achieve any financial projections or budget or (vii) with respect to the Seller, the Company or any Company Subsidiary, any change resulting from any action or inaction by the Purchaser or any of its Affiliates or, with respect to the Purchaser, any change resulting from any action or inaction by the Seller, the Company or any Company Subsidiary.

“Material Contracts” shall have the meaning specified in Section 3.12(a).

“Moral Rights” shall mean all moral, artist’s, personal author’s and paternity rights, including any right to claim authorship of a work or to attribution, right of integrity, respect for one’s work, or to object to any distortion or other modification of a work, right with respect to publication, withdrawal, retraction, or correction, or right to receive remuneration.

“Multiemployer Plan” shall mean a plan described in Section 3(37) of ERISA.

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“Nant LLC Agreement” shall mean the Eighth Amended and Restated Limited Liability Company Agreement dated as of June 26, 2015, as such agreement may be amended from time to time.

“Nant Units” shall mean Series H Units as set forth in the New Nant LLC Agreement.

“NaviNet Existing Business” shall have the meaning specified in Section 6.16(a).

“Net Working Capital” shall mean (i) all current assets (excluding Closing Cash, intercompany receivables and deferred rent) plus current and non-current deferred expenses less (ii) all current liabilities (excluding Company Transaction Expenses, the Stay Bonuses, intercompany payables and deferred rent) plus current and non-current deferred revenue of the Company, in each case as calculated in accordance with GAAP consistent with past practices and using the same methods, practices, policies and principles (including classification and estimation methodologies) used by the Company and the Company Subsidiaries to prepare the Interim Financial Statements and without giving effect to the consummation of the Transaction. For illustration purposes, the calculation of Net Working Capital as of October 31, 2015 is set forth on Exhibit D.

“Net Working Capital Target” shall have the meaning specified in Section 1.4(a).

“New Matter” shall have the meaning specified in Section 6.18(b).

“New Nant LLC Agreement” shall mean the Ninth Amended and Restated Limited Liability Company Agreement of the Purchaser, in the form attached hereto as Exhibit E.

“Noncompetition Period” shall have the meaning specified in Section 6.16(a).

“Nondisclosing Party” shall have the meaning specified in Section 6.8(b).

“Open Source Technology” means software or other subject matter that is distributed under an open source license such as (by way of example only) the GNU General Public License, GNU Lesser General Public License, Apache License, Mozilla Public License, BSD License, MIT License, Common Public License, any derivative of any of the foregoing licenses, or any other license approved as an open source license by the Open Source Initiative, including any license that requires that licensee proprietary source code to be made available in connection with any license, sublicense or distribution of such free or open source software.

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“Order” shall mean any: (a) temporary, preliminary or permanent order, judgment, writ or award that is or has been issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Authority or any arbitrator or arbitration panel; or (b) Contract with any Governmental Authority that is or has been entered into in connection with any Proceeding.

“Outside Closing Date” shall have the meaning specified in Section 8.1(c).

“Original Filing Date” shall have the meaning specified in Section 6.7(b).

“Patents” shall mean all letters patent and rights accorded under patent law systems, utility models, or equivalent forms of protection for intellectual property, and applications therefor, including continuations, divisionals, continuations-in-part, reissues, reexaminations, substitutions, renewals, and extensions thereof, and patents issuing thereon.

“PCBs” shall have the meaning specified in Section 3.20.

“Permitted Encumbrances” means (i) such imperfections of title, easements, encumbrances, liens or restrictions which do not materially impair the current use of the assets of the Company and the Company Subsidiaries, (ii) materialmen’s, mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s, landlord’s and other like Encumbrances arising in the ordinary course of business, or deposits to obtain the release of such Encumbrances, (iii) Encumbrances for Taxes not yet due and payable, or being contested in good faith and for which a reserve has been established on the Company’s financial statements, (iv) purchase money Encumbrances incurred in the ordinary course of business, (v) any Encumbrances created as a result of any act taken by or through the Purchaser or any of its Affiliates, (vi) prior to Closing, Encumbrances securing any Indebtedness that is paid off at or prior to the Closing or (v) Encumbrances securing any Indebtedness that is marked with an asterisk on Schedule 3.11.

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“Person” shall mean any individual, Entity or Governmental Authority.

“Personally Identifiable Information” shall mean any information that can be used to identify a specific individual as defined by applicable Legal Requirement in the relevant jurisdictions, such as the individual’s name, credit card or financial account number, medical information, or health insurance information.

“Post-Closing Adjustment” shall have the meaning specified in Section 1.4(d).

“Pre-Closing Taxes” shall mean (i) any Taxes imposed on or payable by the Company or any of the Company Subsidiaries for taxable periods (and portions thereof) beginning on or before the Closing Date (determined, with respect to taxable periods that include but do not end on the Closing Date, pursuant to Section 10.4 (Straddle Period Allocations)), and (ii) any Taxes resulting from the transactions contemplated by this Agreement, including any Transfer Taxes.

“Pre-Closing Tax Period” shall mean taxable periods ending on or before the Closing Date.

“Preliminary Closing Statement” shall have the meaning specified in Section 1.4(a).

“Prior Services” shall have the meaning specified in Section 6.12(b).

“Proceeding” shall mean any action, suit, litigation, arbitration or proceeding (including any civil, criminal, administrative, investigative or appellate proceeding) at law or in equity or before any Governmental Authority or any arbitrator or arbitration panel.

“Prohibited Business” shall have the meaning specified in Section 6.16(a).

“Publicity Rights” shall mean any rights with respect to publicity, privacy, name, nickname, sobriquet, signature, likeness, photograph, voice, sound effect, identity, personality, biographical information or materials, endorsement, quotation, attribution, or the like.

“Purchase Price” shall have the meaning specified in Section 1.3(a).

“Purchased Shares” shall have the meaning specified in Section 1.1.

“Purchaser” shall mean Nant Health, LLC, a Delaware limited liability company.

“Purchaser Financial Statements” shall have the meaning set forth in Section 5.5.

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“Purchaser Parties” shall have the meaning specified in Section 9.2(a).

“Purchaser’s Disclosure Schedule” shall have the meaning specified in ARTICLE V.

“Purchaser’s Plans” shall have the meaning specified in Section 6.12(b).

“Reference Date” means January 1, 2013.

“Registered IP Assets” shall have the meaning specified in Section 3.13(a).

“Release” shall have the meaning specified in Section 6.17.

“Released Parties” shall have the meaning specified in Section 6.17.

“Releasing Parties” shall have the meaning specified in Section 6.17.

“Representatives” shall mean officers, directors, employees, attorneys, accountants, advisors, agents, distributors, licensees, shareholders, subsidiaries and lenders of a party.

“Second Year Earnout Amount” shall mean 50% of the Earnout Amount (i.e. $6,125,000).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Seller” shall mean 3BE Holdings, LLC, a Delaware limited liability company.

“Seller Member” (and referred to together as “Seller Members”) shall mean the Highmark, IBC and Horizon.

“Seller Parties” shall have the meaning specified in Section 9.3(a).

“Seller’s Disclosure Schedule” shall have the meaning specified in ARTICLE III.

“Severance Payments” shall have the meaning specified in Section 6.15(a).

“Specified Reps” shall have the meaning specified in Section 9.1.

“Stay Bonuses” shall mean bonuses payable to the employees of the Company or any Company Subsidiary as a result of the Transaction, excluding Severance Payments.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time

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owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation).

“Tax” (and, with correlative meaning, “Taxes”) shall mean (a) any federal, state, local or foreign income, alternative or add-on minimum income, ad valorem, business license, capital, custom, disability, documentary, employment, environmental, excise, franchise, gains, gross income, gross receipts, import, license, occupation, payroll, personal property, premium, profits, property transfer, real property, recording, registration, sales, services, severance, social security, stamp, transfer, unemployment, unemployment insurance, use, value added, wage, windfall profit or withholding tax, custom, duty, levy or other governmental assessment, charge or fee in the nature of a tax (whether payable directly or by withholding); (b) any liability for Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise; and (c) any estimated Tax, interest, fines, penalties or additions to Tax with respect to amounts referred to in clauses (a) or (b) hereof.

“Tax Return” shall mean any return, report, estimate, declaration of estimated tax, claim for refund, information statement or other document relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

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“Technology” shall mean, collectively, all technology, formulae, recipes, specifications (including information regarding materials, ingredients, tools, apparatus, sources, vendors), procedures, processes, methods, techniques, ideas, creations, inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), improvements, know-how, research and development, technical data, designs, models, algorithms, subroutines, Software, works of authorship, copyrightable subject matter, and other similar materials, recordings, graphs, drawings, reports, analyses, and other writings, confidential or proprietary information, and general intangibles of like nature, and all tangible embodiments of the foregoing, in any form whether or not specifically listed herein.

“Trademarks” shall mean all trademarks, service marks, trade names, service names, brand names, trade dress, logos, designs, artwork or variants thereof, promotional materials, Internet domain names, IP addresses, email addresses, fictitious and other business names, personal names, identities, privacy rights, and general intangibles of like nature, together with the goodwill associated with any of the foregoing, and all applications, ITU Applications, registrations and renewals thereof.

“Trade Secrets” shall mean any trade secrets or similar forms of protection for confidential or proprietary information.

“Transaction” shall mean, collectively, the transactions contemplated by this Agreement and the other Transaction Agreements.

“Transaction Agreements” shall mean this Agreement, the Escrow Agreement and all other agreements, certificates, instruments, documents and writings delivered by the Purchaser, the Company and/or Seller in connection with the Transaction (but excluding the Customer Agreements).

“Transfer Taxes” shall have the meaning specified in Section 10.3.

“Unit Consideration” shall have the meaning specified in Section 1.3(a).

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“WARN Act” shall have the meaning specified in Section 3.14(f).

“Workers” shall have the meaning specified in Section 3.14(a).

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EXHIBIT B-1

Amendment to the Master Subscription Agreement

This Amendment to the Master Subscription Agreement (the “Amendment” or “SPA Amendment”) is entered into on November 30, 2015 by and between Independence Blue Cross, LLC (“Independence”) and NaviNet, Inc. (“NaviNet”), and, subject to the provisions of this Amendment, amends the Master Subscription Agreement by and between Independence and NaviNet dated as of July 1, 2015 (as amended, the “Agreement”).

This Amendment is being entered into by Independence and NaviNet as a “Customer Agreement” pursuant to the Stock Purchase Agreement by and among Nant Health, LLC (“Nant Health”), NaviNet, Inc. and 3BE Holdings, LLC dated as of November 30, 2015 (the “SPA”). This Amendment shall be effective only upon the Closing Date of the Transaction under the SPA (the “Amendment Effective Date”), shall have no effect unless and until the Closing occurs, and shall be null and void if the Closing does not occur. For the avoidance of doubt, if the Closing does not occur, all terms and conditions of the Agreement, as may have been amended other than by this Amendment, shall remain in full force and effect in their then-current form.

Unless otherwise indicated herein, terms used in this Amendment but not defined shall have the meaning given to them in the Agreement or in the SPA, as applicable.

RECITALS

WHEREAS, in connection with the Closing of the acquisition by Nant Health of the Purchased Shares from 3BE Holdings, LLC, Independence and NaviNet wish to amend certain terms of the Agreement.

NOW, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AMENDMENT

1.	Extension of Term. The first sentence of Section 10(a) of the Agreement is hereby deleted and replaced with the following:

“The term (the “Initial Term”) of this Agreement shall commence on the Effective Date and, unless earlier terminated as provided herein, shall continue until it expires on the day immediately preceding the fifth (5th) anniversary of the Closing Date (as defined in the SPA).”

2.	Deletion of Termination for Convenience Right of Independence. Section 10(c) of the Agreement is hereby deleted and marked as “Intentionally Omitted.”

3.	Joinder and Guaranty. The following is hereby added to the Agreement as new Section 13(r):

“Joinder and Guaranty. Subject to all limitations on damages and liability set forth in this Agreement, the payment and performance obligations of NaviNet under this Agreement shall be guaranteed by Nant Health, LLC (“Nant Health”) as set forth in, and subject to, the Joinder and Guaranty executed and delivered by Nant Health as part of the SPA Amendment.”

4.	Assignment.

a.	Clause (c) of Section 13(b) of the Agreement is hereby deleted and replaced with the following:

“(c) NaviNet may assign this Agreement without consent in connection with a sale, merger, consolidation of NaviNet, or a sale of all or substantially all of the assets of NaviNet, or other similar fundamental corporate transaction with respect to NaviNet; subject, however, to Customer’s rights under Section 10(d) in the event of a Change of Control Termination. Without limiting NaviNet’s obligations to provide a Change of Control Notice as required by such Section 10(d), NaviNet shall provide written notice to Customer of any such transaction and associated assignment (i) on the date that NaviNet publicly announces that it has entered into an agreement that would result in the consummation of such transaction (i.e., such agreement contemplates a closing of the applicable transaction on a date subsequent to the date that the agreement is signed) or (ii) on the date that NaviNet closes such transaction, if the transaction is closed prior to a public announcement, which notice will specify relevant information regarding the proposed transaction, including without limitation (A) the expected timing of consummation of the transaction, and (B) the name of the relevant party involved in the transaction.”

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b.	References to NaviNet subsidiaries in the Agreement, including in Section 10(d) of the Agreement and in the definition of “Prohibited Change of Control Transaction” (as set forth in Section 14(u) of the Agreement), are hereby replaced with references to NaviNet Affiliates; provided, that solely for purposes of Section 10(d) and Section 14(u) of the Agreement, references to NaviNet Affiliates shall exclude from the definition of “Affiliates” the phrase “or is under common control with”.

c.	In the definition of “Prohibited Change of Control Transaction” (as set forth in Section 14(u) of the Agreement), each instance of the phrase “20% (subject to the following sentence)” is hereby replaced with “50%”. In addition, the last sentence of the definition of “Prohibited Change of Control Transaction” (as set forth in Section 14(u) of the Agreement) is hereby deleted.

5.	Definition of SPA. The defined term “SPA” is hereby added to Section 14 of the Agreement as follows:

““SPA” means the Stock Purchase Agreement by and among Nant Health, LLC, NaviNet, Inc., and 3BE Holdings, LLC dated as of November 30, 2015.”

6.	Ratification. Except as otherwise modified by this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect. However, if the Closing does not occur, all terms and conditions of the Agreement, as may have been amended other than by this Amendment, shall remain in full force and effect in their then-current form. Each signatory below represents that it has obtained all necessary authority to enter into this Amendment as a binding commitment on the party on whose behalf the signatory signs.

7.	Entire Agreement. This Amendment contains all of the terms and conditions agreed upon by Independence and NaviNet regarding the subject matter of this Amendment. Any prior agreements, promises, negotiations, or representations, either oral or written, relating to the subject matter of this Amendment, not expressly set forth in this Amendment are of no force or effect. Any amendment or modification of this Amendment must be in writing, and signed by duly authorized representatives of Independence and NaviNet. Any amendment or modification not made in this manner shall have no force or effect.

*****

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives, but to be effective only upon and as of the Closing Date.

Independence Blue Cross, LLC	NaviNet, Inc.

By:	By:

Name	Name

Title	Title

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Joinder and Guaranty

The undersigned (hereinafter, the “Guarantor”) hereby joins in the execution and delivery of this Amendment for the purpose of unconditionally and irrevocably guaranteeing to Customer the financial and performance obligations, when due, of NaviNet under the Agreement, as the Agreement and such financial and performance obligations may be amended, extended, or modified from time to time, including pursuant to this Amendment, and including any and all future supplemental and other agreements with respect to matters covered by the Agreement which Independence and NaviNet may enter into (the “Obligations”). All limitations of liability and exclusions of damages contemplated under the Agreement shall at all times apply to Guarantor’s obligations and liabilities under this joinder and guaranty. This joinder and guaranty shall remain in full force and effect until all the Obligations owing to Customer and the obligations and liability of Guarantor under this joinder and guaranty shall have been indefeasibly satisfied in full by payment and performance. This joinder and guaranty shall be reinstated if at any time any payment of any Obligations must be returned by Customer for any reason including, without limitation, upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of NaviNet or Guarantor.

The obligations, liabilities, covenants, agreements and duties of Guarantor under this joinder and guaranty shall in no way be affected or impaired by reason of the happening from time to time of a change in the legal or corporate status of NaviNet as a direct or indirect wholly-owned subsidiary of the Guarantor (or of Nant Health as a subsidiary of Nant Works, LLC), including but not limited to its sale, reorganization, dissolution or bankruptcy.

Guarantor hereby waives any and all notices and demands which may be required to be given by any other statute or rule of law and agrees that its liability hereunder shall be in no way affected, diminished, or released by any extension of time, forbearance, or waiver which may be granted to NaviNet, its successor or assignee, and that this joinder and guaranty shall extend to and include all Obligations, whether or not Guarantor receives notice or has knowledge of same, but Guarantor shall have the benefit of any such extension, forbearance, waiver, or amended, extended, or modified Obligations, including Obligations reflected in supplemental or other agreements; it being the purpose and intent of this joinder and guaranty that the obligations of Guarantor hereunder shall be co-extensive with, but not in the excess of, the Obligations of NaviNet, its successor or assignee, under the Agreement.

This joinder and guaranty shall be binding upon, and inure to the benefit of, Guarantor and Independence and their respective successors and permitted assigns. Guarantor may not assign or transfer this joinder and guaranty to any other party without Independence’s prior written approval.

Nant Health, LLC as Guarantor

By:

Name

Title

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EXHIBIT B-2

Amendment to the Master Subscription Agreement

This Amendment to the Master Subscription Agreement (the “Amendment” or “SPA Amendment”) is entered into on November 30, 2015 by and between Horizon Healthcare Services, Inc. d/b/a Horizon Blue Cross Blue Shield of New Jersey (“Customer”) and NaviNet, Inc. (“NaviNet”), and, subject to the provisions of this Amendment, amends the Master Subscription Agreement by and between Customer and NaviNet dated as of September 1, 2014 (as amended, the “Agreement”).

This Amendment is being entered into by Customer and NaviNet as a “Customer Agreement” pursuant to the Stock Purchase Agreement by and among Nant Health, LLC (“Nant”), NaviNet, Inc. and 3BE Holdings, LLC dated as of November 30, 2015 (the “SPA”). This Amendment shall be effective only upon the Closing Date of the Transaction under the SPA (the “Amendment Effective Date”), shall have no effect unless and until the Closing occurs, and shall be null and void if the Closing does not occur. For the avoidance of doubt, if the Closing does not occur, all terms and conditions of the Agreement, as may have been amended other than by this Amendment, shall remain in full force and effect in their then-current form.

Unless otherwise indicated herein, terms used in this Amendment but not defined shall have the meaning given to them in the Agreement or in the SPA, as applicable.

RECITALS

WHEREAS, in connection with the Closing of the acquisition by Nant of the Purchased Shares from 3BE Holdings, LLC, Customer and NaviNet wish to amend certain terms of the Agreement.

NOW, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AMENDMENT

1.	Extension of Term. The first sentence of Section 10 of the Agreement is hereby deleted and replaced with the following:

“The term (the “Initial Term”) of this Agreement shall commence on the Effective Date and, unless earlier terminated as provided herein, shall continue until it expires on the day immediately preceding the fifth (5th) anniversary of the Closing Date (as defined in the SPA).”

2.	Deletion of Termination for Convenience Right of Customer. Section 10(d) of the Agreement is hereby deleted and marked as “Intentionally Omitted.”

3.	Addition of Termination for Prohibited Change of Control. The following is hereby added to the Agreement as new Section 10(f):

“Termination for Prohibited Change of Control. In addition to the foregoing, in the event that NaviNet and/or any of its Affiliates desires to consummate a transaction that would result in either (i) a Prohibited Change of Control Transaction or (ii) any of the transactions that would fall within the definition of Prohibited Change of Control Transaction, if a Customer Competitor were involved in the transaction, but does not because a Customer Competitor is not involved in the transaction, NaviNet shall provide written notice to Customer (A) on the date that NaviNet enters into an agreement that would result in the consummation of a Prohibited Change of Control Transaction or other transaction (i.e., such agreement contemplates a closing of the Prohibited Change of Control Transaction or other transaction on a date subsequent to the date that the agreement is signed) or (B) on the date that NaviNet closes a Prohibited Change of Control Transaction or other transaction, if the Prohibited Change of Control Transaction or other transaction is closed on the same date that the agreement governing same is signed (each, a “Change of Control Notice”), which notice will specify relevant information regarding the proposed transaction, including without limitation (1) the expected timing of consummation of the Prohibited Change of Control Transaction or other transaction, and (2) the Customer Competitor involved in such Prohibited Change of Control Transaction or the name of the relevant party involved in the other transaction, as applicable. Customer shall have the right to terminate this Agreement following receipt of a Change of Control Notice regarding a Prohibited Change of Control Transaction (provided, that the subject Prohibited Change of Control Transaction is ultimately consummated) or consummation of a Prohibited Change of Control Transaction by providing written notice to NaviNet of its intention to terminate this Agreement in accordance with the following sentence (a termination in such event, a “Change of Control Termination”). Such notice (I) may be given from and after the date of a Change of Control Notice regarding a Prohibited Change of Control Transaction at any time until the date that is six (6) months after the effective date of the corresponding Prohibited Change of Control Transaction, and (II) may be

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effective no earlier than the effective date of such Prohibited Change of Control Transaction. For the avoidance of doubt, the issuance of a Change of Control Notice with respect to a transaction of the type described in clause (ii) above is for notification purposes only and shall not give rise to a termination right of Customer. Further, references to NaviNet Affiliates in this Section 10(f) shall exclude entities that are “under common control with” NaviNet.

4.	Joinder and Guaranty. The following is hereby added to the Agreement as new Section 13(n):

“Joinder and Guaranty. Subject to all limitations on damages and liability set forth in this Agreement, the payment and performance obligations of NaviNet under this Agreement shall be guaranteed by Nant Health, LLC (“Nant Health”) as set forth in, and subject to, the Joinder and Guaranty executed and delivered by Nant Works and Nant Health as part of the SPA Amendment.”

5.	Definition of SPA. The defined term “SPA” is hereby added to the Definitions of the Agreement as follows:

““SPA” means the Stock Purchase Agreement by and among Nant Health, LLC, NaviNet, Inc., and 3BE Holdings, LLC dated as of November 30, 2015.”

6.	Definition of Customer Competitor. The defined term “Customer Competitor” is hereby added to the Definitions of the Agreement as follows:

“Customer Competitor” means (i) any entity that, directly or indirectly, provides more than a nominal level of medical insurance (including, for the avoidance of doubt, any Medicare, Medicaid, dental, vision or similar insurance) regardless of whether it is provided through an insurance company, HMO, PPO, POS, or ACO, to customers who reside in locations in which Customer or its Affiliates operate or otherwise provide similar services or (ii) an entity described in clause (i) of this definition that, directly or indirectly, provides administrative services to customers, who reside in a location in which Customer or its Affiliates operate or otherwise provide similar services, that are purchasing medical insurance on a self-insured, self-funded or TPA basis.

7.	Definition of Prohibited Change of Control. The defined term “Prohibited Change of Control” is hereby added to the Definitions of the Agreement as follows:

“Prohibited Change of Control Transaction” means (i) any merger, reorganization, consolidation or recapitalization of NaviNet and/or any of its Affiliates (whether in one transaction or a series of transactions and whether or not NaviNet and/or the applicable Affiliate is the surviving or continuing entity in such transaction or transactions) with, directly or indirectly, one or more Customer Competitors, which if consummated would result in such Customer Competitors, in the aggregate, directly or indirectly, holding at least 50% (subject to the following sentence) of the voting power or capital stock of the surviving or continuing entity, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in one or more Customer Competitors, in the aggregate, directly or indirectly, beneficially owning 50% (subject to the following sentence) or more of any class of securities of NaviNet and/or any of its Affiliates, (iii) any transaction or series of transactions pursuant to which 50% (subject to the following sentence) or more of the voting power or capital stock of NaviNet and/or any of its Affiliates is transferred, directly or indirectly, to one or more Customer Competitors, in the aggregate, (iv) the issuance, sale or other disposition, direct or indirect (and however structured), of securities (or other rights convertible into, or exercisable or exchangeable for, such securities) representing 50% (subject to the following sentence) or more of the voting power or capital stock of NaviNet and/or any of its Affiliates to, directly or indirectly, one or more Customer Competitors, in the aggregate and whether or not by one or a series of such issuances, sales or other dispositions, (v) any sale, lease or other disposition, direct or indirect (and however structured), of any business or assets of NaviNet and/or any of its Affiliates (which business or assets represent 50% (subject to the following sentence) or more of the consolidated revenues, net income or assets of NaviNet and its Affiliates, taken as a whole) to, directly or indirectly, one or more Customer Competitors, in the aggregate and whether or not by one or a series of such sales, leases or other dispositions, or (vi) any combination, directly or indirectly, of the foregoing, including the indirect accomplishment of any of the foregoing via a transfer of ownership interest or issuance of an equity interest in a shareholder or other beneficial owner of NaviNet and/or any of its Affiliates to one or more Customer Competitors.

8.	Ratification. Except as otherwise modified by this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect. However, if the Closing does not occur, all terms and conditions of the Agreement, as may have been amended other than by this Amendment, shall remain in full force and effect in their then-current form. Each signatory below represents that it has obtained all necessary authority to enter into this Amendment as a binding commitment on the party on whose behalf the signatory signs.

2

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

9.	Entire Agreement. This Amendment contains all of the terms and conditions agreed upon by Customer and NaviNet regarding the subject matter of this Amendment. Any prior agreements, promises, negotiations, or representations, either oral or written, relating to the subject matter of this Amendment, not expressly set forth in this Amendment are of no force or effect. Any amendment or modification of this Amendment must be in writing, and signed by duly authorized representatives of Customer and NaviNet. Any amendment or modification not made in this manner shall have no force or effect.

[Signatures on following page(s)]

*****

3

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives, but to be effective only upon and as of the Closing Date.

Horizon Healthcare Services, Inc.	NaviNet, Inc.

By:	By:

Name	Name

Title	Title

4

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Joinder and Guaranty

The undersigned (hereinafter, the “Guarantor”) hereby joins in the execution and delivery of this Amendment for the purpose of unconditionally and irrevocably guaranteeing to Customer the financial and performance obligations, when due, of NaviNet under the Agreement, as the Agreement and such financial and performance obligations may be amended, extended, or modified from time to time, including pursuant to this Amendment, and including any and all future supplemental and other agreements with respect to matters covered by the Agreement which Customer and NaviNet may enter into (the “Obligations”). All limitations of liability and exclusions of damages contemplated under the Agreement shall at all times apply to Guarantor’s obligations and liabilities under this joinder and guaranty. This joinder and guaranty shall remain in full force and effect until all the Obligations owing to Customer and the obligations and liability of Guarantor under this joinder and guaranty shall have been indefeasibly satisfied in full by payment and performance. This joinder and guaranty shall be reinstated if at any time any payment of any Obligations must be returned by Customer for any reason including, without limitation, upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of NaviNet or Guarantor.

The obligations, liabilities, covenants, agreements and duties of Guarantor under this joinder and guaranty shall in no way be affected or impaired by reason of the happening from time to time of a change in the legal or corporate status of NaviNet as a direct or indirect wholly-owned subsidiary of the Guarantor (or of Nant Health as a subsidiary of Nant Works, LLC), including but not limited to its sale, reorganization, dissolution or bankruptcy.

Guarantor hereby waives any and all notices and demands which may be required to be given by any other statute or rule of law and agrees that its liability hereunder shall be in no way affected, diminished, or released by any extension of time, forbearance, or waiver which may be granted to NaviNet, its successor or assignee, and that this joinder and guaranty shall extend to and include all Obligations, whether or not Guarantor receives notice or has knowledge of same, but Guarantor shall have the benefit of any such extension, forbearance, waiver, or amended, extended, or modified Obligations, including Obligations reflected in supplemental or other agreements; it being the purpose and intent of this joinder and guaranty that the obligations of Guarantor hereunder shall be co-extensive with, but not in the excess of, the Obligations of NaviNet, its successor or assignee, under the Agreement.

This joinder and guaranty shall be binding upon, and inure to the benefit of, Guarantor and Customer and their respective successors and permitted assigns. Guarantor may not assign or transfer this joinder and guaranty to any other party without Customer’s prior written approval.

Nant Health, LLC as Guarantor

By:

Name

Title

5

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EXHIBIT B-3

First Amendment to the Master Agreement

This First Amendment to the Master Agreement (this “First Amendment”) is entered into and made effective November 30, 2015 (the “Amendment Effective Date”) by and between Highmark Health Services, for itself and on behalf of its Affiliates and Subsidiaries pursuant to Exhibit G, (“Health Plan”) and NaviNet, Inc. (“NaviNet”). Unless otherwise indicated herein, terms used in this First Amendment but not defined shall have the meaning given to them in the Master Agreement effective September 30, 2013 (the “Agreement”) or the SPA, as applicable. In case of any conflict between the terms of this First Amendment and the terms of the rest of the Agreement, the terms of this First Amendment shall control.

This First Amendment is being entered into by Health Plan and NaviNet as a “Customer Agreement” pursuant to the Stock Purchase Agreement by and among Nant Health, LLC (“Nant Health”), NaviNet, Inc. and 3BE Holdings, LLC dated as of November 30, 2015 (the “SPA”). This First Amendment shall be effective only upon the Closing Date of the Transaction under the SPA and shall have no effect unless and until the Closing occurs, and shall be null and void if the Closing does not occur. For the avoidance of doubt, if the Closing does not occur, all terms and conditions of the Agreement, as may have been amended other than by this First Amendment, shall remain in full force and effect in their then-current form.

RECITALS

WHEREAS, Health Plan and NaviNet are parties to the Agreement;

WHEREAS, Highmark Inc. is the current name of Highmark Health Services and is the proper party to the Agreement under which Health Plan currently licenses certain proprietary software of NaviNet;

WHEREAS, NaviNet has developed a next generation healthcare communications system known as “NaviNet Open,” which consists of underlying software infrastructure and functionality known as the NaviNet Open Foundation, as well as additional optional software applications based on the NaviNet Open Foundation that are known as the NaviNet Open Applications;

WHEREAS, [* * *];

Health Plan and NaviNet Confidential and Proprietary

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

WHEREAS, NaviNet and Health Plan wish to therefore amend certain terms of the Agreement to permit Health Plan to access and use NaviNet Open and the Legacy Applications and to receive other services from NaviNet at a future date to be mutually agreed upon by the parties.

NOW, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree that the Agreement is hereby amended as of the Amendment Effective Date as follows:

1.	Definitions

1.1	The following definitions are added to Section 1 (Definitions) of the Agreement:

“Legacy Applications” means those software applications and functionality which have been made available by NaviNet to Health Plan under the Agreement as part of the Application prior to the NaviNet Open Conversion Date, including updates, releases, improvements, modifications or enhancements thereto (except as otherwise indicated in this Agreement). [* * *].

“NaviNet Open Applications” means those software applications indicated on Exhibit A, including updates, releases, improvements, modifications or enhancements thereto which are generally made available to NaviNet customers (except as otherwise indicated in this Agreement). The NaviNet Open Applications are part of the “Application”. For the avoidance of doubt, the NaviNet Open Applications (and all other parts of the Application) expressly do not include Health Plan Data.

“NaviNet Open Conversion Date” shall be a date during the Term (no later than October 31, 2016) mutually agreed upon by the parties in writing upon which the NaviNet Open Foundation, the CSI and E+B NaviNet Open Applications, and the Legacy Applications (including without limitation all functionality required for acceptance) are made available for use by Health Plan as part of the Application. For clarity, NaviNet Open shall not be made available to Health Plan and Health Plan shall have no access to NaviNet Open prior to such NaviNet Open Conversion Date. NaviNet shall be excused from any delay to the NaviNet Open Conversion Date to the extent any such delay is caused by Health Plan.

“NaviNet Open Foundation” means the core software owned by NaviNet or its licensors that provides the underlying infrastructure and functionality for the NaviNet Open Applications, including updates, releases, improvements, modifications or enhancements thereto. The NaviNet Open Foundation is part of the “Application”.

Health Plan and NaviNet Confidential and Proprietary

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“PMPM” or “Per Member Per Month” means [* * *].

“Single Sign-On” or “SSO” means an authentication process by which an Authorized User may access certain Health Plan products and/or third party applications by relying on the Authorized User’s NaviNet Credentials and otherwise eliminating the need for an additional set of log in criteria.

2.	Description of Services

2.1	Section 2.4 (End User Agreements) – Third sentence of Section 2.4 is hereby deleted in its entirety and replaced with the following new language:

[* * *]

Otherwise, Section 2.4 remains unchanged.

2.2	Section 2.5 (License to Health Plan) – Section 2.5 remains unchanged except as follows:

(a) The license and rights for use of the NaviNet Open Applications and NaviNet Open Foundation shall begin on the NaviNet Open Conversion Date. The license and rights for use of the Legacy Applications and SSO shall continue through and after [* * *]. All of the foregoing items are expressly part of the “Application”.

(b) [* * *].

(c) Subject to the terms and conditions of the Agreement, the terms of a mutually agreeable Statement of Work and payment of all applicable professional fees by Health Plan, NaviNet grants Health Plan the right to enable Single-Sign On methodology with one or more Health Plan

Health Plan and NaviNet Confidential and Proprietary

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

products and/or third party applications for the sole and exclusive purpose of authenticating Authorized User access between NaviNet Open and the Health Plan products or third party applications. If Health Plan enables any such SSO, Health Plan hereby authorizes NaviNet to access and use, and to allow any applicable third parties that are approved by Health Plan to access and use, Health Plan Data as required for the interoperation of such SSOs with NaviNet Open. Health Plan and NaviNet shall mutually agree on reasonable policies and practices for implementing SSOs with Health Plan products and third party applications. Health Plan will provide to NaviNet access to such Health Plan product or third party application as necessary for NaviNet to enable, test and maintain any SSO.

2.3	Exhibit A – A new item 3. is added in Part A. – Application, as follows:

“3.	NaviNet Open.

[* * *].”

3.	Exhibit A-1 is hereby added to the Agreement.

4.	Payment Terms/Invoicing

4.1	Member Counts and Periodic Adjustments. Part J. (Fee Schedule) of Exhibit A is hereby deleted and replaced with the following as of January 1, 2016:

[* * *]

Health Plan and NaviNet Confidential and Proprietary

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[* * *]

Health Plan and NaviNet Confidential and Proprietary

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[* * *]

Health Plan and NaviNet Confidential and Proprietary

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.	Term

5.1	Section 26.0 (Term) is hereby deleted in its entirety and replaced with the following:

“26.0 Term. This Agreement shall become effective as of the Effective Date indicated above following execution by both parties and shall continue in effect until December 31, 2020 (the “Initial Term”). [* * *]”

5.2 A new third paragraph is added to Section 26.1 (and the current third paragraph is now the fourth paragraph of that section) as follows: [* * * ]

6.	Health Plan Server Software

[* * *]

Health Plan and NaviNet Confidential and Proprietary

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.	Data

[* * *]

8.	Listing of Affiliates and Subsidiaries. Exhibit G is hereby deleted in its entirety and replaced with the attached Exhibit G.

9.	Integration

This First Amendment amends and is part of the Agreement. Except as expressly amended hereby, the Agreement remains unchanged and in full force and effect.

10.	Additional Matters

Health Plan and NaviNet agree to meet, by phone or in person, in 2016 at a mutually agreed upon time to discuss in good faith the potential need for any additional amendments or modifications to the Agreement; including but not limited to terms allowing for [* * *]

Health Plan and NaviNet Confidential and Proprietary

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

11.	Joinder and Guaranty. The following is hereby added to the Agreement as a new Section 42.0:

“Joinder and Guaranty. Subject to all limitations on damages and liability set forth in this Agreement, the payment and performance obligations of NaviNet under this Agreement shall be guaranteed by Nant Health, LLC (“Nant Health”) as set forth in, and subject to, the Joinder and Guaranty executed and delivered by Nant Health as part of the First Amendment.”

[Signatures on Following Page(s)]

Health Plan and NaviNet Confidential and Proprietary

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to the Master Agreement to be executed by their duly authorized officers and to be effective as of the Amendment Effective Date.

Highmark Inc.	NaviNet, Inc.

By:	By:

Name:	Name:

Title:	Title:

Health Plan and NaviNet Confidential and Proprietary

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit A-1

NaviNet Open Functionality

[* * *]

Health Plan and NaviNet Confidential and Proprietary

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[* * *]

Health Plan and NaviNet Confidential and Proprietary

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit G

Affiliates and Subsidiaries

Health Plan shall provide NaviNet with a list of the Affiliates and Subsidiaries to be covered by the Agreement as of January 1, 2016. Such list will be updated by Health Plan from time to time as the covered Affiliates and Subsidiaries under the Agreement change. The parties acknowledge and agree that the services and payment for such services are governed by the terms of the Agreement and that the list of Affiliates and Subsidiaries is for each party’s information only.

Health Plan and NaviNet Confidential and Proprietary

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Joinder and Guaranty

The undersigned (hereinafter, the “Guarantor”) hereby joins in the execution and delivery of this First Amendment for the purpose of unconditionally and irrevocably guaranteeing to Health Plan the financial and performance obligations, when due, of NaviNet under the Agreement, as the Agreement and such financial and performance obligations may be amended, extended, or modified from time to time, including pursuant to this First Amendment, and including any and all future supplemental and other agreements with respect to matters covered by the Agreement which Health Plan and NaviNet may enter into (the “Obligations”). All limitations of liability and exclusions of damages contemplated under the Agreement shall at all times apply to Guarantor’s obligations and liabilities under this joinder and guaranty. This joinder and guaranty shall remain in full force and effect until all the Obligations owing to Health Plan and the obligations and liability of Guarantor under this joinder and guaranty shall have been indefeasibly satisfied in full by payment and performance. This joinder and guaranty shall be reinstated if at any time any payment of any Obligations must be returned by Health Plan for any reason including, without limitation, upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of NaviNet or Guarantor.

The obligations, liabilities, covenants, agreements and duties of Guarantor under this joinder and guaranty shall in no way be affected or impaired by reason of the happening from time to time of a change in the legal or corporate status of NaviNet as a direct or indirect wholly-owned subsidiary of the Guarantor (or of Nant Health as a subsidiary of Nant Works, LLC), including but not limited to its sale, reorganization, dissolution or bankruptcy.

Guarantor hereby waives any and all notices and demands which may be required to be given by any other statute or rule of law and agrees that its liability hereunder shall be in no way affected, diminished, or released by any extension of time, forbearance, or waiver which may be granted to NaviNet, its successor or assignee, and that this joinder and guaranty shall extend to and include all Obligations, whether or not Guarantor receives notice or has knowledge of same, but Guarantor shall have the benefit of any such extension, forbearance, waiver, or amended, extended, or modified Obligations, including Obligations reflected in supplemental or other agreements; it being the purpose and intent of this joinder and guaranty that the obligations of Guarantor hereunder shall be co-extensive with, but not in the excess of, the Obligations of NaviNet, its successor or assignee, under the Agreement.

This joinder and guaranty shall be binding upon, and inure to the benefit of, Guarantor and Health Plan and their respective successors and permitted assigns. Guarantor may not assign or transfer this joinder and guaranty to any other party without Health Plan’s prior written approval.

Nant Health, LLC as Guarantor

By:

Name

Title

Health Plan and NaviNet Confidential and Proprietary

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT C

BNY MELLON, NATIONAL ASSOCIATION

STANDARD FORM

ESCROW AGREEMENT

This Escrow Agreement (the “Agreement”), dated as of             , 2016, is by and among Nant Health, LLC, a Delaware limited liability company, having a principal place of business at 9920 Jefferson Blvd., Culver City, CA 90232 (“Purchaser”), 3BE Holdings, LLC, having its principal place of business at [    ] (“Seller”, and collectively with Purchaser, the “Escrow Parties”), and BNY Mellon, National Association, a national banking association with its principal place of business at BNY Mellon Center, Pittsburgh, PA 15258 (the “Escrow Agent”).

WHEREAS, this Agreement is being entered into in connection with the terms of that certain Stock Purchase Agreement dated as of November 30, 2015 among Purchaser, Seller, and NaviNet, Inc., a Delaware corporation (the “Purchase Agreement”). The execution of this Agreement is a condition to the consummation of the transactions contemplated by the Purchase Agreement; and

WHEREAS, the parties desire to set forth their understandings with regard to the escrow account established by this Agreement.

NOW, THEREFORE, in consideration of the premises and agreements of the parties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Appointment of Agent. The Escrow Parties appoint the Escrow Agent as their agent to hold in escrow, and to administer the disposition of, the Escrow Fund (as defined below) in accordance with the terms of this Agreement, and the Escrow Agent accepts such appointment.

2. Establishment of Escrow. Upon the execution of this Agreement, (a) Purchaser shall cause $6,125,000 to be deposited with the Escrow Agent (the “Initial Deposit”), and Escrow Agent shall promptly upon request acknowledge to the Escrow Parties or any of them receipt of any funds so deposited; and (b) Seller and Purchaser shall each deliver one fully executed original of this Agreement to the Escrow Agent in accordance with the Notice section below. The Initial Deposit and all additional amounts now or hereafter deposited with the Escrow Agent, together with all interest and other income earned, shall be referred to as the “Escrow Fund.” The Escrow Parties acknowledge that the sum held in escrow hereunder may be reduced or increased from time to time during the term hereof pursuant to the terms of this Agreement. Accordingly, the term “Escrow Fund” shall refer both to the Initial Deposit and to such lesser or greater amount as may be held pursuant hereto at any point during the term hereof.

3. Customer Identification and TIN Certification. To help the government fight the funding of terrorism and money laundering activities, Federal laws require all financial institutions to

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

obtain, verify and record information that identifies each individual or entity that opens an account. Therefore, the Escrow Agent must obtain the name, address, taxpayer or other government identification number, and other information, such as date of birth for individuals, for each individual and business entity that is a party to this Agreement. For individuals signing this Agreement on their own behalf or on behalf of another, the Escrow Agent requires a copy of a driver’s license, passport or other form of photo identification. For business and other entities that are parties to this Agreement, the Escrow Agent will require such documents, as it deems necessary to confirm the legal existence of the entity.

At the time of or prior to execution of this Agreement, any Escrow Party providing a tax identification number for tax reporting purposes shall provide to the Escrow Agent a completed IRS Form W-9 (or the appropriate IRS Form W-8, in the case of non U.S. persons), and every individual executing this Agreement on behalf of an Escrow Party shall provide to the Escrow Agent a copy of a driver’s license, passport or other form of photo identification acceptable to the Escrow Agent. The Escrow Parties agree to provide to the Escrow Agent such organizational documents and documents establishing the authority of any individual acting in a representative capacity as the Escrow Agent may require in order to comply with its established practices, procedures and policies.

The Escrow Agent is authorized and directed to report all interest and other income earned on the Escrow Fund in accordance with the Form W-9 (or the appropriate IRS Form W-8, in the case of non U.S. persons) information provided to the Escrow Agent by Seller. The Escrow Parties understand that, in the event one or more tax identification number is not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the Initial Deposit.

The Escrow Agent shall have no duty to prepare or file any information reports (including without limitation IRS Forms 1099-B) other than such information reports of interest earned on the Escrow Fund as the Escrow Agent is required to prepare and file in the ordinary course of its business.

4. Deposit of the Escrow Fund. The Escrow Agent shall deposit the Escrow Fund in a non-interest bearing account at BNY Mellon, National Association. Deposits shall in all instances be subject to the Escrow Agent’s standard funds availability policy. The Escrow Agent shall not be responsible for any loss due to interest rate fluctuation or early withdrawal penalty. The Escrow Parties understand that deposits of the Escrow Fund are not necessarily insured by the United States Government or any agency or instrumentality thereof, or of any state or municipality, and that such deposits do not necessarily earn a fixed rate of return. In no instance shall the Escrow Agent have any obligation to provide investment advice of any kind. The Escrow Agent shall not be liable or responsible for any loss resulting from any deposits made pursuant to this Section 4, other than as a result of the gross negligence or willful misconduct of the Escrow Agent.

5. Release of the Escrow Fund.

(a) Purchase Price Adjustment. Pursuant to Section 1.4(d)(ii) of the Purchase Agreement, if the Final Closing Cash Purchase Price (as defined in the Purchase

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Agreement) is less than the Closing Payment (as defined in the Purchase Agreement), the Purchaser and the Seller shall execute and deliver to the Escrow Agent a joint written instruction directing the Escrow Agent to release to the Purchaser the amount by which the Final Closing Cash Purchase Price is less than the Closing Payment from the Escrow Fund and the Escrow Agent shall release such amount from the Escrow Fund to the Purchaser within three (3) business days of the receipt of such joint instructions, or as soon thereafter as possible using commercially reasonable efforts.

(b) Severance Payments. If Purchaser makes Severance Payments prior to the twelve (12) month anniversary of the date of this Agreement as provided in Section 6.15 of the Purchase Agreement, then the Purchaser and the Seller shall execute and deliver to the Escrow Agent a joint written instruction directing the Escrow Agent to release from the Escrow Fund to the Purchaser the amount equal to the Severance Payment and the Escrow Agent shall release such amount from the Escrow Fund to the Purchaser within three (3) business days of the receipt of such joint instructions or as soon thereafter as possible using commercially reasonable efforts.

(c) Indemnification Claims. If, at any time on or prior to the twelve (12) month anniversary of the date of this Agreement (such date being the “Escrow Termination Date”), Purchaser believes that it or any Purchaser Party (as defined in the Purchase Agreement) is entitled to indemnification or other payment pursuant to the Purchase Agreement, Purchaser shall deliver to the Escrow Agent and Seller, prior to the Escrow Termination Date, a written notice (a “Claim Notice”) describing generally the facts constituting the basis for such claim (a “Claim”), the amount sought therefor, or an estimate thereof, by Purchaser from the Escrow Fund (a “Claimed Amount”), and instructions for the disbursement of the Claimed Amount. From the date that a Claim Notice is received by the Escrow Agent (notice of such date shall be given by the Escrow Agent to Seller by e-mail upon request therefor), Seller shall have twenty (20) days (the “Notice Period”) to deliver to the Escrow Agent, with copies to Purchaser, contrary instructions disputing the Claim Notice and describing generally why Purchaser is not entitled to the Claimed Amount (a “Dispute Notice”). If the Escrow Agent does not receive a Dispute Notice prior to 5:00 p.m. (Eastern Time) of the last day of the Notice Period, the Escrow Agent shall within three (3) business days or as soon thereafter as possible using commercially reasonable efforts release the Claimed Amount to Purchaser according to the disbursement instructions in the Claim Notice. If the Escrow Agent receives a Dispute Notice prior to 5:00 p.m. (Eastern Time) of the last day of the Notice Period, the Escrow Agent shall promptly after expiration of the Notice Period make payment to Purchaser but only with respect to the amount not disputed by the Dispute Notice and shall continue to hold in the Escrow Account the disputed amount of the Claimed Amount described in the Dispute Notice (the “Disputed Amount”) until (x) it shall receive Joint Written Instructions (as defined below) as to the disposition of such sum or (y) it shall be otherwise ordered by a final and unappealable order or decree of a court of competent jurisdiction or arbitration panel, a copy of which shall be certified as such by Purchaser and Seller and provided to the Escrow Agent (a “Court Order”). The delivery to the Escrow Agent of a court or arbitration order shall constitute a representation to the Escrow Agent that such order complies with the requirements of this Section 5(a) and the Escrow Agent shall be entitled to rely thereon without any further duty of inquiry.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(d) Estimate of Claimed Amounts. If Purchaser believes that a Claim constitutes, or may upon final resolution constitute, a basis for a Claimed Amount hereunder, then Purchaser may submit a Claim Notice even though such Claim may be uncertain or unresolved or the exact amount of any Claimed Amount may be unknown at the time of such Claim Notice. Purchaser may estimate the amount of exposure with respect to any Claim and such estimated amount shall constitute a Claimed Amount for purposes of this Section 5, but in no event will Purchaser’s rights with respect to such Claim be impaired in any way if the actual liability is in excess of its estimate. If, after submitting such a Claim Notice, Purchaser determines that the actual amount of the Claim is less than the Claimed Amount in such Claim Notice, Purchaser shall (i) promptly submit a restated Claim Notice that accounts for such reduction in the Claimed Amount, and (ii) if the restated Claim Notice is submitted after the Escrow Termination Date, execute and provide to Seller a Joint Written Instruction providing for the release from the Escrow Account of the amount by which the aggregate amount set forth in the original Claim Notice exceeded the aggregate amount set forth in the restated Claim Notice.

(e) Final Release of Escrow. Within three (3) business days after the Escrow Termination Date, or as soon thereafter as possible using commercially reasonable efforts, the Escrow Agent shall release to Seller an amount equal to (i) the remaining balance of the Escrow Fund less (ii) any Claimed Amounts as to which the Notice Period has not expired less (iii) if not included in any Claimed Amount, any Disputed Amounts. Any portion of the Escrow Fund that is held by the Escrow Agent beyond the Escrow Termination Date pursuant to the prior sentence shall be released by the Escrow Agent in accordance with such Joint Written Instructions or Court Order as may be delivered to the Escrow Agent thereafter pursuant to Sections 5(a), (b) or (c) above.

(f) Joint Written Instructions. Notwithstanding anything to the contrary in this Agreement, if the Escrow Agent receives written instructions from all of the Escrow Parties, or their respective successors or assigns, substantially in the form of Exhibit A, as to the disbursement of the Escrow Fund or any portion thereof (“Joint Written Instructions”), the Escrow Agent shall disburse the Escrow Fund pursuant to such Joint Written Instructions. The Escrow Agent shall have no obligation to follow any directions set forth in any Joint Written Instructions unless and until the Escrow Agent is satisfied, in its sole discretion, that the persons executing said Joint Written Instructions are authorized to do so.

(g) Escrow Fund Deficiency. Notwithstanding anything to the contrary in this Agreement, if any amount to be released at any time or under any circumstances exceeds the balance in the Escrow Fund, the Escrow Agent shall release the balance in the Escrow Fund and shall have no liability or responsibility to the Escrow Parties for any deficiency.

6. Methods of Payment. All payments required to be made by the Escrow Agent under this Agreement shall be made by wire transfer or by check in accordance with written payment instructions provided to the Escrow Agent by the party receiving the funds. Any wire transfers shall be made subject to, and in accordance with, the Escrow Agent’s normal funds transfer procedures in effect from time to time. The Escrow Agent shall be entitled to rely upon all bank and account information provided to the Escrow Agent by any of the Escrow Parties. The Escrow Agent shall have no duty to verify or otherwise confirm any written wire transfer instructions but it may do so in its discretion on any occasion without incurring any liability to

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

any of the Escrow Parties for failing to do so on any other occasion. Any such verification may include, but not be limited to, a telephone call to the party receiving the funds or to one or more of the Escrow Parties in accordance with Section 14. The Escrow Parties agree that any such call back is a commercially reasonable security procedure and that the Escrow Agent may record such calls according to the Escrow Agent’s standard operating procedures or as the Escrow Agent deems appropriate for security and/or service purposes. The Escrow Agent shall process all wire transfers based on bank identification and account numbers rather than the names of the intended recipient of the funds, even if such numbers pertain to a recipient other than the recipient identified in the payment instructions. The Escrow Agent shall have no duty to detect any such inconsistencies and shall resolve any such inconsistencies by using the account number. Attached as Exhibit B is the wire transfer information for the Escrow Parties. The Escrow Parties shall promptly notify the Escrow Agent of any changes to their wire transfer information contained in Exhibit B and the Escrow Agent may rely on the wire transfer information contained in Exhibit B until notified of a change in writing.

7. Responsibilities and Liability of Escrow Agent.

(a) Duties Limited. The Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement. The Escrow Agent’s duties shall be determined only with reference to this Agreement and applicable laws and it shall have no implied duties. The Escrow Agent shall not be bound by, deemed to have knowledge of, or have any obligation to make inquiry into or consider, any term or provision of any agreement between any of the Escrow Parties and/or any other third party or as to which the escrow relationship created by this Agreement relates, including without limitation any documents referenced in this Agreement.

(b) Limitations on Liability of Escrow Agent. Except in cases of the Escrow Agent’s bad faith, willful misconduct or gross negligence, the Escrow Agent shall be fully protected (i) in acting in reliance upon any certificate, statement, request, notice, advice, instruction, direction, other agreement or instrument or signature reasonably and in good faith believed by the Escrow Agent to be genuine, (ii) in assuming that any person purporting to give the Escrow Agent any of the foregoing in connection with either this Agreement or the Escrow Agent’s duties, has been duly authorized to do so, and (iii) in acting or failing to act in good faith on the advice of any counsel retained by the Escrow Agent. The Escrow Agent shall not be liable for any mistake of fact or law or any error of judgment, or for any act or omission, except as a result of its bad faith, willful misconduct or gross negligence. The Escrow Agent shall not be responsible for any loss incurred upon any action taken under circumstances not constituting bad faith, willful misconduct or gross negligence.

In connection with any payments that the Escrow Agent is instructed to make by wire transfer, the Escrow Agent shall not be liable for the acts or omissions of (i) any Escrow Party or other person providing such instructions, including without limitation errors as to the amount, bank information or bank account number; or (ii) any other person or entity, including without limitation any Federal Reserve Bank, any transmission or communications facility, any funds transfer system, any receiver or receiving depository financial institution, and no such person or entity shall be deemed to be an agent of the Escrow Agent.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Without limiting the generality of the foregoing, it is agreed that in no event will the Escrow Agent be liable for any lost profits or other indirect, special, incidental or consequential damages which the parties may incur or experience by reason of having entered into or relied on this Agreement or arising out of or in connection with the Escrow Agent’s services, even if the Escrow Agent was advised or otherwise made aware of the possibility of such damages; nor shall the Escrow Agent be liable for acts of God, acts of war, breakdowns or malfunctions of machines or computers, interruptions or malfunctions of communications or power supplies, labor difficulties, actions of public authorities, or any other similar cause or catastrophe beyond the Escrow Agent’s reasonable control.

In the event that the Escrow Agent shall be uncertain as to its duties or rights under this Agreement, or shall receive any certificate, statement, request, notice, advice, instruction, direction or other agreement or instrument from any other party with respect to the Escrow Fund which, in the Escrow Agent’s reasonable and good faith opinion, is in conflict with any of the provisions of this Agreement, or shall be advised that a dispute has arisen with respect to the Escrow Fund or any part thereof, the Escrow Agent shall be entitled, without liability to any person, to refrain from taking any action other than to keep safely the Escrow Fund until the Escrow Agent shall be directed otherwise in accordance with Joint Written Instructions or an order of a court with jurisdiction over the Escrow Agent. The Escrow Agent shall be under no duty to institute or defend any legal proceedings, although the Escrow Agent may, in its discretion and at the expense of the Escrow Parties as provided in subsections (c) or (d) immediately below, institute or defend such proceedings.

(c) Indemnification of Escrow Agent. The Escrow Parties jointly and severally agree to indemnify the Escrow Agent for, and to hold it harmless against, any and all claims, suits, actions, proceedings, investigations, judgments, deficiencies, damages, settlements, liabilities and expenses (including reasonable legal fees and expenses of attorneys chosen by the Escrow Agent) as and when incurred, arising out of or based upon any act, omission, alleged act or alleged omission by the Escrow Agent or any other cause, in any case in connection with the acceptance of, or performance or non-performance by the Escrow Agent of, any of the Escrow Agent’s duties under this Agreement, except as a result of the Escrow Agent’s bad faith, willful misconduct or gross negligence.

(d) Authority to Interplead. The Escrow Parties authorize the Escrow Agent, if the Escrow Agent is threatened with litigation or issued, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrow Fund with the clerk of that court. In the event of any dispute under this Agreement, the Escrow Agent shall be entitled to petition a court of competent jurisdiction and shall perform any acts ordered by such court.

8. Termination. This Agreement and all the obligations of the Escrow Agent under this Agreement shall terminate upon the earliest to occur of the release of the entire Escrow Fund by the Escrow Agent in accordance with this Agreement or the deposit of the Escrow Fund by the Escrow Agent in accordance with Section 7(d) hereof.

9. Removal of Escrow Agent. The Escrow Parties acting together shall have the right to terminate the appointment of the Escrow Agent by giving no less than thirty (30) days’ prior

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

written notice, specifying the date upon which such termination shall take effect. Thereafter, the Escrow Agent shall have no further obligation to the Escrow Parties except to hold the Escrow Fund as depository and not otherwise. The Escrow Parties agree that they will jointly appoint a banking corporation, trust company or attorney as successor escrow agent. Escrow Agent shall refrain from taking any action until it shall receive joint written instructions from the Escrow Parties designating the successor escrow agent. Escrow Agent shall deliver all of the then remaining balance of the Escrow Fund to such successor escrow agent in accordance with such instructions and upon delivery of the Escrow Fund, the Escrow Agent shall have no further duties or responsibilities hereunder.

10. Resignation of Escrow Agent. The Escrow Agent may resign and be discharged from its duties and obligations hereunder at any time by giving no less than thirty (30) days’ prior written notice of such resignation to the Escrow Parties, specifying the date when such resignation will take effect. Thereafter, the Escrow Agent shall have no further obligation to the Escrow Parties except to hold the Escrow Fund as depository and not otherwise. In the event of such resignation, the Escrow Parties agree that they will jointly appoint a banking corporation, trust company, or attorney as successor escrow agent within thirty (30) days of notice of such resignation. Escrow Agent shall refrain from taking any action until it shall receive joint written instructions from the Escrow Parties designating the successor escrow agent. Escrow Agent shall deliver all of the then remaining balance of the Escrow Fund to such successor escrow agent in accordance with such instructions and upon delivery of the Escrow Fund, the Escrow Agent shall have no further duties or responsibilities hereunder.

11. Accounting. On a monthly basis, the Escrow Agent shall render a written statement setting forth the balance of the Escrow Fund, all interest earned and all distributions made, which statements shall be delivered to the following address(es) set forth below:

Address 1:	Nant Health, LLC
9920 Jefferson Blvd.
Culver City, CA 90232
Attention: [ ]

Address 2:	[ ]

12. Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of Section 7 shall survive any resignation or removal of the Escrow Agent, and any termination of this Agreement.

13. Escrow Agent Fees, Costs, and Expenses. The Escrow Agent shall charge an administrative fee of $1,500, payable in advance upon the execution of this Agreement. The administrative fees shall be deemed to have been earned when charged, and, if the Agreement is terminated for any reason, whether voluntarily or involuntarily, the fee shall not be reduced or refunded. Additionally, the Escrow Agent shall be entitled to be reimbursed for its customary fees and charges for monthly maintenance fees and any wire transfers or other depository services rendered in connection with the Escrow Fund and any delivery charges or other out of pocket expenses incurred in connection the Escrow Fund. The Escrow Parties each acknowledge

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

their joint and several obligation to pay any fees, expenses and other amounts owed to the Escrow Agent pursuant to this Agreement. The Escrow Parties agree that Escrow Agent shall be entitled to pay itself for any fees, expenses or other amounts owed to the Escrow Agent out of the amounts held in the Escrow Fund and grant to the Escrow Agent a first priority security interest in the Escrow Fund to secure all obligations owed by them to the Escrow Agent under this Agreement. The Escrow Parties further agree that the Escrow Agent shall be entitled to withhold any distribution otherwise required to be made from the Escrow Fund if any fees, expenses or other amounts owed to the Escrow Agent remain unpaid on the date such distribution would otherwise be made. As between themselves, the Buyer and the Purchaser each agree to pay for 50% of the Escrow Agent’s fees and expenses.

14. Notices. All notices under this Agreement shall be transmitted to the respective parties, shall be in writing and shall be considered to have been duly given or served when personally delivered to any individual party, or on the first (1st) business day after the date of deposit with an overnight courier for next day delivery, postage paid, or on the third (3rd) business day after deposit in the United States mail, certified or registered, return receipt requested, postage prepaid, or on the date of telecopy, fax or similar transmission(which telecopy, fax or similar transmission must contain a PDF or other document with authorized signature(s) to the extent they direct the Escrow Agent to act or refrain from acting) during normal business hours, as evidenced by mechanical confirmation of such telecopy, fax or similar transmission, addressed in all cases to the party at his or its address set forth below, or to such other address as such party may designate, provided that notices will be deemed to have been given to the Escrow Agent on the actual date received. Any notice, request, demand, claim, or other communication hereunder directing the Escrow Agent to act or to refrain from acting shall include signatures of the authorized representative(s) of the requesting party(ies), and in the case of electronic mail the signature(s) shall be contained on a non-editable attachment (e.g. PDF) to the electronic mail.

if to Seller, to:

Nant Health, LLC

9920 Jefferson Blvd.

Culver City, CA 90232

Attention: [            ]

Facsimile:

E-mail: [            ]

if to Purchaser to:

[    ]

with a copy (which shall not constitute notice) to:

Choate, Hall & Stewart LLP

Two International Place

Boston, Massachusetts 02110

Attention: David Brown, Esq.

Facsimile: 617.248.4000

Email: dbrown@choate.com

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

If to the Escrow Agent:

BNY Mellon, National Association, Escrow Agent

c/o Escrow Services

Banking Services Support Center; Suite 154-0655

500 Ross Street

Pittsburgh, PA 15262

Phone: 412.234.7796 / 412.234.2350/ 412.234.8797

Fax: 732.667.4499 / 615.932.4035

Email: escrowservices@bnymellon.com

Copy (which shall not constitute notice to the Escrow Agent) to:

Bruce D. Berns, Esq.

Abendroth, Berns & Warner LLC

40 Grove Street, Suite 375

Wellesley, MA 02482

Facsimile: (781) 237-8891

Email: bruce@abwllc.com

Any notice may be given on behalf of any party by its authorized representative. In all cases the Escrow Agent shall be entitled to rely on a copy or a fax or email transmission of any document with the same legal effect as if it were the original of such document. The Escrow Parties shall promptly notify the Escrow Agent of any changes to the contact information contained in this Section and the Escrow Agent may rely on the contact information contained in this Section until notified of a change.

To facilitate the performance by the Escrow Agent of its duties and obligations hereunder, including resolving any issues arising hereunder (but not the giving of notice as provided above), the Escrow Parties agree that the Escrow Agent may contact the following representatives of each of the Escrow Parties identified below, or such other individuals as any of the Escrow Parties may identify by written notice to the Escrow Agent:

Seller:

[            ]

Purchaser:

Nant Health, LLC – [            ]

Phone: [            ]

E-mail: [            ]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

15. Modifications; Waiver. This Agreement may not be altered or modified without the express prior written consent of all of the parties to this Agreement. No course of conduct shall constitute a waiver of any terms or conditions of this Agreement, unless such waiver is specified in writing, and then only to the extent so specified. A waiver of any of the terms and conditions of this Agreement on one occasion shall not constitute a waiver of the other terms of this Agreement, or of such terms and conditions on any other occasion.

16. Further Assurances. If at any time the Escrow Agent shall determine or be advised that any further agreements, assurances or other documents are reasonably necessary or desirable to carry out the provisions of this Agreement and the transactions contemplated by this Agreement, the Escrow Parties shall execute and deliver any and all such agreements or other documents, and do all things reasonably necessary or appropriate to carry out fully the provisions of this Agreement.

17. Assignment. This Agreement shall inure to the benefit of and be binding upon the successors, heirs, personal representatives, and permitted assigns of the parties. This Agreement is freely assignable by the Escrow Parties; provided, however, that no assignment by such party, or it successors or assigns, shall be effective unless prior written notice of such assignment is given to the other parties, including, without limitation, the Escrow Agent; and provided, further, that any assignee satisfies the Escrow Agent’s requirements set forth in Section 3 above. This Agreement may not be assigned by the Escrow Agent, except that upon prior written notice to the Escrow Parties, the Escrow Agent may assign this Agreement to an affiliated or successor bank or other qualified bank entity.

18. Section Headings. The section headings contained in this Agreement are inserted for purposes of convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

19. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of conflicts of law.

20. Counterparts and Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission, pdf or other electronic means shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes (and such signatures of the parties transmitted by facsimile, pdf or other electronic means shall be deemed to be their original signatures for all purposes).

21. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON OR IN CONNECTION WITH THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

[Signature page follows.]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

NANT HEALTH LLC

BY:
NAME:
TITLE:

3BE HOLDINGS, LLC

BY:
NAME:
TITLE:

BNY MELLON, NATIONAL ASSOCIATION

BY:
NAME:
TITLE:

[Escrow Agreement]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT A

JOINT WRITTEN INSTRUCTIONS

FOR RELEASE OF ESCROW FUND

Pursuant to Section 5(f) of the Escrow Agreement dated as of November 30, 2015, by and among Nant Health, LLC (“Purchaser”), 3BE Holdings, LLC (“Seller”) and BNY Mellon, National Association, (the “Escrow Agent”), Seller and Purchaser hereby instruct the Escrow Agent to release $[        ] from the Escrow Fund in accordance with the following instructions:

Wire Instructions:

Account Name:
Account Number:
Bank Name:
Bank ABA Number:
Bank Address:

For credit to:
Special Instructions:

Bank Check:

Payee Name:
Mailing Address:

NANT HEALTH, LLC	3BE HOLDINGS, LLC

BY:	BY:
NAME:	NAME:
TITLE:	TITLE:

Date:	Date:

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT B

WIRE TRANSFER INSTRUCTIONS

NANT HEALTH, LLC

Wire Instructions:

Account Name:

Account Number:

Bank Name:

Bank ABA Number:

3BE HOLDINGS, LLC

Wire Instructions:

Account Name:

Account Number:

Bank Name:

Bank ABA Number:

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT D

Oct-15

Current Assets

Accounts Receivable	8.61
Allowance for Doubtful Account	-0.03
Unapplied Receivables	-0.22
Miscellaneous A/R	0.00
Unbilled Receivables	0.53
VAT Receivable	0.01
Other Current Assets	0.06

Total AR	8.97

Prepaid Expenses	3.00
Deferred Costs	11.76

Total Current Assets	23.73

Current Liabilities

INI Payable	0.49
All Other Accounts Payable	2.19

Accrued Payroll	1.22
Accrued Bonus Payable	2.80
Accrued Commissions Payable	0.16
Accrued Vacation	0.7
Accrued Payroll Taxes and Benefit	0.28
Accrued Audit	0.33
Accrued Legal Expense	0.11
Accrued Expenses	1.62
Accrued Interest	1.2
Accrued 401K Plan	0.01
Accrued Sales Tax	0.65
Accrued Corporation tax liability	-0.17
Flexible Spending	0.00
HSA Account	0.00
Accrued Expenses	9.02

Deferred Rent	0.2
Deferred Revenue	19.12

Total Current Liabilities	30.96

Subtotal	(7.23)

Adjustments
Accrued Expense - Stay Bonus	0.2
Accrued Interest	1.2
Deferred Rent	0.2

Total Adjustments	1.6

Net Working Capital	(5.63)

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT E

NINTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

NANT HEALTH, LLC,

A Delaware Limited Liability Company

Dated as of January [    ], 2016

THE SECURITIES REPRESENTED BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR REGISTERED NOR QUALIFIED UNDER ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH QUALIFICATION AND REGISTRATION ARE NOT REQUIRED.

ANY TRANSFER OF THE SECURITIES REPRESENTED BY THIS AGREEMENT IS FURTHER SUBJECT TO OTHER RESTRICTIONS, TERMS AND CONDITIONS WHICH ARE SET FORTH HEREIN.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

NINTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF NANT HEALTH, LLC

THIS NINTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of Nant Health, LLC, a Delaware limited liability company (the “Company”), is made as of January [    ], 2016 (the “Effective Date”), by and among those Persons listed on Schedule A attached hereto and/or who may hereafter become parties to this Agreement as members of the Company (such Persons are also sometimes collectively referred to in this Agreement as the “Members” and each individually as a “Member”).

RECITALS

A. The Company has heretofore been formed as a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et seq., as amended from time to time (the “Act”)) pursuant to the filing of the Certificate of Formation on July 7, 2010.

B. NantWorks, LLC, a Delaware limited liability company (“NantWorks”), as the then sole member of the Company, previously executed a Second Amendment to and Restatement of Limited Liability Company Agreement for the Company dated January 6, 2012 (the “Original Agreement”).

C. NantWorks and Verizon Investments LLC, a Delaware limited liability company (“Verizon”), amended and restated the Original Agreement by executing an amended and restated limited liability company agreement for the Company dated October 2, 2012 (the “First Restated Agreement”) in connection with Verizon’s investment in the Company and acquisition of Series B Units.

D. NantWorks and Celgene Corporation, a Delaware corporation (“Celgene”), amended and restated the First Restated Agreement by executing a second amended and restated limited liability company agreement for the Company dated September 6, 2013 (the “Second Restated Agreement”) in connection with Celgene’s investment in the Company and acquisition of Series B Units.

E. The Members amended and restated the Second Restated Agreement by executing a third amended and restated limited liability company agreement for the Company dated December 3, 2013 (the “Third Restated Agreement”) in connection with the creation of Series C Units to be issued to certain service providers for compensatory purposes under the Plan and to set forth the rights, preferences, privileges, and restrictions granted to and imposed on such Series C Units.

F. NantWorks and BlackBerry Corporation, a Delaware corporation (“BlackBerry”), amended and restated the Third Restated Agreement by executing a fourth amended and restated limited liability company agreement for the Company dated March 28, 2014 (the “Fourth Restated Agreement”) in connection with BlackBerry’s investment in the Company and acquisition of Series D Units.

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G. NantWorks and NHealth Holdings, Inc., a Delaware corporation (“NHealth”), amended and restated the Fourth Restated Agreement by executing a fifth amended and restated limited liability company agreement for the Company dated May 1, 2014 (the “Fifth Restated Agreement”) in connection with NHealth’s investment in the Company and acquisition of Series E Units.

H. NantWorks and KHealth Holdings, Inc., a Delaware corporation (“KHealth”), amended and restated the Fifth Restated Agreement by executing a sixth amended and restated limited liability company agreement for the Company dated June 20, 2014 (the “Sixth Restated Agreement”) in connection with KHealth’s investment in the Company and acquisition of Series F Units.

I. NantWorks and Blackstone Healthcare Partners II (AIV) L.L.C., a Delaware limited liability company (together with its Permitted Transferees, “Blackstone”), amended and restated the Sixth Restated Agreement by executing a seventh amended and restated limited liability company agreement for the Company dated July 9, 2014 (the “Seventh Restated Agreement”) in connection with Blackstone’s investment in the Company and acquisition of Series A Units.

J. NantWorks and Allscripts Healthcare Solutions, Inc., a Delaware corporation (“Allscripts”), amended and restated the Seventh Restated Agreement by executing an eighth amended and restated limited liability company agreement for the Company dated June 26, 2015 (the “Eighth Restated Agreement”) in connection with Allscripts’ investment in the Company and acquisition of Series G Units.

K. The Members desire to amend and restate the Eighth Restated Agreement with the terms of this Ninth Amended and Restated Limited Liability Company Agreement of Nant Health, LLC (together with all exhibits, annexes and schedules hereto, this “Agreement”) in connection with the acquisition by 3BE Holdings, LLC, a Delaware limited liability company (“3BE Holdings”) and further distribution by 3BE Holdings, LLC to each of Highmark Ventures, Inc., Independence Blue Cross, LLC and Horizon Healthcare Services, Inc. (collectively, the “3BE Members” and each, a “3BE Member”), of Series H Units in the Company and the admission of each of the 3BE Members as Members.

NOW, THEREFORE, the Members by this Agreement do hereby (a) amend, restate and replace the Eighth Restated Agreement in its entirety, (b) set forth in its entirety the limited liability company agreement for the Company under the laws of the State of Delaware, and (c) otherwise agree, in each case as set forth in this Agreement.

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ARTICLE 1

DEFINITIONS

Capitalized terms used herein without definition shall have the meanings given to them in Appendix 1 attached hereto and made a part hereof.

ARTICLE 2

ORGANIZATIONAL MATTERS

2.1 Formation. The Company was formed as a Delaware limited liability company under the laws of the State of Delaware by the filing of the Certificate of Formation with the Delaware Secretary of State on July 7, 2010. The Company was originally named “About Advanced Health, LLC” and then subsequently changed its name to “All About Advanced Health, LLC” and then to “Nant Health, LLC.”

2.2 Name. The name of the Company shall be “Nant Health, LLC.” The Board may in its sole discretion change the name of the Company from time to time or conduct the affairs of the Company under another name or names.

2.3 Term. The Company shall have a perpetual existence unless dissolved and terminated in accordance with Article 10 of this Agreement.

2.4 Registered Office. The registered agent for service of process is, and the mailing address for the registered office of the Company in the State of Delaware is in care of, National Registered Agents, Inc., 160 Greentree Drive, Suite 101, Dover, Delaware 19904. The Board may in its sole discretion change such agent and such office from time to time.

2.5 Purpose of the Company. The Company has been formed for the object and purpose of, and the nature of the business to be conducted by the Company is, as follows: (i) engaging in the Nant Health Business; (ii) engaging in any act or activity for which limited liability companies may be formed under the Act; and (iii) engaging in all acts or activities as the Company deems necessary, advisable, appropriate, convenient or incidental to the furtherance of the foregoing.

2.6 Tax Classification. It is the intent of the Members that the Company shall be classified as a partnership for United States federal income tax purposes and, to the extent possible, applicable state and local tax purposes. Neither the Company nor any Member shall file (and each Member hereby represents that it has not filed and covenants that it will not file) any income tax election, return or report with any applicable taxing authority or take any other action that is inconsistent with the Company’s position regarding its classification as a partnership for applicable federal, state and local income tax purposes.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE 3

UNITS; MEMBERS

3.1 Issuance of Units.

3.1.1 The Company shall have the following series of Membership Interests: “Series A Units,” “Series B Units,” “Series C Units,” “Series D Units,” “Series E Units,” “Series F Units,” “Series G Units” and “Series H Units.” Any holder of a Series A Unit shall be a “Series A Member.” Any holder of a Series B Unit shall be a “Series B Member.” Any holder of a Series C Unit shall be a “Series C Member.” Any holder of a Series D Unit shall be a “Series D Member.” Any holder of a Series E Unit shall be a “Series E Member.” Any holder of a Series F Unit shall be a “Series F Member.” Any holder of a Series G Unit shall be a “Series G Member.” Any holder of a Series H Unit shall be a “Series H Member.” The Series A Members, Series B Members, Series C Members, Series D Members, Series E Members, Series F Members, Series G Members and Series H Members shall have the rights, preferences, privileges, restrictions and obligations set forth in this Agreement. The Units shall not be certificated unless otherwise determined by the Board.

3.1.2 Neither the Company nor the Board is authorized or permitted to issue or authorize the issuance of Series B Units in addition to those issued and outstanding on September 6, 2013 without the consent of holders of 60% of the then outstanding Series B Units (it being understood and agreed that the creation and issuance of a series of Units that are not Series B Units but that have rights, preferences or privileges senior to the Series B Units will not be deemed to require the consent of the Series B Members solely as a result of such security having rights, preferences or privileges senior to the Series B Units). Neither the Company nor the Board is authorized or permitted to issue or authorize the issuance of Series D Units in addition to those issued and outstanding on March 28, 2014 without the consent of BlackBerry (it being understood and agreed that the creation and issuance of a series of Units that are not Series D Units but that have rights, preferences or privileges senior to the Series D Units will not be deemed to require the consent of the Series D Members solely as a result of such security having rights, preferences or privileges senior to the Series D Units). Neither the Company nor the Board is authorized or permitted to issue or authorize the issuance of Series E Units in addition to those issued and outstanding on May 1, 2014 without the consent of NHealth (it being understood and agreed that the creation and issuance of a series of Units that are not Series E Units but that have rights, preferences or privileges senior to the Series E Units will not be deemed to require the consent of the Series E Members solely as a result of such security having rights, preferences or privileges senior to the Series E Units). Neither the Company nor the Board is authorized or permitted to issue or authorize the issuance of Series F Units in addition to those issued and outstanding on June 20, 2014 without the consent of KHealth (it being understood and agreed that the creation and issuance of a series of Units that are not Series F Units but that have rights, preferences or privileges senior to the Series F Units will not be deemed to require the consent of the Series F Members solely as a result of such security having rights, preferences or privileges senior to the Series F Units). Neither the Company nor the Board is authorized or permitted to issue or authorize the issuance of Series G Units in addition to those issued and outstanding on June 26, 2015 without the consent of Allscripts (it being understood and agreed that the creation and issuance of a series of Units that are not

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Series G Units but that have rights, preferences or privileges senior to the Series G Units will not be deemed to require the consent of the Series G Members solely as a result of such security having rights, preferences or privileges senior to the Series G Units). Neither the Company nor the Board is authorized or permitted to issue or authorize the issuance of Series H Units in addition to those issued and outstanding on the date hereof without the consent of each of the 3BE Members (it being understood and agreed that the creation and issuance of a series of Units that are not Series H Units but that have rights, preferences or privileges senior to the Series H Units will not be deemed to require the consent of the Series H Members solely as a result of such security having rights, preferences or privileges senior to the Series H Units). Subject to the foregoing and the limitations set forth in Sections 6.4, 6.6, 6.7, 6.8, 6.9, 6.10 and 11.14, the Board is authorized to create, and cause to be issued, one or more additional series of Units, with each series to be comprised of the number of Units, to have such powers, preferences and rights, and be subject to such qualifications, limitations and restrictions, as shall be determined by the Board; provided, however, that such issuances shall be upon such terms and conditions, as shall be determined by the Board, in its reasonable determination, to be in the best interests of the Company. Subject to Sections 6.4, 6.6, 6.7, 6.8, 6.9, 6.10 and 11.14, the Board is authorized to amend this Agreement to reflect the creation and issuance of any such series of Units that comply with the foregoing without the consent of the Members. The Company has reserved an aggregate of 63,750,000 Series C Units for issuance by the Company pursuant to the Plan. The Series C Units shall only be issued to employees, consultants and contractors of the Company and its subsidiaries (who are not shareholders, members, partners, managers, officers, employees, consultants or contractors of NantWorks or its Affiliates (other than the Company)) in consideration for bona fide services provided to the Company or such subsidiary, and shall otherwise be upon such terms and conditions as the Board shall determine, in its reasonable discretion, to be in the best interests of the Company. Holders of Series C Units shall be entitled their pro rata share of Profits, Losses, income, gain, loss, deduction and credit associated with such Series C Units. It is expressly agreed that the Series C Units shall not carry any voting or information rights. It is intended that the Series C Units be treated as “profits interests” in the Company for federal tax purposes (within the meaning of IRS Revenue Procedure 93-27). As such no Person issued Series C Units shall, unless otherwise determined by the Board, be obligated to make Capital Contributions in respect thereof. Any Person receiving Series C Units pursuant to this Section 3.1.2 shall, unless otherwise determined by the Board, be admitted as a Member without the consent of the other Members. The Board is authorized to amend this Agreement for the purpose of reflecting the issuance of such Series C Units and admission of a holder as a Member without the consent of the Members. Subject to the foregoing, the Board is authorized to issue Series C Units pursuant to the Plan and on such terms and conditions as in its reasonable discretion it deems appropriate, which terms and conditions shall include customary vesting schedules and other terms and conditions applicable to such employees, consultants and contractors. Each issuance of Series C Units shall be evidenced by a writing signed by an officer of the Company pursuant to the authorization of the Board.

3.1.3 As of the Effective Date, each Member holds that number and that class of Units set forth beside such Member’s name on Schedule A attached hereto.

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3.1.4 Unit Adjustments.

(a) The “Series B Price,” “Series D Price,” “Series E Price” and “Series F Price” initially shall be $2.7995, and shall be subject to adjustment as set forth in this Section 3.1.4. If prior to a Qualified IPO, there shall be an adjustment to the Series B Price pursuant to the provisions in this Section 3.1.4, then, in connection with each such adjustment, the number of Series B Units held by the Series B Members shall be automatically adjusted (with the impact of such adjustment allocated pro rata among the Series B Members based on the number of Series B Units held) such that the number of Series B Units held by the Series B Members in the aggregate immediately following such adjustment shall be equal to $50.0 million divided by the newly effective Series B Price. If prior to a Qualified IPO, there shall be an adjustment to the Series D Price pursuant to the provisions in this Section 3.1.4, then, in connection with each such adjustment, the number of Series D Units held by the Series D Members shall be automatically adjusted (with the impact of such adjustment allocated pro rata among the Series D Members based on the number of Series D Units held) such that the number of Series D Units held by the Series D Members in the aggregate immediately following such adjustment shall be equal to $10.0 million divided by the newly effective Series D Price. If prior to or in connection with a Qualified IPO, there shall be an adjustment to the Series E Price pursuant to the provisions in this Section 3.1.4, then, in connection with each such adjustment, the number of Series E Units held by the Series E Members shall be automatically adjusted (with the impact of such adjustment allocated pro rata among the Series E Members based on the number of Series E Units held) such that the number of Series E Units held by the Series E Members in the aggregate immediately following such adjustment shall be equal to $100.0 million divided by the newly effective Series E Price. If prior to or in connection with a Qualified IPO, there shall be an adjustment to the Series F Price pursuant to the provisions in this Section 3.1.4, then, in connection with each such adjustment, the number of Series F Units held by the Series F Members shall be automatically adjusted (with the impact of such adjustment allocated pro rata among the Series F Members based on the number of Series F Units held) such that the number of Series F Units held by the Series F Members in the aggregate immediately following such adjustment shall be equal to $150.0 million divided by the newly effective Series F Price.

(b) If after the Effective Date, the Company shall issue any Additional Units without consideration or for a consideration per Unit less than the Series B Price in effect immediately prior to the issuance of such Additional Units, the Series B Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Section 3.1.4) be adjusted to a price determined by multiplying such Series B Price by a fraction, the numerator of which shall be the number of Units outstanding (and deemed issued pursuant to Section 3.1.4(f) below) immediately prior to such issuance plus the number of Additional Units that the aggregate consideration received by the Company for such issuance would purchase at such Series B Price; and the denominator of which shall be the number of Units outstanding (and deemed issued pursuant to Section 3.1.4(f) below) plus the number of such Additional Units. If after the Effective Date, the Company shall issue any Additional Units without consideration or for a consideration per Unit less than the Series D Price in effect immediately prior to the issuance of such Additional Units, the Series D Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Section 3.1.4) be adjusted to a

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price determined by multiplying such Series D Price by a fraction, the numerator of which shall be the number of Units outstanding (and deemed issued pursuant to Section 3.1.4(f) below) immediately prior to such issuance plus the number of Additional Units that the aggregate consideration received by the Company for such issuance would purchase at such Series D Price; and the denominator of which shall be the number of Units outstanding (and deemed issued pursuant to Section 3.1.4(f) below) plus the number of such Additional Units. If after the Effective Date (including in connection with an IPO), the Company shall issue any Additional Units without consideration or for a consideration per Unit less than the Series E Price in effect immediately prior to the issuance of such Additional Units, the Series E Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Section 3.1.4) be adjusted to a price determined by multiplying such Series E Price by a fraction, the numerator of which shall be the number of Units outstanding (and deemed issued pursuant to Section 3.1.4(f) below) immediately prior to such issuance plus the number of Additional Units that the aggregate consideration received by the Company for such issuance would purchase at such Series E Price; and the denominator of which shall be the number of Units outstanding (and deemed issued pursuant to Section 3.1.4(f) below) plus the number of such Additional Units. If after the Effective Date (including in connection with an IPO), the Company shall issue any Additional Units without consideration or for a consideration per Unit less than the Series F Price in effect immediately prior to the issuance of such Additional Units, the Series F Price in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this Section 3.1.4) be adjusted to a price determined by multiplying such Series F Price by a fraction, the numerator of which shall be the number of Units outstanding (and deemed issued pursuant to Section 3.1.4(f) below) immediately prior to such issuance plus the number of Additional Units that the aggregate consideration received by the Company for such issuance would purchase at such Series F Price; and the denominator of which shall be the number of Units outstanding (and deemed issued pursuant to Section 3.1.4(f) below) plus the number of such Additional Units.

(c) No adjustment of the Series B Price, Series D Price, Series E Price or Series F Price shall be made in an amount less than one cent ($0.01) per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except as otherwise set forth herein, no adjustment of such Series B Price, Series D Price, Series E Price or Series F Price pursuant to this Section 3.1.4 shall have the effect of increasing the Series B Price above the Series B Price in effect immediately prior to such adjustment, the Series D Price above the Series D Price in effect immediately prior to such adjustment, the Series E Price above the Series E Price in effect immediately prior to such adjustment or the Series F Price above the Series F Price in effect immediately prior to such adjustment.

(d) In the case of the issuance of Additional Units for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

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(e) In the case of the issuance of the Additional Units to any Affiliate of NantWorks for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as mutually agreed to by the Board, Verizon, NHealth and KHealth. In the case of the issuance of the Additional Units to any Person other than an Affiliate of NantWorks for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as reasonably determined in good faith by the Board.

(f) In the case of the issuance of options to purchase or rights to subscribe for Units or securities by their terms convertible into or exchangeable for Units (collectively, “Convertible Securities”) or options to purchase or rights to subscribe for such Convertible Securities, the following provisions shall apply for all purposes of this Section 3.1.4:

(i) The aggregate maximum number of Units deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including, without limitation, the passage of time) shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 3.1.4(d) and 3.1.4(e) above), if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Units covered thereby.

(ii) The aggregate maximum number of Units deliverable upon conversion of, or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time) for any such Convertible Securities or upon the exercise of options to purchase or rights to subscribe for such Convertible Securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 3.1.4(d) and 3.1.4(e) above).

(iii) In the event of any change in the number of Units deliverable or in the consideration payable to the Company upon exercise of such options or rights or upon conversion of or in exchange for such Convertible Securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Series B Price, the Series D Price, the Series E Price and the Series F Price (in each case to the extent in any way affected by or computed using such options, rights or securities), and the number of additional Series B Units, Series D Units, Series E Units and Series F Units deemed to have been issued pursuant to Section 3.1.4(a), shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Units or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

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(iv) Upon the expiration of any such options or rights, the termination of any such right to convert or exchange or the expiration of any options or rights related to such Convertible Securities, the Series B Price, the Series D Price, the Series E Price and the Series F Price (in each case to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities) and the number of additional Series B Units, Series D Units, Series E Units and Series F Units deemed to have been issued pursuant to Section 3.1.4(a) shall be recomputed to reflect the issuance of only the number of Units (and Convertible Securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(v) The number of Units deemed issued and the consideration deemed paid therefor pursuant to Sections 3.1.4(f)(i) and 3.1.4(f)(ii), and the number of additional Series B Units, Series D Units, Series E Units and Series F Units deemed to have been issued pursuant to Section 3.1.4(a), shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 3.1.4(f)(iii) and 3.1.4(f)(iv).

(g) “Additional Units” shall mean any Units issued (or deemed to have been issued pursuant to Section 3.1.4(e) above) by the Company after the Effective Date other than:

(i) Units issued pursuant to a transaction described in Section 3.1.4(h) below;

(ii) Subject to compliance with Section 3.1.2, Series C Units issued or deemed issued to employees, consultants or contractors of the Company for compensatory purposes;

(iii) Units issued or issuable in connection with any transaction where such Units are excepted from the definition of Additional Units with the approval or consent of Verizon, NHealth and KHealth; or

(iv) Units issued or issuable to the selling parties in a bona fide business acquisition by the Company or any of its subsidiaries, whether by merger, consolidation, sale of assets, sale or exchange of equity or otherwise, each as approved by the Board.

(h) Except with the consent of all Members, the Company shall not at any time split or subdivide the outstanding Units, decrease the number of Units outstanding by a combination of the outstanding Units, or make a distribution to Members of Units or Convertible Securities, or entitling such Members to receive directly or indirectly, additional Units in respect of their Units.

(i) The Company will not, by amendment of this Agreement or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the

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observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3.1.4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of Series B Units, Series D Units, Series E Units and Series F Units against impairment.

(j) Upon the occurrence of each adjustment of the Series B Price, the Series D Price, the Series E Price or the Series F Price, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Units, Series D Units, Series E Units and Series F Units, a revised Schedule A hereto, together with a certificate setting forth such adjustment and showing in reasonable detail the facts upon which such adjustment is based.

3.1.5 Preemptive Rights. The Company hereby grants preemptive rights to each of NantWorks, Verizon, Celgene, BlackBerry, NHealth, KHealth, Blackstone and Allscripts (together, the “Preemptive Right Holders”) as provided in this Section 3.1.5. If the Company proposes to issue additional Units or Convertible Securities, or to permit any Member to, or request that any Member make, Capital Contributions (such interests, Units, Convertible Securities or Capital Contributions, “Subsequent Equity”), then the Company shall deliver to each Preemptive Right Holder a written notice (the “Preemptive Notice”) of such proposed issuance or Capital Contribution at least fifteen (15) days prior to the date of the issuance or Capital Contribution (the “Subscription Period”). Each Preemptive Right Holder shall have the option, exercisable at any time within the period of thirty (30) days after delivery of the Preemptive Notice (the “Preemptive Acceptance Period”), by delivering a written notice to the Company (a “Subscription Acceptance”) and on the same terms (on a per Unit basis) as those proposed for the issuance of such Subsequent Equity, to subscribe for (x) up to its Percentage Interest of any such Subsequent Equity and (y) any such Subsequent Equity not subscribed for by the other Preemptive Right Holders, as specified in the subscribing holder’s Subscription Acceptance. Notwithstanding anything herein to the contrary, the Company may close the issuance or contribution of Subsequent Equity, in whole or in part, prior to the expiration of the Preemptive Acceptance Period provided above as long as each Preemptive Right Holder is given the Preemptive Acceptance Period to elect to purchase its Percentage Interest of the applicable Subsequent Equity. Any Subsequent Equity that is not purchased by the Preemptive Rights Holders may be sold by the Company, but only on terms and conditions not more favorable to the purchaser than those set forth in the Preemptive Notice, at any time within 90 days following the termination of the Preemptive Acceptance Period, but may not be sold to any Person on terms and conditions, including price, that are more favorable to the purchaser than those set forth in the Preemptive Notice or after such 90-day period, in each case without renewed compliance with this Section 3.1.5. The preemptive rights granted pursuant to this Section 3.1.5 shall terminate immediately prior to, and shall not apply to, a Qualified IPO. The preemptive rights granted pursuant to this Section 3.1.5 shall not be applicable to:

(a) the issuance of Units as a dividend or distribution to all or substantially all holders of Units, or a subdivision or combination of Units or a reclassification of (or similar action with respect to) Units into a greater or lesser number of Units;

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(b) subject to compliance with Section 3.1.2, the issuance of Series C Units to employees, consultants and contractors of the Company for compensatory purposes;

(c) the issuance of Units upon the exercise or exchange of Convertible Securities;

(d) the issuance of Units or other equity interests in the Company in a Qualified IPO;

(e) the issuance of Units pursuant to Section 3.1.4(a); and

(f) the issuance of Units to the selling parties in a bona fide business acquisition by the Company or any of its subsidiaries, whether by merger, consolidation, sale of assets, sale or exchange of equity or otherwise, each as approved by the Board.

3.2 Identity of the Members. The names and addresses of the Members and their respective Capital Contributions, number of Units and Percentage Interests as of the Effective Date are set forth in Schedule A hereto, which shall be maintained with the records of the Company at the Company’s principal office, and such Schedule A is hereby incorporated by reference and made a part of this Agreement. The Board shall amend and revise Schedule A from time to time to accurately reflect the admission or substitution of Members, the withdrawal of any Members, any transfers of Units, issuances of additional Units or additional Capital Contributions (including any changes to the number of Units held by Members and the change in Percentage Interest as a consequence thereof), in each case in accordance with, and subject to the terms and conditions of, this Agreement. However, any amendment or revision to Schedule A made to reflect an action taken in accordance with this Agreement shall not be deemed an amendment to this Agreement. Upon the request of any Member (other than a holder of Series C Units), the Company shall promptly provide such Member with an accurate and updated copy of Schedule A.

3.3 Admission of Additional Members.

3.3.1 Except as otherwise provided in this Agreement, the Board may, without Member Consent, admit from time to time one or more additional Members to the Company where such Person acquires Units in accordance with the terms and conditions of this Agreement (each an “Additional Member”).

3.3.2 Upon the admission of a Person as an Additional Member, (i) each such Person shall, by executing this Agreement or such other subscription documents as the Board determines in its sole discretion, agree to become a Member and to be bound to the terms of this Agreement; (ii) each such Person shall pay to the Company as its Capital Contribution the amount set forth on Schedule A hereto attached hereto as revised; and (iii) the Board shall amend Schedule A to reflect the name, address, and number of Units of the Additional Member and Percentage Interest of each Member.

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3.4 Limited Liability of Members. Except as expressly set forth in this Agreement or otherwise required by law, no Member shall be personally liable for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise.

3.5 Other Activities. The Members acknowledge and agree that, subject to the terms of this Agreement and any employment or consulting agreement entered into between the Company and a Member or its Affiliates or its or their respective officers, directors, shareholders, partners, members, managers, agents or employees:

3.5.1 Each Member and its Affiliates and its and their respective officers, directors, shareholders, partners, members, managers, agents and employees may engage or invest in, independently or with others, any business activity of any type or description (including activities that might be the same as or similar to the business of the Company or any of its controlled Affiliates), and neither the Company nor any Member shall have any right in or to such other ventures or activities or to the income or proceeds derived therefrom;

3.5.2 No Member nor any of its Affiliates nor any of its or their respective officers, directors, shareholders, partners, members, managers, agents or employees shall be obligated to present any investment opportunity or prospective economic advantage to the Company, even if the opportunity is of the character that, if presented to the Company, could be taken by the Company, and the doctrine of corporate opportunity or any analogous doctrine shall not apply to any of the Company’s Members or Affiliates or their respective officers, directors, shareholders, partners, members, managers, agents or employees; and

3.5.3 Each Member and its Affiliates and its and their respective officers, directors, shareholders, partners, members, managers, agents and employees shall have the right to hold any investment opportunity or prospective economic advantage for its own account or to recommend such opportunity to Persons other than the Company.

3.6 Transactions With The Company. Subject to any limitations set forth in this Agreement, including without limitation Sections 6.4 and 6.6, and with the prior approval of the Board, each Member and its Affiliates and its and their respective officers, directors, shareholders, partners, members, managers, agents and employees may lend money to and transact other business with the Company. Subject to other applicable law, such Member or such other Person shall have the same rights and obligations with respect thereto as a Person who is not a Member.

3.7 Remuneration To Members. Except as otherwise specifically provided in this Agreement or any other agreements entered into between the Company and a Member in accordance with the terms hereof, including without limitation Sections 6.4 and 6.6, no Member is entitled to remuneration for acting in the Company business.

3.8 Powers of Members. The Members shall have the power to exercise any and all rights or powers granted to the Members pursuant to the express terms of this Agreement and the Act. The approval or consent of the Members shall not be required in order to authorize the taking of any action by the Company unless and then only to the extent that (i) this Agreement

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shall expressly provide therefor, (ii) such approval or consent shall be required by non-waiveable provisions of the Act or (iii) the Board shall have determined in its sole discretion that obtaining such approval or consent would be appropriate or desirable. No Members, as such, shall have the power to bind the Company.

3.9 Voting; Meetings. Each outstanding Series A Unit, Series B Unit, Series D Unit, Series E Unit, Series F Unit, Series G Unit and Series H Unit shall be entitled to one vote on each matter submitted to a vote of the Members. Except as otherwise specifically provided in this Agreement, all actions required or permitted to be taken hereunder by the Members shall be deemed approved if agreed or consented to by Member Consent. Except as otherwise provided in this Agreement, the Members entitled to vote shall vote together as a single class on all matters on which they are entitled to vote (it being acknowledged and agreed that, notwithstanding any other provision of this Agreement to the contrary, the Series C Units shall be non-voting Units for all purposes of this Agreement and, accordingly, holders of Series C Units shall not be entitled to any voting rights in respect of their Series C Units and shall not be entitled or permitted to vote in respect of their Series C Units on any matters required or permitted to be voted upon by any of the Members). For the avoidance of doubt: (a) no Members other than the Series B Members shall be entitled to vote on or consent to any matter requiring only the vote or consent of the Series B Members pursuant to the terms of this Agreement or under applicable law; (b) no Members other than the Series D Members shall be entitled to vote on or consent to any matter requiring only the vote or consent of the Series D Members pursuant to the terms of this Agreement or under applicable law; (c) no Members other than the Series E Members shall be entitled to vote on or consent to any matter requiring only the vote or consent of the Series E Members pursuant to the terms of this Agreement or under applicable law; (d) no Members other than the Series F Members shall be entitled to vote on or consent to any matter requiring only the vote or consent of the Series F Members pursuant to the terms of this Agreement or under applicable law; (e) no Members other than the Series G Members shall be entitled to vote on or consent to any matter requiring only the vote or consent of the Series G Members pursuant to the terms of this Agreement or under applicable law; and (f) no Members other than the Series H Members shall be entitled to vote on or consent to any matter requiring only the vote or consent of the Series H Members pursuant to the terms of this Agreement or under applicable law. The Company shall provide written notice to all Members (other than Members who do not hold Units entitled to vote) of any meeting at which a vote will be held at least one (1) business day prior thereto. Meetings of the Members may only be called by the Board. Meetings may be held telephonically or through similar means so long as all Members attending such meeting are able to hear each other and speak to each other (and such attendance shall be deemed to be presence at a meeting for purposes of this Agreement). At any meeting of the Members, the presence, in person or by proxy, of Members holding a majority of the outstanding Units entitled to vote shall constitute a quorum. Any action permitted or required to be taken by the Members may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the Members required to approve such action. Within five (5) business days of taking of action by Members without a meeting by less than unanimous written consent, the Company shall provide written notice of the taking of such action to those Members entitled to vote in respect of such action who have not consented in writing to the taking of such action, which notice shall describe the actions taken in reasonable detail.

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ARTICLE 4

CAPITAL CONTRIBUTIONS

4.1 Initial Contributions. In exchange for the Units set forth opposite each Member’s name on Schedule A, such Member has made a Capital Contribution to the Company which is hereby acknowledged by each of the parties hereto. Except as otherwise required by applicable law or, with respect to any Member as set forth in a separate agreement entered into by such Member, no Member shall be obligated to make additional Capital Contributions to the Company.

4.2 Additional Contributions. Subject to the other terms of this Agreement, the Board may permit or request, but not require, that additional Capital Contributions be made to the Company (“Additional Contributions”). Subject to the other terms of this Agreement, the Board shall amend Schedule A to reflect any Additional Contributions, the issuance of the additional Units and the change in Percentage Interests pursuant thereto.

4.3 No Liability for Repayment of Capital; Priorities. Except as expressly provided in this Agreement, (i) no specific time has been agreed upon for the repayment of the Capital Contribution of any Member, (ii) no Member shall have a right to withdraw any capital contributed to the Company, (iii) no Member shall be entitled to receive any distribution from the Company, (iv) no Member shall have the right to demand or receive property other than cash in return for its Capital Contribution, nor shall any Member have priority over any other Member either as to the return of its Capital Contribution or as to profits, losses or distributions, (v) the Directors shall not be personally liable for the return of all or any part of the Capital Contributions of the Members, (vi) no Member shall be liable for, or required to restore, any deficit in such Member’s Capital Account and (vii) no Member shall be entitled to interest on its Capital Contribution.

ARTICLE 5

DISTRIBUTIONS

5.1 Non-Liquidating Distributions.

5.1.1 Available Cash shall be distributed to the Members at such times as the Board shall determine in its sole discretion. All distributions of Available Cash during any Fiscal Year shall be made to the Members in accordance with the following priority:

(a) First, but only prior to the earlier of a Qualified IPO and a Liquidity Event, to Verizon, Celgene (or any of Celgene’s Permitted Transferees who have acquired Series B Units from Celgene), BlackBerry (or any of BlackBerry’s Permitted Transferees who have acquired Series D Units from BlackBerry), NHealth (or any of NHealth’s Permitted Transferees who have acquired Series E Units from NHealth), KHealth (or any of KHealth’s Permitted Transferees who have acquired Series F Units from KHealth), Allscripts (or

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any of Allscripts’ Permitted Transferees who have acquired Series G Units from Allscripts) and the 3BE Members (or any of the 3BE Members’ Permitted Transferees who have acquired Series H Units from the 3BE Members) until the Preferred Return is reduced to zero (pro rata to each based on the number of Series B Units, Series D Units, Series E Units, Series F Units, Series G Units and Series H Units held), until the Preferred Return is reduced to zero; and

(b) Thereafter, to the Members on a pro rata basis in accordance with their respective Percentage Interests as in effect at the date of distribution.

Series C Members subject to a Hurdle Amount shall not be entitled to receive any distributions pursuant to this Section 5.1.1 in respect of their Series C Units unless and until the aggregate distributions by the Company in respect of all Units entitled to distributions (other than distributions in respect of Series C Units with higher Hurdle Amounts) exceeds the Hurdle Amount applicable to such Series C Units. After all other Units have received such applicable Hurdle Amount, such a Series C Member shall be entitled to receive his or her Percentage Interest of such excess distributions in accordance with this Section 5.1.1. Except for Tax Distributions, no distributions shall be made with respect to any Series C Units that are non-vested and instead, such distributions shall be held by the Company until such Series C Units are vested and then distributed to such Series C Member, as applicable. If any Series C Units are forfeited, then such amount shall be also forfeited and retained by the Company.

5.1.2 Notwithstanding Section 5.1.1 above, in the event of a Capital Transaction, all Capital Proceeds from such Capital Transaction shall be distributed by the Company to the Members in accordance with Section 10.4 below.

5.1.3 In the event that the Board determines to make any distributions of property to the Members in kind, such property shall be valued at its fair market value (as reasonably determined in good faith by the Board and with the approval of Verizon, so long as Verizon holds the Minimum Series B Units, the approval of NHealth, so long as NHealth holds the Minimum Series E Units and the approval of Allscripts, so long as Allscripts holds the Minimum Series G Units such approval not to be unreasonably withheld, and the Capital Accounts of the Members shall be adjusted as provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(e). Any distributions to be made in kind shall be made in the same proportions as a like amount of Available Cash would have been distributed pursuant to Section 5.1.1 or Capital Proceeds would have been distributed pursuant to Section 10.4.

Notwithstanding Section 5.1.1, but subject to Section 10.4, the Board may, in its reasonable discretion, cause the Company to distribute to each Member in cash following the close of each calendar quarter an amount (a “Tax Distribution”) up to and in proportion to an amount with respect to each Member equal to the excess of: (a) the product of (i) the highest combined federal and state income tax rate (expressed as a percentage) applicable to any individual taxpayer resident in the State of California (but taking into account an assumed full deductibility of all state taxes for U.S. federal income tax purposes by such individual) and (ii) the amount of Profit of the Company allocable to such Member pursuant to Section 7.2 with respect to such quarter, minus (b) the aggregate amount of all distributions actually made to such Member provided for in Section 5.1.1 or Section 10.4 with respect to such fiscal quarter. Tax

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Distributions made to any Member shall reduce, dollar for dollar, the amount of any subsequent distributions to which such Member would otherwise be entitled pursuant to Section 5.1.1 and Section 10.4, so that the cumulative amounts distributed to the Members will be the same as if no Tax Distributions had been made.

5.2 Limitations. Notwithstanding any other provision of this Agreement, the Company shall not make a distribution to any Member to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of the Company, other than liabilities to Members on account of their Units and liabilities for which the recourse of creditors is limited to specified property of the Company, exceed the fair value of the assets of the Company, except that the fair value of property of the Company that is subject to a liability for which the recourse of creditors is limited shall be included in the assets only to the extent that the fair value of that property exceeds that liability. Members who receive a distribution in violation of this subsection, and who had actual knowledge at the time of the distribution that the distribution violated this subsection, shall be liable to return to the Company the amount of the distribution. A Member who receives a distribution in violation of this subsection, and who did not have actual knowledge at the time of the distribution that the distribution violated this subsection, shall not be liable for the amount of the distribution.

5.3 Withholding of Tax.

5.3.1 The Company shall withhold taxes from distributions of cash or property to, and allocations among, the Members and shall timely and properly remit such withheld amounts to the appropriate governmental authority to the extent required by law (as determined by the Board in its sole discretion). Except as otherwise provided in this Section 5.3, any amount so withheld and so remitted by the Company with respect to a Member shall be treated for purposes of this Agreement as an amount actually distributed to such Member pursuant to Section 5.1.1. An amount shall be considered withheld by the Company if and at the time such amount is remitted to a governmental agency without regard to whether such remittance occurs at the same time as the distribution or allocation to which it relates; provided, that an amount actually withheld from a specific distribution or designated by the Board as withheld from a specific allocation (including any allocations made in connection with compliance with quarterly or other withholding requirements) shall be treated as if distributed at the time such distribution or allocation occurs (provided that such withheld amounts are remitted by the Company to the applicable governmental authorities pursuant to applicable law requiring such amounts to be so withheld and remitted). To the extent that the aggregate of such payments with respect to a Member for any period exceeds the distributions to which such Member is entitled for such period, the Board shall notify such Member as to the amount of such excess and such Member shall make a prompt payment to the Company of such amount. The Company shall request appropriate forms from Members as appropriate to eliminate or minimize any such withholding.

5.3.2 In the event that the Board determines that the Company lacks sufficient Available Cash to pay withholding taxes in respect of a Member, the Board shall notify such Member as to the amount of such deficiency and such Member shall make a prompt payment to the Company of such amount (which payment of cash shall not be deemed a Capital Contribution for purposes hereof). If such Member does not make such prompt payment, the

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Board may request that another Member make a loan to the Company to enable the Company to pay such taxes. Any such loan shall be with full recourse to the Company and shall bear interest at the rate of five percent (5%). Notwithstanding any provision of the Agreement to the contrary, any loan (including interest accrued thereon) made to the Company by a Member pursuant to this Section 5.3.2 shall be repaid as promptly as is reasonably possible.

5.3.3 Each Member hereby agrees to indemnify the Company and the other Members for any liability that the Company or such other Members may incur for the Company’s failure to properly withhold taxes in respect of such Member (except to the extent that such taxes and any other amounts result from the Company’s failure to timely and properly remit such withheld amounts for the appropriate governmental authority or otherwise result from the Company’s gross negligence or willful misconduct). Moreover, each Member hereby agrees that, neither the Company nor any other Member shall be liable for any excess taxes withheld in respect of such Member’s interest in the Company and that, in the event of overwithholding, a Member’s sole recourse shall be to apply for a refund from the appropriate governmental authority.

5.3.4 Any taxes withheld by third parties from payments to the Company shall be treated as if withheld by the Company for purposes of this Section 5.3. Such withholding shall be deemed to have been made in respect of all the Members in proportion to their respective allocable shares under Article 7 of the underlying items of Profit to which such third party withholdings are attributable, except to the extent that particular Members establish to the satisfaction of the Board (and if necessary, the payor) that they are entitled to a reduced or eliminated rate of withholding tax pursuant to the provisions of an applicable income tax treaty or otherwise, in which case the Board shall use its reasonable best efforts to take into account the varying situations and status of the Members. The Board shall deem such withholding to be made on behalf of the Members taking into account with respect to each Member any reduction in or exemption from such taxes that occurs by reason of such Partner’s status pursuant to an applicable tax treaty or otherwise and shall treat any amounts withheld by third parties as an amount actually distributed pursuant to Section 5.1.1 to the Members the status of which led to any such withholding. The intent of this Section 5.3.4 is to have the burden of taxes withheld at the source (and other related amounts) borne by those Members to which such withholding taxes (and other related amounts) are attributable to the maximum extent possible. In the event that the Company receives a refund of taxes previously withheld by a third party from one or more payments to the Company, the economic benefit of such refund shall be apportioned among the Members at such time as the Board may determine in a manner reasonably determined by the Board to offset the prior operation of this Section 5.3.4 in respect of such previously withheld taxes.

ARTICLE 6

MANAGEMENT AND CONTROL OF THE COMPANY

6.1 Board of Directors. Subject to the terms and conditions of this Agreement, the business, property and affairs of the Company shall be managed and all powers of the Company shall be exercised by or under the direction of the Company’s board of directors (the “Board”). The Members hereby designate the Board as the managers (within the meaning of Act) of the

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Company, with exclusive rights and responsibilities to direct the business of the Company. The Board shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by managers under the laws of the State of Delaware. Except as otherwise set forth in this Agreement, the Members, other than as they may act by and through the Board, shall take no part in the management of the business and affairs of the Company, shall transact no business for the Company and shall have no power to act for or bind the Company, in each case other than as specifically delegated by the Board.

6.2 Election of Board Members.

6.2.1 Number, Appointment, Removal and Resignation; Observers.

(a) The Board shall initially consist of seven (7) directors (each, a “Director”).

(b) The Series A Members shall be entitled to appoint six (6) Directors (each, a “Series A Director”) and Verizon shall be entitled to appoint one Director (the “Verizon Director”). Each Director shall be entitled to one vote for any action taken by the Board; except that if the Series A Members have appointed fewer Directors than they are entitled to appoint under this Agreement, then for any action taken by the Board, the Series A Director(s) shall be entitled to cast an aggregate number of votes equal to the number of Directors that the Series A Members are entitled to appoint (i.e., six). For example, if the Series A Members only appoint two (2) Directors, then those two Series A Directors shall be entitled to an aggregate of six (6) votes for any action taken by the Board. The initial Series A Director shall be Patrick Soon-Shiong. The initial Verizon Director shall be Carlos Cesta. The Verizon Director shall be entitled to serve on each committee of the Board.

(c) Each Member entitled to appoint a Director shall notify the Company of the name, business address and business telephone and facsimile numbers of each Director(s) designated by such Member. Each appointment by a Member of a Director shall remain in effect until the Member making such appointment notifies the Company of a change in such appointment. Each Member entitled to appoint a Director shall promptly notify the Company of any change in such Member’s contact information.

(d) Each Director may be removed as such, with or without cause, and his or her successor may be designated by the Member entitled to designate such Director as set forth in this Section 6.2.1; provided that the Verizon Director may only be removed by Verizon.

(e) Any Director may resign at any time by giving written notice to the Members and remaining Directors without prejudice to the rights, if any, of the Company under any contract to which the resigning Director is a party. The resignation of any Director shall take effect upon receipt of that notice or at such later time as shall be specified in the notice; and, unless otherwise specified in the notice, the acceptance of the resignation shall not be necessary to make it effective. If a vacancy occurs on the Board, the vacancy shall be filled by the designation of the Member entitled to designate such Director as set forth in this Section 6.2.1.

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(f) The resignation or removal of a Director shall not invalidate any act of such Board member taken before the giving of such written notice of the removal or resignation of such Director.

(g) Each of Verizon (in lieu of appointing the Verizon Director), Celgene, BlackBerry, NHealth, KHealth, Allscripts and the 3BE Members (acting collectively to appoint a single representative) shall have the right to designate a representative (the “Board Observer”) to attend, strictly as an observer, all meetings of the Board (or committees thereof) (it being agreed and acknowledged that the Board Observer will have no power or authority to act or vote at such meetings). The Company shall provide the Board Observer with notice of all meetings of, and all information delivered to, the members of the Board and any committee thereof, including all consents, minutes and other materials, financial or otherwise, which the Company provides to the Board; provided, that Company reserves the right to withhold any information and to exclude such Board Observer from any meeting or any portion thereof if access to such information or attendance at such meeting would adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets or particularly sensitive confidential information relating to a telecommunications service provider (including a Carrier) with whom Verizon then competes in the United States. Such Board Observer shall agree to hold in confidence all such information provided. Notwithstanding anything to the contrary in this Agreement, such Board Observer may use any learning, skills, ideas, concepts, techniques, know-how, and information retained in intangible form in the unaided memory of such Board Observer (collectively, “Residual Information”) for any purpose; provided that such learning, skills, ideas, concepts, techniques, know-how, and information was not intentionally memorized for the purpose of retaining and subsequently using them outside of the purposes contemplated by this Agreement. For the avoidance of doubt, nothing contained in the preceding sentence (i) gives a Board Observer the right to publish or otherwise disclose or use the tangible source of any Residual Information for any purpose other than as provided for in this Agreement or (ii) grants a license to any intellectual property. Verizon’s rights to appoint and maintain a Verizon Director shall terminate immediately prior to the earliest of a Qualified IPO, a Liquidity Event and such time as Verizon no longer holds at least a three percent (3%) equity stake in the Company on a fully-diluted basis. Verizon’s rights to appoint and maintain a Board Observer shall terminate immediately prior to the earliest of a Qualified IPO, a Liquidity Event and such time as Verizon no longer holds at least the Minimum Series B Units. Celgene’s rights to appoint and maintain a Board Observer shall terminate immediately prior to the earliest of a Qualified IPO, a Liquidity Event and such time as Celgene no longer holds at least the Minimum Series B Units. BlackBerry’s rights to appoint and maintain a Board Observer shall terminate immediately prior to the earliest of a Qualified IPO, a Liquidity Event and such time as BlackBerry no longer holds at least the Minimum Series D Units. NHealth’s rights to appoint and maintain a Board Observer shall terminate immediately prior to the earliest of a Qualified IPO, a Liquidity Event and such time as NHealth no longer holds at least the Minimum Series E Units. KHealth’s rights to appoint and maintain a Board Observer shall terminate immediately prior to the earliest of a Qualified IPO, a Liquidity Event and such time as KHealth no longer holds at least the Minimum Series F Units. Allscripts’ rights to appoint and maintain a Board Observer shall terminate immediately prior to the earliest of a Qualified IPO, a Liquidity Event and such time as Allscripts no longer holds at least the

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Minimum Series G Units. The rights of the 3BE Members to collectively appoint and maintain a single Board Observer shall terminate immediately prior to the earliest of a Qualified IPO, a Liquidity Event and such time as the 3BE Members no longer hold, on a combined basis, at least the Minimum Series H Units.

(h) The Company shall reimburse each Director (and the Board Observers if applicable) for all reasonable and documented out-of-pocket expenses incurred in connection with their attendance at meetings of the Board or Board committee meetings or any other activities (e.g., meetings, trade shows) as requested and approved in advance by the Company.

6.3 Powers of the Board. Without limiting the generality of Section 6.1, and subject to the limitations set forth in this Agreement, the Board shall have all necessary powers to manage and carry out the purposes, business, property, and affairs of the Company, including, without limitation, the power to exercise on behalf and in the name of the Company all of the powers described in Section 18-402 of the Act, including, without limitation, the power:

6.3.1 To sell, exchange, lease, or otherwise dispose of property and assets owned by the Company, or any part thereof, or any interest therein;

6.3.2 To borrow money from any party, including any Member and its Affiliates, issue evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend, or change the terms of, or extend the time for the payment of any indebtedness or obligation of the Company, and secure such indebtedness by mortgage, deed of trust, pledge, security interest, or other lien on Company assets;

6.3.3 To sue on, defend, or compromise any and all claims or liabilities in favor of or against the Company; and to submit any or all such claims or liabilities to arbitration;

6.3.4 To convert the form of the Company’s organization into a corporation or other business form in connection with a Qualified IPO or otherwise;

6.3.5 To employ from time to time, at the expense of the Company, on such terms and for such compensation as the Board may determine, but subject to this Agreement, Persons to render services to the Company as needed throughout the world, including without limitation, accountants and attorneys (who may also act as such for the Members or any of their Affiliates);

6.3.6 To pay or cause to be paid all expenses, fees, charges, taxes, and liabilities incurred or arising in connection with the Company, or in connection with the management thereof, including, without limitation, such expenses and charges for the services throughout the world of the Company employees, accountants, attorneys, and other agents or independent contractors, and such other expenses and charges as the Board deems necessary or advisable to incur;

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6.3.7 To deposit Company funds in certificates of deposit, checking accounts, bank savings accounts and money market accounts as the Board shall determine or as permitted under Section 9.4;

6.3.8 To establish and maintain the books and records of the Company in accordance with Section 9.1;

6.3.9 To perform all normal business functions, and otherwise operate and manage the business and affairs of the Company wherever located in the world, in accordance with and as limited by this Agreement;

6.3.10 To prepare and file all tax returns and other documentation required to be filed with governmental authorities, including, without limitation, those described in Sections 9.2 and 9.7;

6.3.11 Subject to Section 9.7.1, to direct the Tax Matters Member to make elections for foreign, federal, state, and local tax purposes, including without limitation any election permitted by applicable law to (i) adjust the basis of Company Property pursuant to Code Section 754, 734(b), and/or 743(b), and/or comparable provisions of state or local law in connection with transfers of interests in the Company or with Company distributions; and (ii) extend the statute of limitations for assessment of tax deficiencies against Members with respect to adjustments to the Company’s federal, state, or local tax returns;

6.3.12 To enter into, make and perform any contracts, agreements and other undertakings as may be deemed necessary or advisable for the conduct of the business of the Company throughout the world, and do any act or execute any document on behalf of the Company as the Board may deem necessary, convenient, incidental or appropriate to the furtherance of the business of the Company; and

6.3.13 To take any action not specifically limited hereby that is not inconsistent with the purposes of the Company.

6.4 Verizon Approval Rights. So long as Verizon holds at least the Minimum Series B Units, the Company shall not, and shall not permit any wholly-owned subsidiary to, or vote its equity in any non-wholly owned subsidiary in favor of or cause any designated director serving on the board of directors of any such non-wholly owned subsidiary to, without the prior written consent of Verizon:

6.4.1 Engage in any principal business other than the Nant Health Business;

6.4.2 Incur indebtedness, including any guarantees of any indebtedness of any Person, in excess of $25.0 million individually or in the aggregate;

6.4.3 Make any investment in or acquisition of Persons, businesses or assets that are outside of the scope of operation and business purpose of the Company (other than any such investments or acquisitions with a purchase price of less than $10.0 million individually and in the aggregate in any calendar year);

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6.4.4 Enter into any material transaction with Affiliates, including NantWorks and any subsidiary or Affiliate thereof, except (i) in the case of a transaction with consideration or expenditures of $5.0 million or less, the Board has determined in good faith that such transaction is fair to the Company or (ii) in the case of a transaction with consideration or expenditures in excess of $5.0 million, the Board demonstrates to the reasonable satisfaction of Verizon that such transaction is on arms’ length terms; or

6.4.5 Alter or change the rights, preferences or privileges of the Series B Units so as to adversely affect such Series B Units.

Notwithstanding anything to the contrary contained in Section 6.4.5, Verizon agrees that the creation and issuance of a series of Units with rights, preferences or privileges senior to the Series B Units will not be deemed to require the consent of Verizon under Section 6.4.5 solely as a result of such security having rights, preferences or privileges senior to the Series B Units. The rights granted pursuant to this Section 6.4 shall terminate upon the earlier of a Qualified IPO and a Liquidity Event.

6.5 Notification Rights. Notwithstanding anything to the contrary in this Agreement, so long as Verizon holds at least the Minimum Series B Units, Celgene holds at least the Minimum Series B Units, BlackBerry holds at least the Minimum Series D Units, NHealth holds at least the Minimum Series E Units, KHealth holds at least the Minimum Series F Units, Blackstone holds at least the Minimum Series A Units, Allscripts holds at least the Minimum Series G Units or the 3BE Members holds, on a combined basis, at least the Minimum Series H Units, the Company shall notify Verizon, Celgene, BlackBerry, NHealth, KHealth, Blackstone, Allscripts and each of the 3BE Members, respectively, within ten (10) business days after the Company:

6.5.1 Approves an annual budget (and makes any material amendment to such annual budget or the business plan);

6.5.2 Makes or incurs, or commits to make or incur, any material capital expenditure not expressly contemplated by the annual budget;

6.5.3 Makes investments in or acquisitions or divestitures of Persons, businesses or assets with a value of more than $10.0 million;

6.5.4 Enters into any agreement with respect to a Liquidity Event, grants an exclusive license to all or substantially all of the Company’s intellectual property or appoints a Liquidating Person; or

6.5.5 Without limiting Section 11.14, materially amends this Agreement or the Certificate of Formation.

The rights granted pursuant to this Section 6.5 shall terminate immediately prior to, and shall not apply to, a Qualified IPO. The rights granted pursuant to this Section 6.5 shall terminate upon a Liquidity Event.

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6.6 Celgene Approval Rights. So long as Celgene holds at least the Minimum Series B Units, the Company shall not, and shall not permit any wholly-owned subsidiary to, or vote its equity in any non-wholly owned subsidiary in favor of or cause any designated director serving on the board of directors of any such non-wholly owned subsidiary to, directly, or indirectly, by amendment, merger, recapitalization, sale, consolidation or otherwise, without the prior written consent of Celgene:

6.6.1 Alter or change the rights, preferences or privileges of the Series B Units so as to adversely affect such Series B Units; or

6.6.2 Purchase or redeem any Units, other than (a) in connection with a Liquidation Event or Qualified IPO, (b) in connection with the repurchase of Series C Units issued to or held by employees, consultants or contractors of the Company at a price not greater than the then current fair market value for such Series C Units upon termination of their employment or services pursuant to agreements providing for the right of said repurchase and (c) repurchases determined by the Board in good faith to be in the best interests of the Company in an amount not to exceed $5.0 million in any 12 month period;

Notwithstanding anything to the contrary contained in Section 6.6.1, Celgene agrees that the creation and issuance of a series of Units with rights, preferences or privileges senior to the Series B Units will not be deemed to require the consent of Celgene under Section 6.6.1 solely as a result of such security having rights, preferences or privileges senior to the Series B Units. The rights granted pursuant to this Section 6.6 shall terminate upon the earlier of a Qualified IPO and a Liquidity Event.

6.7 BlackBerry Approval Right. So long as BlackBerry holds at least the Minimum Series D Units, the Company shall not, and shall not permit any wholly-owned subsidiary to, or vote its equity in any non-wholly owned subsidiary in favor of or cause any designated director serving on the board of directors of any such non-wholly owned subsidiary to, directly, or indirectly, by amendment, merger, recapitalization, sale, consolidation or otherwise, without the prior written consent of BlackBerry, alter or change the rights, preferences or privileges of the Series D Units so as to adversely affect such Series D Units. Notwithstanding anything to the contrary contained in Section 6.7, BlackBerry agrees that the creation and issuance of a series of Units with rights, preferences or privileges senior to the Series D Units will not be deemed to require the consent of BlackBerry under Section 6.7 solely as a result of such security having rights, preferences or privileges senior to the Series D Units. The rights granted pursuant to this Section 6.7 shall terminate upon the earlier of a Qualified IPO and a Liquidity Event.

6.8 NHealth Approval Rights. So long as NHealth holds at least the Minimum Series E Units, the Company shall not, and shall not permit any wholly-owned subsidiary to, or vote its equity in any non-wholly owned subsidiary in favor of or cause any designated director serving on the board of directors of any such non-wholly owned subsidiary to, directly, or indirectly, by amendment, merger, recapitalization, sale, consolidation or otherwise, without the prior written consent of NHealth:

6.8.1 Engage in any principal business other than the Nant Health Business;

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6.8.2 Incur indebtedness, including any guarantees of any indebtedness of any Person, in excess of $25.0 million individually or in the aggregate;

6.8.3 Make any investment in or acquisition of Persons, businesses or assets that are outside of the scope of operation and business purpose of the Company (other than any such investments or acquisitions with a purchase price of less than $10.0 million individually and in the aggregate in any calendar year);

6.8.4 Enter into any material transaction with Affiliates, including NantWorks and any subsidiary or Affiliate thereof, except (i) in the case of a transaction with consideration or expenditures of $5.0 million or less, the Board has determined in good faith that such transaction is fair to the Company or (ii) in the case of a transaction with consideration or expenditures in excess of $5.0 million, the Board demonstrates to the reasonable satisfaction of NHealth that such transaction is on arms’ length terms;

6.8.5 Purchase or redeem any Units, other than (a) in connection with a Liquidation Event or Qualified IPO, (b) in connection with the repurchase of Series C Units issued to or held by employees, consultants or contractors of the Company at a price not greater than the then current fair market value for such Series C Units upon termination of their employment or services pursuant to agreements providing for the right of said repurchase and (c) repurchases determined by the Board in good faith to be in the best interests of the Company in an amount not to exceed $5.0 million in any 12 month period; or

6.8.6 Alter or change the rights, preferences or privileges of the Series E Units so as to adversely affect such Series E Units.

Notwithstanding anything to the contrary contained in Section 6.8, NHealth agrees that the creation and issuance of a series of Units with rights, preferences or privileges senior to the Series E Units will not be deemed to require the consent of NHealth under Section 6.8 solely as a result of such security having rights, preferences or privileges senior to the Series E Units. Notwithstanding any other provision of this Agreement to the contrary, if any Person purchases any class or series of Units or Membership Interests such that the aggregate purchase price paid by such Person for all of its Units or Membership Interests is equal to or less than the aggregate purchase price paid by NHealth for all of its Series E Units, and such Person receives any approval rights in respect of its Units or Membership Interest that NHealth does not enjoy in respect of its Series E Units, then NHealth shall automatically, without any further action of the Board or any Member, be entitled to such approval rights in respect of its Series E Units. The rights granted pursuant to this Section 6.8 shall terminate upon the earlier of a Qualified IPO and a Liquidity Event.

6.9 KHealth Approval Rights. So long as KHealth holds at least the Minimum Series F Units, the Company shall not, and shall not permit any wholly-owned subsidiary to, or vote its equity in any non-wholly owned subsidiary in favor of or cause any designated director serving on the board of directors of any such non-wholly owned subsidiary to, directly, or indirectly, by amendment, merger, recapitalization, sale, consolidation or otherwise, without the prior written consent of KHealth:

6.9.1 Engage in any principal business other than the Nant Health Business;

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6.9.2 Incur indebtedness, including any guarantees of any indebtedness of any Person, in excess of $25.0 million individually or in the aggregate;

6.9.3 Make any investment in or acquisition of Persons, businesses or assets that are outside of the scope of operation and business purpose of the Company (other than any such investments or acquisitions with a purchase price of less than $10.0 million individually and in the aggregate in any calendar year);

6.9.4 Enter into any material transaction with Affiliates, including NantWorks and any subsidiary or Affiliate thereof, except (i) in the case of a transaction with consideration or expenditures of $5.0 million or less, the Board has determined in good faith that such transaction is fair to the Company or (ii) in the case of a transaction with consideration or expenditures in excess of $5.0 million, the Board demonstrates to the reasonable satisfaction of KHealth that such transaction is on arms’ length terms;

6.9.5 Purchase or redeem any Units, other than (a) in connection with a Liquidation Event or Qualified IPO, (b) in connection with the repurchase of Series C Units issued to or held by employees, consultants or contractors of the Company at a price not greater than the then current fair market value for such Series C Units upon termination of their employment or services pursuant to agreements providing for the right of said repurchase and (c) repurchases determined by the Board in good faith to be in the best interests of the Company in an amount not to exceed $5.0 million in any 12 month period; or

6.9.6 Alter or change the rights, preferences or privileges of the Series F Units so as to adversely affect such Series F Units.

Notwithstanding anything to the contrary contained in Section 6.9, KHealth agrees that the creation and issuance of a series of Units with rights, preferences or privileges senior to the Series F Units will not be deemed to require the consent of KHealth under Section 6.9 solely as a result of such security having rights, preferences or privileges senior to the Series F Units. Notwithstanding any other provision of this Agreement to the contrary, if any Person purchases any class or series of Units or Membership Interests such that the aggregate purchase price paid by such Person for all of its Units or Membership Interests is equal to or less than the aggregate purchase price paid by KHealth for all of its Series F Units, and such Person receives any approval rights in respect of its Units or Membership Interest that KHealth does not enjoy in respect of its Series F Units, then KHealth shall automatically, without any further action of the Board or any Member, be entitled to such approval rights in respect of its Series F Units. The rights granted pursuant to this Section 6.9 shall terminate upon the earlier of a Qualified IPO and a Liquidity Event.

6.10 Allscripts Approval Rights. So long as Allscripts holds at least the Minimum Series G Units, the Company shall not, and shall not permit any wholly-owned subsidiary to, or vote its equity in any non-wholly owned subsidiary in favor of or cause any designated director serving on the board of directors of any such non-wholly owned subsidiary to, directly, or indirectly, by amendment, merger, recapitalization, sale, consolidation or otherwise, without the prior written consent of Allscripts:

6.10.1 Engage in any principal business other than the Nant Health Business;

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

6.10.2 Incur indebtedness, including any guarantees of any indebtedness of any Person, in excess of $25.0 million individually or in the aggregate;

6.10.3 Make any investment in or acquisition of Persons, businesses or assets that are outside of the scope of operation and business purpose of the Company (other than any such investments or acquisitions with a purchase price of less than $10.0 million individually and in the aggregate in any calendar year);

6.10.4 Enter into any material transaction with Affiliates (which material transaction includes, for the avoidance of doubt, entering into any agreement or any amendment, modification or waiver thereof), including NantWorks and any subsidiary or Affiliate thereof, except (i) in the case of a transaction with consideration or expenditures of $5.0 million or less, the Board has determined in good faith that such transaction is fair to the Company or (ii) in the case of a transaction with consideration or expenditures in excess of $5.0 million, the Board demonstrates to the reasonable satisfaction of Allscripts that such transaction is on arms’ length terms;

6.10.5 Purchase or redeem any Units, other than (a) in connection with a Liquidation Event or Qualified IPO, (b) in connection with the repurchase of Series C Units issued to or held by employees, consultants or contractors of the Company at a price not greater than the then current fair market value for such Series C Units upon termination of their employment or services pursuant to agreements providing for the right of said repurchase and (c) repurchases determined by the Board in good faith to be in the best interests of the Company in an amount not to exceed $5.0 million in any 12 month period; or

6.10.6 Alter or change the rights, preferences or privileges of the Series G Units so as to adversely affect such Series G Units.

6.11 Notwithstanding anything to the contrary contained in Section 6.10, Allscripts agrees that the creation and issuance of a series of Units with rights, preferences or privileges senior to the Series G Units will not be deemed to require the consent of Allscripts under Section 6.10 solely as a result of such security having rights, preferences or privileges senior to the Series G Units. Notwithstanding any other provision of this Agreement to the contrary, if any Person purchases any class or series of Units or Membership Interests such that the aggregate purchase price paid by such Person for all of its Units or Membership Interests is equal to or less than the aggregate purchase price paid by Allscripts for all of its Series G Units, and such Person receives any approval rights in respect of its Units or Membership Interest that Allscripts does not enjoy in respect of its Series G Units, then Allscripts shall automatically, without any further action of the Board or any Member, be entitled to such approval rights in respect of its Series G Units. The rights granted pursuant to this Section 6.10 shall terminate upon the earlier of a Qualified IPO and a Liquidity Event. 3BE Members Approval Right. So long as the 3BE

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Members hold, on a combined basis, at least the Minimum Series H Units, the Company shall not, and shall not permit any wholly-owned subsidiary to, or vote its equity in any non-wholly owned subsidiary in favor of or cause any designated director serving on the board of directors of any such non-wholly owned subsidiary to, directly, or indirectly, by amendment, merger, recapitalization, sale, consolidation or otherwise, without the prior written consent of each of the 3BE Members, alter or change the rights, preferences or privileges of the Series H Units so as to adversely affect such Series H Units. Notwithstanding anything to the contrary contained in Section 6.11, each of the 3BE Members agrees that the creation and issuance of a series of Units with rights, preferences or privileges senior to the Series H Units will not be deemed to require the consent of any of the 3BE Members under Section 6.11 solely as a result of such security having rights, preferences or privileges senior to the Series H Units. The rights granted pursuant to this Section 6.11 shall terminate upon the earlier of a Qualified IPO and a Liquidity Event.

6.12 Liquidity Event. Prior to a Qualified IPO, without the approval of (a) Verizon (so long as Verizon holds at least the Minimum Series B Units) or of the holders of a majority of the Series B Units (if Verizon no longer holds at least the Minimum Series B Units), (b) the holders of a majority of the Series D Units, (c) the holders of a majority of the Series E Units, (d) the holders of a majority of the Series F Units and (e) the holders of a majority of the Series G Units, neither the Company nor NantWorks or any of its Affiliates or Permitted Transferees shall effect any Liquidity Event unless the Series B Members, Series D Members, Series E Members, Series F Members and Series G Members shall receive pursuant to such Liquidity Event proceeds allocated to the Series B Members, Series D Members, Series E Members, Series F Members and Series G Members in a manner that complies with the amount such Members would be entitled to receive if such proceeds of such Liquidity Event had been distributed as Capital Proceeds in accordance with Section 10.4.2.

6.13 Actions by the Board.

6.13.1 Meetings. Regular meetings of the Board shall be held at such times and places as are fixed by the Board. Special meetings of the Board may be held at any time whenever called by any Director. Notice of the time and place of meetings shall be delivered personally to each Director and Board Observer or communicated to each Director and Board Observer by registered mail, facsimile or electronic mail message at least two (2) business days prior to the time of the holding of the meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except when the Director attends the meeting for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not properly called or convened.

6.13.2 Actions at Meetings. Unless otherwise provided in this Agreement, at any meeting of the Board, the presence, in person or by proxy, of Persons holding a majority of the votes of all Directors shall constitute a quorum for the transaction of business. A Director entitled to vote at any meeting of the Board may authorize another Person, including another Director, to act in place of that Director by proxy. In the event that at any time there is a vacancy on the Board, the Member, if any, then entitled (acting by itself) to fill that vacancy hereunder shall be entitled to delegate to one of its designees on the Board the right to take the actions (including being present for quorum purposes and voting) that could be taken by a Director who

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

would fill such vacancy. Directors may participate in a meeting through use of conference telephone, electronic video screen communication or other communications equipment. If a quorum shall not be present at any meeting of the Board, the Directors present may adjourn and reconvene the meeting from time to time, until a quorum shall be present. At any meeting of the Board, any action taken by the Board shall require the approval of Directors holding a majority of the votes present, in person or by proxy, at such meeting. Except as otherwise provided by Section 6.2.1(b), each Director shall be entitled to one (1) vote.

6.13.3 Actions without a Meeting. The Board may act by written consent in lieu of a meeting in accordance with Section 18-404 of the Act; provided, that, prompt written notice of any such act is provided to each Director not executing such written consent and to each Board Observer.

6.14 Officers. The Board may appoint one or more officers to be responsible for the day-to-day operation of the business of the Company, which officers shall have such duties and responsibilities as may be delegated by the Board consistent with the powers reserved to the Board hereunder. The officers shall serve at the pleasure of the Board, subject to all rights, if any, of an officer under any contract of employment. Any individual may hold any number of offices. The officers shall exercise such powers and perform such duties and hold such titles as determined from time to time by the Board. Any officer may be removed, either with or without cause, by the Board at any time. Any officer may resign at any time by giving written notice to the Board. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. The compensation of all officers and agents of the Company shall be fixed by a resolution of the Board.

6.15 Execution of Documents. Upon appropriate resolution by the Board, any document, agreement or instrument may be executed and delivered on behalf of the Company by the person or officer provided in such resolution, including any note or other evidence of indebtedness, security agreement, financing statements, or other instrument purporting to convey or encumber, in whole or in part, any or all of the assets of the Company, at any time held in its name, or any receipt or compromise or settlement agreement with respect to the accounts receivable and claims of the Company; and no other signature shall be required for any such instrument to be valid, binding, and enforceable against the Company in accordance with its terms. All persons may rely thereon and shall be exonerated from any and all liability if they deal with such officer on the basis of documents approved and executed on behalf of the Company or such officer.

6.16 Exculpation. No Indemnifiable Person shall have any liability or obligation to the Company or any Member arising out of or relating to any act or omission of such Indemnifiable Person (or of any other Indemnifiable Person) that is taken with the good faith belief that such action or omission was in or not opposed to the best interests of the Company. Except as otherwise expressly provided in this Agreement, no Indemnifiable Person shall have any duties or liabilities to the Company or any Member, whether or not such duties (including fiduciary duties) or liabilities otherwise arise or exist in law or in equity; and each Member hereby expressly waives any rights or remedies it may have with respect to such duties or liabilities.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Notwithstanding the foregoing, any Member (or its controlling person) may take any action pursuant to the terms of this Agreement, or refrain from taking any action under this Agreement, in its sole and absolute discretion, considering such factors as it deems appropriate, including its own interest and the interest of or factors affecting the Company, in each case, if and to the extent it deems appropriate.

6.17 Indemnification.

6.17.1 For the purposes of this Section 6.17, (i) “proceeding” means any threatened, pending or completed claim, demand, action or proceeding, whether civil, criminal, administrative, legislative or investigative; and (ii) “expenses” includes without limitation attorneys’ fees and any expenses of establishing a right to indemnification under this Section 6.17.

6.17.2 Except as expressly provided in this Section 6.17, the Company shall, to the fullest and broadest extent permitted by the laws of the State of Delaware, indemnify and hold harmless any Indemnifiable Person against all losses, Damages, liabilities or expenses, of any kind or nature, incurred by it while acting (or omitting to act) in good faith on behalf of the Company or otherwise relating to the Company. Any indemnity under this Section 6.17.2 shall be provided out of and to the extent of the Company’s assets only, and no Member shall have any personal liability with respect to such indemnity. Without limiting the generality of the foregoing, but subject thereto, the Company hereby agrees to indemnify each Indemnifiable Person, and to save and hold him, her or it harmless, from and in respect of (i) all fees, costs and expenses incurred in connection with or resulting from any demand, claim, action or proceeding against such Indemnifiable Person or the Company which arises out of or in any way relates to the Company or its properties, business or affairs, and (ii) all such demands, claims, actions and proceedings and any losses or Damages resulting therefrom, including judgments, fines and amounts paid in settlement or compromise of any such demand, claim, action or proceeding. No indemnity in this Section 6.17 shall extend to conduct by an Indemnifiable Person with respect to the Company’s business which is determined by a court of competent jurisdiction to have not been taken with a good faith belief that such action was in or not opposed to the best interests of the Company.

6.17.3 The Company shall pay the expenses incurred by any Indemnifiable Person in connection with any proceedings in advance of the final disposition of such proceeding, upon receipt of an undertaking by such Indemnifiable Person to repay such payment if there shall be an adjudication or determination that such Indemnifiable Person is not entitled to indemnification as a result of Section 6.17.2. The Board shall be authorized, on behalf of the Company, to enter into indemnity agreements from time to time with any Person entitled to be indemnified by the Company hereunder, upon such terms and conditions as the Board deems appropriate in its business judgment. The indemnification and advancement of expenses provided by, or granted pursuant to, the provisions of this Section 6.17.3, shall not be deemed exclusive of any other rights to which any Person seeking indemnification or advancement of expenses may be entitled under any agreement (approved by the Board) or otherwise, both as to action in such Person’s capacity as an agent of the Company and as to action in another capacity while serving as an agent.

6.18 Insurance of Agents. The Company shall have the power to purchase and maintain insurance on behalf of any Person who is or was a member of the Board, an officer of the Company, an employee or agent of the Company, against any liability asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as a member of the Board, officer of the Company, an employee or agent of the Company whether or not the Company would have the power to indemnify such Person against such liability under the provisions of Section 6.17 or under applicable law.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE 7

CAPITAL ACCOUNTS AND ALLOCATIONS

7.1 Capital Accounts. A separate Capital Account shall be established and maintained for each Member in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv) and 1.704-2. As of the Effective Date, the Capital Account of each Member has been credited with the fair market value of such Member’s Capital Contribution to the Company as set forth on Schedule A attached hereto. The Board shall have the authority to revalue the Company’s assets and adjust the Members’ Capital Accounts in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(f) and 1.704-1(b)(2)(iv)(g) and to make any other adjustments to the Members’ Capital Accounts that are necessary or appropriate in order to comply with such Treasury Regulations, including upon the issuance of Series C Units.

7.2 Allocations of Profits and Losses.

7.2.1 Except as otherwise provided in this Article 7, the Company’s Profits and Losses and, to the extent necessary, individual items of income, gain, loss or deduction, of the Company for any Fiscal Year or other portion thereof for which it is necessary to make allocations shall be allocated to the Members’ Capital Accounts in a manner such that, after giving effect to the special allocations set forth in this Article 7, the Capital Account of each Member, immediately after making such allocation, is, as nearly as possible, equal (proportionately) to (i) the distributions that hypothetically would be made to such Member pursuant to Section 10.4 if the Company were dissolved and terminated, its affairs wound up and its assets sold for cash equal to their Carrying Value, all Company liabilities were satisfied (limited with respect to each nonrecourse liability to the Carrying Value of the assets securing such liability), and the net assets of the Company were distributed in accordance with Section 10.4 to the Members, minus (ii) such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of the Company’s assets.

7.2.2 The Board shall make appropriate adjustments to allocations of Profits and Losses to (or, if necessary, allocate items of gross income, gain, loss or deduction of the Company among) the Members such that, to the extent possible, a Member’s Capital Account balance shall equal, upon liquidation of the Company (within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g)), the amount it is entitled to receive pursuant to Section 10.4.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.3 Regulatory Allocations. The following special allocations shall be made in the following order:

7.3.1 Except as otherwise provided in Treasury Regulations Section 1.704-2(f), notwithstanding any other provision of this Article 7, if there is a net decrease in Company Minimum Gain during any Fiscal Year (or other period for which it is necessary to make allocations hereunder), each Member shall be specially allocated items of Company income and gain for such Fiscal Year (or other period) (and, if necessary, subsequent Fiscal Years or periods) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. This Section 7.3.1 is intended to comply with the minimum gain chargeback requirement of Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

7.3.2 Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Article 7 (other than Section 7.3.1), if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to Member Nonrecourse Debt during any Fiscal Year (or other period for which it is necessary to make allocations hereunder), each Member who has a share of such Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt shall be specially allocated items of Company income and gain for such Fiscal Year (or other period) (and, if necessary, subsequent Fiscal Years or periods) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. This Section 7.3.2 is intended to comply with the minimum gain chargeback requirement set forth in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

7.3.3 Notwithstanding Section 7.2, Losses (and any item thereof or any other item in the nature of loss or deduction) shall not be allocated to a Member to the extent the allocation would cause such Member (hereinafter, a “Restricted Member”) to have an Adjusted Capital Account Deficit as of the end of such Fiscal Year (or other period), or would cause an existing Adjusted Capital Account Deficit of such Member to become more negative. Any item that may not be allocated to a Restricted Member because of the limitation set forth in this Section 7.3.3 shall instead be allocated to the other Member (or, if there are multiple other Members, then to and among all other Members who are not Restricted Members, to the extent possible in accordance with the relative Percentage Interests of such other Members), provided that such reallocation does not cause such other Member(s) to have an Adjusted Capital Account Deficit or cause an existing Adjusted Capital Account Deficit of such other Member(s) to become more negative. The limitation imposed by this Section 7.3.3 is intended to comply with Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

7.3.4 In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5),

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or (6), items of the Company’s income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by Treasury Regulations Section 1.704-1(b)(2)(ii)(d), the Adjusted Capital Account Deficit of such Member as quickly as possible, provided, that an allocation pursuant to this Section 7.3.4 shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 7 have been tentatively made as if this Section 7.3.4 were not a part of this Agreement. This Section 7.3.4 is intended to constitute a “qualified income offset” within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

7.3.5 Member Nonrecourse Deductions for any Fiscal Year or other applicable period shall be specially allocated to the Member that bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable (as determined under Treasury Regulations Section 1.704-2(i)(1)).

7.3.6 Member Nonrecourse Deductions for any Fiscal Year or other applicable period shall be allocated to the Members in accordance with their respective Percentage Interests, unless the Board determines that another allocation is required by law.

7.3.7 The allocations provided in this Section 7.3 (collectively, the “Regulatory Allocations”) are intended to comply with certain requirements of Treasury Regulations Sections 1.704-1(b)(2)(iv) and 1.704-2. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 7.3.7. Accordingly, notwithstanding any other provision of this Agreement (other than the Regulatory Allocations), to the extent necessary to avoid any economic distortions which may result from application of the Regulatory Allocations, future items of income, gain, loss, expense and deduction shall be allocated as appropriate in the reasonable discretion of the Board in order to remedy any economic distortions that the Regulatory Allocations might otherwise cause, i.e., so that, to the extent possible, each Member’s Capital Account balance shall be equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not a part of this Agreement and all Company items were allocated pursuant to Section 7.2.

7.4 Other Allocation Rules.

7.4.1 Profits, Losses and other items of income, gain, loss or deduction shall be allocated to the Members pursuant to this Article 7 as of the last day of each Fiscal Year; provided, that Profits, Losses and such other items shall also be allocated at such times as the Carrying Values of Company Properties are adjusted pursuant to this Agreement.

7.4.2 Allocations to Members whose interests vary during a year by reason of transfer, redemption, admission, capital contributions, or otherwise, shall be made as determined by the Board in accordance with permissible methods under Code Section 706.

7.4.3 In the event of forfeiture of any Series C Units, the Company shall conform to requirements of the Treasury Regulations with respect to allocations of Profits and Losses.

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7.5 Tax Allocations.

7.5.1 Subject to Section 7.5.2, items of income, gain, loss, deduction and credit to be allocated for income tax purposes shall be allocated among the Members on the same basis as the corresponding “book” items are allocated as provided in Sections 7.2, 7.3 and 7.4.

7.5.2 If any Company Property is subject to Code Section 704(c) or is reflected in the Capital Accounts of the corresponding Members and on the books of the Company at a value that differs from the adjusted tax basis of such property, then the tax items with respect to such Company Property shall, in accordance with the requirements of Code Section 704(c) and Treasury Regulations Section 1.704-1(b)(4)(i), be shared among the Members in a manner that takes account of the variation between the adjusted tax basis of the applicable property and its value in the same manner as variations between the adjusted tax basis and fair market value of property contributed to the Company are taken into account in determining the Members’ shares of tax items under Code Section 704(c). Subject to Section 9.7.1, the Board shall use any reasonable method permitted by the Treasury Regulations pursuant to Code Section 704(c).

ARTICLE 8

TRANSFER OF UNITS; WITHDRAWAL OF MEMBERS

8.1 Transfers. Without the prior written consent of the Board, a Member may not directly or indirectly sell, assign, transfer, pledge, hypothecate or otherwise dispose of such Member’s Units in the Company, nor any part thereof, except as permitted in this Article 8. For the avoidance of doubt, the provisions of Section 8.5 shall apply whether or not the Board consents to such transfer. The terms and conditions of Section 8.1, 8.2 and 8.3 shall terminate and be of no further force or effect immediately before consummation of a Qualified IPO and immediately prior to a Liquidity Event. Except as set forth in this Article 8, any act in violation of this Section 8.1 shall be voidable by the Company or any Member.

8.2 Permitted Transfers. Notwithstanding the restrictions set forth in Section 8.1, a Member shall have the right to assign all or a portion of its Units (by operation of law or otherwise) without the consent of the Board or the other Members to such Member’s Permitted Transferees. If a Member transfers its Units to a Permitted Transferee pursuant to this Section 8.2, such Permitted Transferee shall become a substitute Member without the consent of the non-transferring Members or the Board (but otherwise subject to Section 8.3), and with respect to a Permitted Transferee who acquires all of such Member’s Units, all references herein to the transferring Member shall be deemed to be references to such Permitted Transferee.

8.3 Substitution of Members. A transferee of Units shall have the right to become a substitute Member only if:

8.3.1 Done in accordance with Section 8.1 or Section 8.2;

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8.3.2 The transferee promptly notifies the Board and executes an instrument satisfactory to the Board accepting and adopting the terms and provisions of this Agreement; and

8.3.3 The transferee pays any reasonable expenses in connection with his, her or its admission as a new Member.

The admission of a substitute Member shall not result in the release of the Member who assigned the Units from any liability that such Member may have incurred to the Company prior to such assignment.

8.4 Right of First Refusal. Except as provided in Section 8.6, each time a Member (other than NantWorks or any of its Permitted Transferees) proposes to transfer, assign, convey, sell, encumber or in any way alienate all or any part of such Member’s Units (or as required by operation of law or other involuntary transfer to do so) other than to a Permitted Transferee in a transaction permitted by Section 8.2, such Member (a “Restricted Selling Member”) shall first offer such Units to NantWorks in accordance with the following provisions:

8.4.1 The Restricted Selling Member shall deliver a written notice to the Company and NantWorks stating (i) such Restricted Selling Member’s bona fide intention to transfer all or a part of such Units, (ii) the name and address of the proposed transferee, (iii) the number of Units to be transferred, (iv) the purchase price in terms of payment for which the Restricted Selling Member proposes to transfer such Units and (v) any other material terms and conditions of such transfer.

8.4.2 Within thirty (30) days after receipt of the notice described in Section 8.4.1 (or if the notice provides for the payment of non-cash consideration, no later than thirty (30) days after determination of the fair market value thereof in accordance with the last sentence of Section 8.4.3), NantWorks shall notify the Company and the Restricted Selling Member in writing of its desire to purchase all of the Units being so transferred. The failure of NantWorks to submit a notice within the applicable period shall constitute an election on the part of NantWorks not to purchase all of the Units which may be so transferred.

8.4.3 Within thirty (30) days after the conclusion of the applicable thirty (30) day period referred to in Section 8.4.2, if an affirmative election has been made, NantWorks shall purchase, and the Restricted Selling Member who gave the original notice shall sell, such Units subject to the election upon the price and terms of payment designated in such notice. If the notice provides for the payment of non-cash consideration, NantWorks may elect to pay the consideration in cash equal to either (i) the fair market value as determined by the Board and the Restricted Selling Member or (ii) the determination of the present fair market value of the non-cash consideration offered, as determined by an independent third-party appraiser appointed by mutual agreement of the Board and the Restricted Selling Member.

8.4.4 If NantWorks elects not to purchase all of the Units designated in such notice, then the Restricted Selling Member may transfer to the proposed transferee all of the Units described in the such notice, provided that such transfer (i) is completed within one-hundred and twenty (120) days after the expiration of NantWorks’ right of first refusal on such

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Units (or, if applicable, within ten (10) days after receipt of the last of all required regulatory approvals), and (ii) is made on terms not less favorable to the Restricted Selling Member in the aggregate than as designated in the notice to Company and NantWorks. If such Units are not so transferred in accordance with the foregoing, the Restricted Selling Member must give notice in accordance with this section prior to any other or subsequent transfer of such Units.

8.4.5 The foregoing right of first refusal shall terminate immediately prior to the earlier of a Qualified IPO and a Liquidity Event.

8.5 Tag Along Rights. If NantWorks and/or any of its Affiliates (other than the Company) or Permitted Transferees (an “Initiating Member”) proposes to sell any Units to an unaffiliated third party (a “Tag Along Sale”), then the Initiating Member shall deliver a notice (a “Tag Along Sale Notice”) to Verizon, Celgene, BlackBerry, NHealth, KHealth, Blackstone, Allscripts and each of the 3BE Members stating that the Initiating Member proposes to effect a Tag Along Sale and providing the terms of the Tag Along Sale, and Verizon, Celgene, BlackBerry, NHealth, KHealth, Blackstone, Allscripts and the 3BE Members may each elect, by written notice to such Initiating Member given within fifteen (15) days from the date of the Tag Along Sale Notice, to sell on the same terms and conditions (on a per Unit basis) as the sale by such Initiating Member up to the same percentage (the percentage so elected by Verizon, Celgene, BlackBerry, NHealth, KHealth, Blackstone, Allscripts and each of the 3BE Members is herein referred to as the “Elected Percentage”) of Verizon’s Units, Celgene’s Units, BlackBerry’s Units, NHealth’s Units, KHealth’s Units, Blackstone’s Units, Allscripts’ Units and each of the 3BE Members’ Units, respectively, as the percentage of the Initiating Member’s Units that such Initiating Member proposes to sell. If Verizon, Celgene, BlackBerry NHealth, KHealth, Blackstone, Allscripts and/or any of the 3BE Members elects to sell the Elected Percentage of its Units pursuant to this Section 8.5, then the Initiating Member shall cause the proposed purchaser to purchase from Verizon, Celgene, BlackBerry, NHealth, KHealth, Blackstone, Allscripts and each of the 3BE Members, as applicable, and Verizon, Celgene, BlackBerry, NHealth, KHealth, Blackstone, Allscripts and each of the 3BE Members shall sell to the proposed purchaser, simultaneously with the sale by such Initiating Member and on substantially the same terms and conditions (on a per Unit basis) as the sale by such Initiating Member, the Elected Percentage of Verizon’s Units, the Elected Percentage of Celgene’s Units, the Elected Percentage of BlackBerry’s Units, the Elected Percentage of NHealth’s Units, the Elected Percentage of KHealth’s Units, the Elected Percentage of Blackstone’s Units, the Elected Percentage of Allscripts’ Units and the Elected Percentage of the 3BE Members’ Units; provided, that in connection with any Tag-Along Sale, (x) neither Verizon, Celgene, BlackBerry, NHealth, KHealth, Blackstone, Allscripts or any of the 3BE Members shall be required to agree to any non-competition covenant or other agreement restricting the business operations of Verizon, Celgene, BlackBerry, NHealth, KHealth, Blackstone, Allscripts or any of the 3BE Members or their respective Affiliates, (y) neither Verizon, Celgene, BlackBerry, NHealth, KHealth, Blackstone, Allscripts or any of the 3BE Members shall be required to make or become liable in respect of any representations and warranties relating to the Company or specifically to any Member other than their self; and (z) any indemnification provided by Verizon, Celgene, BlackBerry, NHealth, KHealth, Blackstone, Allscripts or any of the 3BE Members (other than with respect to the representations regarding their self referenced in the foregoing clause (y)) shall not exceed and shall be based on, the relative purchase price being received by the

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Initiating Member, Verizon, Celgene, BlackBerry, NHealth, KHealth, Blackstone, Allscripts and the 3BE Members, respectively, in the Tag-Along Sale, on a several, not joint, basis, or solely with recourse to an escrow established for the benefit of the proposed purchaser (the Initiating Member’s, Verizon’s, Celgene’s, BlackBerry’s, NHealth’s, KHealth’s, Blackstone’s, Allscripts’ and each 3BE Member’s contribution to such escrow to be on a pro rata basis in accordance with the proceeds received from such Tag-Along Sale). The proceeds from the Tag Along Sale shall be distributed to the Initiating Member and if participating in the Tag-Along Sale, Verizon, Celgene, BlackBerry, NHealth, KHealth, Blackstone, Allscripts and each 3BE Member, pro rata based on the number of Units sold by them in the Tag Along Sale. Verizon’s, Celgene’s, BlackBerry’s, NHealth’s, KHealth’s, Blackstone’s, Allscripts’ and such 3BE Member’s tag along rights shall terminate immediately following the earliest to occur of a Qualified IPO and a Liquidity Event.

8.6 Drag Along Rights.

8.6.1 If NantWorks and/or any other Members (the “Selling Parties”) propose to sell a majority of the outstanding Units entitled to vote under this Agreement to an unaffiliated third party (the “Drag Along Sale”), then the Selling Parties shall have the right, by written notice to each of the other Members (the “Drag Along Members”) given at least fifteen (15) days prior to the Drag Along Sale and setting out the terms of the Drag Along Sale, to require that each Drag Along Member sell the same percentage of each Drag-Along Members’ Units as are sold by the Selling Parties, with such sale to be on the same terms and conditions (other than the purchase price payable on a per Unit basis) relating to the sale of the Selling Parties’ Units; provided, however, that the Selling Parties shall only have the rights set forth in this Section 8.6 with respect to a Drag Along Sale in which (a) each Drag Along Member receives in the transaction the same form of consideration, in the same proportion (on the basis of the consideration to be received in such Drag Along Sale) as the Selling Parties and (b) the Drag-Along Members receive such Drag-Along Member’s pro rata share of the consideration paid (or proposed to be paid) by the transferee in such Drag-Along Sale. For purposes of this Section 8.6.1, each Member’s “pro rata share” shall be calculated based on the relative amount each Member would be entitled to receive upon a distribution pursuant to Section 10.4.2, assuming (i) the only outstanding Units are those being sold (or proposed to be sold) by the Selling Parties and the Drag Along Members in the Drag-Along Sale and (ii) the amount distributed pursuant to Section 10.4.2 is the amount of the aggregate consideration paid (or proposed to be paid) by the transferee in such Drag-Along Sale.

8.6.2 If the Drag Along Sale is structured as a merger, consolidation or similar business combination, each Drag Along Member will, if Member approval of the transaction is required, vote in favor of the transaction. Each Drag Along Member will take all necessary or reasonably appropriate, advisable or desirable actions and will execute and deliver all necessary or reasonably appropriate, advisable or desirable documents, in each case in connection with the Drag Along Sale as requested by the Selling Parties provided, that in connection with any Drag-Along Sale, (a) no Drag Along Member shall be required to agree to any non-competition covenant or other agreement restricting the business operations of such Drag Along Member or its Affiliates, (b) no Drag Along Member shall be required to make or become liable for any representations and warranties relating to the Company or specifically to any Member other than

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their self; (c) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the Drag-Along Member’s obligations thereunder, will cause a breach or violation of the terms of any law, judgment, order or decree of any court or governmental agency applicable to such Drag-Along Member or any agreement that would have a material adverse effect on such Drag-Along Member, (d) any indemnification provided by a Drag Along Member shall not exceed and shall be based on, the relative purchase price being received by the Selling Parties and Drag Along Members in the Drag-Along Sale, on a several, not joint, basis, or with recourse solely to an escrow established for the benefit of the proposed purchaser (the Selling Parties’ and Drag Along Members’ contribution to such escrow to be on a pro rata basis in accordance with the proceeds received from such Drag-Along Sale), (e) Celgene and its Permitted Transferees shall not be required to participate in a Drag Along Sale if Celgene and its Permitted Transferees would receive, in the aggregate, an amount that is less than their Unreturned Capital; (f) BlackBerry and its Permitted Transferees shall not be required to participate in a Drag Along Sale if BlackBerry and its Permitted Transferees would receive, in the aggregate, an amount that is less than their Unreturned Capital; (g) NHealth and its Permitted Transferees shall not be required to participate in a Drag Along Sale if NHealth and its Permitted Transferees would receive, in the aggregate, an amount that is less than their Unreturned Capital; (h) KHealth and its Permitted Transferees shall not be required to participate in a Drag Along Sale if KHealth and its Permitted Transferees would receive, in the aggregate, an amount that is less than their Unreturned Capital, (i) Allscripts and its Permitted Transferees shall not be required to participate in a Drag Along Sale if Allscripts and its Permitted Transferees would receive, in the aggregate, an amount that is less than their Unreturned Capital and (j) the 3BE Members and their Permitted Transferees shall not be required to participate in a Drag Along Sale if any of the 3BE Members and each of their respective Permitted Transferees would receive, in the aggregate, an amount that is less than their Unreturned Capital.

8.6.3 This Section 8.6 shall terminate upon the earlier of a Qualified IPO and a Liquidity Event.

8.7 Merger and Consolidation; Conversion.

8.7.1 Subject to Sections 6.4 and 8.7, (i) any merger or consolidation of the Company with or into any other Person who is an Affiliate of the Company shall require the vote or written consent of Members representing a majority of the outstanding Series B Units, voting as a separate class, a majority of the outstanding Series E Units, voting as a separate class, a majority of the outstanding Series F Units, voting as a separate class, and a majority of the outstanding Series G Units, voting as a separate class; and (ii) any merger or consolidation of the Company with or into any other Person who is not an Affiliate of the Company or any conversion of the Company into another entity in connection with any such merger or consolidation, shall require only Member Consent and no separate approval of the Series B Members, the Series E Members, the Series F Members or the Series G Members.

8.7.2 NantWorks shall have the right to cause the Company to convert the form of its organization to a corporation and, other than in connection with a transaction described in Section 8.7.1, will use commercially reasonable efforts to cause such conversion to be tax free to its Members. Subject to the terms below, each Member shall execute such documents as shall be

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required in connection with such conversion and shall cooperate in good faith in the process of such conversion. If NantWorks elects to cause a conversion to a corporation pursuant to this Section 8.7, the resulting corporation will be organized with only one (1) class of common stock, which shall be voting stock holding all of the voting power for such corporation and the shares of such common stock shall be allocated among the Members in exchange for their respective Units such that each Member shall receive the number of shares of common stock determined by making a “book up” or “book down,” immediately prior to such conversion, and such stock value shall be allocated proportionately in accordance with the resulting “booked up” or “booked down” Capital Accounts; provided that in no event will Celgene and its Permitted Transferees (or BlackBerry and its Permitted Transferees or NHealth and its Permitted Transferees or KHealth and its Permitted Transferees or Allscripts and its Permitted Transferees or each of the 3BE Members and their Permitted Transferees) collectively receive a percentage of the Company that is less than the number of shares of common stock determined by the following formula:

N = T x D

             V

Where:

“N” represents the number of shares of common stock to be issued to Celgene and its Permitted Transferees (or BlackBerry, NHealth, KHealth, Allscripts or each of the 3BE Members, as applicable, and its Permitted Transferees);

“T” represents the total number of shares of common stock to be issued to all Members;

“D” represents the aggregate dollar amount of the Unreturned Capital of Celgene and its Permitted Transferees (or the Unreturned Capital of BlackBerry, NHealth, KHealth, Allscripts or each of the 3BE Members, as applicable, and its Permitted Transferees); and

“V” represents the fair market value of the outstanding common stock of such corporation, determined by reference to the transaction in which such conversion is effected.

8.7.3 In connection with a conversion of the Company to another form of entity, the rights and obligations of the Members in such entity (other than equity ownership, which shall be determined in accordance with the foregoing) shall be substantively the same as the rights and obligations under this Agreement and such resulting entity and the holders of capital securities thereof shall enter into a stockholders’ agreement providing for such terms and conditions as are necessary for the provisions of this Agreement to continue to apply to such resulting entity.

8.8 Transfers in Violation of this Agreement. Upon a transfer in violation of this Article 8, the transferee shall have no right to vote or participate in the management of the Company or to exercise any rights of a Member. Such transferee shall only have an economic interest in the Company. Notwithstanding the preceding sentence, if, in the determination of the remaining Members, a transfer in violation of this Article 8 would cause the termination of the Company under the Act, in the discretion of all other Members, the transfer shall be null and void.

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8.9 Withdrawal of the Members. No Member shall be entitled to voluntarily withdraw from the Company while such Member owns Units; provided, that a Member shall be deemed to have withdrawn from the Company upon an Event of Bankruptcy of such Member or any dissolution or liquidation of such Member.

8.10 Limitations. No Member shall have the right or power to (a) reduce or withdraw the Member’s contributions to the capital of the Company except as a result of the dissolution of the Company or as otherwise provided herein or by law; (b) cause the termination and dissolution of the Company, except as set forth in this Agreement; or (c) except as provided elsewhere in this Agreement, demand or receive property other than cash in return for the Member’s contribution to the capital of the Company. No Member shall have priority over any other Member either as to distribution of cash or property or allocation of tax items except as set forth in this Agreement.

8.11 Structuring. In connection with a Qualified IPO, a Liquidity Event or a transaction described in Section 8.5, 8.6 or 8.7, the Company and the Members agree to (a) use their respective reasonable best efforts to cooperate with BlackBerry and its Permitted Transferees to structure such transaction in a tax efficient manner to BlackBerry and its Permitted Transferees (b) reasonably cooperate with NHealth and its Permitted Transferees to structure such transaction in a tax efficient manner to NHealth and its Permitted Transferees (c) reasonably cooperate with KHealth and its Permitted Transferees to structure such transaction in a tax efficient manner to KHealth and its Permitted Transferees, (d) reasonably cooperate with Allscripts and its Permitted Transferees to structure such transaction in a tax efficient manner to Allscripts and its Permitted Transferees and (e) reasonably cooperate with each of the 3BE Members and their Permitted Transferees to structure such transaction in a tax efficient manner to each of the 3BE Members and their Permitted Transferees. In furtherance of and subject to the foregoing, in the case of NHealth and KHealth, the Company and the Members shall structure a Qualified IPO, a Liquidity Event or a transaction described in Section 8.5, 8.6 or 8.7 through the sale or exchange of NHealth’s and KHealth’s stock, as applicable, at a purchase price equal to the purchase price NHealth and KHealth, as applicable, would have otherwise received in respect of a direct sale or exchange of the Series E Units held by NHealth or the Series F Units held by KHealth in such Qualified IPO, Liquidity Event or transaction described in Section 8.5, 8.6 or 8.7. Notwithstanding anything to the contrary contained herein, neither NHealth nor KHealth shall be liable for any incremental costs or expenses attributable to any sale or exchange of NHealth’s or KHealth’s stock, as applicable, other than any unpaid tax liability of NHealth or KHealth, as the case may be, at the time of such sale or exchange.

8.12 BlackBerry Competitor Liquidity Event.

8.12.1 The Company or NantWorks shall provide written notice (a “BlackBerry Transaction Notice”) to BlackBerry at least thirty (30) days prior to the Company or NantWorks entering into any definitive agreement for any Liquidity Event involving, or any issuance, transfer or sale of Units or other equity interests in or any material assets of the Company to, any

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BlackBerry Competitor (each, a “BlackBerry Competitor Transaction”). The BlackBerry Transaction Notice shall set forth the then proposed terms and conditions of the proposed BlackBerry Competitor Transaction.

8.12.2 BlackBerry shall have a right of first refusal to complete a BlackBerry Competitor Transaction based upon the proposed terms and conditions set forth in the BlackBerry Transaction Notice. Upon receipt of a BlackBerry Transaction Notice, if BlackBerry so elects by providing written notice to the Company (“BlackBerry Notice”), the Company and BlackBerry shall negotiate in good faith the principal terms of a transaction based upon the terms and conditions in the BlackBerry Transaction Notice, including the Company providing BlackBerry with all reasonably requested information regarding the Company and its subsidiaries (and including without limitation any information provided to the BlackBerry Competitor). If the Company and BlackBerry are unable to negotiate a mutually acceptable definitive agreement within sixty (60) days after the delivery to Company of the BlackBerry Notice, then the Company shall be permitted, subject to the other terms and conditions set forth in this Agreement, during the next ninety (90) days following the expiration of sixty (60) days after the Company’s receipt of the BlackBerry Notice to enter into a definitive agreement with the applicable BlackBerry Competitor with respect to the proposed BlackBerry Competitor Transaction, so long as the prices set forth in such definitive agreement are no less favorable to the Company than those proposed in the BlackBerry Transaction Notice or by BlackBerry (if more favorable to those proposed in the BlackBerry Transaction Notice) and the other terms and conditions of such transaction as set forth in such definitive agreement are no less favorable, in the aggregate, to the Company than the proposed terms set forth in the BlackBerry Transaction Notice. If the Company and such BlackBerry Competitor are unable to enter into a definitive agreement with respect to the proposed BlackBerry Competitor Transaction within such ninety (90) day period, the Company may not enter into any such definitive agreement with a BlackBerry Competitor without again complying with this Section 8.12. Notwithstanding anything herein to the contrary, neither NantWorks nor the Company shall enter into any BlackBerry Competitor Transaction during the next sixty (60) days following the expiration of the sixty (60) day time period above if (i) BlackBerry has indicated its continued willingness to accept the terms contained in any BlackBerry Transaction Notice or terms that BlackBerry has otherwise proposed that are no less favorable to the Company or NantWorks, as applicable, than those contained in such BlackBerry Transaction Notice, (ii) BlackBerry negotiated in good faith to enter into a mutually acceptable definitive agreement with the Company reflecting such terms during the first sixty (60) day time period above and (iii) BlackBerry continues to negotiate in good faith during such additional sixty (60) day time period to enter into a mutually acceptable definitive agreement with the Company reflecting such terms.

8.12.3 The foregoing right of first refusal shall terminate upon the earliest of (i) a Liquidity Event, (ii) such time as BlackBerry no longer holds at least the Minimum Series D Units and (iii) March 28, 2016.

8.13 BlackBerry, NHealth, KHealth and Allscripts Rights.

8.13.1 Following March 28, 2014, if any Person purchases Series D Units such that the aggregate purchase price paid by such Person for all of its Series D Units is equal to or

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less than the aggregate purchase price paid by BlackBerry for all of its Series D Units, and such Person receives (or has received) any rights, preferences, privileges or other benefits in respect of its Series D Units that BlackBerry does not enjoy in respect of its Series D Units, then BlackBerry shall automatically, without any further action of the Board or any Member, be entitled to such rights, preferences, privileges or benefits in respect of its Series D Units. For the avoidance of doubt, this Section 8.13.1 shall not apply if any Person purchases any other class or series of Units or Membership Interests (i.e., not Series D Units) or if any Person purchases Series D Units such that the aggregate purchase price paid by such Person for all of its Series D Units is more than the aggregate purchase price paid by BlackBerry for all of its Series D Units.

8.13.2 Following May 1, 2014, if any Person purchases Series E Units such that the aggregate purchase price paid by such Person for all of its Series E Units is equal to or less than the aggregate purchase price paid by NHealth for all of its Series E Units, and such Person receives (or has received) any rights, preferences, privileges or other benefits in respect of its Series E Units that NHealth does not enjoy in respect of its Series E Units, then NHealth shall automatically, without any further action of the Board or any Member, be entitled to such rights, preferences, privileges or benefits in respect of its Series E Units. For the avoidance of doubt, this Section 8.13.2 shall not apply if any Person purchases any other class or series of Units or Membership Interests (i.e., not Series E Units) or if any Person purchases Series E Units such that the aggregate purchase price paid by such Person for all of its Series E Units is more than the aggregate purchase price paid by NHealth for all of its Series E Units.

8.13.3 Following June 20, 2014, if any Person purchases Series F Units such that the aggregate purchase price paid by such Person for all of its Series F Units is equal to or less than the aggregate purchase price paid by KHealth for all of its Series F Units, and such Person receives (or has received) any rights, preferences, privileges or other benefits in respect of its Series F Units that KHealth does not enjoy in respect of its Series F Units, then KHealth shall automatically, without any further action of the Board or any Member, be entitled to such rights, preferences, privileges or benefits in respect of its Series F Units. For the avoidance of doubt, this Section 8.13.3 shall not apply if any Person purchases any other class or series of Units or Membership Interests (i.e., not Series F Units) or if any Person purchases Series F Units such that the aggregate purchase price paid by such Person for all of its Series F Units is more than the aggregate purchase price paid by KHealth for all of its Series F Units.

8.13.4 Following June 26, 2015, if any Person purchases Series G Units such that the aggregate purchase price paid by such Person for all of its Series G Units is equal to or less than the aggregate purchase price paid by Allscripts for all of its Series G Units, and such Person receives (or has received) any rights, preferences, privileges or other benefits in respect of its Series G Units that Allscripts does not enjoy in respect of its Series G Units, then Allscripts shall automatically, without any further action of the Board or any Member, be entitled to such rights, preferences, privileges or benefits in respect of its Series G Units. For the avoidance of doubt, this Section 8.13.4 shall not apply if any Person purchases any other class or series of Units or Membership Interests (i.e., not Series G Units) or if any Person purchases Series G Units such that the aggregate purchase price paid by such Person for all of its Series G Units is more than the aggregate purchase price paid by Allscripts for all of its Series G Units.

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ARTICLE 9

RECORDS

9.1 Books and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with the accounting methods followed for federal income tax purposes. The books and records of the Company shall reflect all Company transactions and shall be appropriate and adequate for the Company’s business. The Company shall maintain at its principal office all records required to be maintained under the Act.

9.2 Filings. The Board, at Company expense, shall cause the income tax returns for the Company (including any amended income tax returns) to be prepared and timely filed with the appropriate authorities and (a) so long as Verizon holds the Minimum Series B Units, provide a draft thereof for review and comment by Verizon at least fifteen (15) days prior to the due date (including extensions) for such returns and (b) so long as Celgene holds the Minimum Series B Units, provide a draft thereof for review and comment by Celgene at least fifteen (15) days prior to the due date (including extensions) for such returns, (c) so long as BlackBerry holds the Minimum Series D Units, provide a draft thereof for review and comment by BlackBerry at least fifteen (15) days prior to the due date (including extensions) for such returns, (d) so long as NHealth holds the Minimum Series E Units, provide a draft thereof for review and comment by NHealth at least fifteen (15) days prior to the due date (including extensions) for such returns, (e) so long as KHealth holds the Minimum Series F Units, provide a draft thereof for review and comment by KHealth at least fifteen (15) days prior to the due date (including extensions) for such returns, and (f) so long as Allscripts holds the Minimum Series G Units, provide a draft thereof for review and comment by Allscripts at least fifteen (15) days prior to the due date (including extensions) for such returns. The Board, at Company expense, shall also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, amendments to, or restatements of, the Certificate of Formation and all reports required to be filed by the Company with those entities under the Act or other then current applicable laws, rules, and regulations.

9.3 Accounting Decisions. All decisions as to accounting matters, except as otherwise specifically set forth herein, shall be made by the Tax Matters Member.

9.4 Bank Account. The Board is authorized to establish one or more separate bank accounts in the name of the Company, to be maintained by the Board for the Company’s activities and funded from time to time from Capital Contributions or other Company funds. Disbursements from such account(s) will be made as directed by the Board subject to the provisions of this Agreement.

9.5 Financial Information. The Company shall deliver to Verizon, Celgene, BlackBerry, NHealth, KHealth, Allscripts and each of the 3BE Members, for so long as each of them or Celgene’s Affiliates, BlackBerry’s Affiliates, NHealth’s Affiliates, KHealth’s Affiliates, Allscripts’ Affiliates or each of the 3BE Members’ Affiliates, respectively, owns any Units (unless Verizon, Celgene, BlackBerry, NHealth, KHealth, Allscripts or any of the 3BE Members at any time specifically requests that such information not be delivered to it):

9.5.1 as soon as available, but in any event within one hundred twenty (120) days after the end of each Fiscal Year, a consolidated income statement and statement of cash flows for, and a consolidated balance sheet as of the last day of, such Fiscal Year, prepared in all material respects in accordance with generally accepted accounting principles in the United States;

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9.5.2 as soon as available, but in any event within sixty (60) days after the end of each of the first three fiscal quarters of each Fiscal Year, an unaudited consolidated income statement and statement of cash flows for, and an unaudited consolidated balance sheet as of the last day of, such quarter, prepared in all material respects in accordance with generally accepted accounting principles in the United States, except for the absence of notes that may be required by generally accepted accounting principles in the United States and as otherwise indicated in the financial statements; and

9.5.3 within thirty (30) days prior to the beginning of each Fiscal Year, a copy of the Company’s annual operating budget.

9.6 Inspection of Records.

9.6.1 (a) Each Member that holds Series A Units, Series B Units or Series D Units representing on a fully-diluted basis at least three percent (3%) of the total outstanding Series A Units and Series B Units, (b) Celgene, so long as it holds the Minimum Series B Units, (c) BlackBerry, so long as it holds the Minimum Series D Units, (d) NHealth, so long as it holds the Minimum Series E Units, (e) KHealth, so long as it holds the Minimum Series F Units, (f) Blackstone, so long as it holds the Minimum Series A Units, (f) Allscripts, so long as it holds the Minimum Series G Units and (g) each of the 3BE Members so long as they, on a combined basis, hold the Minimum Series H Units, shall have the right, at reasonable times, to inspect and copy during normal business hours any of the Company’s records, including the Certificate of Formation and any amendment thereto, this Agreement, minutes of the meetings of the Board and the Members, the Company’s federal, state, and local income tax or information returns for each Fiscal Year, and all financial statements prepared with respect to the Company and its operations. Any request, inspection or copying by a Member under this Section 9.6 may be made by that Member or that Member’s agent or attorney. Notwithstanding the foregoing, the Company shall not be obligated pursuant to this Section 9.6 to provide access to any information that is not financial information and that the Company reasonably considers to be a trade secret or similar sensitive competitive information; and provided further that the requesting Member and its designated representatives shall, if requested by the Company, execute a confidentiality and nondisclosure agreement in customary form prior to any such inspection. Series C Members shall have no right to inspect the books, records and/or financial statements of the Company.

9.6.2 Subject to compliance with any privacy and confidentiality restrictions imposed by law, including HIPAA, and subject to the execution of appropriate confidentiality, business associate and other agreements, Celgene shall be provided access to the Company’s health data base and related information. The Company will provide Celgene such access through physical or electronic means, subject to reasonable requirements that the Company may impose and upon which the parties mutually agree, including with respect to physical access, time and place restrictions and with respect to electronic access, security and compatibility requirements.

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9.7 Tax Matters.

9.7.1 Tax Matters Member. The Members shall appoint a Member as the “tax matters partner” for the Company from time to time pursuant to and to the extent permitted by Code Section 6231(a)(7) (the “Tax Matters Member”). Initially, NantWorks shall be designated as the Tax Matters Member. The Tax Matters Member shall carry out the duties and responsibilities of such status in consultation with the other Members, where appropriate, and in good faith and subject to the other provisions of this Agreement and applicable law. The Tax Matters Member shall inform each Member of all administrative and judicial proceedings for an adjustment at the Company level for Company tax items, and shall forward to each Member within ten (10) days of receipt by the Tax Matters Member all notices received from the Internal Revenue Service regarding the commencement of a Company level audit or a final Company administrative adjustment. The Tax Matters Member shall not have the right and power to extend the statute of limitations for assessment of tax deficiencies against Members with respect to adjustments to the Company’s federal, state or local tax returns without such Members’ prior written consent, which consent shall not be unreasonably withheld or delayed. The Tax Matters Member shall from time to time cause the Company to make such tax elections as it reasonably deems to be in the best interests of the Company and the Members; provided that neither the Tax Matters Member nor the Board shall cause or permit the Company or any subsidiary of the Company to make any of the following elections without the prior written consent of Verizon, Celgene, BlackBerry, NHealth, KHealth and Allscripts: (i) to adopt a method of depreciation other than the most accelerated method of depreciating assets; (ii) to adopt any method of making allocations pursuant to section 704(c) of the Code (or comparable provisions of any applicable state or local tax laws) pursuant to the provisions of Section 1.704-3 of the Treasury Regulations (or successor provision) (or comparable provisions of any applicable state or local tax laws); (iii) to adopt a method of accounting which is not the accrual method of accounting; (d) to revoke or modify any election made pursuant to Section 754 of the Code or any analogous provision under the applicable U.S. state or local tax laws; and (iv) to adopt the taxable year other than a calendar year. At Verizon’s, Celgene’s, BlackBerry’s, NHealth’s, KHealth’s or Allscripts’ request, the Tax Matters Member shall (and is hereby authorized by the Members to) cause the Company and, if applicable, any Company subsidiary to make a timely election under Section 754 of the Code or analogous provision under US state or local tax laws. If for any reason the Tax Matters Member can no longer serve in that capacity or ceases to be a Member, the other Members may designate another Member to be Tax Matters Member. All reasonable expenses incurred by the Tax Matters Member with respect to any tax matter that does or may affect the Company, or any Member by reason thereof, including but not limited to expenses incurred by the Tax Matters Member in connection with the preparation of the Company tax returns and Company level administrative or judicial tax proceedings, shall be paid for out of Company assets and shall be treated as the Company’s expenses. Except to the extent required by applicable law, neither the Tax Matters Member nor the Company shall (nor shall the Tax Matters Member permit the Company) to take any action with respect to any tax return, election or other tax matter with respect to the Company, Company Property or any subsidiary of the Company that would materially adversely affect the tax liability of any Person who has ceased to be a Member of the Company (whether by virtue of transfer, dissolution or otherwise) without the prior written consent of such person, which consent shall not be unreasonably withheld.

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9.7.2 Schedule K-1. As promptly as practicable following the end of each Fiscal Year, but in no event later than 60 days following the end of such Fiscal Year, the Tax Matters Member shall cause to be prepared and mailed to each Member Schedule K-1 to IRS Form 1065, along with copies of all other federal, state and local income tax returns or reports filed by the Company for such Fiscal Year as may be required as a result of the operations of the Company (which, in each case, shall include the separate allocation of effectively connected income, unrelated business taxable income, and all other separately stated items), a schedule of book-tax differences for such Fiscal Year and such information as may be reasonably required by the Members to prepare their respective U.S. federal, state and local tax returns; provided that in the event the Schedule K-1 and such information are not mailed to each Member within 60 days following the end of such Fiscal Year, the Company shall provide to such members a reasonable estimate (based on information then reasonably available to the Tax Matters Partner) of such items to be included on the Schedule K-1 and all other necessary information. The Tax Matters Member shall make available to each Member a copy of the Company’s Form 1065 and corresponding state tax returns promptly upon filing. In addition, the Company shall deliver to the Members on or prior to each March 15, May 15, August 15 and October 15, estimates of net taxable income for such taxable period (which, in each case, shall include the separate allocation of effectively connected income, unrelated business taxable income, and all other separately stated items).

9.7.3 Cooperation of Members. The Members shall, upon reasonable request from the Board from time to time, reasonably cooperate with the Company in connection with the preparation and filing of any such tax returns, filings and/or reports, and/or any claim for refund and/or the resolution of any audit, dispute or administrative proceeding relating to the Company with respect to any taxable period ending after the date hereof. Such assistance shall include, but shall not be limited to, (i) making appropriate personnel of such Member available on a mutually convenient basis to provide such assistance as may be reasonably required and (ii) providing such information within such Member’s possession or control as the Company deems reasonably necessary to properly complete and file any such return; provided that, for the avoidance of doubt, the information to be provided by any such Member shall not include copies of any portion of any actual tax returns or other actual records (but may include information contained in such tax returns or records).

9.8 Confidentiality.

9.8.1 The Members hereby acknowledge that the Company will be in possession of confidential information the improper use or disclosure of which could have a material adverse effect upon the Company, or one or more Members.

9.8.2 The Members acknowledge and agree that all information provided to them by or on behalf of the Company concerning the business or assets of the Company that is identified as confidential at the time of disclosure shall not, without the prior written consent of the Board, be disclosed to any Person (other than a Member). Notwithstanding the previous

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sentence, each Member may disclose Company confidential information to such Member’s accountants, attorneys and similar advisors bound by a duty of confidentiality and to a proposed transferee bound by a confidentiality agreement, the form of which has been provided to the Board; moreover, the foregoing requirements of this Section 9.8.2 shall not apply to a Member with regard to any information that is currently or becomes: (i) required to be disclosed pursuant to applicable law or a domestic national securities exchange rule (but in each case only to the extent of such requirement); (ii) required to be disclosed in order to protect such Member’s interest in the Company or in any dispute between or among the Members; (iii) publicly known or available in the absence of any improper or unlawful action on the part of such Member or (iv) known or available to such Member other than through or on behalf of the Company, it being understood that information about the services provided by a Member to the Company shall not be deemed as becoming known or available through or on behalf of the Company. Notwithstanding anything to the contrary in this Agreement, a Member may use any Residual Information for any purpose; provided that such learning, skills, ideas, concepts, techniques, know-how, and information was not intentionally memorized for the purpose of retaining and subsequently using them outside of the purposes contemplated by this Agreement.

ARTICLE 10

DISSOLUTION AND WINDING UP

10.1 Dissolution.

10.1.1 Prior to October 2, 2019, the Company shall be dissolved, its assets shall be disposed of, and its affairs wound up on the first to occur of the following:

(a) The occurrence of any event of dissolution specified in the Certificate of Formation;

(b) The entry of a decree of judicial dissolution pursuant to the Act;

(c) An Event of Bankruptcy of the Company; or

(d) The approval or consent of each of (i) the Series A Members holding at least a majority of the Series A Units then outstanding, (ii) the Series B Members holding at least a majority of the Series B Units then outstanding, (iii) the Series D Members holding at least a majority of the Series D Units then outstanding, (iv) the Series E Members holding at least a majority of the Series E Units then outstanding, (v) the Series F Members holding at least a majority of the Series F Units then outstanding and (vi) the Series G Members holding at least a majority of the Series G Units then outstanding.

10.1.2 On or after October 2, 2019, the Company shall be dissolved, its assets shall be disposed of, and its affairs wound up on the first to occur of the following:

(a) The occurrence of any event of dissolution specified in the Certificate of Formation;

(b) The entry of a decree of judicial dissolution pursuant to the Act;

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(c) An Event of Bankruptcy of the Company; or

(d) The determination by the Board.

10.2 Certificate of Cancellation. As soon as possible following the dissolution of the Company pursuant to Section 10.1, the Board or, if applicable, the Person appointed by the Board to wind-up the affairs of the Company (a “Liquidating Person”) shall execute a certificate of cancellation in such form as shall be prescribed by the Delaware Secretary of State and file such certificate as required by the Act.

10.3 Winding Up. Upon the occurrence of any event specified in Section 10.1, the Board (or, if applicable, the Liquidating Person) shall (a) be responsible for overseeing the winding up and liquidation of Company, (b) take full account of the liabilities of Company and assets, (c) determine which assets shall be distributed in kind and which assets shall be liquidated, (d) either cause its assets to be sold or distributed, and if sold, shall cause the proceeds therefrom, to the extent sufficient therefor, to be applied and distributed as provided in Section 10.4 and (e) give written notice of the commencement of winding up by mail to all known creditors and claimants whose addresses appear on the records of the Company. During the period of winding up, the Board (or, if applicable, the Liquidating Person) may make distributions of cash and other assets to the Members in accordance with the provisions of Article 10 hereof; provided that cash will be distributed prior to any distributions in kind.

10.4 Payment Upon Dissolution.

10.4.1 After determining that all known debts and liabilities of the Company, including, without limitation, debts and liabilities to Members who are creditors of the Company, have been paid or adequately provided for, the remaining assets, if any, shall be distributed to the Members shall be distributed to the Members in accordance with Section 10.4.2 as though such amounts to be distributed constituted Capital Proceeds.

10.4.2 Distributions of Capital Proceeds shall, to the extent not reinvested into the Company’s business within one year after the consummation of the applicable Capital Transaction giving rise to such Capital Proceeds (which investment shall be at the sole and absolute discretion of the Board), be promptly distributed to the Members in the following priority order:

(a) First, to the Series B Members, Series D Members, Series E Members, Series F Members, Series G Members and Series H Members, on a pro rata basis in proportion to the number of their Series B Units, Series D Units, Series E Units, Series F Units, Series G Units and Series H Units, until each such Series B Member’s Unreturned Capital, Series D Member’s Unreturned Capital, Series E Member’s Unreturned Capital, Series F Member’s Unreturned Capital, Series G Member’s Unreturned Capital and Series H Member’s Unreturned Capital shall have been reduced to zero;

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(b) Second, to the Series A Members, on a pro rata basis in proportion to the number of their Series A Units, until each such Series A Member’s Unreturned Capital shall have been reduced to zero;

(c) Thereafter, to the Members on a pro rata basis in accordance with their respective Percentage Interests as in effect at the date of distribution. The priority rights granted pursuant to clauses (a) and (b) of this Section 10.4.2 shall, subject to Section 8.7, terminate immediately prior to, and shall not apply to, a Qualified IPO.

Series C Members subject to a Hurdle Amount shall not be entitled to receive any distributions pursuant to this Section 10.4.2 in respect of their Series C Units unless and until the aggregate distributions by the Company in respect of all Units entitled to distributions (other than distributions in respect of Series C Units with higher Hurdle Amounts) exceeds the Hurdle Amount applicable to such Series C Units. After all other Units have received such applicable Hurdle Amount, such a Series C Member shall be entitled to receive his or her Percentage Interest of such excess distributions in accordance with this Section 10.4.2. Except for Tax Distributions, no distributions shall be made with respect to any Series C Units that are non-vested and instead, such distributions shall be held by the Company until such Series C Units are vested and then distributed to such Series C Member, as applicable. If any Series C Units are forfeited, then such amount shall be also forfeited and retained by the Company.

10.4.3 Any distributions of assets in kind shall be valued at their Carrying Values as determined in good faith by the Board and, so long as Verizon holds the Minimum Series B Units, the approval of Verizon, and, so long as NHealth holds the Minimum Series E Units, the approval of NHealth and, so long as KHealth holds the Minimum Series F Units, the approval of KHealth, and, so long as Allscripts holds the Minimum Series G Units, the approval of Allscripts, in each case such approval not to be unreasonably withheld. The liquidating distributions shall be made by the end of the Taxable Year in which the Company is liquidated, or, if later, within ninety (90) days after the date of such liquidation.

10.5 Limitations on Payments Made in Dissolution. Except as otherwise specifically provided in this Agreement, each Member shall only be entitled to look solely to the assets of the Company for the return of its positive Capital Account balance and shall have no recourse for its Capital Contribution and/or share of any income or profits of the Company (upon dissolution or otherwise) against any other Member.

10.6 Intellectual Property Rights. Upon the occurrence of any event specified in Section 10.1, the Company shall and shall cause each of its wholly-owned subsidiaries to, and the Company shall use reasonable best efforts to cause each other subsidiary of the Company that is an Affiliate to, grant to Verizon, Celgene, BlackBerry, NHealth, KHealth and Allscripts a royalty-free, fully paid-up, non-exclusive, perpetual license to use, sell or license (i) all owned patents, patent applications and trade secrets or similar intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, and licenses in, to and under any of the foregoing, in each case to the extent the applicable subsidiary is not prohibited from doing so, and (ii) any of the foregoing that are licensed to the Company or each controlled subsidiary that is an Affiliate and that are not prohibited from being sublicensed, in each case

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that Verizon, Celgene, BlackBerry, NHealth, KHealth and Allscripts or any of their respective Affiliates then uses, sells or licenses (or then has definitive plans to do so) in the manner in which Verizon, Celgene, BlackBerry, NHealth, KHealth or Allscripts or their respective Affiliates then uses, sells or licenses (or then has definitive plans to use, sell or license) such intellectual property. Such right is in addition to Verizon’s, Celgene’s, BlackBerry’s, NHealth’s, KHealth’s and Allscripts’ other rights under this Article 10 and the consideration provided to Verizon, Celgene, BlackBerry, NHealth, KHealth and Allscripts under this Section 10.6 will not reduce any amounts Verizon, Celgene, BlackBerry, NHealth, KHealth and Allscripts is entitled to as a Member pursuant to Section 10.4.

ARTICLE 11

MISCELLANEOUS

11.1 Complete Agreement. This Agreement and the Certificate of Formation constitute the complete and exclusive statement of agreement among the Members with respect to the subject matter herein and therein and replace and supersede all prior written and oral agreements or statements by, between and among the Members or any of them.

11.2 Binding Effect. Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and inure to the benefit of the Members, and their respective successors and assigns.

11.3 Parties in Interest. Except as expressly provided in the Act, nothing in this Agreement shall confer any rights or remedies under or by reason of this Agreement on any Persons other than the Members and their respective successors and assigns nor shall anything in this Agreement relieve or discharge the obligation or liability of any third person to any party to this Agreement, nor shall any provision give any third person any right of subrogation or action over or against any party to this Agreement.

11.4 Pronouns; Statutory References. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require. Any reference to the Code, the Regulations or the Act, or other statutes or laws will include all amendments, modifications, or replacements of the specific sections and provisions concerned.

11.5 Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

11.6 Interpretation. In the event any claim is made by any Member relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Member or his or her counsel. Whenever a provision in this Agreement authorizes or permits the Board to act in “its discretion” or “sole discretion,” such provision shall mean that the decision to take applicable action (or decline or refuse to take such action) shall be in the sole and absolute discretion of the Board, who may consider (or decline to consider) any factors as it determines.

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11.7 References to this Agreement. Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated.

11.8 Governing Law. The Members expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware, without regard to conflicts of laws principles.

11.9 Dispute Resolution.

11.9.1 In an effort to informally and amicably resolve any claim, controversy or dispute arising out of or relating to this Agreement or the breach thereof, and regardless whether such claim sounds in contract, tort, or otherwise (a “Dispute”), each Member shall provide written notice to the other Members with which it has a Dispute that requires resolution. Such notice shall set forth the nature of the Dispute, the amount, if any, involved and the remedy sought. Each Member involved in the Dispute shall designate a representative who shall be empowered to investigate, discuss and seek to settle or otherwise resolve the Dispute. If the representatives are unable to resolve the Dispute within thirty (30) days after proper notification, the Dispute shall be submitted to the most senior executive of each Member involved in the Dispute (or (x) in the case of Celgene, to an officer of Celgene designated by Celgene, and (y) in the case of BlackBerry, to an officer designated by BlackBerry) for consideration for an additional thirty (30) days.

11.9.2 Each of the Members: (i) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts in the State of Delaware (the “Chosen Courts”) for the purposes of any Dispute; (ii) hereby waives, to the extent not prohibited by applicable law, and agrees not to assert by way of motion, as a defense or otherwise, in any such Dispute, any claim that it or he is not subject personally to the jurisdiction of the Chosen Courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in the Chosen Courts is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court; and (iii) hereby agrees not to commence any Dispute other than before the Chosen Courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such claim or action to any court other than the Chosen Courts whether on the grounds of inconvenient forum or otherwise. Each of the parties hereto hereby consents to service of process in any such proceeding, and agree that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 11.13 is reasonably calculated to give actual notice.

11.9.3 TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT

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OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 11.9.3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11.9.3) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

11.9.4 In addition, each Member may seek equitable relief in the Chosen Courts if any provision of this Agreement is not performed in accordance with its terms and for which such Party would not have an adequate remedy for money damages. Any such remedy will be in addition to any other remedy that may be available at law. Without limiting the generality of the foregoing, the parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties agree that, in addition to any other remedies, each party shall be entitled to enforce the terms of this Agreement by a decree of specific performance without the necessity of proving the inadequacy of money damages as a remedy and without regard to anything to the contrary contained in applicable law. Each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy. Each party further agrees that the only permitted objection that it may raise in response to any action for equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.

11.10 Schedules, Appendices and Exhibits. All Schedules and Appendices attached to this Agreement are incorporated and shall be treated as if set forth herein.

11.11 Severability. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby.

11.12 Additional Documents and Acts. Each Member agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated hereby.

11.13 Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given when sent to a Member to the address or facsimile number set forth opposite such Member’s name on Schedule A hereto: (a) when hand delivered to the Member; (b) when sent by facsimile if sent between 8:00 a.m. and 5:00 p.m.

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recipient’s local time on a business day, or on the next business day if sent other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day; (c) three business days after deposit in the U.S. or overseas mail with first class or certified mail receipt requested postage; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider. A Member may change or supplement the addresses given on Schedule A, or designate additional addresses, for purposes of this Section 11.13 by giving written notice of the new address to the Board. The Board shall maintain Schedule A in a manner consistent with the Act and this Agreement and shall cause Schedule A to be revised, without the necessity of obtaining the consent of any Member, to reflect, (i) any change referenced in the prior sentence, (ii) the admission of any Additional Member or substitute Member pursuant to the term of this Agreement, or (iii) changes in the Percentage Interests of the Members occurring pursuant to the terms of this Agreement.

11.14 Amendments. Except as otherwise provided in this Agreement, including Sections 6.4.5, 6.6.1, 6.7, 6.8, 6.9 and 6.10, this Agreement may be amended only with the written consent of the Board and by Member Consent; provided, that Article 3, Article 4, Article 5, Article 6, Article 8, Section 9.5, Section 9.6, Section 9.7, Section 9.8, Article 10, Section 11.2, Section 11.3, Section 11.8, Section 11.9, this Section 11.14, Section 11.18, Appendix 1, and Schedule A may not be amended in any manner adversely affecting the rights or obligations of Verizon or Celgene or Celgene’s Affiliates or BlackBerry or BlackBerry’s Affiliates or NHealth or NHealth’s Affiliates or KHealth or KHealth’s Affiliates or Allscripts or Allscripts’ Affiliates or each of the 3BE Members or 3BE Members’ Affiliates, respectively under this Agreement in any material respect without Verizon’s, Celgene’s, BlackBerry’s, NHealth’s, KHealth’s, Allscripts’ or each such 3BE Member’s respective prior written consent (it being understood that the creation and issuance of a series of Units with rights, preferences or privileges senior to, or pari passu with, the Series B Units, the Series D Units, the Series E Units, the Series F Units, the Series G Units or the Series H Units shall not be deemed to require the consent of Verizon, Celgene, BlackBerry, NHealth, KHealth, Allscripts or any 3BE Member under this Section 11.14 solely as a result of such security having rights, preferences or privileges senior to, or pari passu with, the Series B Units, the Series D Units, the Series E Units, the Series F Units, the Series G Units or the Series H Units); provided, further, that no other provision of this Agreement may be amended in a manner that adversely and disproportionately affects the rights or obligations of any Member under this Agreement in any respect without the prior written consent of such Member. Notwithstanding the foregoing, the Board shall amend Schedule A, without having to obtain the consent of any Member, as appropriate to reflect accurately any transfers of Units, issuances of new Units and admissions of new Members that are affected in accordance with this Agreement. In the event that Verizon is no longer a Member or otherwise no longer holds its approval rights set forth in Sections 3.1.4(e), 3.1.4(g), 5.1.3, 6.4, 6.11 and 10.4.3, in the event Celgene continues to hold the Minimum Series B Units, Celgene shall automatically assume Verizon’s rights pursuant to such Sections (it being understood and agreed that Celgene shall thereafter hold such rights subject to any required Unit holdings, i.e., Minimum Series B Units). In the event neither Celgene or Verizon hold the approval rights set forth in Sections 3.1.4(e), 3.1.4(g), 5.1.3, 6.4, 6.6, 6.11 and 10.4.3, and in the event BlackBerry continues to hold the Minimum Series D Units, BlackBerry shall automatically assume the rights

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

pursuant to such Sections (it being understood and agreed that BlackBerry shall thereafter hold such rights subject to any required Unit holdings, i.e., Minimum Series D Units). Section 4.2 may not be amended in any manner adversely affecting the rights or obligations of BlackBerry or BlackBerry’s Affiliates without the prior written consent of BlackBerry, and in no event shall any change to this Agreement have the effect of imposing or requiring that BlackBerry or BlackBerry’s Affiliates make any additional Capital Contributions. Section 4.2 may not be amended in any manner adversely affecting the rights or obligations of NHealth or NHealth’s Affiliates without the prior written consent of NHealth, and in no event shall any change to this Agreement have the effect of imposing or requiring that NHealth or NHealth’s Affiliates make any additional Capital Contributions. Section 4.2 may not be amended in any manner adversely affecting the rights or obligations of KHealth or KHealth’s Affiliates without the prior written consent of KHealth, and in no event shall any change to this Agreement have the effect of imposing or requiring that KHealth or KHealth’s Affiliates make any additional Capital Contributions. Section 4.2 may not be amended in any manner adversely affecting the rights or obligations of Allscripts or Allscripts’ Affiliates without the prior written consent of Allscripts, and in no event shall any change to this Agreement have the effect of imposing or requiring that Allscripts or Allscripts’ Affiliates make any additional Capital Contributions. Section 4.2 may not be amended in any manner adversely affecting the rights or obligations of any of the 3BE Members or any of their respective Affiliates without the prior written consent of each of the 3BE Members, and in no event shall any change to this Agreement have the effect of imposing or requiring that any of the 3BE Members or any of their respective Affiliates make any additional Capital Contributions.

11.15 Reliance on Authority of Person Signing Agreement. If a Member is not a natural person, neither the Company nor any Member will be required to determine the authority of the individual signing this Agreement to make any commitment or undertaking on behalf of such entity or to determine any fact or circumstance bearing upon the existence of the authority of such individual.

11.16 No Interest in Company Property; Waiver of Action for Partition. No Member or assignee has any interest in specific property of the Company. Without limiting the foregoing, each Member and assignee irrevocably waives during the term of the Company any right that it, he or she may have to maintain any action for partition with respect to the property of the Company.

11.17 Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

11.18 Remedies Cumulative. The remedies under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

[Remainder of Page Left Intentionally Blank]

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IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

NANTWORKS, LLC	HIGHMARK VENTURES, INC.

By:	By:
Name:	Name:
Title:	Title:

INDEPENDENCE BLUE CROSS, LLC

By:
Name:
Title:

HORIZON HEALTHCARE SERVICES, INC.

By:
Name:
Title:

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

[SIGNATURE PAGE TO NANT HEALTH, LLC

NINTH AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE A

MEMBERS; CAPITAL CONTRIBUTIONS; UNITS

Name and Address	Capital Contributions		No. of Units	Percentage Interest (excluding Series C Units)

Series A Units

NantWorks, LLC 9920 Jefferson Boulevard Culver City, California 90232 Attention: Chief Executive Officer	$400 million (through Contribution Agreement)		400,000,000 Series A Units	65.914%

HCTSi 4400 Bayou Oaks Drive Panama City, Florida 32404	$6,385,492	(1)	6,385,492 Series A Units	1.052%

John Cooper 2046 Waterloo Road Benwyn, Pennsylvania 19312	$401,065	(1)	401,065 Series A Units	0.066%

Peter Witonsky 525 Harriton Road Bryn Mawr, Pennsylvania 19010	$788,822	(1)	788,822 Series A Units	0.130%

Scott Holmes 228 Willow Avenue Wayne, New Jersey 19087	$71,856	(1)	71,856 Series A Units	0.012%

Marv Cadwell 10 Court Run Malvern, Pennsylvania 19355	$31,701	(1)	31,701 Series A Units	0.005%

Mike Hershey 2003 N. Grant Avenue Wilmington, Delaware 19806	$157,253	(1)	157,253 Series A Units	0.026%

Frank Poggio 25462 N. Oneida Lane Barrington, Illinois 90010	$39,626	(1)	39,626 Series A Units	0.007%

Scott Kahler 7837 Commodore Drive N.E. Tuscaloosa, Alabama 35406	$314,274	(1)	314,274 Series A Units	0.052%

JMD LLC (Jay Bernstein)	$31,701	(1)	31,701 Series A Units	0.005%

Schedule A - 1

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

McDaniel Family Partnership LLP (Gary McDaniel) 2401 15th Street, Suite 350 Denver, Colorado 80202	$39,626	(1)	39,626 Series A Units	0.007%

Rees Davis 3695 East Long Road Greenwood Village, Colorado 80121	$47,552	(1)	47,552 Series A Units	0.008%

James Ratner 321 Marietta Drive San Francisco, California 94127	$63,402	(1)	63,402 Series A Units	0.010%

Craig Cunic 404 Cutlass Road Knoxville, Tennessee 37934	$32,579	(1)	32,579 Series A Units	0.005%

Carl Witonsky 502 Hillbrook Road Bryn Mawr, Pennsylvania 19010	$175,677	(1)	175,677 Series A Units	0.029%

Phil Ceeley 1026 W. 8th Street Panama City, Florida 32401	$104,412	(1)	104,412 Series A Units	0.017%

Vasudev Rangadass 2607 Hemmingway Drive Arlington, Texas 76006	$13,710,758.41	(2)	4,897,574 Series A Units	0.807%

Robert Beardall Green Lane Farm Sinderland Lane Dunham Massey Cheshire WA14 5SX UK	$791,127.50	(2)	282,596 Series A Units	0.047%

Gradalis, Inc. 1700 Pacific Avenue, Suite 1000 Dallas, Texas 75201	$746,805.82	(2)	266,764 Series A Units	0.044%

Kevin Freeman 2609 Montclair Drive Flowermound, Texas 75022	$329,643.92	(2)	117,751 Series A Units	0.019%

P. Rangadass – Trust 2607 Hemmingway Drive Arlington, Texas 76006	$124,465.77	(2)	44,460 Series A Units	0.007%

K. Rangadass – Trust 2607 Hemmingway Drive Arlington, Texas 76006	$124,465.77	(2)	44,460 Series A Units	%

Schedule A - 2

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Parthasarathy Raghunathan 30 Winding Hollow Lane Coppell, Texas 75019	$206,633.89	(2)	73,811 Series A Units	0.012%

Troy Roth 7982 Wood Court Frisco, Texas 75034	$184,601.83	(2)	65,941 Series A Units	0.011%

Laura McElearney 5009 San Timoteo Avenue NW Albuquerque, New Mexico 87114	$93,349.33	(2)	33,345 Series A Units	0.005%

Bruce Sciotto 220 Seale Lane Alpharetta, Georgia 30022	$121,355.53	(2)	43,349 Series A Units	0.007%

Sandeep Nangia 301 Laurel Court Bridgeville, Pennsylvania 15017	$93,349.33	(2)	33,345 Series A Units	0.005%

Arjun Rajagopalan 2612 Round Table Boulevard Lewisville, Texas 75056	$70,012.70	(2)	25,009 Series A Units	0.004%

Rajeev Pany 1641 24th Street NE Issaquah, Washington 98029	$46,676.06	(2)	16,673 Series A Units	0.003%

Ernesto Alfaro 515 Oakhurst Drive Murphy, Texas 75094	$56,101.98	(3)	20,040 Series A Units	0.003%

Robert Alkire 2708 Winnpage Road Flower Mound, Texas 75022	$24,310.86	(3)	8,684 Series A Units	0.001%

Arthur Altman 6326 Contour Drive Dallas, Texas 75248	$11.687.91	(3)	4,175 Series A Units	0.001%

Joe Cunningham 21441 CR 2182 Whitehouse, Texas 75791-5928	$62,336.47	(3)	22,267 Series A Units	0.004%

James August 3544 Pinnacle Bay Point Little Elm, Texas 75068	$4,188.05	(3)	1,496 Series A Units	0.000%

Darren Baker 313 Parkhurst Lane Allen, Texas 75013	$4,675.17	(3)	1,670 Series A Units	0.000%

Schedule A - 3

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Krittika Balasekar 6108 Palomino Drive Plano, Texas 75024	$2,337.58	(3)	835 Series A Units	0.000%

Sameera Balay 1107 W. Annie Street Austin, Texas 78704-4110	$22,303.62	(3)	7,967 Series A Units	0.001%

Sanjay Banerjee 10319 Sandbar Drive Irving, Texas 75063	$9,350.33	(3)	3,340 Series A Units	0.001%

Michael Bernal 1312 Blair Drive Mesquite, Texas 75150	$2,337.58	(3)	835 Series A Units	0.000%

Deepa Bhide	$3,740.13	(3)	1,336 Series A Units	0.000%

Thomas M. Borger 18040 Midway Road, Number 41 Dallas, Texas 75287	$23,375.83	(3)	8,350 Series A Units	0.001%

Sarfraz Chandio 10653 Wilton Drive Frisco, Texas 75035	$4,675.17	(3)	1,670 Series A Units	0.000%

Charles R. Johnson Irrevocable Trust 6511 Lafayette Way Dallas, Texas 75230	$28,050.99	(3)	10,020 Series A Units	0.002%

Sarah Cohen 7315 Hill Forest Drive Dallas, Texas 75230	$5,940.54	(3)	2,122 Series A Units	0.000%

Georgia Dennis 3933 S Santa Fe Norman, Oklahoma 73072	$18,700.66	(3)	6,680 Series A Units	0.001%

Vishank Desai 312 Uta Boulevard, #211 Arlington, Texas 76010	$2,337.58	(3)	835 Series A Units	0.000%

Katherine Englert 3113 Royal Gable Drive Dallas, Texas 75229	$7,012.75	(3)	2,505 Series A Units	0.000%

Imran Esmail 6565 McCallum Boulevard, # 355 Dallas, Texas 75252	$2,337.58	(3)	835 Series A Units	0.0000%

Schedule A - 4

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Valerie Fain 4110 Blossom Drive Sachse, Texas 75048	$9,350.33	(3)	3,340 Series A Units	0.001%

Craig Falkner 703 Cheshire Drive Coppell, Texas 75019	$14,025.50	(3)	5,010 Series A Units	0.001%

Gary Fetterhoff 4100 Shannon Drive, #137 Fort Worth, Texas 76116	$4,675.17	(3)	1,670 Series A Units	0.000%

Raj Gabbeta	$935.03	(3)	334 Series A Units	0.000%

Justus George 2105 Reveille Circle Euless, Texas 76040	$11,687.91	(3)	4,175 Series A Units	0.001%

Tuesday Goers 1490 Lakeview Drive St. Paul, Texas 75098	$2,337.58	(3)	835 Series A Units	0.000%

Harish Gouda	$375.13	(3)	134 Series A Units	0.000%

Arunkumar Govue	$375.13	(3)	134 Series A Units	0.000%

Rajesh Gowdety	$4,675.17	(3)	1,670 Series A Units	0.000%

Scott Gross 2400 Damsel Katie Lewisville, Texas 75056	$3,507.77	(3)	1,253 Series A Units	0.000%

Mohammad Hannon 200 Shumard Court Irving, Texas 75063	$31,169.63	(3)	11,134 Series A Units	0.002%

Alex Hurley 2 Billington Avenue Little Haywood Stafford Staffordshire ST18 0UZ UK	$9,350.33	(3)	3,340 Series A Units	0.001%

Schedule A - 5

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Kendrick Jackson 2608 Shady Grove Lane McKinney, Texas 75071	$3,202.63	(3)	1,144 Series A Units	0.000%

Sonika Johar 9919 Double Eagle Pass Austin, Texas 78717	$6,545.23	(3)	2,338 Series A Units	0.000%

Jan San Jue 4505 Lane Tree Drive Plano, Texas 75093	$23,375.83	(3)	8,350 Series A Units	0.001%

Priyadarshini Kalpathy 821 Dalmalley Lane Coppell, Texas 75019	$16,363.08	(3)	5,845 Series A Units	0.001%

Surendra Kancherla	$4,675.17	(3)	1,670 Series A Units	0.000%

Krishna Kankipati 2712 Sarazen Drive Plano, Texas 75025	$9,350.33	(3)	3,340 Series A Units	0.001%

Anil Kumar Kasula	$1,870.07	(3)	668 Series A Units	0.000%

Sunil Konda 1060 Valley Vista Drive Irving, Texas 75063	$74,082.64	(3)	26,720 Series A Units	0.004%

Tarun Koppalakonda	$935.03	(3)	334 Series A Units	0.000%

Murali Kota 119 Catlebury Court Coppell, Texas 75019	$35,063.74	(3)	12,525 Series A Units	0.002%

Rudra Krishna	$375.13	(3)	134 Series A Units	0.000%

Naveen Kumar	$4,675.17	(3)	1,670 Series A Units	0.000%

Rajat Kumar 16951 Addison Road, #2208 Addison, Texas 75001	$3,740.13	(3)	1,336 Series A Units	0.000%

Schedule A - 6

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Reddy Katkuri Arun Kumar	$4,675.17	(3)	1,670 Series A Units	0.000%

Harsh Kupwade-Patil 6301 Stonewood Drive, #3113 Plano, Texas 75024	$4,675.17	(3)	1,670 Series A Units	0.000%

Scott Leach 2461 McConnell Gunter, Texas 75058	$23,375.83	(3)	8,350 Series A Units	0.001%

Vilasini Madigubba	$935.03	(3)	334 Series A Units	0.000%

Anju Mahendroo 4224 Danmire Drive Richardson, Texas 75082	$331,936.72	(3)	118,750 Series A Units	0.020%

Sanjay Mahendroo 7206 Meadow Glen Drive Parker, Texas 75002	$14,025.50	(3)	5,010 Series A Units	0.001%

Cheryl McKay 407 Wyndemere Heath, Texas 75032	$14,025.50	(3)	5,010 Series A Units	0.001%

David Meyer 106 Highland Lake Drive Highland Village, Texas 75077	$14,025.50	(3)	5,010 Series A Units	0.001%

Rishi Middela 10809 Leesa Way McKinney, Texas 75070	$4,675.17	(3)	1,670 Series A Units	0.000%

William Morrison 21 Oldfield Gardens Heswall, Wirral Merseyside CH60 6TG UK	$9,350.33	(3)	3,340 Series A Units	0.001%

Ravi Natarajan 2 Dray View Dewsbury West Yorkshire WF13 4PE UK	$4,675.17	(3)	1,670 Series A Units	0.000%

Fathima Nishat 2524 Royal Troon Drive Plano, Texas 75025	$3,272.62	(3)	1,169 Series A Units	0.000%

Schedule A - 7

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Venkata Nookala 16951 Addison Road, #2005 Addison, Texas 75001	$2,337.58	(3)	835 Series A Units	0.000%

Sudheer Panangipalli	$375.13	(3)	134 Series A Units	0.000%

Nikita Patel 5579 Blazing Star Road, #1309 Frisco, Texas 75034	$12,155.43	(3)	4,342 Series A Units	0.001%

Mark Pledger 2261 Blake Street, #2G Denver, Colorado 80205	$24,982.74	(3)	8,924 Series A Units	0.002%

Susan Poppens 3 Brookhaven Drive Allen, Texas 75002	$53,764.40	(3)	19,205 Series A Units	0.003%

Arjun Rajagopalan 2612 Round Table Boulevard Lewisville, Texas 75056	$70,127.48	(3)	25,050 Series A Units	0.004%

Sriram Ramarathnam 5300 Iron Horse Parkway, #452 Dublin, California 94568	$3,798.92	(3)	1,357 Series A Units	0.000%

Ramana Rao	$19,168.18	(3)	6,847 Series A Units	0.001%

Venkateshwar Rao Plot No. 64, 1st Floor Prashasan Nagar Jubilee Hills Hyderabad Telangana 500096	$42,076.49	(3)	15,030 Series A Units	0.002%

Sam Robinson 1223 Chandler Circle Prosper, Texas 75078	$18,700.66	(3)	6,680 Series A Units	0.001%

Joe Rogers 2123 Elmwood Boulevard Dallas, Texas 75224	$4,675.17	(3)	1,670 Series A Units	0.000%

Matthew Sacra 1742 Ivy Lane Carrollton, Texas 75007	$14,025.50	(3)	5,010 Series A Units	0.001%

Schedule A - 8

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Sagar Manikonda Sai Ram	$935.03	(3)	334 Series A Units	0.000%

Bassel Said 15800 Spectrum Drive, #1422 Addison, Texas 75001	$4,675.17	(3)	1,670 Series A Units	0.000%

Raghuram Samaram 535 Hawken Drive Coppell, Texas 75019	$28,050.99	(3)	10,020 Series A Units	0.002%

Manipal Reddy Sanugommula	$1,870.07	(3)	668 Series A Units	0.000%

Vivek Saraf	$1,870.07	(3)	668 Series A Units	0.000%

Ravi Seshadri 7009 Dobbins Drive Plano, Texas 75025	$303,885.73	(3)	108,550 Series A Units	0.018%

Veena Shetty 3713 Winding Oaks Drive Flower Mound, Texas 75022	$79,477.81	(3)	28,390 Series A Units	0.005%

Abhay Singhal 621 Spring Hill Drive Coppell, Texas 75019	$93,503.30	(3)	33,400 Series A Units	0.006%

Frederik Smit 2012 Terracotta Court Lewisville, Texas 75067	$4,675.17	(3)	1,670 Series A Units	0.000%

Sona Solanki 1307 Pawnee Trail Carrollton, Texas 75007	$4,675.17	(3)	1,670 Series A Units	0.000%

Muthyam Srinivas	$3,740.13	(3)	1,336 Series A Units	0.000%

Srikanth Srinivas 8812 Lakewood Drive Irving, Texas 75063	$31,558.76	(3)	11,273 Series A Units	0.002%

Abhishek Srivastava 5579 Blazing Star Road Frisco, Texas 75034-1701	$4,675.17	(3)	1,670 Series A Units	0.000%

Schedule A - 9

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

State of Texas (Emerging Technology Fund) Office of the Governor PO Box 12428 Austin, Texas 78711	$443,253.23	(3)	158,333 Series A Units	0.026%

Laura Steward 3 Apple Orchard Close Gretton Cheltenham Gloucestershire GL54 5DA UK	$4,675.17	(3)	1,670 Series A Units	0.000%

Stephan Straley 1508 Sequoia Grove Lane Lewisville, Texas 95067	$16,363.08	(3)	5,845 Series A Units	0.001%

Lucas Strom 44w002 Silver Glen Road Maple Park, Illinois 60151	$140,254.95	(3)	50,100 Series A Units	0.008s %

Diane Swain 104 Berkeley Road South Coventry West Midlands CV5 6EE UK	$4,675.17	(3)	1,670 Series A Units	0.000%

Anto Thomas 533 Cromwell Court Coppell, Texas 75019	$16,363.08	(3)	5,845 Series A Units	0.001%

Ann Thompson 4900 Timberview Drive Flower Mound, Texas 75028	$7,012.75	(3)	2,505 Series A Units	0.000%

Seshasayana Thotli	$935.03	(3)	334 Series A Units	0.000%

Salvatore Torneo 615 Kirkwood Drive Dallas, Texas 75218	$16,363.08	(3)	5,845 Series A Units	0.001%

John Towry 475 Briarwood Drive Southlake, Texas 76092	$23,375.83	(3)	8,350 Series A Units	0.001%

Hein Tran 3901 Rockwood Drive Plano, Texas 75074	$7,303.90	(3)	2,609 Series A Units	0.000%

Schedule A - 10

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Kameshwari Vallabhajosyula 14720-A Dallas Parkway, #1305 Dallas, Texas 75254	$4,675.17	(3)	1,670 Series A Units	0.000%

Thomas Vanderberg 1101 Cisco Court Allen, Texas 75013	$14,025.50	(3)	5,010 Series A Units	0.001%

George Varghese 9042 Jasmine Lane Irving, Texas 75063	$23,375.83	(3)	8,350 Series A Units	0.001%

Kalyan Vavilapalli 3908 Quincy Street Carrollton, Texas 75007	$58,439.56	(3)	20,875 Series A Units	0.003%

Gautham Vemuganti 706 Chesire Drive Coppell, Texas 75019	$18,700.66	(3)	6,680 Series A Units	0.001%

Kumar Sriram Vijay	$935.03	(3)	334 Series A Units	0.000%

Priyanka Vundrakonda 3621 Frankford Road, #818 Dallas, Texas 75287	$7,012.75	(3)	2,505 Series A Units	0.000%

Martin Walsh 3 Monmouth Heights Frome Somerset BA11 2FJ UK	$32,726.16	(3)	11,690 Series A Units	0.002%

Audrey Watkins 2735 Hidden Lake Drive Grapevine, Texas 76051	$1,732.89	(3)	619 Series A Units	0.000%

Gary White 15821 Nedria Way Dallas, Texas 75248	$7,012.75	(3)	2,505 Series A Units	0.000%

Bart Wilburn 4039 Avondale, #108 Dallas, Texas 75219	$7,012.75	(3)	2,505 Series A Units	0.000%

The Bartlett Family Trust dated Feb 25, 2003 26951 Highland Circle Laguna Hills, California 92653	$14,800.96	(4)	5,287 Series A Units	0.001%

Schedule A - 11

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Eduardo Beruff 1800 JFK Boulevard, 9th Floor Philadelphia, Pennsylvania 19103	$252,792.05	(4)	90,299 Series A Units	0.015%

Robert L. Comis, MD 210 Barker Road Wyncote, Pennsylvania 19095	$44,400.07	(4)	15,860 Series A Units	0.003%

Rita S. Cook 6009 Overlea Road Bethesda, Maryland 20816	$932.20	(4)	333 Series A Units	0.000%

Walter Curran, Jr., MD 242 The Prado NE Atlanta, Georgia 30309	$12,863.70	(4)	4,595 Series A Units	0.001%

William A. Flood, MD 102 Main Street Landisville, Pennsylvania 17538	$21,027.04	(4)	7,511 Series A Units	0.001%

Arlene A. Forastiere, MD 240 E. Montgomery Street Baltimore, Maryland 21230	$18,552.29	(4)	6,627 Series A Units	0.001%

Donato Gasparro 23 Cheryl Lane Clarksburg, New Jersey 08510	$101,005.96	(4)	36,080 Series A Units	0.006%

Keystone Peer Review Organization, Inc. c/o Joseph Dougher, President & CEO 777 East Park Drive Harrisburg, Pennsylvania 17111	$185,690.84	(4)	66,330 Series A Units	0.011%

Jim & Sherry S. Knight JT TEN 3751 Mineral Springs Trail Mount Pleasant, Michigan 48858	$6,128.11	(4)	2,189 Series A Units	0.000%

David R. Kyle 1729 D Street, N.W. Washington, D.C. 20036	$1,480.94	(4)	529 Series A Units	0.000%

Frederick W. Kyle 1900 Rittenhouse Square Philadelphia, Pennsylvania 19103	$117,388.63	(4)	41,932 Series A Units	0.007%

Janet E. Kyle 35 W. 92nd Street New York, New York 10025	$1,480.94	(4)	529 Series A Units	0.000%

James Maxwell, Jr., MD 814 Tanglewood Drive Springfield, Ohio 45504	$4,935.52	(4)	1,763 Series A Units	0.000%

Schedule A - 12

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Richard Mones, MD 750 N. Tamiami Trail, #719 Sarasota, Florida 34236	$10,220.97	(4)	3,651 Series A Units	0.001%

Christopher T. Olivia, MD 271 Moore Lane Haddonfield, New Jersey 08033	$26,018.55	(4)	9,294 Series A Units	0.002%

Charles J. Riviere 38243 Lime Kiln Road Middleburg, Virginia 20117	$149,048.18	(4)	53,241 Series A Units	0.009%

E. I. Spalding Residuary Trust 1316 Lake Bend Court Vero Beach, Florida 32963	$35,570.45	(4)	12,706 Series A Units	0.002%

Curtis E. Spalding 1316 Lake Bend Court Vero Beach, Florida 32963	$85,580.72	(4)	30,570 Series A Units	0.005%

Susan Spalding 2218 Naudain Street Philadelphia, Pennsylvania 19146	$255,793.11	(4)	91,371 Series A Units	0.015%

Jay Robert Stiefel 2211 Rittenhouse Square Philadelphia, Pennsylvania 19103	$27,275.53	(4)	9,743 Series A Units	0.002%

Michael J. Warhol, MD 135 Allgates Drive Haverford, Pennsylvania 19041	$30,912.08	(4)	11,042 Series A Units	0.002%

Erik Yedwab 18 Jake Drive Cream Ridge, New Jersey 08514	$408.73	(4)	146 Series A Units	0.000%

Lydia Beruff 1475 Treasure Cove Lane Vero Beach, Florida 32963	$102,495.29	(4)	36,612 Series A Units	0.006%

Andrew & Idalia Duncan JT TEN 3241 Highland Lane Fairfax, Virginia 22031-2809	$24,462.03	(4)	8,738 Series A Units	0.001%

Eduardo Beruff 1800 JFK Boulevard, 9th Floor Philadelphia, Pennsylvania 19103	$11,452.75	(4)	4,091 Series A Units	0.001%

Russell P. Roselle 12800 Sunnyvale Court Herndon, Virginia 20171	$14,890.54	(4)	5,319 Series A Units	0.001%

Schedule A - 13

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

George & Amanda Foley JT TEN 1000 Regents Court Malvern, Pennsylvania 19355	$2,287.19	(4)	817 Series A Units	0.000%

Rory & Laurie Young JT TEN 285 Windrift Court Roswell, Georgia 30076-3789	$2,040.84	(4)	729 Series A Units	0.000%

Ralph Thompson 15099 Meeting House Lane Montpelier, Virginia 23192	$7,721.02	(4)	2,758 Series A Units	0.000%

Julie & Michael Josefowski JT TEN 513 Upland Road Haverton, Pennsylvania 19083	$1,480.94	(4)	529 Series A Units	0.000%

Steven C. Kyle 130 Jears Street Ithaca, New York 14850	$1,480.94	(4)	529 Series A Units	0.000%

Arlene Forastiere, MD 240 E. Montgomery Street Baltimore, Maryland 21230	$17,300.91	(4)	6,180 Series A Units	0.001%

Arthur Higgins 5501 Churchill Lane Libertyville, Illinois 60048	$525,046		187,550 Series A Units	0.031%

Blackstone Healthcare Partners II (AIV) L.L.C. c/o The Blackstone Group 345 Park Avenue, 44th Floor New York, New York 10154	$9,999,900		3,572,031 Series A Units	0.589%

Translational Research Management, Inc. 111 N. Pine Street Prospect Heights, Illinois 60070 Attention: Christopher Beardmore	$750,000		267,905 Series A Units	0.044%

Richard R. Anwyl 400 Trabert Avenue Atlanta, Georgia 30309	$97,500		34,828 Series A Units	0.006%

Julie D. Salisbury 3799 Vermont Road, NE Atlanta, Georgia 30319	$97,500		34,828 Series A Units	0.006%

Schedule A - 14

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Series B Units

Verizon Investments LLC VC44E219 One Verizon Way Basking Ridge, NJ 07920 Facsimile: (908) 766-3813 Attention: William L. Horton, Jr.	$25 million	10,179,534 Series B Units	1.677%

Celgene Corporation 86 Morris Avenue Summit, New Jersey 07901 Attention: Chief Executive Officer	$25 million	8,930,069 Series B Units	1.472%

Series D Units

BlackBerry Corporation 2200 University Avenue East Waterloo, Ontario, Canada N2K 0A7 Attention: Chief Executive Officer Fax: +1 (519) 888-7835 With a copy to: 2200 University Avenue East Waterloo, Ontario, Canada N2K 0A7 Attention: Legal Department Fax: +1 (519) 888-1975	$10 million	3,572,066 Series D Units	0.589%

Series E Units

NHealth Holdings, Inc. 1209 Orange Street Wilmington, DE 19801 With a copy to: Jeffrey Trinklein Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, NY 10166-0193 Fax: +1 (212) 351-6344	$100 million	35,720,664 Series E Units	5.886%

Schedule A - 15

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Series F Units

KHealth Holdings, Inc. 1209 Orange Street Wilmington, DE 19801 With copies to: Head of Legal Kuwait Investment Office Wren House 15 Carter Lane London EC4V 5EY and Jeffrey Trinklein Gibson, Dunn & Crutcher LLP 200 Park Avenue New York, NY 10166-0193 Fax: +1 (212) 351-6344		$150 million		53,580,996 Series F Units	8.829%

Series G Units

Allscripts Healthcare Solutions, Inc. 222 Merchandise Mart, Suite 2024 Chicago, Illinois 60654		$200 million		59,099,908 Series G Units	9.739%

Series H Units

Highmark Ventures, Inc. [ ]	$	[	](5)	[ ] Series H Units	[	]%

Independence Blue Cross, LLC [ ]	$	[	](5)	[ ] Series H Units	[	]%

Horizon Healthcare Services, Inc. [ ]	$	[	](5)	[ ] Series H Units	[	]%

Total Units Outstanding (excluding Series C Units)				606,852,639 Units	100.000%

Series C Units

Scott Oster 6175 Ryan Woods Way Hilliard, Ohio 43026		N/A		180,376 Series C Units

Stephen Langella 6173 Janes Way Hilliard, Ohio 43026		N/A		180,376 Series C Units

Schedule A - 16

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Shannon Hastings 1650 E. Choctaw Drive London, Ohio 43140	N/A	180,376 Series C Units

Stephen Benz 436 Park Way Santa Cruz, California 95062	N/A	714,413 Series C Units

John Sanborn 2062 Wharf Road Capitola, California 95010	N/A	714,413 Series C Units

Charles Vaske 134 Robinson Lane Santa Cruz, California 95060	N/A	714,413 Series C Units

Simon Adlem 38 Brook Lane Ferring Worthing West Sussex, London UK	N/A	736 Series C Units

Sarah Cohen 7315 Hill Forest Drive Dallas, Texas 75230	N/A	1,060 Series C Units

Jeevan Gogineni 3990 Spring Valley Road, #327 Farmers Branch, Texas 75244	N/A	727 Series C Units

Naga Harshini Gudiwada	N/A	141 Series C Units

David Hooker 5000 K Avenue, #3212 Plano, Texas 75074	N/A	2,181 Series C Units

Kendrick Jackson 2608 Shady Grove Lane McKinney, Texas 75071	N/A	925 Series C Units

Sonika Johar 9919 Double Eagle Pass Austin, Texas 78717	N/A	221 Series C Units

Tabitha Lindsey 901 Lakeside Circle, #3310 Lewisville, Texas 75057	N/A	1,783 Series C Units

Schedule A - 17

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Heather Medcalf 16435 Redwoood Circle McKinney, Texas 75071	N/A	4,758 Series C Units

Nikita Patel 5579 Blazing Star Road, #1309 Frisco, Texas 75034	N/A	24 Series C Units

Abhiram Sahoo	N/A	141 Series C Units

Ravi Seshadri 7009 Dobbins Drive Plano, Texas 75025	N/A	4,574 Series C Units

Amit Sharma	N/A	56 Series C Units

Pooja Shivastava	N/A	141 Series C Units

Bassel Said 15750 Spectrum Drive, #2330 Addison, Texas 75001	N/A	880 Series C Units

Christopher T. Olivia, MD 271 Moore Lane Haddonfield, New Jersey 08033	N/A	1,515 Series C Units

Lou Lazatin 5603 Stardust Road La Canada Flintridge, California 91011	N/A	296,184 Series C Units

Eleanor Ramirez 700 El Atajo Street Los Angeles, California 90065	N/A	200,929 Series C Units

Michelle Mok 1430 Waverly Road San Marino, California 91108	N/A	76,800 Series C Units

Steven Curd 1245 Day Road Gilroy, California 95020	N/A	197,165 Series C Units

Total Series C Units		3,475,308 Series C Units

(1)	Issued in exchange for Units in iSirona, LLC pursuant to the terms of the Agreement and Plan of Merger dated December 31, 2012.

Schedule A - 18

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(2)	Issued in exchange for equity in Net.Orange, Inc. pursuant to the terms of the Contribution Agreement, dated as of July 18, 2014, among the Company, Net.Orange, Inc., certain shareholders of Net.Orange, Inc. and Vasudev Rangadass as the stockholders’ representative.
(3)	Issued in exchange for equity in Net.Orange, Inc. pursuant to the Agreement and Plan of Merger by and among the Company, NDO Acquisition Corporation, and Net.Orange, Inc. dated June 30, 2014.
(4)	Issued in exchange for equity in eviti, Inc. pursuant to the terms of the Contribution and Merger Agreement, by and among Nant Health, LLC, eviti, Inc., Eviti Acquisition Corporation, Eduardo Beruff, and Rollover Stockholders dated September 5, 2014.
(5)	Issued in exchange for equity in NaviNet, Inc. pursuant to the terms of the Stock Purchase Agreement by and among Nant Health, LLC, NaviNet, Inc. and 3BE Holdings, LLC dated November 30, 2015. [Number of Series H Units will total to 15,513,726 Series H Units]

Schedule A - 19

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

APPENDIX 1

Definitions

As used in the foregoing Agreement, the following terms shall have the meanings set forth below:

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of any relevant Fiscal Year and after giving effect to the following adjustments: (i) credit to such Capital Account any amounts which such Member is obligated or treated as obligated to restore with respect to any deficit balance in such Capital Account pursuant to Section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations, or is deemed to be obligated to restore with respect to any deficit balance pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Treasury Regulations; and (ii) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Treasury Regulations. The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the requirements of the alternate test for economic effect contained in Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations and shall be interpreted consistently therewith.

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such Person. The term “control,” as used in the immediately preceding sentence means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person. For a Person that is an individual, the term Affiliate shall include such individual’s ancestors, siblings, descendants and spouses of any of the foregoing. For the avoidance of doubt, Patrick Soon-Shiong and his Affiliates shall be deemed to be Affiliates of the Company and of NantWorks.

“BlackBerry Competitor” means each of Apple Inc. and Samsung Electronics Co. Ltd., and any of their subsidiaries or Affiliates.

“Available Cash” means, as of a date of determination, Cash (excluding Capital Proceeds), which is available in the accounts of the Company and not reserved to make any payments due and owing by the Company or otherwise reserved by the Board for fees and expenses, operations, or contingencies of the Company, all as determined by the Board in its reasonable discretion.

“Capital Account” means the individual capital account established by the Board on behalf of each Member. Each such Member’s Capital Account shall be (a) increased by (1) the amount of Cash contributed by it to the Company and the fair market value of any other contributions by it to the Company, (2) allocations to it of Profits and other items of book income and gain of the Company, and (b) decreased by (1) the amount of Cash distributed to it by the Company, (2) the Carrying Value of the non-cash property distributed by the Company to the Member (net of any liabilities securing such

Appendix 1 - 1

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

distributed property that the Member is considered to assume or take subject to Code Section 752) and (3) allocations to it of Losses and other items of book loss and deduction of the Company, and (c) as otherwise adjusted in accordance with the additional rules set forth in Treasury Regulations Section 1.704-1(b)(2)(iv). It is the intent of the Company that the Capital Accounts of all such Members be determined and maintained in accordance with the principles of Treasury Regulations Section 1.704-1(b)(2)(iv) at all times throughout the full term of the Company. Accordingly, the Board is authorized to make any other adjustments to the Capital Accounts so that the Capital Accounts and allocations thereto comply with said section of the Treasury Regulations.

“Capital Contributions” means, with respect to any Member, the total amount of Cash or the fair market value of property (other than services) actually contributed to the capital of the Company by such Member.

“Capital Proceeds” means Cash proceeds from a Capital Transaction, after deducting payments for Company expenses reasonably incurred in connection with such Capital Transaction.

“Capital Transaction” means any sale, disposition, exchange, condemnation, insurance recovery, or other disposition of Company assets, or a loan or refinancing of a loan, but excludes sales or other dispositions of Company products or services in the ordinary course of business.

“Carrier” means each of América Móvil, S.A.B. de C.V.; AT&T Inc.; China Mobile Limited; China Unicom (Hong Kong) Limited; Deutsche Telekom AG; France Telecom SA; Nippon Telegraph and Telephone Corporation; Sprint Nextel Corporation; Telefónica SA; and Vodafone Group Plc.; and any of their subsidiaries or Affiliates.

“Carrying Value” means, with respect to any asset of the Company, such asset’s adjusted basis for federal income tax purposes, except as follows:

(a) The Carrying Values of all Company Properties shall be adjusted to equal their respective gross fair market values as of the following times: (i) a Capital Contribution (other than a de minimis Capital Contribution) to the Company by a new or existing Member in return for an additional interest in the Company; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company Property as consideration for an interest in the Company; (iii) the grant of an interest in the Company as consideration for the provision of services to or for the benefit of the Company; and (iv) upon the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments shall be made pursuant to clauses (i) and (ii) only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect more accurately the Member’s relative interests in the Company or to comply with Treasury Regulations Sections 1.704-1(b) and 1.704-2.

(b) The Carrying Value of any Company Property distributed to any Member shall be adjusted to equal the gross fair market value of such Company Property, determined on the date of distribution;

Appendix 1 - 2

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(c) The Carrying Values of Company Property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations; provided, however, that Carrying Values shall not be adjusted pursuant to this paragraph to the extent that the Board reasonably determines that an adjustment pursuant to paragraph (a) of this definition above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (c).

(d) If the Carrying Value of any Company Property has been adjusted pursuant to paragraph (a) or (b) of this definition, such Carrying Value shall thereafter be adjusted by Depreciation taken into account with respect to such asset for purposes of computing Profits or Losses.

“Cash” when capitalized means money and cash equivalents.

“Certificate of Formation” means the certificate of formation of About Advanced Health, LLC filed with the Office of the Secretary of State of the State of Delaware on July 7, 2010, as amended by a certificate of amendment changing the name of the Company to All About Advanced Health, LLC, filed with the Office of the Secretary of State of the State of Delaware on July 28, 2010, as amended by a certificate of amendment changing the name of the Company to Nant Health, LLC, filed with the Office of the Secretary of State of the State of Delaware on September 1, 2011, and as further amended by any additional amendments thereto.

“Code” means the Internal Revenue Code of 1986, as in effect on the date of this Agreement and as amended thereafter from time to time.

“Company Minimum Gain” means “partnership minimum gain” determined in accordance with Treasury Regulations Section 1.704-2(d).

“Company Property” means any tangible and intangible property now owned or hereafter acquired by the Company, including, without limitation, all Cash, deposits, or any other property.

“Contribution Agreement” means the Contribution Agreement between the Company and NantWorks under which NantWorks contributed (or caused to be contributed) to the Company various equity interests and other assets as set forth therein.

“Damages” means any and all losses, damages, expenses and liabilities whether joint or several, including, without limitation, those losses, damages, expenses and liabilities (including reasonable attorneys’ fees) arising under or connected with the securities laws of the United States, or any other provision of statutory law, common law, or other applicable law of any jurisdiction.

“Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable for federal income tax purposes

Appendix 1 - 3

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

with respect to an asset for such Fiscal Year, except that (a) with respect to any asset the Carrying Value of which differs from its adjusted tax basis for federal income tax purpose at the beginning of such Fiscal Year and which difference is being eliminated by use of the “remedial allocation method” as defined by Treasury Regulations Section 1.704-3(d), Depreciation for such Fiscal year shall be the amount of book basis recovered for such Fiscal year under the rules prescribed by Treasury Regulations Section 1.704-3(d)(2), and (b) with respect to any other assets the Carrying Value of which differs from its adjusted tax basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that in the case of clause (b) above, if the adjusted tax basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the Board.

“Event of Bankruptcy” means, with respect to any Person, (i) the filing of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under Title 11 of the United States Code or any other federal or state insolvency law, or the filing of an answer consenting to or acquiescing in any such petition; (ii) the making of any general assignment for the benefit of its creditors, or the admission in writing of its inability to pay debts as they become due; (iii) the expiration of 30 days after the filing of an involuntary petition under Title 11 of the United States Code, an application for the appointment of a receiver for the assets of such Person, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other federal, state or foreign insolvency law, provided that the same shall not have been vacated, set aside or stayed within such 30-day period; (iv) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or other similar agent for the Person or for any substantial part of the Person’s assets or property; and (v) the ordering of the winding up or liquidation of the Person’s affairs.

“Fiscal Year” means the Company’s fiscal year, which shall commence on January 1 and end on December 31 of each year (unless the Company is required to have a Taxable Year other than the calendar year, in which case the Company’s Fiscal Year shall be such Taxable Year).

“Hurdle Amount” means an amount equal to the amount determined by the Board to be necessary to cause the Profits Interest Plan Series C Units to constitute a “profits interest” in the Company within the meaning of Revenue Procedure 93-27, 1993-2 C.B. 343, as clarified by Revenue Procedure 2001-43, 2001-2 C.B. 191).

“Indemnifiable Person” means (i) each Director, (ii) any officer, employee, attorney, agent, or representative of the Company, (iii) the Tax Matters Member, and (iv) each Member.

“Liquidity Event” means, unless the Series B Members holding at least a majority of the Series B Units, the Series E Members holding at least a majority of the Series E

Appendix 1 - 4

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Units, the Series F Members holding at least a majority of the Series F Units, and the Series G Members holding at least a majority of the Series G Units determine otherwise, the consummation of (a) any reorganization, merger, consolidation or other transaction or series of related transactions in which the Members as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions (by virtue of securities issued in such transaction or series of related transactions) fail to hold at least 50% of the voting power of the resulting or surviving entity or its parent company following such transaction or series of related transactions; or (b) a sale of all or substantially all of the assets of the Company (taken together as a whole with its subsidiaries), or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Company (taken together as a whole with its subsidiaries); provided, that the issuance of Units or other securities pursuant to customary venture capital financings by the Company where pre-emptive rights have been made available to the Preemptive Rights Holders pursuant to Section 3.1.5 shall not be deemed a Liquidity Event.

“Member Consent” means, except where otherwise expressly required, the vote or written consent of Members representing a majority of the outstanding Series A Units, Series B Units, Series D Units, Series E Units, Series F Units, Series G Units, Series H Units and other Units entitled to vote, if any, voting together as a single class.

“Member Nonrecourse Debt” means “partner nonrecourse debt” as defined in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” means “partner nonrecourse debt minimum gain” as determined in accordance with Treasury Regulations Section 1.704-2(i)(2).

“Member Nonrecourse Deductions” means “partner nonrecourse deductions” as defined in Section 1.704-2(i)(2) of the Treasury Regulations.

“Membership Interest” means, with respect to any Person, such Person’s “limited liability company interest” (within the meaning of Section 18-701 of the Act) in the Company.

“Minimum Series A Units” means, with respect to Blackstone, such number of Series A Units equal to 50% of the total Series A Units owned by Blackstone as of July 9, 2014; provided that any calculation of Blackstone’s ownership shall include Blackstone and its Permitted Transferees who are Affiliates of Blackstone.

“Minimum Series B Units” means (a) with respect to Verizon, such number of Series B Units equal to 50% of the total Series B Units owned by Verizon as of September 6, 2013, as adjusted pursuant to Section 3.1.4; provided that any calculation of Verizon’s ownership shall include Verizon and its Permitted Transferees who are Affiliates of Verizon, and (b) with respect to Celgene, such number of Series B Units equal to 50% of the total Series B Units owned by Celgene as of September 6, 2013, as adjusted pursuant to Section 3.1.4; provided that any calculation of Celgene’s ownership shall include Celgene and its Permitted Transferees who are Affiliates of Celgene.

Appendix 1 - 5

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Minimum Series D Units” means such number of Series D Units equal to 50% of the total Series D Units owned by BlackBerry as of March 28, 2014, as adjusted pursuant to Section 3.1.4; provided that any calculation of BlackBerry’s ownership shall include BlackBerry and its Permitted Transferees who are Affiliates of BlackBerry.

“Minimum Series E Units” means such number of Series E Units equal to 50% of the total Series E Units owned by NHealth as of May 1, 2014, as adjusted pursuant to Section 3.1.4; provided that any calculation of NHealth’s ownership shall include NHealth and its Permitted Transferees who are Affiliates of NHealth.

“Minimum Series F Units” means such number of Series F Units equal to 50% of the total Series F Units owned by KHealth as of June 20, 2014, as adjusted pursuant to Section 3.1.4; provided that any calculation of KHealth’s ownership shall include KHealth and its Permitted Transferees who are Affiliates of KHealth.

“Minimum Series G Units” means such number of Series G Units equal to 50% of the total Series G Units owned by Allscripts as of June 26, 2015; provided that any calculation of Allscripts’ ownership shall include Allscripts and its Permitted Transferees who are Affiliates of Allscripts.

“Minimum Series H Units” means such number of Series H Units equal to 50% of the total Series H Units owned by the 3BE Members as of the Effective Date (after giving effect to the distribution by 3BE Holdings to the 3BE Members of all of the Series H Units issued by the Company to 3BE Holdings on the Effective Date); provided that any calculation of such ownership shall include each 3BE Member and its Permitted Transferees who are Affiliates of such 3BE Member.

“Nant Health Business” means the development and commercialization of clinical, analytical and supportive services and products that facilitate managing care delivery to reduce costs and improve patient outcomes or support coordinated care delivery, population health management, clinical decision support, predictive modeling, evidence based/precise medicine, intelligent clinical monitoring or data aggregation, and other products and services incidental to the foregoing.

“Percentage Interest” shall mean, in relation to a Member, the proportion which the number of Units held by that Member in the Company bears to the total number of Units held by all Members.

“Permitted Transferee” shall mean, with respect to any Member, (i) an Affiliate of such Member, (ii) a bona fide third party purchaser of the Units pursuant to a Liquidity Event, (iii) any Person that directly or indirectly acquires all or substantially all of the ownership interests or assets of such Member, (iv) any liquidating trust established in connection with the liquidation, dissolution and winding up of such Member for purposes of holding the assets of such Member for the benefit of the former partners, members or equity holders thereof, (v) such Member’s spouse (provided that in any community

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property state, each spouse agrees in writing to be bound by the terms of this Agreement), (vi) any descendants (whether natural or adopted) of such Member or of Member’s spouse, (vii) any trust or other entity formed for estate planning purposes for the benefit of such Member or a Person specified in (v) or (vi) above or (viii) the Company, to the extent that it directly or indirectly acquires any Units held by KHealth, provided that such Permitted Transferee agrees in writing to be bound by the terms of this Agreement.

“Person” means any natural person, corporation, membership, trust, partnership, limited liability company, association or other entity.

“Plan” means the Nant Health, LLC Profits Interests Plan, as it may be amended from time to time.

“Preferred Return” means: (i) in the case of Verizon, an amount equal to $2.0 million (provided that such amount shall be reduced proportionately to reflect any reduction in the number of Series B Units owned by Verizon after September 6, 2013 as a result of a sale, assignment, transfer or other disposition by Verizon of its Series B Units), minus the aggregate amount of all prior distributions to Verizon pursuant to Section 5.1.1(a); (ii) in the case of Celgene and its Permitted Transferees, an amount equal to $2.0 million (provided that such amount shall be reduced proportionately to reflect any reduction in the number of Series B Units owned by Celgene and its Permitted Transferees after September 6, 2013 as a result of a sale, assignment, transfer or other disposition by Celgene or one of its Permitted Transferees (that is not a Permitted Transferee of Celgene) of its Series B Units), minus the aggregate amount of all prior distributions to Celgene and its Permitted Transferees pursuant to Section 5.1.1(a); (iii) in the case of BlackBerry and its Permitted Transferees, an amount equal to $800,000 (provided that such amount shall be reduced proportionately to reflect any reduction in the number of Series D Units owned by BlackBerry and its Permitted Transferees after March 31, 2014 as a result of a sale, assignment, transfer or other disposition by BlackBerry or one of its Permitted Transferees (that is not a Permitted Transferee of BlackBerry) of its Series D Units), minus the aggregate amount of all prior distributions pursuant to Section 5.1.1(a); (iv) in the case of NHealth and its Permitted Transferees, an amount equal to $8.0 million (provided that such amount shall be reduced proportionately to reflect any reduction in the number of Series E Units owned by NHealth and its Permitted Transferees after May 1, 2014 as a result of a sale, assignment, transfer or other disposition by NHealth or one of its Permitted Transferees of its Series E Units), minus the aggregate amount of all prior distributions to NHealth and its Permitted Transferees pursuant to Section 5.1.1(a); (v) in the case of KHealth and its Permitted Transferees, an amount equal to $12.0 million (provided that such amount shall be reduced proportionately to reflect any reduction in the number of Series F Units owned by KHealth and its Permitted Transferees after June 20, 2014 as a result of a sale, assignment, transfer or other disposition by KHealth or one of its Permitted Transferees of its Series F Units), minus the aggregate amount of all prior distributions to KHealth and its Permitted Transferees pursuant to Section 5.1.1(a); (vi) in the case of Allscripts and its Permitted Transferees, an amount equal to $16.0 million (provided that such amount shall be reduced proportionately to reflect any reduction in the number of Series G Units owned by Allscripts and its Permitted Transferees after June 26, 2015 as a

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

result of a sale, assignment, transfer or other disposition by Allscripts or one of its Permitted Transferees of its Series G Units), minus the aggregate amount of all prior distributions to Allscripts and its Permitted Transferees pursuant to Section 5.1.1(a) and (vii) in the case of the 3BE Members and their Permitted Transferees, an amount equal to $4.2 million in the aggregate (provided that such amount shall be reduced proportionately to reflect any reduction in the number of Series H Units owned by the 3BE Members and their Permitted Transferees after the Effective Date as a result of a sale, assignment, transfer or other disposition by the 3BE Members or one of its Permitted Transferees of their Series H Units), minus the aggregate amount of all prior distributions to any of the 3BE Members and their Permitted Transferees pursuant to Section 5.1.1(a).

“Profits” or “Losses” means, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such year or period determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments: (a) any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss; (b) any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses shall be subtracted from such taxable income or loss; (c) gain or loss resulting from any disposition of a property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Carrying Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Carrying Value; (d) if the Carrying Value of an asset is adjusted pursuant to paragraph (a) or (b) of that definition, then the amount of such adjustment shall be treated as an item of gain or loss and included in the computation of Profits and Losses; (e) in lieu of depreciation, amortization or other cost recovery deduction taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year; and (f) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Section 7.3 shall be determined by applying rules analogous to those set forth above in this paragraph.

“Qualified IPO” means the consummation of the first firm commitment underwritten public offering of securities of the Company (or a corporate or other successor to the Company) pursuant to an effective registration statement under the Securities Act of 1933 (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

similar plan or an SEC Rule 145 transaction) on a nationally recognized stock exchange with net proceeds to the Company of not less than $75.0 million (before deduction of underwriters’ fees, commissions and expenses).

“Taxable Year” means the taxable year of the Company determined in accordance with the requirements of the Code.

“Treasury Regulations” means the regulations in force from time to time as final or temporary regulations promulgated by the United States Department of Treasury pursuant to the Code.

“Unit” means a Membership Interest of a Member in the Company representing a fractional part of the Membership Interests of all Members, provided that any class or series of Units shall have the relative rights, powers and duties set forth in this Agreement and the Membership Interest represented by that class or series of Units shall be determined in accordance with such relative rights, duties and powers.

“Unreturned Capital” means, with respect to any Member as of any date of determination, the excess of such Member’s Capital Contributions over the aggregate amount theretofore distributed to such Member pursuant to Section 10.4.2.

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